EXHIBIT 1.3

                         POOLING AND SERVICING AGREEMENT
                            Dated as of May 31, 1996

                              THE BANK OF NEW YORK
                                    (Trustee)


                                       and


                              THE MONEY STORE INC.
               (Representative, Servicer and Claims Administrator)


                                       and


                          THE ORIGINATORS LISTED HEREIN



            The Money Store Asset Backed Certificates, Series 1996-B
                   Class A-1, Class A-2, Class A-3, Class A-4,
                   Class A-5, Class A-6, Class A-7, Class A-8,
                 Class A-9, Class A-10, Class A-11, Class A-12,
            Class A-13, Class A-14, Class A-15, Class A-16 and Class R


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                                TABLE OF CONTENTS
                              --------------------

SECTION                                                             PAGE

                                    ARTICLE I

DEFINITIONS..........................................................I-1


                                   ARTICLE II

                      SALE AND CONVEYANCE OF THE TRUST FUND

2.01           Sale and Conveyance of Trust Fund;
                 Priority and Subordination of Ownership
                 Interests...........................................II-1
2.02           Possession of Mortgage Files..........................II-2
2.03           Books and Records.....................................II-2
2.04           Delivery of Mortgage
                 Loan Documents......................................II-2
2.05           Acceptance by Trustee and Custodian of the
                 Trust Fund; Certain Substitutions;
                 Certification by Trustee and Custodian .............II-5
2.06           Designations under REMIC Provisions;
                 Designation of Startup Day..........................II-8
2.07           Authentication of Certificates........................II-8
2.08           Fees and Expenses of the Trustee and Co-Trustee.......II-9
2.09           Sale and Conveyance of the Subsequent
                 Mortgage Loans......................................II-9


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

3.01           Representations of Representative,
                 Servicer, Claims Administrator
                 and Originators.....................................III-1
3.02           Individual Mortgage Loans.............................III-9
3.03           Purchase and Substitution.............................III-20


                                   ARTICLE IV

                                THE CERTIFICATES

4.01           The Certificates......................................IV-1
4.02           Registration of Transfer and Exchange of
                 Certificates........................................IV-1
4.03           Mutilated, Destroyed, Lost or Stolen
                 Certificates........................................IV-7
4.04           Persons Deemed Owners.................................IV-7


                                    ARTICLE V

                         ADMINISTRATION AND SERVICING OF
                                 MORTGAGE LOANS

5.01           Duties of the Servicer................................V-1
5.02           Liquidation of Mortgage Loans.........................V-6
5.03           Establishment of Principal and Interest
                 Accounts; Deposits in Principal and
                 Interest Accounts...................................V-6
5.04           Permitted Withdrawals From the Principal
                 and Interest Accounts...............................V-8
5.05           Payment of Taxes, Insurance and Other
                 Charges.............................................V-10
5.06           Transfer of Accounts..................................V-11
5.07           Maintenance of Hazard Insurance.......................V-11
5.08           Maintenance of Mortgage Impairment
                 Insurance Policy....................................V-12
5.09           Fidelity Bond.........................................V-12
5.10           Title, Management and Disposition of REO
                 Property............................................V-13
5.11           Certain Tax Information...............................V-14
5.12           Collection of Certain Mortgage
                 Loan Payments.......................................V-14
5.13           Access to Certain Documentation and
                 Information Regarding the
                 Mortgage Loans......................................V-15
5.14           Superior Liens........................................V-15
5.15           Duties of the Claims Administrator....................V-16
5.16           Co-Trustee Not to Hold Other FHA Insured
                 Title I Loans.......................................V-17


                                   ARTICLE VI

                       PAYMENTS TO THE CERTIFICATEHOLDERS

6.01           Establishment of Certificate Accounts; Deposits in
                 Certificate Accounts; Permitted Withdrawals from
                 Certificate Accounts................................VI-1
6.02           Establishment of Pre-Funding Account and
                 Capitalized Interest Account, Deposits in
                 Pre-Funding Account and Capitalized
                 Interest Account; Withdrawals from
                 Pre-Funding Account and Capitalized
                 Interest Account....................................VI-2
6.03           Establishment of Expense Accounts;
                 Deposits in Expense Accounts;
                 Permitted Withdrawals from Expense Accounts.........VI-5
6.04           Establishment of Insurance Accounts;
                 Deposits in Insurance Accounts;
                 Permitted Withdrawals from
                 Insurance Accounts..................................VI-6
6.05           Establishment of Spread Account; Deposits
                 in Spread Account; Permitted Withdrawals
                 from Spread Account.................................VI-8
6.06           Establishment of FHA Premium Account;
                 Deposits in FHA Premium Account;
                 Permitted Withdrawals from FHA
                 Premium Account.....................................VI-10
6.07           Investment of Accounts................................VI-12
6.08           Priority and Subordination of Distributions...........VI-12
6.09           Allocation of Realized Losses.........................VI-19
6.10           Statements............................................VI-20
6.11           Advances by the Servicer..............................VI-26
6.12           Compensating Interest.................................VI-27
6.13           Reports of Foreclosure and Abandonment
                 of Mortgaged Property...............................VI-27
6.14           Allocation of Total Monthly Excess Cashflow...........VI-28
6.15           Establishment of Servicing Accounts;
                 Collection of Taxes, Assessments and
                 Similar Items.......................................VI-30


                                   ARTICLE VII

                           GENERAL SERVICING PROCEDURE

7.01           Assumption Agreements.................................VII-1
7.02           Satisfaction of Mortgages and Release
                 of Mortgage Files...................................VII-2
7.03           Servicing Compensation and Contingency Fee............VII-4
7.04           Annual Statement as to Compliance.....................VII-4
7.05           Annual Independent Public Accountants'
                 Servicing Report....................................VII-5
7.06           Certificateholder's, Trustee's
                 and Certificate Insurer's
                 Right to Examine Servicer Records
                 and Audit Operations................................VII-5
7.07           Reports to the Trustee and the Certificate
                 Insurer; Principal and Interest Account
                 Statements..........................................VII-5


                                  ARTICLE VIII

                       REPORTS TO BE PROVIDED BY SERVICER

8.01           Financial Statements..................................VIII-1


                                   ARTICLE IX

                                  THE SERVICER

9.01           Indemnification; Third Party Claims...................IX-1
9.02           Merger or Consolidation of the
                 Representative, the Servicer and
                 the Claims Administrator............................IX-2
9.03           Limitation on Liability of the Servicer
                 and Others..........................................IX-2
9.04           Servicer and Claims Administrator
                 Not to Resign.......................................IX-3
9.05           Appointment of Assistant Claims
                 Administrator.......................................IX-3
9.06           Right of Certificate Insurer to Replace
                 Servicer and Claims Administrator. . . . . . ...... IX-3

                                    ARTICLE X

                                     DEFAULT

10.01          Events of Default.....................................X-1
10.02          Trustee and Co-Trustee to Act;
                 Appointment of Successor............................X-3
10.03          Waiver of Defaults....................................X-5
10.04          Transfer of Tax Matters Person
                 Residual Interest...................................X-6
10.05          Control by Majority Certificateholders................X-6


                                   ARTICLE XI

                                   TERMINATION

11.01          Termination...........................................XI-1
11.02          Termination Upon Loss of REMIC Status.................XI-3
11.03          Additional Termination Requirements...................XI-4
11.04          [Omitted].............................................XI-6
11.05          Accounting Upon Termination of Servicer
                 and Claims Administrator............................XI-6


                                   ARTICLE XII

                                   THE TRUSTEE

12.01          Duties of Trustee.....................................XII-1
12.02          Certain Matters Affecting the Trustee.................XII-2
12.03          Trustee Not Liable for Certificates or
                 Mortgage Loans......................................XII-4
12.04          Trustee May Own Certificates..........................XII-4
12.05          Servicer to Pay Trustee's Fees and Expenses...........XII-5
12.06          Eligibility Requirements for Trustee..................XII-5
12.07          Resignation and Removal of the Trustee................XII-6
12.08          Successor Trustee.....................................XII-7
12.09          Merger or Consolidation of Trustee....................XII-7
12.10          Appointment of Co-Trustee or Separate Trustee.........XII-8
12.11          Authenticating Agent..................................XII-10
12.12          Tax Returns and Reports...............................XII-10
12.13          Appointment of Custodians.............................XII-12
12.14          Protection of Trust Fund..............................XII-12
12.15          Calculation of LIBOR..................................XII-13
12.16          Luxembourg Reports and Notices........................XII-14


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

13.01          Acts of Certificateholders............................XIII-1
13.02          Amendment.............................................XIII-1
13.03          Recordation of Agreement..............................XIII-2
13.04          Duration of Agreement.................................XIII-2
13.05          Governing Law.........................................XIII-2
13.06          Notices...............................................XIII-2
13.07          Severability of Provisions............................XIII-3
13.08          No Partnership........................................XIII-3
13.09          Counterparts..........................................XIII-3
13.10          Successors and Assigns................................XIII-3
13.11          Headings..............................................XIII-3
13.12          The Certificate Insurer...............................XIII-3
13.13          Paying Agent..........................................XIII-4
13.14          Notification to Rating Agencies.......................XIII-5
13.15          Third Party Rights....................................XIII-5



SCHEDULE I                 Description of Certain Litigation
SCHEDULE II                Auction Procedures
EXHIBIT A                  Contents of Mortgage File
EXHIBIT B                  Forms of Certificates
EXHIBIT C                  Principal and Interest Account
                             Letter Agreement
EXHIBIT D                  Resale Certification
EXHIBIT E                  Assignment
EXHIBIT E(1)               Wiring Instructions Form
EXHIBIT F                  Form of Trustee/Co-Trustee Initial Certification
EXHIBIT F-1                Form of Trustee/Co-Trustee Interim Certification
EXHIBIT G                  Form of Trustee/Co-Trustee Final Certification
EXHIBIT H                  Pool I Mortgage Loan Schedule
EXHIBIT H-1                Pool II Mortgage Loan Schedule
EXHIBIT H-2                Pool III Mortgage Loan Schedule
EXHIBIT H-3                Pool IV Mortgage Loan Schedule
EXHIBIT I                  List of Originators
EXHIBIT J                  Request for Release of Documents
EXHIBIT J-1                Request for Release Documents of 90 Day
                             Delinquent Pool III Loans
EXHIBIT K                  Transfer Affidavit
EXHIBIT L                  Form of Notice
EXHIBIT M                  Custodial Agreement
EXHIBIT M-1                Pool III Custodial Agreement
EXHIBIT N                  Form of Liquidation Report
EXHIBIT O                  Form of Delinquency Report
EXHIBIT P                  [Omitted]
EXHIBIT Q                  [Omitted]
EXHIBIT R                  Servicer's Monthly Computer Tape Format
EXHIBIT S                  Subservicing Agreement
EXHIBIT T                  Prices for Low Interest Mortgage Loans

     Agreement dated as of May 31, 1996, among The Bank of New York, as trustee (the "Trustee"), the entities listed on Exhibit I hereto (collectively, the "Originators") and The Money Store Inc., as Representative (the
"Representative"), Servicer (the "Servicer") and Claims Administrator (the "Claims Administrator"):


                              PRELIMINARY STATEMENT


     In order to facilitate the servicing of certain Mortgage Loans by the Servicer, the Representative, the Servicer, the Originators and the Claims Administrator are entering into this Agreement with the Trustee. The Originators are selling the Mortgage Loans and amounts on deposit in the Pre-Funding Account to the Trustee for the benefit of the Certificateholders, pursuant to which 17 classes of Certificates are being issued, denominated on the face thereof as The Money Store Asset Backed Certificates, 1996-B, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16 and Class R, respectively, representing in the aggregate a 100% undivided ownership interest in the Mortgage Loans and amounts on deposit in the Pre-Funding Account. The Initial Pool I, Initial Pool II, Initial Pool III and Initial Pool IV Mortgage Loans have an aggregate outstanding principal balance of $696,807,565.24, $153,293,917.89, $78,823,510.16 and $15,380,469.89,
respectively (and an aggregate outstanding Principal Balance of $944,103,586.24, which gives effect to the discounts on the Low Interest Mortgage Loans), as of May 31, 1996, except for those Initial Mortgage Loans originated after May 31, 1996 and delivered to the Trustee on the Closing Date as to which the aggregate outstanding principal balance shall be as of the date of the related Mortgage Note (the "Cut-Off Date"), after application of payments received by the Originators on or before such date, and the original Pre-Funded Amount equals $305,896,413.76. Except for the Low Interest Mortgage Loans in the related Pool, if any, each Initial Mortgage Loan in such Pool has, and each Subsequent Mortgage Loan in such Pool will have, a Mortgage Interest Rate in excess of the Class Adjusted Mortgage Loan Remittance Rate of each Class of Certificates in the related Pool. The Class R Certificates are subordinated to the Class A Certificates, in each case to the extent described herein. As provided herein, a real estate mortgage investment conduit ("REMIC") election will be made in connection with the REMIC Trust Fund for federal income tax purposes. On the Startup Day, the Class A Certificates will be designated "regular interests" in the REMIC Trust Fund and the Class R Certificates will be designated the single class of "residual interests" in the REMIC Trust Fund for purposes of the REMIC Provisions (as defined herein).

                  The parties hereto agree as follows:

                                              [Intentionally Left Blank]

                                    ARTICLE I

                                   DEFINITIONS

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings. This Agreement relates to a Trust Fund evidenced by The Money Store Asset Backed Certificates, Series 1996-B, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A- 13, Class A-14, Class A-15, Class A-16 and Class R. Unless otherwise provided, all calculations of interest pursuant to this Agreement are based on a 360-day year and twelve 30-day months.

     ACCOUNT: The Certificate Accounts, Pre-Funding Account, Expense Accounts, Capitalized Interest Account, Spread Account, Servicing Account or Insurance Accounts (including any sub-accounts of any of the foregoing) established and held in trust by the Trustee for the Certificateholders and the FHA Premium Account established and held in trust by the Trustee for the benefit of the Certificateholders of the Pool III Certificates to reimburse the Servicer and the Certificate Insurer for payments with respect to FHA Insurance Premiums or to make payments with respect to FHA Insurance Premiums. The obligation to establish and maintain the Accounts is not delegable.

     ADDITION NOTICE: With respect to the transfer of Subsequent Mortgage Loans to the Trust Fund pursuant to Section 2.09 herein, notice, which shall be given not later than five Business Days prior to the related Subsequent Transfer Date, of the Representative's designation of Subsequent Mortgage Loans of the related Pool to be sold to the Trust Fund and the aggregate Principal Balance of such Subsequent Mortgage Loans.

     ADJUSTABLE RATE CERTIFICATES: The Class A-10 Certificates.

     ADJUSTED MORTGAGE INTEREST RATE: With respect to each Mortgage Loan, a percentage per annum, equal to the related Mortgage Interest Rate less the per annum rate used in calculating (i) the Annual Expense Escrow Amount, (ii) the premiums payable to the Certificate Insurer as set forth in the Insurance Agreement, (iii) the FHA Insurance Premium in connection with FHA Loans for which the related Mortgagor pays the FHA Insurance Premium as part of the Mortgage Interest Rate, (iv) the Servicing Fee, (v) the Contingency Fee, and
(vi) with respect to a Pool II Mortgage Loan, the Auction Agent Fee.

     AGGREGATE INITIAL SPREAD ACCOUNT DEPOSIT: With respect to any Remittance Date, the sum of the Initial Pool Spread Account Deposits for each of the Pools.

     AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     ANNUAL EXPENSE ESCROW AMOUNT: An amount equal to the product of (i) .05% per annum and (ii) the aggregate Class Principal Balances of the Class A Certificates, which is computed and payable on a monthly basis and represents the estimated annual Trustee's and Co-Trustee's fees and expenses of the Trust Fund.

     APPROVED LUXEMBOURG NEWSPAPER: With respect to any notice or other information required hereunder to be published in Luxembourg, the Luxembourger Wort or another daily publication of comparable circulation in Luxembourg that meets the requirements of the Luxembourg Stock Exchange for the publication of such notice or other information.

     ASSIGNMENT OF MORTGAGE: An assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage to the Trustee (or, with respect to Mortgages relating to Pool III Mortgage Loans, the Co-Trustee) for the benefit of the Certificateholders.

     AUTHENTICATING AGENT: Initially, The Bank of New York, and thereafter, any successor appointed pursuant to Section 12.11.

     AUCTION AGENT: The meaning set forth in the Auction Procedures.

     AUCTION AGENT AGREEMENT: The meaning set forth in the Auction Procedures.

     AUCTION AGENT FEE: The meaning set forth in the Auction Agent Agreement. The Auction Agent Fee includes the Broker-Dealer Fee payable to the Broker-Dealer (each as defined in the Auction Procedures).

     AUCTION PROCEDURES: The procedures set forth in Schedule II hereof by which the Auction Rate is determined.

     AUCTION RATE: The rate of interest per annum that results from implementation of the Auction Procedures and is determined as described in
Section 2.1.1(c)(ii) thereof.

     AUCTION RATE CERTIFICATES: The Class A-11 Certificates.

     AUCTION REPORTING DATE: That day of each month which is the fifth Business Day prior to the Remittance Date occurring in such month.

     BIF: The Bank Insurance Fund, or any successor thereto.

     BUSINESS DAY: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the States of New York, New Jersey, Minnesota or Wisconsin are authorized or obligated by law or executive order to be closed. When used with respect to an Interest Determination Date, "Business Day" shall also mean a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

     CAPITALIZED INTEREST ACCOUNT: The account established in accordance with
Section 6.02 hereof and maintained by the Trustee.

     CAPITALIZED INTEREST REQUIREMENT: With respect to each Pool and the Remittance Dates in July, August and September 1996, the excess, if any, of (i) for Pool I, Pool III and Pool IV, 30 days' interest calculated at the weighted average Class Remittance Rates of the Classes of Certificates of such Pool, and for Pool II, interest calculated on the actual number of days since the last Remittance Date (or with respect to the Remittance Date in July 1996, the actual number of days from June 15, 1996 to but not including such Remittance Date with respect to the Adjustable Rate Certificates and the actual number of days from the Closing Date to but not including such Remittance Date with respect to the Auction Rate Certificates) to but not including the related Remittance Date at the weighted average Class Remittance Rates of the Pool II Certificates of such Pool, on the excess of (a) the Pool Principal Balance of such Pool for such Remittance Date over (b) the aggregate Principal Balances of the Mortgage Loans of such Pool for such Remittance Date over (ii) any Pool Pre-Funding Earnings for such Pool to be transferred to the applicable Certificate Account on such Remittance Date pursuant to Section 6.02(d). With respect to the Special Remittance Date, 25 days' interest (or, in the case of Pool II, 11 days' interest) calculated at the weighted average Class Remittance Rates of the Classes of Certificates of such Pool on the amount to be transferred on the Special Remittance Date from the Pre-Funding Account to the Certificate Account relating to the Certificates of such Pool pursuant to Section 6.02(c).

     CERTIFICATE: Any Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16 or Class R Certificate executed by the Servicer and authenticated by the Trustee or the Authenticating Agent substantially in the form annexed hereto as Exhibit B-1, B-2 or B- 3.

     CERTIFICATE ACCOUNTS: As described in Section 6.01.

     CERTIFICATEHOLDER or HOLDER: Each Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Representative, the Servicer, the Claims Administrator, any Subservicer or any Originator, or any affiliate of any of them, shall be deemed not to be outstanding and the undivided Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent, waiver, request or demand has been obtained. When used with respect to any Class or Pool of Certificates, a Certificateholder or Holder of such Class or Pool of Certificates, as the case may be.

     CERTIFICATEHOLDERS' INTEREST CARRYOVER: For any Remittance Date on which the Class A-10 or Class A-11 Remittance Rate is based upon the applicable Net Funds Cap, the excess of (i) the amount of interest the Class A-10 or Class A-11 Certificates would be entitled to receive on such Remittance Date had interest been calculated at a rate equal to LIBOR plus the applicable Margin or the applicable Auction Rate, as the case may be (but in no event exceeding 14.50% per annum), over (ii) the amount of interest such Class will receive on such Remittance Date at the applicable Net Funds Cap, together with the unpaid portion of any such excess from prior Remittance Dates (and interest thereon at the then applicable Class A-10 or Class A-11 Remittance Rate, as the case may be, without giving effect to the Net Funds Cap, but in no event exceeding 14.50% per annum). No Certificateholders' Interest Carryover shall be paid on the Class A-10 or Class A-11 Certificates after the Class Principal Balance of the respective Class is reduced to zero.

     CERTIFICATE INSURANCE POLICIES: Collectively, the certificate guaranty insurance policies relating to the Certificates of each Pool, each dated the Closing Date, and each issued by the Certificate Insurer for the benefit of the Holders of the Certificates of the related Pool, pursuant to which the Certificate Insurer guarantees Insured Payments.

     CERTIFICATE INSURER: MBIA Insurance Corporation, a New York stock insurance corporation, or any successor thereof, as issuer of the Certificate Insurance Policies.

     CERTIFICATE REGISTER: As described in Section 4.02.

     CERTIFICATE REGISTRAR: Initially, The Bank of New York, and thereafter, any successor appointed pursuant to Section 4.02.

     CHANGE DATE: The date on which the Mortgage Interest Rate of each Pool II Mortgage Loan is subject to adjustment, which date is the Due Date set forth in the related Mortgage Note and each first, third, sixth or twelfth Due Date thereafter, as set forth in the related Mortgage Note.

     CLAIM: An insurance claim submitted to the FHA by the Claims Administrator with respect to a 90 Day Delinquent FHA Loan pursuant to the FHA Regulations.

     CLAIMS ADMINISTRATOR: The Servicer, acting in the capacity of Claims Administrator appointed as herein provided.

     CLASS: Collectively, Certificates having the same priority of payment and bearing the same designation.

     CLASS A CERTIFICATE: A Certificate denominated as a Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A- 12, Class A-13, Class A-14, Class A-15 or Class A-16 Certificate.


     CLASS A CERTIFICATEHOLDER: A Holder of a Class A Certificate.

     CLASS A PRINCIPAL BALANCE: The sum of the Class Principal Balances of each Class of Class A Certificates.

     CLASS ADJUSTED MORTGAGE LOAN REMITTANCE RATE: With respect to each Mortgage Loan, a percentage per annum, being the sum of (i) (a) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 or Class A-9 Remittance Rate, as the case may be, with respect to a Pool I Mortgage Loan, (b) the then current Class A-10 or Class A-11 Remittance Rate, as the case may be, with respect to a Pool II Mortgage Loan, (c) the Class A-12, Class A-13, Class A-14 or Class A-15 Remittance Rate, as the case may be, with respect to a Pool III Mortgage Loan or (d) the Class A-16 Remittance Rate with respect to a Pool IV Mortgage Loan, (ii) .05% per annum, relating to the Annual Expense Escrow Amount, (iii) the applicable per annum rate relating to premiums payable to the Certificate Insurer as set forth in the Insurance Agreement, (iv) with respect to FHA Loans for which the FHA Insurance Premium is paid by the related Mortgagor, the applicable Insurance Rate and (v) with respect to the Pool II Mortgage Loans, for purposes of determining the Class Adjusted Mortgage Loan Remittance Rate with respect to Class A-11, the Auction Agent Fee as set forth in the Auction Agent Agreement.

     CLASS CURRENT INTEREST REQUIREMENT: For each Class of Class A Certificates and with respect to each Remittance Date, the amount equal to 30 days interest (or, in the case of the Pool II Certificates, the actual number of days since the last Remittance Date for such Classes to but not including the related Remittance Date) at the related Class Remittance Rate on the Class Principal Balance for such Class outstanding immediately prior to such Remittance Date; provided, however, that with respect to the July 1996 Remittance Date, interest on the Class A-10 Certificates shall accrue at the applicable Class Remittance Rate from and including June 15, 1996 to but not including the July 1996 Remittance Date and interest on the Class A-11 Certificates shall accrue at the applicable Class Remittance Rate from and including the Closing Date to but not including the July 1996 Remittance Date. If a principal prepayment is made to a Class of Class A Certificates on the Special Remittance Date, the Current Interest Requirement for each such Class for the October 1996 Remittance Date will be based on 30 days' interest (or, in the case of the Pool II Certificates, the actual number of days since the September 1996 Remittance Date) on the Class Principal Balance for such Class on the Special Remittance Date, after giving effect to such principal prepayment. The Class A-10 and Class A-11 Current Interest Requirements shall not include any Certificateholders' Interest Carryover.

     CLASS POOL FACTOR: With respect to a Class of Class A Certificates, as of any date of determination, the then Class Principal Balance for such Class divided by the Original Principal Balance for such Class.

     CLASS PRINCIPAL BALANCE: With respect to each Class of Class A Certificates, as of any date of determination, the Original Principal Balance of such Class less (i) the sum of all amounts (including that portion of Insured Payments, if any, made in respect of principal and, with respect to the Pool III Certificates, any FHA Payments made in respect of principal) previously distributed to the Certificateholders of such Class in respect of principal pursuant to Section 6.08(d) and (ii) the amount, if any, of Realized Losses previously allocated to such Class pursuant to Section 6.09 other than a loss described in the last two sentences of the definition of Realized Loss. For purposes of determining the Class Principal Balance of each Class of Class A Certificates with respect to any Remittance Date, no effect shall be given to any principal to be distributed, or Realized Losses to be allocated, to each such Class on such Remittance Date.

     CLASS A-1 CERTIFICATE: A Certificate denominated as a Class A-1
Certificate.

     CLASS A-1 REMITTANCE RATE: The annual rate of interest payable to the Class A-1 Certificateholders, which shall be equal to 6.72%.

     CLASS A-2 CERTIFICATE: A Certificate denominated as a Class A-2
Certificate.

     CLASS A-2 REMITTANCE RATE: The annual rate of interest payable to the Class A-2 Certificateholders, which shall be equal to 6.61%.

     CLASS A-3 CERTIFICATE: A Certificate denominated as a Class A-3
Certificate.

     CLASS A-3 REMITTANCE RATE: The annual rate of interest payable to the Class A-3 Certificateholders, which shall be equal to 6.82%.

     CLASS A-4 CERTIFICATE: A Certificate denominated as a Class A-4
Certificate.

     CLASS A-4 REMITTANCE RATE: The annual rate of interest payable to the Class A-4 Certificateholders, which shall be equal to 6.97%.

     CLASS A-5 CERTIFICATE: A Certificate denominated as a Class A-5
Certificate.

     CLASS A-5 REMITTANCE RATE: The annual rate of interest payable to the Class A-5 Certificateholders, which shall be equal to 7.18%.

     CLASS A-6 CERTIFICATE: A Certificate denominated as a Class A-6
Certificate.

     CLASS A-6 REMITTANCE RATE: The annual rate of interest payable to the Class A-6 Certificateholders, which shall be equal to 7.38%

     CLASS A-7 CERTIFICATE: A Certificate denominated as a Class A-7
Certificate.

     CLASS A-7 REMITTANCE RATE: The annual rate of interest payable to the Class A-7 Certificateholders, which shall be equal to 7.55%.

     CLASS A-8 CERTIFICATE: A Certificate denominated as a Class A-8
Certificate.

     CLASS A-8 REMITTANCE RATE: The annual rate of interest payable to the Class A-8 Certificateholders, which shall be equal to 7.91%

     CLASS A-9 CERTIFICATE: A Certificate denominated as a Class A-9
Certificate.

     CLASS A-9 REMITTANCE RATE: The annual rate of interest payable to the Class A-9 Certificateholders, which shall be equal to 8.14%.

     CLASS A-10 CERTIFICATE: A Certificate denominated as a Class A-10 Certificate.

     CLASS A-10 REMITTANCE RATE: The annual rate of interest payable to the Class A-10 Certificateholders, which shall be equal to 5.78% for the first Remittance Date. Thereafter, the Class A-10 Remittance Rate shall be equal to the lesser of (i) LIBOR plus 0.32% (or plus 0.64% for each Remittance Date occurring after the Optional Servicer Termination Date) and (ii) the applicable Net Funds Cap (but in no event exceeding 14.5% per annum).

     CLASS A-11 CERTIFICATE: A Certificate denominated as a Class A-11 Certificate.

     CLASS A-11 REMITTANCE RATE: The annual rate of interest payable to the Class A-11 Certificateholders, which shall be equal to 5.46% for the first Remittance Date. Thereafter, the Class A-11 Remittance Rate shall be equal to the annual rate of interest determined according to the Auction Procedures set forth in Schedule II, subject to the applicable Net Funds Cap (but in no event exceeding 14.5% per annum)

     CLASS A-12 CERTIFICATE: A Certificate denominated as a Class A-12 Certificate.

     CLASS A-12 REMITTANCE RATE: The annual rate of interest payable to the Class A-12 Certificateholders, which shall be equal to 6.54%.

     CLASS A-13 CERTIFICATE: A Certificate denominated as a Class A-13 Certificate.

     CLASS A-13 REMITTANCE RATE: The annual rate of interest payable to the Class A-13 Certificateholders, which shall be equal to 6.90%.

     CLASS A-14 CERTIFICATE: A Certificate denominated as a Class A-14 Certificate.

     CLASS A-14 REMITTANCE RATE: The annual rate of interest payable to the Class A-14 Certificateholders, which shall be equal to 7.35%.

     CLASS A-15 CERTIFICATE: A Certificate denominated as a Class A-15 Certificate.

     CLASS A-15 REMITTANCE RATE: The annual rate of interest payable to the Class A-15 Certificateholders, which shall be equal to 7.90%.

     CLASS A-16 CERTIFICATE: A Certificate denominated as a Class A-16 Certificate.

     CLASS A-16 REMITTANCE RATE: The annual rate of interest payable to the Class A-16 Certificateholders, which shall be equal to 8.01%.

     CLASS R CERTIFICATE: A Certificate denominated as a Class R Certificate.

     CLASS R CERTIFICATEHOLDER: A Holder of a Class R Certificate.

     CLASS REMITTANCE RATE: With respect to a Class of Class A Certificates, the annual rate of interest payable to the Certificateholders of such Class, which rate is set forth, or determined as provided, under the definitions of the Class A-1 through Class A-16 Remittance Rates.

     CLASS R REMITTANCE AMOUNT: As of any Remittance Date, an amount equal to the sum of (i) the Pool Remaining Amount Available for each Pool, and (ii) the Remainder Excess Spread Amount, net of reimbursements to the Servicer or the Representative of Reimbursable Amounts pursuant to Section 5.04(f).

     CLOSING DATE: June 27, 1996.

     CODE: The Internal Revenue Code of 1986, as amended, or any successor legislation thereto.

     COMPENSATING INTEREST: As defined in Section 6.12.

     CONTINGENCY FEE: As to each Mortgage Loan, the annual fee which is, in addition to the Servicing Fee, payable to the Servicer pursuant to Section 7.03 of this Agreement. Such fee shall be calculated and payable monthly only from the amounts received in respect of interest on such Mortgage Loan, shall accrue at the rate of .25% per annum and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Contingency Fee is payable solely from the interest portion of related (i) Monthly Payments, (ii) Liquidation Proceeds or (iii) Released Mortgaged Property Proceeds collected by the Servicer, or as otherwise provided in Section 5.04.

     CONTRACT OF INSURANCE: A Contract of Insurance under Title I.

     CONVENTIONAL HOME IMPROVEMENT LOANS: Pool III Mortgage Loans that are not FHA Loans.

     CO-TRUSTEE: First Bank (N.A.), a national banking association headquartered in Milwaukee, Wisconsin.

     CROSS-OVER DATE: The date on which the Maximum Subordinated Amount is reduced to zero.

     CUMULATIVE REALIZED LOSSES: As of any date of determination, the aggregate amount of Realized Losses with respect to the applicable Pool of Mortgage Loans since the Startup Day.

     CURTAILMENT: With respect to a Mortgage Loan, any payment of principal received during a Due Period as part of a payment that is in excess of five times the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the Mortgage Loan in full, nor is intended to cure a delinquency.

     CUSTODIAL AGREEMENT: Any agreement to be entered into pursuant to Section
12.13 for the retention of each Trustee's Mortgage File, substantially in the form attached as Exhibit M hereto.

     CUSTODIAN: Any custodian appointed pursuant to Section 12.13 herein, provided that such custodian shall be independent of the Servicer, the Representative and the Claims Administrator, except in the event the Trustee or the Co-Trustee shall be the Servicer or the Claims Administrator. The initial Custodian for the Pool III Loans shall be First Trust National Association, a national banking association headquartered in Minneapolis, Minnesota.

     CUT-OFF DATE: May 31, 1996; provided, however, that for purposes of determining characteristics of the Initial Mortgage Loans as of the Cut-Off Date, the Cut-Off Date for those Initial Mortgage Loans originated after May 31, 1996 shall be deemed to be the date of the applicable Mortgage Note.

     DEALER LOANS: Pool III Mortgage Loans in which a dealer- contractor participates in the financing.

     DEFICIENCY AMOUNT: means with respect to any Remittance Date and any Pool of Certificates, (i) the excess, if any, of (a) the Pool Current Interest Requirement for the related Pool over (b) the sum of the Pool Available Remittance Amount for such Pool (minus amounts withdrawn to pay required premiums to the Certificate Insurer), and the Monthly Excess Spread and the Subordination Reduction Amount applicable to such Pool, plus (ii) the Subordination Deficit, if any, for such Pool with respect to such Remittance Date.

     DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code, as amended from time to time (11 U.S.C.).

     DELETED MORTGAGE LOAN: A Mortgage Loan replaced by a Qualified Substitute Mortgage Loan.

     DEPOSITORY: The Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor Depository hereafter named.

     DESIGNATED DEPOSITORY INSTITUTION: With respect to each Principal and Interest Account, an entity which is an institution whose deposits are insured by either the BIF or SAIF administered by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated "A" or better by S&P and A2 or better by Moody's, or one of the two highest short-term ratings by S&P and the highest short term rating by Moody's, and which is either
(i) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, or (iv) a principal subsidiary of a bank holding company, in each case acting or designated by the Servicer as the depository institution for a Principal and Interest Account.

     DETERMINATION DATE: That day of each month which is the later of (i) the third Business Day prior to the 15th day of such month and (ii) the seventh Business Day of such month.

     DIRECT PARTICIPANT: Any broker-dealer, bank or other financial institution for which the Depository holds Class A Certificates from time to time as a securities depository.

     DUE DATE: The day of the month on which the Monthly Payment is due from the Mortgagor on a Mortgage Loan.

     DUE PERIOD: With respect to each Remittance Date, the calendar month preceding the month in which such Remittance Date occurs.

     EVENT OF DEFAULT: As described in Section 10.01.

     EVENT OF EXCESSIVE POOL LOSS: means, with respect to Pool I, Pool II or Pool IV, (a) until the 36th Remittance Date, any event that causes Cumulative Realized Losses with respect to such Pool to equal or exceed 1.25% of the Pool Principal Balance of such Pool as of the Closing Date, (b) from the 36th until the 42nd Remittance Dates, any event that causes Cumulative Realized Losses with respect to such Pool to equal or exceed 1.75% of the Pool Principal Balance of such Pool as of the Closing Date, (c) from the 42nd until the 48th Remittance Dates, any event that causes Cumulative Realized Losses with respect to such Pool to equal or exceed 2.25% of the Pool Principal Balance of such Pool as of the Closing Date and (d) thereafter, any event that causes Cumulative Realized Losses with respect to such Pool to equal or exceed 2.75% of the Pool Principal Balance of such Pool as of the Closing Date.

     EVENT OF NONPAYMENT: An event of nonpayment shall occur with respect to any Remittance Date if the amounts remitted by the Servicer to the Trustee pursuant to Sections 5.04(a), 6.07(e), 6.11 and 6.12 for deposit in the Certificate Accounts (minus the amount to be withdrawn from the applicable Certificate Account for deposit in (i) the FHA Premium Account pursuant to Section 6.01(b)(ii) and (ii) the applicable Insurance Account pursuant to Section 6.01(b)(i)), plus any amount transferred from the Spread Account to the Certificate Account pursuant to Section 6.05(b)(ii) will not, taken together, be sufficient to pay all of the Pool Remittance Amounts for each Pool (exclusive of any Certificateholders' Interest Carryover and any Pool Carry-Forward Amounts representing amounts previously paid to the Certificateholders of the applicable Pool as Insured Payments and exclusive of any amount described in clause (X)(iv) of the definition of Pool Principal Distribution Amounts which have not been paid by the Originators) in respect of such Remittance Date.

     EXCESS CLAIM AMOUNT: As defined in Section 6.05(c).

     EXCESS PAYMENTS: With respect to a Due Period, any amounts received on a Mortgage Loan in excess of the Monthly Payment due on the Due Date relating to such Due Period which does not constitute either a Curtailment or a Principal Prepayment or payment with respect to an overdue amount. Excess Payments are payments of principal for purposes of this Agreement.

     EXCESS PROCEEDS: As of any Remittance Date, with respect to any Liquidated Mortgage Loan, the excess, if any, of (a) the total Net Liquidation Proceeds, over (b) the Principal Balance of such Mortgage Loan as of the date such Mortgage Loan became a Liquidated Mortgage Loan plus 30 days interest thereon at the weighted average Class Adjusted Mortgage Loan Remittance Rates for Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 with respect to a Pool I Mortgage Loan, the weighted average Class Adjusted Mortgage Loan Remittance Rates for Class A-10 and Class A-11 with respect to a Pool II Mortgage Loan, the weighted average Class Adjusted Mortgage Loan Remittance Rates for Class A-12, Class A-13, Class A-14 and Class A-15 with respect to a Pool III Mortgage Loan or the Class Adjusted Mortgage Loan Remittance Rate for Class A-16 with respect to a Pool IV Mortgage Loan; provided, however, that such excess shall be reduced by the amount by which interest accrued on the advance, if any, made by the Servicer pursuant to
Section 5.14 at the related Mortgage Interest Rate exceeds interest accrued on such advance at the applicable Class Remittance Rates.

     EXCESS SPREAD: With respect to any Remittance Date and Pool of Mortgage Loans, an amount equal to the excess of (A) the product of (i) the aggregate Principal Balances of the applicable Pool of Mortgage Loans as of the first day of the immediately preceding Due Period and (ii) one-twelfth of the weighted average Mortgage Interest Rate for the applicable Pool of Mortgage Loans, as the case may be, as of the first day of the related Due Period over (B) the sum of
(i) the Pool Current Interest Requirement for the applicable Pool of Certificates for such Remittance Date, (ii) amounts to be deposited into the applicable Expense Account and Insurance Account on such Remittance Date pursuant to Sections 6.03(a)(i) and 6.04(a)(i), respectively, (iii) the Servicing Fee and Contingency Fee for the applicable Pool of Mortgage Loans with respect to such Remittance Date, (iv) with respect to those FHA Loans in Pool III for which the FHA Insurance Premium is paid by the related Mortgagor as part of the interest payment, the applicable FHA Insurance Premium and (v) with respect to the Pool II Mortgage Loans, the Auction Agent Fee for such Remittance Date. With respect to the Remittance Dates in July, August and September 1996, the Excess Spread for each Pool of Mortgage Loans also will include the sum of
(i) all funds to be transferred to the applicable Certificate Account from the Capitalized Interest Account for such Remittance Date pursuant to Section 6.02(g) and (ii) the Pool Pre-Funding Earnings for such Pool for the applicable Remittance Date.

     EXCESS SUBORDINATED AMOUNT: With respect to any Pool of Mortgage Loans and Remittance Date, the excess, if any, of (x) the Subordinated Amount that would apply to such Pool on such Remittance Date after taking into account the payment of the Pool Remittance Amount for such Pool on such Remittance Date (except for any distributions of related Subordination Reduction Amounts on such Remittance
Date) over (y) the related Specified Subordinated Amount for such Remittance
Date.

     EXPENSE ACCOUNTS: The expense accounts established and maintained by the Trustee in accordance with Section 6.03 hereof.

     FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

     FHA: The Federal Housing Administration, and its succes- sors in interest.

     FHA CUSTODIAL AGREEMENT: The Agreement dated as of May 31, 1996 by and between the Co-Trustee and the Custodian for the retention of each Trustee's Mortgage Loan File in connection with the Pool III Loans, substantially in the form attached as Exhibit M-1 hereto.

     FHA INSURANCE PREMIUM: The premium charged by the FHA pursuant to 24 C.F.R. ss. 201.31, or any successor regulation, as payment for Title I insurance coverage for an FHA Loan, which premium shall be the responsibility of the Servicer, who will be reimbursed from the FHA Premium Account in accordance with
Section 6.06(b)(i) hereof; provided that the Certificate Insurer shall have the option to pay the FHA Insurance Premium with respect to any FHA Loan to the extent funds are not otherwise available and to be reimbursed from the FHA Premium Account in accordance with Section 6.06(b)(i) hereof.

     FHA LOAN: A Mortgage Loan that is partially insured by the FHA under Title
I.

     FHA PAYMENT: The amount received from the FHA for a Claim filed with respect to a 90 Day Delinquent FHA Loan.

     FHA PREMIUM ACCOUNT: The account established and main- tained by the Trustee in accordance with Section 6.06 hereof.

     FHA PREMIUM AMOUNT: With respect to any FHA Loan for any Remittance Date,
(i) if the FHA Insurance Premium is paid by the related Mortgagor as part of the Mortgage Interest Rate on an FHA Loan, an amount equal to 1/12 of the product of the Insurance Rate times the Principal Balance as of the first day of the immediately preceding Due Period and (ii) if the related Mortgagor pays the FHA Insurance Premium as a separate amount in addition to Monthly Payments, any such amount received by the Servicer during the related Due Period.

     FHA REGULATIONS: The regulations of the FHA with respect to Title I home improvement loans set forth in 24 C.F.R. ss. 201, as the same may be amended during the term of this Agreement.

     FHA RESERVE ACCOUNT: The account of the Co-Trustee maintained by the FHA with respect to the FHA Loans and certain other mortgage loans in accordance with Section 5.16 hereof, registered in the name of the Co-Trustee and insured by the FHA under Title I in accordance with the FHA Regulations.

     FHLMC: The Federal Home Loan Mortgage Corporation and any successor thereto.

     FIDELITY BOND: As described in Section 5.09.

     FNMA: The Federal National Mortgage Association and any successor thereto.

     FUNDING PERIOD: The period commencing on the Closing Date and ending on the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000, (ii) the date on which an Event of Default occurs and (iii) at the close of business on September 25, 1996.

     GLOBAL CERTIFICATES: Each Class of Class A Certificates other than the Auction Rate Certificates.

     GROSS MARGIN: With respect to each Pool II Mortgage Loan, the number of basis points set forth in the related Mortgage Note which is added to the LIBOR Index or the Treasury Index, as the case may be, to determine the Mortgage Interest Rate on the related Change Date, subject to the applicable Periodic Rate Cap and the applicable Lifetime Cap and Lifetime Floor.

     HIGH-RISE CONDOMINIUM: A multiple dwelling unit of five stories or more in which individual fee title is held to the interior space only and all other elements of the structure and land are held in undivided common ownership.

     HUD: The United States Department of Housing and Urban Development, and its successor in interest.

     INDEX: Either the LIBOR Index or the Treasury Index, as the case may be.

     INDIRECT PARTICIPANT: Any financial institution for whom any Direct Participant holds an interest in any Class A Certificate.

     INITIAL MORTGAGE LOANS: The Initial Pool I, Initial Pool II, Initial Pool III and Initial Pool IV Mortgage Loans.

     INITIAL POOL SPREAD ACCOUNT DEPOSIT: As of any Remittance Date, (A) with respect to Pool I, the amount deposited into the Spread Account and allocated to Pool I pursuant to Section 6.05(a)(i) and (ii); (B) with respect to Pool II, the amount deposited into the Spread Account and allocated to Pool II pursuant to
Section 6.05(a)(ii); (C) with respect to Pool III, the amount deposited into the Spread Account and allocated to Pool III pursuant to Section 6.05(a)(i) and
(ii), minus the aggregate Reallocated Pool III Spread Account Portion for all Remittance Dates up to, but not including, such Remittance Date; and (D) with respect to Pool IV, the amount deposited into the Spread Account and allocated to Pool IV pursuant to Section 6.05(a)(i) and (ii).

     INITIAL POOL I MORTGAGE LOANS: The Pool I Mortgage Loans listed on Exhibit H delivered to the Trustee on the Closing Date.

     INITIAL POOL II MORTGAGE LOANS: The Pool II Mortgage Loans listed on Exhibit H-1 delivered to the Trustee on the Closing Date.

     INITIAL POOL III MORTGAGE LOANS: The Pool III Mortgage Loans listed on Exhibit H-2 delivered to the Co-Trustee on the Closing Date.

     INITIAL POOL IV MORTGAGE LOANS: The Pool IV Mortgage Loans listed on Exhibit H-3 delivered to the Trustee on the Closing Date.

     INSURANCE ACCOUNTS: The insurance accounts established and maintained by the Trustee in accordance with Section 6.04 hereof.

     INSURANCE AGREEMENT: The agreement dated as of May 31, 1996 by and among the Certificate Insurer, The Money Store Inc., the Originators listed in
Schedule I thereto and the Trustee, as amended from time to time by the parties thereto.

     INSURANCE PAYING AGENT: The Bank of New York or any successor as appointed herein.

     INSURANCE PROCEEDS: Proceeds (other than FHA Payments) paid (i) to the Trustee or the Servicer by any insurer (other than the Certificate Insurer) pursuant to any insurance policy covering a Mortgage Loan, Mortgaged Property, or REO Property, including but not limited to title, hazard, life, health and/or accident insurance policies, and/or (ii) by the Servicer pursuant to Section 5.08, in either case, net of any expenses which are incurred by the Servicer in connection with the collection of such proceeds and not otherwise reimbursed to the Servicer.

     INSURANCE RATE: As to any FHA Loan with respect to which the FHA Insurance Premium is paid by the related Mortgagor as part of the Mortgage Interest Rate, the rate of 1.0% per annum, which is used to calculate the amount to be applied to the payment of the related FHA Insurance Premium.

     INSURED PAYMENT: means (i) as of any Remittance Date, any Deficiency Amount and (ii) any Preference Amount.

     INSURER REIMBURSABLE AMOUNTS: As described in Section 6.14(a)(iii).

     INTEREST DETERMINATION DATE: With respect to the Class A-10 Certificates, the second LIBOR Determination Date prior to any Remittance Date while the Class A-10 Certificates are outstanding.

     INTEREST PERIOD: (A) With respect to the Adjustable Rate Certificates (i) initially, the period commencing June 15, 1996 and ending on the day immediately preceding the Remittance Date in July 1996 and (ii) thereafter, the period commencing on a Remittance Date and ending on the day immediately preceding the next Remittance Date and (B) with respect to the Auction Rate Certificates, the meaning set forth in the Auction Procedures attached hereto as Schedule II.

     LIBOR: The London Interbank Offered Rate for one-month U.S. dollar deposits, determined on each Interest Determination Date as provided in Section
12.15 hereof.

     LIBOR DETERMINATION DATE: A date which is both a Business Day and a London Banking Day prior to the commencement of each related Interest Period.

     LIBOR INDEX: The London interbank offered rate for one-month, six-month or one year U.S. dollar deposits, either, as specified in the related Note, as announced by the Federal National Mortgage Association as most recently available as of the date 45 days prior to each Change Date, or as published in THE WALL STREET JOURNAL generally on a day of the month preceding the month of the Change Date.

     LIFETIME CAP: The provision in the Mortgage Note for each Pool II Mortgage Loan which limits the maximum Mortgage Interest Rate over the life of such Pool II Mortgage Loan to the rate set forth in the applicable Mortgage Note.

     LIFETIME FLOOR: The provision in the Mortgage Note for each Pool II Mortgage Loan which limits the minimum Mortgage Interest Rate over the life of such Pool II Mortgage Loan to the rate set forth in the applicable Mortgage Note.

     LIQUIDATED MORTGAGE LOAN: Any defaulted Mortgage Loan or REO Property as to which the Servicer has determined that all amounts which it reasonably and in good faith expects to recover have been recovered from or on account of such Mortgage Loan.

     LIQUIDATION PROCEEDS: Cash, including Insurance Proceeds, proceeds of any REO Disposition, amounts required to be deposited in the applicable Principal and Interest Account pursuant to Section 5.10 hereof, and any other amounts other than FHA Payments and Related Payments received in connection with the liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise.

     LOAN-TO-VALUE RATIO OR LTV: With respect to any Mortgage Loan, (i) the sum of (a) the original principal balance of such Mortgage Loan plus (b) the remaining balance of any Prior Lien, if any, at the time of origination of such Mortgage Loan, less (c) that portion of the principal balance equal to the amount of the premium for credit life insurance collected by the Originators, divided by (ii) the value of the related Mortgaged Property, based upon the appraisal (or, in the case of certain Mortgage Loans with original principal balances of less than $15,000, such other method of valuation acceptable to the related Originator) made at the time of origination of the Mortgage Loan.

     LONDON BANKING DAY: Any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

     LOW INTEREST MORTGAGE LOAN: A Low Interest Pool I Mortgage Loan, a Low Interest Pool III Mortgage Loan or a Low Interest Pool IV Mortgage Loan.

     LOW INTEREST POOL I MORTGAGE LOAN: A Pool I Mortgage Loan having a Mortgage Interest Rate below the sum of the Class Remittance Rate for the Class A-9 Certificates plus 0.65%.

     LOW INTEREST POOL III MORTGAGE LOAN: A Pool III Mortgage Loan having a Mortgage Interest Rate below the sum of the Class Remittance Rate for the Class A-15 Certificates plus 0.85%.

     LOW INTEREST POOL IV MORTGAGE LOAN: [RESERVED]

     LOW-RISE CONDOMINIUM: A multiple dwelling unit of four stories or less in which individual fee title is held to the interior space only and all other elements of the structure and land are held in undivided common ownership.

     MAJORITY CERTIFICATEHOLDERS: The Holder or Holders of Class A Certificates evidencing in excess of 50% of the aggregate Class Principal Balances of the Class A Certificates; provided, however, that with respect to any action or event affecting fewer than all Classes of Class A Certificates, "Majority Certificateholders" shall mean the Holder or Holders of Certificates evidencing in excess of 50% of the aggregate Class Principal Balances of such Classes of Class A Certificates.

     MARGIN: With respect to the Class A-10 Certificates, the rate per annum of 0.32% (or 0.64% for each Remittance Date occurring after the Optional Servicer Termination Date), that is added to LIBOR to determine the Class A-10 Remittance Rate for each Remittance Date.

     MAXIMUM SUBORDINATED AMOUNT: The initial Maximum Subordinated Amount shall be $150,000,000 which amount equals 12% of the sum of the original Pool Principal Balances of each Pool. On any Remittance Date, the Maximum Subordinated Amount shall equal the initial Maximum Subordinated Amount less Cumulative Realized Losses through the last day of the month preceding such Remittance Date. The Maximum Subordinated Amount on any date other than a Remittance Date shall be equal to the Maximum Subordinated Amount as of the immediately preceding Remittance Date (or, prior to the first Remittance Date, the initial Maximum Subordinated Amount), provided, however, that the Maximum Subordinated Amount shall never be less than zero.

     MIXED USE BUILDING: A building containing both residential dwelling units and commercial use units, E.G., retail stores or office space.

     MONTHLY ADVANCE: An advance made by the Servicer pursuant to Section 6.11 hereof.

     MONTHLY EXCESS SPREAD: As of any Remittance Date and for any Pool of Mortgage Loans, an amount equal to the sum of (A) the product of (i) the amount calculated pursuant to the first sentence of the definition of Excess Spread with respect to such Remittance Date for such Pool of Mortgage Loans and (ii) the then applicable Monthly Excess Spread Percentage and (B) with respect to the Remittance Dates in July, August and September 1996, the amount calculated pursuant to the second sentence of the definition of Excess Spread with respect to such Remittance Date.

     MONTHLY EXCESS SPREAD PERCENTAGE: As to any Remittance Date, 100%.

     MONTHLY PAYMENT: The scheduled monthly payment of principal and/or interest required to be made by a Mortgagor on the related Mortgage Loan, as set forth in the related Mortgage Note.

     MONTHLY PREMIUM: With respect to each Pool, the monthly premium payable to the Certificate Insurer equal to the product of (i) the applicable percentage set forth in the Insurance Agreement and (ii) the applicable then outstanding Pool Principal Balance, rounded to the nearest thousand dollars.

     MOODY'S: Moody's Investors Service, or any successor thereto.

     MORTGAGE: The mortgage, deed of trust or other instrument creating a lien on the Mortgaged Property.

     MORTGAGE FILE: As described in Exhibit A.

     MORTGAGE IMPAIRMENT INSURANCE POLICY: As described in Section 5.08.

     MORTGAGE INTEREST RATE: The fixed or adjustable rate of interest borne by a Mortgage Note, as shown on the applicable Mortgage Loan Schedule.

     MORTGAGE LOAN: An individual mortgage loan which is transferred to the Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee) pursuant to this Agreement, including any Subsequent Mortgage Loan, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom, the Mortgage Loans originally subject to this Agreement being identified on the Pool I, Pool II, Pool III and Pool IV Mortgage Loan Schedules delivered to the Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee) as Exhibits H, H-1, H-2 and H-3, respectively. Any mortgage loan which, although intended by the parties hereto to have been, and which purportedly was, sold to the Trust Fund by the applicable Originator (as indicated by Exhibits H, H-1, H-2 and H-3), in fact was not sold or otherwise transferred and assigned to the Trust Fund for any reason whatsoever, including, without limitation, the incorrectness of the statement set forth in Section 3.02(i) hereof with respect to such mortgage loan, shall nevertheless be considered a "Mortgage Loan" for all purposes of this Agreement.

     MORTGAGE LOAN SCHEDULE: The separate schedules of Pool I, Pool II, Pool III and Pool IV Mortgage Loans delivered to the Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee) as Exhibits H, H-1, H-2 and H-3, respectively, such schedules identifying each Mortgage Loan by address of the Mortgaged Property and the name of the Mortgagor and setting forth as to each Mortgage Loan the following information: (i) the Principal Balance as of the close of business on the Cut-Off Date, (ii) the account number, (iii) the original principal amount, (iv) except with respect to the Pool III Loans, the LTV as of the date of the origination of the related Mortgage Loan, (v) the Due Date, (vi) the Mortgage Interest Rate, (vii) the first Due Date, (viii) the Monthly Payment, (ix) the maturity date of the Mortgage Note, (x) the remaining number of months to maturity as of the Cut-Off Date and additionally, (xi) with respect to Exhibit H-1, the Periodic Rate Cap, Lifetime Cap and Lifetime Floor. Also, the Mortgage Loan Schedule for the Pool III Mortgage Loans will indicate, based upon loan number, whether the related Pool III Mortgage Loan is an FHA Loan or a Conventional Home Improvement Loan.

     MORTGAGE NOTE: The note or other evidence of indebted- ness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     MORTGAGED PROPERTY: The underlying property securing a Mortgage Loan, consisting of a fee simple estate in a single contiguous parcel of land improved by a Residential Dwelling.

     MORTGAGED PROPERTY STATES: The States of Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Iowa, Idaho, Illinois, Indiana, Kansas, Kentucky, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, Wyoming and the District of Columbia, where the Mortgaged Properties are located.

     MORTGAGOR: The obligor on a Mortgage Note.

     MULTIFAMILY LOANS: Mortgage Loans secured by Multifamily Properties.

     MULTIFAMILY PROPERTY: A residential or mixed-use property, such as rental apartment buildings or projects containing five or more units.

     NET FUNDS CAP: As to any Remittance Date, a percentage equal to the difference between (A) the weighted average Mortgage Interest Rate on the Pool II Mortgage Loans, minus (B) the sum of (i) the percentages used in determining the Servicing Fee, the Contingency Fee, the fee due the Trustee and the premium due the Certificate Insurer, (ii) commencing with the Remittance Date in July 1997, 0.50% and, (iii) with respect to the Auction Rate Certificates, the percentage used in determining the Auction Agent Fee.

     NET FUNDS CAP SHORTFALL: With respect to the Class A-10 and Class A-11 Certificates, as to any Remittance Date, the excess, if any, of (i) the amount of interest accrued on such Class of Certificates for such Remittance Date calculated at the Class Remittance Rate for such Class, without giving effect to the applicable Net Funds Cap (but in no event exceeding 14.5% per annum), over
(ii) the amount of interest accrued on such Class of Certificates for such Remittance Date calculated at the Class Remittance Rate for such Class, after giving effect to, and limited by, the applicable Net Funds Cap for such Remittance Date (but in no event exceeding 14.5% per annum).

     NET LIQUIDATION PROCEEDS: Liquidation Proceeds net of (i) any reimbursements to the Servicer made therefrom pursuant to Section 5.04(b) and
(ii) amounts required to be released to the related Mortgagor pursuant to applicable law.

     NET MONTHLY EXCESS CASHFLOW: As defined in Section 6.14(b) hereof.

     1933 ACT: The Securities Act of 1993, as amended.

     90 DAY DELINQUENT FHA LOAN: A 90 Day Delinquent Pool III Loan that is an FHA Loan.

     90 DAY DELINQUENT POOL III LOAN: With respect to any Remittance Date, a Pool III Mortgage Loan with respect to which four consecutive Monthly Payments have not been received by the Servicer as of the last day of the related Due Period unless, on or prior to the last day of the Due Period in which the fourth Monthly Payment is due, the Servicer has received from the related Mortgagor an amount at least equal to one unpaid Monthly Payment.

     NON-ACKNOWLEDGED FHA LOANS: As defined in Section 3.02(lll) hereof.

     OFFICER'S CERTIFICATE: A certificate delivered to the Trustee or Co-Trustee, as the case may be, signed by the Chairman of the Board, the President, a Vice President or Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Secretaries of the Representative, an Originator, the Servicer or the Claims Administrator, as required by this Agreement.

     OPINION OF COUNSEL: A written opinion of counsel, who may, without limitation, be counsel for the Representative, the Servicer or the Claims Administrator, reasonably acceptable to the Trustee and the Certificate Insurer and experienced in matters relating thereto; except that any opinion of counsel relating to (a) the qualification of the Trust Fund as a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who (i) is in fact independent of the Representative, the Servicer or the Claims Administrator,
(ii) does not have any direct financial interest or any material indirect financial interest in the Representative, the Servicer or the Claims Administrator or in an affiliate thereof and (iii) is not connected with the Representative, the Servicer or the Claims Administrator as an officer, employee, director or person performing similar functions.

     OPTIONAL SERVICER TERMINATION DATE: As defined in Section 11.01 hereof.

     ORIGINAL CLASS A-1 PRINCIPAL BALANCE: $ 168,932,000.

     ORIGINAL CLASS A-2 PRINCIPAL BALANCE: $ 84,260,000.

     ORIGINAL CLASS A-3 PRINCIPAL BALANCE: $ 84,673,000.

     ORIGINAL CLASS A-4 PRINCIPAL BALANCE: $ 95,170,000.

     ORIGINAL CLASS A-5 PRINCIPAL BALANCE: $ 157,038,000.

     ORIGINAL CLASS A-6 PRINCIPAL BALANCE: $ 65,967,000.

     ORIGINAL CLASS A-7 PRINCIPAL BALANCE: $ 98,867,000.

     ORIGINAL CLASS A-8 PRINCIPAL BALANCE: $ 170,254,000.

     ORIGINAL CLASS A-9 PRINCIPAL BALANCE: $ 67,839,000.

     ORIGINAL CLASS A-10 PRINCIPAL BALANCE: $ 125,000,000.

     ORIGINAL CLASS A-11 PRINCIPAL BALANCE: $ 75,000,000.

     ORIGINAL CLASS A-12 PRINCIPAL BALANCE: $ 18,958,000.

     ORIGINAL CLASS A-13 PRINCIPAL BALANCE: $ 46,341,000.

     ORIGINAL CLASS A-14 PRINCIPAL BALANCE: $ 14,337,000.

     ORIGINAL CLASS A-15 PRINCIPAL BALANCE: $ 20,364,000.

     ORIGINAL CLASS A-16 PRINCIPAL BALANCE: $ 20,000,000.

     ORIGINAL PRE-FUNDED AMOUNT: $305,896,413.76, representing the amount deposited in the Pre-Funding Account on the Closing Date, $233,390,831.49 of which relates to Pool I, $46,706,082.11 of which relates to Pool II, $21,179,970.05 of which relates to Pool III and $4,619,530.11 of which related to Pool IV.

     ORIGINAL PRINCIPAL BALANCE: With respect to each Class of Class A Certificates, the amount set forth for such Class under the definitions of Original Class A-1 through Original Class A-16 Principal Balances.

     ORIGINATOR: Any of the entities listed on Exhibit I hereto, each of which is a direct or indirect wholly-owned subsidiary of the Representative, and each of which is a Subservicer as of the date hereof.

     OVERFUNDED INTEREST AMOUNT: With respect to each Subsequent Transfer Date occurring in July 1996, the sum, if any, of (w), with respect to Pool I, the difference between (i) three- months' interest on the aggregate Principal Balances of the Subsequent Pool I Mortgage Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the weighted average Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Remittance Rates and (ii) three- months' interest on the aggregate Principal Balances of the Subsequent Pool I Mortgage Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the rate at which Pre-Funding Account moneys are invested as of such Subsequent Transfer Date; (x) with respect to Pool II, the difference between (i) three months' interest on the aggregate Principal Balances of the Subsequent Pool II Mortgage Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the weighted average Class A-10 and Class A-11 Remittance Rates and (ii) three-months' interest on the aggregate Principal Balances of the Subsequent Pool II Mortgage Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the rate at which Pre-Funding Account moneys are invested as of such Subsequent Transfer Date; (y), with respect to Pool III, the difference between (i) three-months' interest on the aggregate Principal Balances of the Subsequent Pool III Mortgage Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the weighted average Class A-12, Class A-13, Class A-14 and Class A-15 Remittance Rates and (ii) three- months' interest on the aggregate Principal Balances of the Subsequent Pool III Mortgage Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the rate at which Pre- Funding Account moneys are invested as of such Subsequent Transfer Date; and (z), with respect to Pool IV, the difference between (i) three-months' interest on the aggregate Principal Balances of the Subsequent Pool IV Mortgage Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the Class A-16 Remittance Rate and (ii) three-months' interest on the aggregate Principal Balances of the Subsequent Pool IV Mortgage Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the rate at which Pre-Funding Account moneys are invested as of such Subsequent Transfer Date.

     With respect to each Subsequent Transfer Date occurring in August 1996, the sum, if any, of (w), with respect to Pool I, the difference between (i) two-months' interest on the aggregate Principal Balances of the Subsequent Pool I Mortgage Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the weighted average Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Remittance Rates and
(ii) two-months' interest on the aggregate Principal Balances of the Subsequent Pool I Mortgage Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the rate at which Pre-Funding Account moneys are invested as of such Subsequent Transfer Date; (x) with respect to Pool II, the difference between (i) two-months' interest on the aggregate Principal Balances of the Subsequent Pool II Mortgage Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the weighted average Class A-10 and Class A-11 Remittance Rates and (ii) two-months' interest on the aggregate Principal Balances of the Subsequent Pool II Mortgage Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the rate at which Pre-Funding Account moneys are invested as of such Subsequent Transfer Date; (y) with respect to Pool III, the difference between (i) two-months' interest on the aggregate Principal Balances of the Subsequent Pool III Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the weighted average Class A-12, Class A-13, Class A- 14 and Class A-15 Remittance Rates and (ii) two-months' interest on the aggregate Principal Balances of the Subsequent Pool III Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the rate at which Pre-Funding Account moneys are invested as of such Subsequent Transfer Date; and (z) with respect to Pool IV, the difference between (i) two-months' interest on the aggregate Principal Balances of the Subsequent Pool III Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the Class A-16 Remittance Rate and (ii) two-months' interest on the aggregate Principal Balances of the Subsequent Pool IV Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the rate at which Pre-Funding Account moneys are invested as of such Subsequent Transfer Date.

     With respect to each Subsequent Transfer Date occurring in September 1996, the sum, if any, of (w), with respect to Pool I, the difference between (i) one-month's interest on the aggregate Principal Balances of the Subsequent Pool I Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the weighted average Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Remittance Rates and (ii) one-month's interest on the aggregate Principal Balances of the Subsequent Pool I Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the rate at which Pre- Funding Account moneys are invested as of such Subsequent Transfer Date; (x) with respect to Pool II, the difference between
(i) one- month's interest on the aggregate Principal Balances of the Subsequent Pool II Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the weighted average Class A-10 and Class A-11 Remittance Rates and (ii) one-month's interest on the aggregate Principal Balances of the Subsequent Pool II Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the rate at which Pre-Funding Account moneys are invested as of such Subsequent Transfer Date; (y), with respect to Pool III, the difference between (i) one-month's interest on the aggregate Principal Balances of the Subsequent Pool III Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the weighted average Class A-12, Class A-13, Class A- 14 and Class A-15 Remittance Rates and (ii) one-month's interest on the aggregate Principal Balances of the Subsequent Pool III Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the rate at which Pre-Funding Account moneys are invested as of such Subsequent Transfer Date; and (z), with respect to Pool IV, the difference between (i) one-month's interest on the aggregate Principal Balances of the Subsequent Pool IV Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the Class A-16 Remittance Rate and (ii) one-month's interest on the aggregate Principal Balances of the Subsequent Pool IV Loans acquired by the Trust Fund on such Subsequent Transfer Date, calculated at the rate at which Pre-Funding Account moneys are invested as of such Subsequent Transfer Date.

     OWNER-OCCUPIED MORTGAGED PROPERTY: A Residential Dwelling as to which the related Mortgagor represented at the time of the origination of the Mortgage Loan an intent to occupy as such Mortgagor's primary, secondary or vacation residence.

     PAYING AGENT: Initially, the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in Section 13.14 hereof and is authorized by the Trustee to make payments on the Certificates on behalf of the Trustee.

     PERCENTAGE INTEREST: With respect to a Class A Certificate, the portion of the respective Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the denomination represented by such Certificate and the denominator of which is the Original Principal Balance of such Class. With respect to the Class R Certificates, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate, which shall be either 99.99% or, but only with respect to the Class R Certificates held by the Tax Matters Person, 0.01%. The Class A Certificates (other than the Auction Rate Certificates) are issuable only in the minimum Percentage Interest corresponding to a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof, except that one Class A Certificate of each Class may be issued in a different denomination. The Auction Rate Certificates are issuable only in the minimum Percentage Interest corresponding to a minimum denomination of $25,000 and integral multiples of $25,000 in excess thereof.

     PERIODIC RATE CAP: The provision in the Mortgage Note for each Pool II Loan which limits increases or decreases in the Mortgage Interest Rate on each Change Date to the rate set forth in the applicable Mortgage Note.

     PERMITTED INSTRUMENTS: As used herein, Permitted Instruments shall include the following:

               (i) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHA debentures, FHLMC senior debt obligations, Federal Home Loan Bank consolidated senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

               (ii) federal funds, certificates of deposit, time deposits and banker's acceptances (having original maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated "A-1" or better by S&P and Prime-1 or better by Moody's;

               (iii) deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $3,000,000 which deposits are held only up to the limits insured by the BIF or SAIF administered by the FDIC, provided that the unsecured long-term debt obligations of such bank or savings and loan association have been rated "BBB" or better by S&P and Baa3 or better by Moody's;

               (iv) commercial paper (having original maturities of not more than 365 days) rated "A-1" or better by S&P and Prime-1 or better by Moody's;

               (v) debt obligations rated "AAA" by S&P and Aaa by Moody's (other than any such obligations that do not have a fixed par value and/or whose terms do not promise a fixed dollar amount at maturity or call date);

               (vi) investments in money market funds rated "AAAm" or better by S&P or "Aaa" or better by Moody's the assets of which are invested solely in instruments described in clauses (i)-(v) above;

               (vii) guaranteed investment contracts or surety bonds issued by or reasonably acceptable to the Certificate Insurer providing for the investment of funds in an account or insuring a minimum rate of return on investments of such funds, which contract or surety bond shall:

                    (a) be an obligation of an insurance company or other
               corporation whose debt obligations or insurance financial strength or claims paying ability are rated "AAA" by S&P and "Aaa" by Moody's; and

                    (b) provide that the Trustee may exercise all of the rights of the Representative under such contract or surety bond without the necessity of the taking of any action by the Representative;

               (viii) A repurchase agreement that satisfies the following criteria and is acceptable to the Certificate Insurer:

                    (a) Must be between the Trustee and a dealer bank or
               securities firm described in a. or b. below:

                    1. Primary dealers on the Federal Reserve reporting dealer list which are rated "A" or better by S&P and Moody's, or

                    2. Banks rated "A" or above by S&P and Moody's

                    (b) The written repurchase agreement must include the
               following:

                    1. Securities which are acceptable for the transfer are:

                         A. Direct U.S. governments, or

                         B. Federal Agencies backed by the full faith and credit
                    of the U.S. government (and FNMA & FHLMC)

                    2. the term of the repurchase agreement may be up to 60 days

                    3. the collateral must be delivered to the Trustee or third party custodian acting as agent for the Trustee by appropriate book entries and confirmation statements, with a copy to the Certificate Insurer, must have been delivered before or simultaneous with payment (perfection by possession of certificated securities)

                    4. Valuation of collateral

                         A. The securities must be valued weekly,
                    marked-to-market at current market price plus accrued interest

                         i. The value of the collateral must be equal to at
                    least 104% of the amount of cash transferred by the Trustee or custodian for the Trustee to the dealer bank or security firm under the repurchase agreement plus accrued interest. If the value of securities held as collateral slips below 104% of the value of the cash transferred by the Trustee plus accrued interest, then additional cash and/or acceptable securities must be transferred. If, however, the securities used as collateral are FNMA or FHLMC, then the value of collateral must equal at least 105%.

               (ix) any other investment acceptable to the Certificate Insurer and the Rating Agencies, written confirmation of which shall be furnished by the Certificate Insurer to the Trustee.

     PERMITTED TRANSFEREE: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Code Section 521) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Code section 860E(c)(1)) with respect to any Class R Certificate, (iv) rur- al electric and telephone cooperatives described in Code
Section 1381(a)(2)(C), (v) a Person other than a "United States Person" as defined in Code Section 7701(a)(30), unless the Servicer consents in writing to the Transfer to such Person and (vi) any other Person so designated by the Servicer based upon an Opinion of Counsel that the transfer of a Percentage Interest in a Class R Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that the Class A Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of FHLMC, a majority of its board of directors is not selected by such governmental unit.

     PERSON: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

     POOL: With respect to the Class A Certificates, the Pool I, Pool II, Pool III or Pool IV Certificates, as the case may be, and with respect to the Mortgage Loans, the Pool I, Pool II, Pool III or Pool IV Mortgage Loans, as the case may be.

     POOL AMORTIZED SUBORDINATED AMOUNT REQUIREMENT: With respect to Pool I, Pool II, Pool III and Pool IV and as of any date of determination, the product of (x) 6.6%, 5.6%, 19.0% and 50.0%, respectively, and (y) the aggregate Principal Balances of all Mortgage Loans in the related Pool as of the close of business on the last day of the Due Period immediately preceding such date; provided, however, that for any period during which an Event of Excessive Loss relating to Pool I, Pool II or Pool IV exists, the Pool Amortized Subordinated Amount Requirement for such Pool shall equal the product of 6.6%, 5.6% or 50.0%, respectively, and the Pool Principal Balance of the respective Pool as of the date such Event of Excessive Pool Loss for such Pool first existed.

     POOL AVAILABLE AMOUNT: With respect to any Pool and each Remittance Date, an amount equal to the sum of (i) the Pool Available Remittance Amount for such Pool (minus the amounts withdrawn from the applicable Certificate Account pursuant to Section 6.01(b)(i) to deposit amounts related to required premiums in the applicable Insurance Account and, for Pool III, Section 6.01(b)(ii) to make deposits in the FHA Premium Account and, for Pool II, Section 6.01(b)(iii) to pay the Auction Agent Fee to the Auction Agent), (ii) any amount of Total Monthly Excess Cashflow to be applied to the Certificates of such Pool on such Remittance Date, and (iii) amounts transferred from the Spread Account, if any, pursuant to Section 6.05(b)(ii) and Insured Payments, if any, made by the Certificate Insurer with respect to such Pool.

     POOL AVAILABLE REMITTANCE AMOUNT: With respect to any Pool and Remittance Date, (i) the sum of all amounts relating to the Mortgage Loans of such Pool described in clauses (i) through (viii), inclusive, of Section 5.03(b) received by the Servicer or any Subservicer (including any amounts paid by the Servicer and the Representative and excluding any Excess Spread and Subordination Reduction Amounts relating to the Mortgage Loans of such Pool, any amounts withdrawn by the Servicer with respect to the Mortgage Loans in such Pool pursuant to Section 5.04(b), (c), (e) and (f)(i) as of the related Determination Date and any amounts deposited into the Servicing Account with respect to the Mortgage Loans in such Pool pursuant to Section 5.04(g) as of the related Determination Date) during the related Due Period or, with respect to Section 5.03(b)(vi), on the related Determination Date, and deposited into the applicable Certificate Account as of the Determination Date, plus (ii) the amount of any Monthly Advances and Compensating Interest payments relating to the Mortgage Loans of such Pool, remitted by the Servicer for such Remittance Date, plus (iii) amounts to be transferred to the applicable Certificate Account from the Pre-Funding Account and the Capitalized Interest Account with respect to the Remittance Dates in July, August and September 1996, less (iv) those amounts withdrawable from the applicable Certificate Account pursuant to Section 6.01(b)(vi). The "Pool Available Remittance Amount" does not include (i) funds in the applicable Principal and Interest Account and available to be withdrawn pursuant to Section 5.04(d)(ii), (ii) funds in the applicable Certificate Account and available to be withdrawn pursuant to Section 6.01(b)(v) and (iii) funds in the applicable Certificate Account that cannot be distributed by the Trustee on such Remittance Date as a result of a proceeding initiated under the United States Bankruptcy Code, as amended from time to time (11 U.S.C.).

     POOL AVAILABLE REMITTANCE AMOUNT SHORTFALL: With respect to any Pool and Remittance Date, the excess, if any, of (i) the Pool Remittance Amount for such Pool (net of amounts included in clauses (X) (vi) and (viii) and (Y) of the definition of Pool Principal Distribution Amount) over (ii) the Pool Available Remittance Amount for such Pool (net of the amount to be withdrawn from the applicable Certificate Account pursuant to Section 6.01(b)(i) and one-twelfth of the Annual Expense Escrow Amount with respect to such Pool and, with respect to Pool II, the amount to be withdrawn from the applicable Certificate Account pursuant to Section 6.01(b)(iii)).

     POOL AVAILABLE REMITTANCE AMOUNT SURPLUS: With respect to any Pool and Remittance Date, the excess, if any, of (i) the Pool Available Remittance Amount for such Pool (net of the amount to be withdrawn from the applicable Certificate Account pursuant to Section 6.01(b)(i) and one-twelfth of the Annual Expense Escrow Amount with respect to such Pool and, with respect to Pool II, the amount to be withdrawn from the applicable Certificate Account pursuant to Section 6.01(b)(iii)) over (ii) the Pool Remittance Amount for such Pool (net of amounts included in clauses (X)(vi) and (viii) and (Y) of the definition of Pool Principal Distribution Amount).

     POOL CARRY-FORWARD AMOUNT: With respect to any Pool and Remittance Date, the sum of (i) the amounts, if any, by which (x) the Pool Remittance Amount for such Pool as of the immediately preceding Remittance Date exceeded (y) the amount of the actual distribution to the Holders of the Certificates of such Pool (including to the Certificate Insurer, as provided in Section 6.08), pursuant to Section 6.08 on the immediately preceding Remittance Date, exclusive of any Insured Payment to the Holders of the Certificates of such Pool made pursuant to Section 6.08 hereof on such immediately preceding Remittance Date, and (ii) interest on the amounts, if any, described in clause (i) above, at one-twelfth of the weighted average Remittance Rates of the Certificates of such Pool from such immediately preceding Remittance Date; provided, however, that only the Certificate Insurer shall be entitled to interest on the principal portion of the Pool Carry- Forward Amount.

     POOL CURRENT INTEREST REQUIREMENT: For each Pool, the sum of the Class Current Interest Requirements of the Certificates of such Pool.

     POOL MAXIMUM COLLATERAL AMOUNT: For each Pool, the sum of (i) the aggregate Principal Balances as of the Cut-Off Date of all Initial Mortgage Loans in such Pool and (ii) the aggregate Principal Balances as of the related Subsequent Cut-Off Dates of all Subsequent Mortgage Loans transferred to the Trust Fund and assigned to such Pool.

     POOL PRE-FUNDING EARNINGS: With respect to each Pool and the Remittance Dates in July, August and September 1996, the actual investment earnings earned during the period from the Closing Date through the Business Day immediately preceding the Determination Date in July, August and September 1996 (inclusive) on that portion of the Pre-Funding Account allocated to such Pool during such period as calculated by the Representative pursuant to Section 2.09(f) hereof.

     POOL PRINCIPAL BALANCE: With respect to any Pool, the sum of the Class Principal Balances of the Certificates of such Pool. Notwithstanding the foregoing, for purposes of determining the following definitions amounts on deposit in the Certificate Account for Pool II allocated to the Holders of the Auction Rate Certificates for a Remittance Date but not being distributed on such Remittance Date pursuant to Section 6.08(f) shall be deemed to have been so distributed on such Remittance Date and reduce the Pool Principal Balance of Pool II accordingly: (i) Excess Subordinated Amount, (ii) Pool Amortized Subordinated Amount Requirement, (iii) Pool Subordinated Amount, (iv) Subordinated Deficiency Amount, (v) Subordination Deficit, (vi) Subordination Increase Amount and (vii) Subordination Reduction Amount.

     POOL PRINCIPAL DISTRIBUTION AMOUNT: For each Pool, on any Remittance Date, the excess of:

               (X) the sum, without duplication, of the following:

               (i) each payment of principal received by the Servicer or any Subservicer (exclusive of Curtailments, Principal Prepayments and amounts described in clause (iii) hereof) during the related Due Period with respect to the Mortgage Loans of the related Pool,

               (ii) all Curtailments and all Principal Prepayments received by the Servicer or any Subservicer during the related Due Period with respect to the Mortgage Loans of the related Pool,

               (iii) the principal portion of all Insurance Proceeds, Released Mortgaged Property Proceeds and Net Liquidation Proceeds received by the Servicer or any Subservicer during the related Due Period with respect to the Mortgage Loans of the related Pool (and, with respect to the Pool III Loans, the principal portion of all FHA Payments received by the Claims Administrator with respect to a 90 Day Delinquent FHA Loan during the related Due Period),

               (iv) that portion of the purchase price (as indicated in Section 2.05(b)) for any repurchased Mortgage Loan from the related Pool which represents principal and any Substitution Adjustments deposited in the applicable Principal and Interest Account with respect to such Mortgage Loans of the related Pool and transferred to the applicable Certificate Account as of the related Determination Date,

               (v) any proceeds representing principal on the Mortgage Loans of the related Pool received by the Trustee in connection with the liquidation of the Mortgage Loans of the related Pool or the termination of the Trust,

               (vi) the amount of any Subordination Deficit with respect to such Pool for such Remittance Date,

               (vii) any moneys released from the Pre-Funding Account on the July, August and September 1996 Remittance Date as a prepayment of the Certificates of the related Pool for such Remittance Date,

               (viii) the amount of any Subordination Increase Amount with respect to the related Pool for such Remittance Date, OVER

               (Y) the amount of any Subordination Reduction Amount with respect to the related Pool for such Remittance Date.

     POOL PROJECTED NET MONTHLY EXCESS CASHFLOW: As of any date of calculation, with respect to Pool I and Pool IV, five times (or with respect to Pool II, three times) Net Monthly Excess Cashflow relating to such Pool, as calculated pursuant to Section 6.14(b) hereof on the Remittance Date immediately preceding such date of calculation. Pool Projected Net Monthly Excess Cash Flow shall not apply to Pool III.

     POOL REMAINING AMOUNT AVAILABLE: With respect to any Pool and as of any Remittance Date the greater of (x) zero dollars and (y)(i) the Pool Available Amount for the related Pool minus (ii) payments made with respect thereto pursuant to Sections 6.08(d)(i) through (iv) (and, in the case of Pool II, amounts on deposit in the Certificate Account for Pool II allocated to the Holders of the Auction Rate Certificates but not being distributed on such Remittance Date pursuant to Section 6.08(f)).

     POOL REMITTANCE AMOUNT: As to each Pool and any Remittance Date, the amount required to be distributed on such Remittance Date to the Holders of the Certificates of such Pool, such amount being equal to the sum of (i) the Pool Current Interest Requirement for the related Pool, (ii) the Pool Principal Distribution Amount for the related Pool, (iii) the Pool Carry- Forward Amount for the related Pool and (iv) any amount received by the Trustee from the Servicer or the Originator and paid to the Holders of the Certificates of the related Pool that constitutes a Monthly Advance and that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code, as amended from time to time (11 U.S.C.), in accordance with a final, nonappealable order of a court having competent jurisdiction.

     In the event that any amounts referenced in subclause (iv) above constitute Insured Payments or any portion thereof, payment of such amounts shall be disbursed to the trustee in bankruptcy named in the final order of the court exercising jurisdiction and not directly to any Certificateholder of the Certificates of such Pool unless such Certificateholder has returned principal or interest paid on the Certificates of such Pool to such trustee in bankruptcy, in which case payment shall be disbursed to such Certificateholder.

     POOL SUBORDINATED AMOUNT: For each Pool, as of any Remittance Date, the excess, if any, of (x) the sum of (i) the aggregate Principal Balances of the Mortgage Loans of the related Pool as of the close of business on the last day of the Due Period relating to such Remittance Date, (ii) any amount on deposit in the Pre-Funding Account at such time and allocated to the related Pool and
(iii) the Spread Account Portion for the related Pool, over (y) the Pool Principal Balance of the related Pool as of such Remittance Date (after taking into account the payment of the Pool Remittance Amount of the related Pool on such Remittance Date, net of amounts included in clauses (X)(vi) and (viii) and
(Y) of the definition of Pool Principal Distribution Amount). Notwithstanding the foregoing, for purposes of Section 6.14(b) hereof, the calculation of the Pool Subordinated Amount for Pool III shall not include the Pool III Spread Account Portion.

     POOL I CERTIFICATE: A Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 or Class A-9 Certificate.

     POOL I INITIAL SPECIFIED SUBORDINATED AMOUNT: $30,690,000.

     POOL I MORTGAGE LOAN: A Mortgage Loan listed on Exhibit H delivered to the Trustee, as such Exhibit may be amended from time to time.

     POOL I SPECIFIED SUBORDINATED AMOUNT: means (as such amount may be changed in accordance with the provisions of Section 2.09(f) hereof) the greater of (i) the Pool I Initial Specified Subordinated Amount or (ii) the difference between
(x) one-half of the aggregate Principal Balances of all Pool I Mortgage Loans that are 90 or more days delinquent (including REO Properties) minus (y) the Pool Projected Net Monthly Excess Cashflow for Pool I as of such date, until the later of the date upon which principal in the amount of one-half of the Pool Maximum Collateral Amount for Pool I has been received in respect of the Pool I Mortgage Loans and the 30th Remittance Date following the Closing Date, and with respect to each Remittance Date thereafter, the greatest of:

     (a) the lesser of (i) the Pool I Initial Specified Subordinated Amount,
(ii) the Pool Amortized Subordinated Amount Requirement for Pool I or (iii) two times the Pool I Initial Specified Subordinated Amount stated as a percentage of the Pool Maximum Collateral Amount for Pool I times the then current outstanding Pool Principal Balance for Pool I plus the then current outstanding Principal Balance of the Pool I Mortgage Loans with an original term to stated maturity of five years and a "balloon" payment due at such stated maturity;

     (b) the difference between (i) one-half of the aggregate Principal Balances of all Pool I Mortgage Loans that are 90 or more days delinquent (including REO Properties) minus (ii) the Pool Projected Net Monthly Excess Cashflow for Pool I as of such date;

     (c) an amount equal to 0.5% of the Pool Maximum Collateral Amount for Pool I plus 15.0% of the then current outstanding Principal Balance of the Pool I Mortgage Loans with an original term to stated maturity of 15 years and a "balloon" payment due at such stated maturity; or

     (d) $500,000 times a fraction, the numerator of which is the Pool Principal Balance of Pool I for such Remittance Date and the denominator of which is the sum of the aggregate Pool Principal Balances of each Pool for such Remittance Date.

     POOL II CERTIFICATE: A Class A-10 or Class A-11 Certificate.

     POOL II INITIAL SPECIFIED SUBORDINATED AMOUNT: $5,600,000.

     POOL II MORTGAGE LOAN: A Mortgage Loan, if any, listed on Exhibit H-1 delivered to the Trustee, as such Exhibit may be amended from time to time, which Mortgage Loan has a Mortgage Interest Rate which adjusts on each Change Date by reference to the LIBOR Index or the Treasury Index, as the case may be, subject to the applicable Periodic Rate Cap and the applicable Lifetime Floor and Lifetime Cap.

     POOL II SPECIFIED SUBORDINATED AMOUNT: means (as such amount may be changed in accordance with the provisions of Section 2.09(f) hereof) the greater of (i) the Pool II Initial Specified Subordinated Amount or (ii) two times the difference between (x) one-half of the aggregate Principal Balances of all Pool II Mortgage Loans that are 90 or more days delinquent (including REO Properties) minus (y) the Pool Projected Net Monthly Excess Cashflow for Pool II as of such date, until the later of the date upon which principal in the amount of one-half of the Pool Maximum Collateral Amount for Pool II has been received in respect of the Pool II Mortgage Loans and the 30th Remittance Date following the Closing Date, and with respect to each Remittance Date thereafter, the greatest of:

     (a) the lesser of (i) the Pool II Initial Specified Subordinated Amount,
(ii) the Pool Amortized Subordinated Amount Requirement for Pool II or (iii) two times the Pool II Initial Specified Subordinated Amount stated as a percentage of the Pool Maximum Collateral Amount for Pool II times the then current outstanding Pool Principal Balance for Pool II plus the then current outstanding Principal Balance of the Pool II Mortgage Loans with an original term to stated maturity of five years and a "balloon" payment due at such stated maturity;

     (b) two times the difference between (i) one-half of the aggregate Principal Balances of all Pool II Mortgage Loans that are 90 or more days delinquent (including REO Properties) minus (ii) the Pool Projected Net Monthly Excess Cashflow for Pool II as of such date;

     (c) an amount equal to 0.5% of the Pool Maximum Collateral Amount for Pool II plus 15.0% of the then current outstanding Principal Balance of the Pool II Mortgage Loans with an original term to stated maturity of 15 years and a "balloon" payment due at such stated maturity; or

     (d) $500,000 times a fraction, the numerator of which is the Pool Principal Balance of Pool II for such Remittance Date and the denominator of which is the sum of the aggregate Pool Principal Balances of each Pool for such Remittance Date.

     POOL III CERTIFICATE: A Class A-12, Class A-13, Class A- 14 or Class A-15 Certificate.

     POOL III DELINQUENCY PERIOD: As defined in Section 6.14(b).

     POOL III INITIAL SPECIFIED SUBORDINATED AMOUNT: $9,500,000.

     POOL III MORTGAGE LOAN: A Mortgage Loan listed on Exhibit H-2 delivered to the Co-Trustee, as such Exhibit may be amended from time to time.

     POOL III SPECIFIED SUBORDINATED AMOUNT: means (as such amount may be changed in accordance with the provisions of Section 2.09(f) hereof) the Pool III Initial Specified Subordinated Amount until the later of the date upon which principal in the amount of one-half of the Pool Maximum Collateral Amount for Pool III has been received in respect of the Pool III Mortgage Loans and the 30th Remittance Date following the Closing Date, and with respect to each Remittance Date thereafter, the greatest of:

                  (a) the lesser of (i) the Pool III Initial Specified Subordinated Amount and (ii) the Pool Amortized Subordinated Amount Requirement for Pool III; and

                  (b) the lesser of (i) $300,000 and (ii) the aggregate Principal Balances of all Pool III Mortgage Loans as of the close of business on the last day of the Due Period immediately preceding such date.

Provided, however, that (notwithstanding the capture of Total Monthly Excess Cashflow pursuant to Section 6.14(b) hereof) the Pool III Specified Subordinated Amount shall equal the Pool III Initial Specified Subordinated Amount during any Pool III Delinquency Period.

     POOL IV CERTIFICATE: A Class A-16 Certificate.

     POOL IV INITIAL SPECIFIED SUBORDINATED AMOUNT: $5,000,000.

     POOL IV MORTGAGE LOAN: A Mortgage Loan listed on Exhibit H-3 delivered to the Trustee, as such Exhibit may be amended from time to time.

     POOL IV SPECIFIED SUBORDINATED AMOUNT: means (as such amount may be reduced in accordance with the provisions of Section 2.09(f) hereof) the Pool IV Initial Specified Subordinated Amount until the later of the date upon which principal in the amount of one-half of the Pool Maximum Collateral Amount for Pool IV has been received in respect of the Pool IV Mortgage Loans and the 30th Remittance Date following the Closing Date, and with respect to each Remittance Date thereafter, the greatest of:

     (a) the lesser of (i) the Pool IV Initial Specified Subordinated Amount,
(ii) the Pool Amortized Subordinated Amount Requirement for Pool IV or (iii) two times the Pool IV Initial Specified Subordinated Amount stated as a percentage of the Pool Maximum Collateral Amount for Pool IV times the then current outstanding Pool Principal Balance for Pool IV plus the then current outstanding Principal Balance of the Pool IV Mortgage Loans with an original term to stated maturity of five years and a "balloon" payment due at such stated maturity;

     (b) two times the difference between (i) one-half of the aggregate Principal Balances of all Pool IV Mortgage Loans that are 90 or more days delinquent (including REO Properties) minus (ii) the Pool Projected Net Monthly Excess Cashflow for Pool IV as of such date;

     (c) an amount equal to 0.5% of the Pool Maximum Collateral Amount for Pool IV plus 15% of the then current outstanding Principal Balance of the Pool IV Mortgage Loans with an original term to stated maturity of 15 years and a "balloon" payment due at such stated maturity;

     (d) $500,000 times a fraction, the numerator of which is the Pool Principal Balance for Pool IV for such Remittance Date and the denominator of which is the sum of the aggregate Pool Principal Balances of each Pool for such Remittance Date; or

     (e) the sum of the Principal Balances of the three largest Pool IV Mortgage Loans.

     PREFERENCE AMOUNT: means any amount previously distributed to a holder of the Certificates (other than the Trust Fund) that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     PRE-FUNDED AMOUNT: With respect to any date of determination, the amount on deposit in the Pre-Funding Account.

     PRE-FUNDING ACCOUNT: The Pre-Funding Account established in accordance with
Section 6.02 hereof and maintained by the Trustee.

     PREMIUM DEPOSIT AMOUNT: As of any Remittance Date, an amount equal to the Monthly Premium for such Remittance Date.

     PRIME RATE: The lowest prime lending rate as published in THE WALL STREET JOURNAL on any date of determination or, if such rate is not published in THE WALL STREET JOURNAL on any date of determination, the lowest prime lending rate as published in the most recently available edition of THE WALL STREET JOURNAL, preceding such date of determination.

     PRINCIPAL AND INTEREST ACCOUNT: The principal and interest account established by the Servicer pursuant to Section 5.03 hereof.

     PRINCIPAL BALANCE: With respect to any Mortgage Loan or related REO Property, at any date of determination, (i) the principal balance of the Mortgage Loan (or, with respect to a Low Interest Pool I Mortgage Loan, the product of such principal balance and the percentage set forth on Exhibit T attached hereto) outstanding as of the Cut-Off Date or as of the applicable Subsequent Cut-Off Date relative to Subsequent Mortgage Loans or as of the applicable substitution date relative to Qualified Substitute Mortgage Loans, after application of principal payments received on or before such date, minus
(ii) the sum of (a) the principal portion of the Monthly Payments received during each Due Period ending prior to the most recent Remittance Date, which were distributed pursuant to Section 6.08 on any previous Remittance Date, and
(b) all Principal Prepayments, Curtailments, Excess Payments, all Insurance Proceeds, Released Mortgaged Property Proceeds, Net Liquidation Proceeds and net income from an REO Property (but not including the proceeds of any Insured Payment) to the extent applied by the Servicer as recoveries of principal in accordance with the provisions hereof, which were distributed pursuant to
Section 6.08 on any previous Remittance Date.

     PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a Mortgage Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy a Mortgage Loan in full.

     PRIOR LIEN: With respect to any Mortgage Loan which is not a first priority lien, each mortgage loan relating to the corresponding Mortgaged Property having a higher priority lien.

     PROHIBITED TRANSACTION: "Prohibited Transaction" shall have the meaning set forth from time to time in the definition thereof at Section 860F(a)(2) of the Code (or any successor statute thereto).

     PROJECTED EXCESS SPREAD: As of any date of determina- tion, the amount calculated as such in accordance with the Insurance Agreement.

     PUD AND DE MINIMIS PUD: A planned unit development in which individual fee title is held to the interior and exterior of the units and underlying land and common areas, recreational facilities and streets are held in undivided common ownership.

     QUALIFIED MORTGAGE: "Qualified mortgage" shall have the meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto).

     QUALIFIED SUBSTITUTE MORTGAGE LOAN: A mortgage loan or mortgage loans substituted for a Deleted Mortgage Loan pursuant to Section 2.05 or 3.03 hereof, which (i) has or have a mortgage interest rate or rates (or, in the case of a Pool II Mortgage Loan, a Gross Margin and Index) of not less than (and not more than two percentage points more than) the Mortgage Interest Rate (or Gross Margin and Index) for the Deleted Mortgage Loan, (ii) relates or relate to the same type of Residential Dwelling or Multifamily Property, as the case may be, as the Deleted Mortgage Loan, (iii) matures or mature no later than (and not more than one year earlier than) the Deleted Mortgage Loan, (iv) has or have a Loan- to-Value Ratio or Loan-to-Value Ratios at the time of such substitution no higher than the Loan-to Value Ratio of the Deleted Mortgage Loan at such time,
(v) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) equal to or less than the Principal Balance (prior to the occurrence of Realized Losses) of the Deleted Mortgage Loan as of such date, (vi) with respect to each Deleted Mortgage Loan that is a first mortgage loan, is a first mortgage loan, (vii) satisfies or satisfy the criteria set forth from time to time in the definition of a "qualified replacement mortgage" at Section 860G(a)(4) of the Code (or any successor statute thereto), (viii) with respect to Pool III, is an FHA Loan if the Deleted Mortgage Loan was an FHA Loan or a Conventional Home Improvement Loan if the Deleted Mortgage Loan was a Conventional Home Improvement Loan and
(ix) complies or comply as of the date of substitution with each representation and warranty set forth in Sections 3.01(b) and 3.02.

     RATING AGENCIES: Moody's and S&P.

     REALIZED LOSS: With respect to each Liquidated Mortgage Loan (including a 90 Day Delinquent FHA Loan as to which no Claim is eligible to be filed with the
FHA), an amount (not less than zero or greater than the related outstanding principal balance as of the date of the final liquidation) equal to the outstanding principal balance of the Mortgage Loan as of the date of such liquidation, minus the Net Liquidation Proceeds relating to such Liquidated Mortgage Loan (such Net Liquidation Proceeds to be applied first to the principal balance of the Liquidated Mortgage Loan and then to interest thereon). With respect to each 90 Day Delinquent FHA Loan for which a Claim is eligible to be filed with the FHA, the Realized Loss, if any, shall be determined as of the Determination Date following the date the related FHA Payment is received by the Co-Trustee, and shall be an amount (not less than zero or greater than the related outstanding principal balance as of the date the Claim relating to such FHA Loan is filed with the FHA) equal to the outstanding principal balance of the FHA Loan as of the date of such filing, minus amounts paid from the Certificate Account relating to such 90 Day Delinquent FHA Loan (such amounts to be applied first to the principal balance of such FHA Loan and then to interest thereon). With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the Realized Loss shall be calculated as the difference between the principal balance of the Mortgage Loan immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to any Mortgage Loan made to a Mortgagor who has filed a petition in bankruptcy under the United States Bankruptcy Code, as amended from time to time (11 U.S.C.), a Realized Loss shall be deemed to have occurred whenever a withdrawal is made from the Principal and Interest Account in respect of such Mortgage Loan pursuant to Section 5.04(c), and shall be equal to the amount of such withdrawal.

     REALLOCATED POOL III SPREAD ACCOUNT PORTION: For any Remittance Date, the excess, if any, of the Pool III Subordinated Amount after giving effect to all payments to be made on the Pool III Certificates on such Remittance Date over the Pool III Specified Subordinated Amount for such Remittance Date.

     RECORD DATE: With respect to any Remittance Date, the close of business on the last day of the month immediately preceding the month of the related Remittance Date. With respect to the Special Remittance Date, August 31, 1996.

     REFERENCE BANKS: Leading banks selected by the Trustee (or, with respect to the Auction Rate Certificates, the Auction Agent) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated by the Trustee (or, with respect to the Auction Rate Certificates, the Auction Agent) to the Representative, the Servicer, the Claims Administrator and the Certificate Insurer and (iii) which are not affiliates of the Representative.

     REGISTRATION STATEMENT: The registration statement (File No. 33-98734) filed by the Representative with the Securities and Exchange Commission in connection with the issuance and sale of the Class A Certificates, including the Prospectus dated March 19, 1996 and the Prospectus Supplement dated June 21, 1996.

     REIMBURSABLE AMOUNTS: As of any date of determination, an amount payable to the Servicer and/or Representative with respect to (i) the payment of any tax reimbursable pursuant to Section 5.01(h), (ii) the Monthly Advances and Servicing Advances reimbursable pursuant to Section 5.04(b), (iii) any advances reimbursable pursuant to Section 9.01 and not previously reimbursed pursuant to
Section 6.03(c)(i), and (iv) any other amounts reimbursable to the Servicer or the Representative prior to a distribution to the Class R Certificateholders pursuant to this Agreement.

     RELATED PAYMENTS: As described in Section 5.15(c).

     RELEASED MORTGAGED PROPERTY PROCEEDS: As to any Mortgage Loan, proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Mortgagor in accordance with applicable law, the Servicer's customary second mortgage servicing procedures and this Agreement.

     REMAINDER EXCESS SPREAD AMOUNT: As of any Remittance Date, the amount equal to the excess of the related Excess Spread over the related Monthly Excess Spread.

     REMIC: A "real estate mortgage investment conduit" with- in the meaning of
Section 860D of the Code.

     REMIC CHANGE OF LAW: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to the REMIC and the REMIC Provisions issued after the Closing Date.

     REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

     REMIC TRUST FUND: The assets constituting the Trust Fund other than the Pre-Funding Account and the Capitalized Interest Account.

     REMITTANCE DATE: The 15th day of any month or if such 15th day is not a Business Day, the first Business Day immediately following, commencing July 1996; provided, however, that in no event shall the Remittance Date occur less than three Business Days following the Determination Date.

     REO DISPOSITION: The final sale by the Servicer of a Mortgaged Property acquired by the Servicer in foreclosure or by deed in lieu of foreclosure. The proceeds of any REO Disposition constitute part of the definition of Liquidation Proceeds.

     REO PROPERTY: As described in Section 5.10.

     REPRESENTATIVE: The Money Store Inc., a New Jersey corporation, and its successors and assigns as Representative hereunder.

     RESERVE AMOUNT: As of any date of determination, the maximum amount of FHA insurance available with respect to all FHA Loans. The Reserve Amount initially will equal at least 10% of the Pool III Principal Balance as of the Cut-Off Date and will decline as set forth in 24 C.F.R. ss. 201.32(b).

     RESERVE INTEREST RATE: As described in Section 12.15.

     RESIDENTIAL DWELLING: Any one or more of the following, (i) Single Family Detached House, (ii) Row House, (iii) Two-Family House, (iv) Low-Rise Condominium, (v) PUD and De minimis PUD, (vi) Three- or Four-Family House, (vii) High-Rise Condominium, (viii) Mixed Use Building or (ix) manufactured home (as defined in FNMA/FHLMC Seller-Servicers' Guide) to the extent that it constitutes real property in the state in which it is located.

     RESPONSIBLE OFFICER: When used with respect to the Trustee, any officer assigned to the Corporate Trust Department, and when used with respect to the Co-Trustee, any officer assigned to the Corporate Trust Department, in each case including any Vice President, Assistant Vice President, any Assistant Secretary, any trust officer or any other officer of the Trustee or Co-Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Representative, an Originator or any other person, any Vice President, Assistant Vice President, the Treasurer, or any Secretary or Assistant Secretary.

     ROW HOUSE: A single family dwelling unit attached to another dwelling unit by common walls.

     SAIF: The Savings Association Insurance Fund, or any successor thereto.

     SCHEDULE OF MORTGAGE LOANS: The schedule of Mortgage Loans attached to the related Subsequent Transfer Agreement.

     SERIES: 1996-B.

     SERVICER: The Money Store Inc., a New Jersey corpora- tion, and its successors and assigns as Servicer hereunder.

     SERVICER'S CERTIFICATE: The certificate as defined in Section 6.10.

     SERVICING ACCOUNT: The Servicing Account established and maintained by the Servicer in accordance with Section 6.15 hereof. The Servicing Account, and amounts deposited therein, shall not constitute part of the Trust Fund and Certificateholders shall have no rights thereto.

     SERVICING ADVANCES: All reasonable and customary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, (iv) compliance with the obligations under clause (vi) of Section 5.01(a) and Sections 5.02, 5.05 and 5.07, which Servicing Advances are reimbursable to the Servicer to the extent provided in Section 5.04(b), and (e) in connection with the liquidation of a Mortgage Loan, expenditures relating to the purchase or maintenance of any Prior Lien pursuant to Section 5.14, for all of which costs and expenses the Servicer is entitled to reimbursement with interest thereon up to a maximum rate per annum equal to the related Mortgage Interest Rate, except that any amount of such interest accrued at a rate in excess of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 or Class A-9 Remittance Rate, as the case may be, for a Pool I Mortgage Loan, the Class A-10 or Class A-11 Remittance Rate for a Pool II Mortgage Loan, the Class A-12, Class A-13, Class A-14 or Class A-15 Remittance Rate, as the case may be, for a Pool III Mortgage Loan or the Class A-16 Remittance Rate for a Pool IV Mortgage Loan, with respect to the Remittance Date on which the Net Liquidation Proceeds will be distributed shall be reimbursable only from Excess Proceeds.

     SERVICING DELINQUENCY TRIGGER: Will be deemed to have occurred on any date of determination (i) on or prior to May 31, 2000, if the Total Expected Losses (as defined below) of the Pool I, Pool II, Pool III and Pool IV Mortgage Loans exceed 9.0% of the aggregate Principal Balances of the Pool I, Pool II, Pool III and Pool IV Mortgage Loans as of the end of the first Due Period immediately following the Funding Period and (ii) after May 31, 2000, but on or prior to May 31, 2005, if the Total Expected Losses of the Pool I, Pool II, Pool III and Pool IV Mortgage Loans exceed 13.5% of the aggregate Principal Balances of the Pool I, Pool II, Pool III and Pool IV Mortgage Loans as of the end of the first Due Period immediately following the Funding Period.

     For purposes of the foregoing definition, the "Total Expected Losses" of the Pool I, Pool II, Pool III and Pool IV Mortgage Loans on any date of determination shall equal the sum of (i) the cumulative Realized Losses on the Pool I, Pool II, Pool III and Pool IV Mortgage Loans from the Closing Date through and including such date of determination and (ii) the Delinquency Calculation (as defined below).

     For purposes of the foregoing definition, the "Delinquency Calculation" on any date of determination shall equal the sum of:

                           (i) the Principal Balance of all Mortgage Loans 30-59 days delinquent multiplied by 10.75%;

                      (ii) the Principal Balance of all Mortgage Loans 60-89 days delinquent multiplied by 21.50%; and

                     (iii) the Principal Balance of all Mortgage Loans 90 days
                  or more delinquent multiplied by 43.00%.

     SERVICING FEE: As to each Mortgage Loan, the annual fee payable to the Servicer. Such fee shall be calculated and payable monthly only from the amounts received in respect of interest on such Mortgage Loan, shall accrue at the rate of .25% per annum and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee is payable solely from the interest portion of related (i) Monthly Payments, (ii) Liquidation Proceeds or (iii) Released Mortgaged Property Proceeds collected by the Servicer, or as otherwise provided in Section 5.04. The Servicing Fee includes any servicing fees owed or payable to any Subservicer.

     SERVICING OFFICER: Any officer of the Servicer or Claims Administrator involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and signature appears on a list of servicing officers furnished to the Trustee or Co-Trustee by the Servicer or Claims Administrator, as such list may from time to time be amended.

     SINGLE FAMILY DETACHED HOUSE: A single family dwelling unit not attached in any way to any other unit.

     SINGLE FAMILY LOANS: Mortgage Loans secured by Mortgaged Property consisting of one-to-four family units.

     S&P: Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, or any successor thereto.

     SPECIAL HOLDINGS: TMS Special Holdings Inc., a Delaware corporation.

     SPECIAL REMITTANCE DATE: September 26, 1996.

     SPECIFIED SUBORDINATED AMOUNT: As applicable, the Pool I Specified Subordinated Amount, the Pool II Specified Subordinated Amount, the Pool III Specified Subordinated Amount or the Pool IV Specified Subordinated Amount.

     SPREAD ACCOUNT: The Spread Account that may be established and maintained with the Trustee in accordance with Section 6.05 hereof.

     SPREAD ACCOUNT PORTION: With respect to each Pool and any Remittance Date, an amount equal to the product of (i) the amount on deposit in the Spread Account immediately prior to such Remittance Date (other than amounts deposited therein pursuant to Section 6.14(b)(iii)) and (ii) a fraction, the numerator of which is the Initial Pool Spread Account Deposit for such Pool and the denominator of which is the Aggregate Initial Spread Account Deposit.

     STARTUP DAY: The day designated as such pursuant to Section 2.06 hereof.

     SUBORDINATED AMOUNT: For each Pool, the Pool Subordinated Amount for such Pool.

     SUBORDINATED DEFICIENCY AMOUNT: With respect to any Pool and Remittance Date, the difference, if any, between (i) the Specified Subordinated Amount applicable to such Pool and Remittance Date and (ii) the Subordinated Amount applicable to such Pool and Remittance Date prior to taking into account the payment of any amounts calculated pursuant to clauses (X)(vi) and (viii) and (Y) of the definition of Pool Principal Distribution Amount with respect to such Remittance Date.

     SUBORDINATION DEFICIT: With respect to any Pool and any Remittance Date, the amount, if any, by which (x) the Pool Principal Balance with respect to such Pool after taking into account the payment of the Pool Remittance Amount for such Pool on such Remittance Date in the manner described herein (other than amounts payable with respect to clause (X)(vi) of the definition of Pool Principal Distribution Amount) exceeds (y) the sum of (i) the aggregate Principal Balances of the Mortgage Loans of the related Pool as of the close of business on the last day of the Due Period relating to such Remittance Date and
(ii) any Pre-Funding Account moneys allocable to the Mortgage Loans of such Pool as of the close of business on the last day of the related Due Period.

     SUBORDINATION INCREASE AMOUNT: With respect to any Pool and any Remittance Date, the lesser of (i) the Subordinated Deficiency Amount as of such Payment Date (after taking into account the payment of the Pool Remittance Amount for such Pool on such Remittance Date (except for any Subordination Increase Amount)) and (ii) the aggregate amount of Net Monthly Excess Cashflow to be allocated to such Pool pursuant to Section 6.14(b)(i) on such Remittance Date.

     SUBORDINATION REDUCTION AMOUNT: With respect to any Pool and any Remittance Date, an amount equal to the lesser of (x) the Excess Subordinated Amount for such Pool and Remittance Date and (y) the sum of the amounts calculated pursuant to clauses (X)(i) through (v), inclusive, and (vii) of the definition of Pool Principal Distribution Amount with respect to such Pool and Remittance Date.

     SUBSEQUENT CUT-OFF DATE: The beginning of business on each date specified in a Subsequent Transfer Agreement with respect to those Subsequent Mortgage Loans which are transferred and assigned to the Trust Fund pursuant to the related Subsequent Transfer Agreement.

     SUBSEQUENT MORTGAGE LOANS: The Mortgage Loans sold to the Trust Fund pursuant to Section 2.09, which shall be listed on the Schedule of Mortgage Loans attached to the related Subsequent Transfer Agreement.

     SUBSEQUENT POOL I MORTGAGE LOANS: Subsequent Mortgage Loans assigned to Pool I.

     SUBSEQUENT POOL II MORTGAGE LOANS: Subsequent Mortgage Loans assigned to Pool II.

     SUBSEQUENT POOL III MORTGAGE LOANS: Subsequent Mortgage Loans assigned to Pool III.

     SUBSEQUENT POOL IV MORTGAGE LOANS: Subsequent Mortgage Loans assigned to Pool IV.

     SUBSEQUENT TRANSFER AGREEMENT: Each Subsequent Transfer Agreement dated as of a Subsequent Transfer Date executed by the Trustee (and, with respect to Pool III Mortgage Loans, the Co- Trustee) and the Representative, by which Subsequent Mortgage Loans are sold and assigned to the Trust Fund.

     SUBSEQUENT TRANSFER DATE: The date specified as such in each Subsequent Transfer Agreement.

     SUBSERVICER: Any Person with whom the Servicer has entered into a Subservicing Agreement and who satisfies any requirements set forth in Section 5.01(b) hereof in respect of the qualification of a Subservicer.

     SUBSERVICING AGREEMENT: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain Mortgage Loans as provided in Section 5.01(b), a copy of which shall be delivered, along with any modifications thereto, to the Trustee and the Certificate Insurer.

     SUBSTITUTION ADJUSTMENT: As to any date on which a substitution occurs pursuant to Sections 2.05 or 3.03, the sum of (i) the amount (if any) by which the aggregate principal balances (after application of principal payments received on or before the date of substitution) of any Qualified Substitute Mortgage Loans as of the date of substitution are less than the aggregate of the Principal Balance, prior to the occurrence of Realized Losses, of the related Deleted Mortgage Loans, and (ii) the interest portion of any unreimbursed Insured Payments made by the Certificate Insurer related to such Mortgage Loan.

     TAX MATTERS PERSON: The Person or Persons designated from time to time to act as the "tax matters person" (within the meaning of the REMIC Provisions) of the Trust Fund.

     TAX MATTERS PERSON RESIDUAL INTEREST: The interest in the Class R Certificates acquired by the Tax Matters Person pursuant to Section 2.06(d) hereof.

     TAX RETURN: The federal income tax return on Internal Revenue Service Form 1066, "U.S. Real Estate Mortgage Investment Conduit Income Tax Return," including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provision of federal, state or local tax laws.

     TELERATE PAGE 3750: The display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     TERMINATION PRICE: The price defined in Section 11.01 hereof.

     THREE- OR FOUR-FAMILY HOUSE: Three or four dwelling units under one roof.

     TITLE I: Section 2 of Title I of the National Housing Act and the rules and regulations promulgated thereunder.

     TOTAL MONTHLY EXCESS CASHFLOW: As defined in Section 6.14(a) hereof.

     TREASURY INDEX: The One-Year Constant Maturity Treasury Index as published by the Federal Reserve Board in the most recent edition of Federal Reserve Board Statistical Release No. H.15 (519) that is available 45 days before the related Change Date.

     TRUST FUND: The segregated pool of assets subject hereto, constituting the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto and all proceeds thereof, (ii) such assets (including any Permitted Instruments) as from time to time are identified as REO Property relating to Mortgage Loans or are deposited in or constitute the Certificate Accounts, Principal and Interest Account, Expense Account, Pre-Funding Account, Capitalized Interest Account, Spread Account, FHA Premium Account and Insurance Accounts, (iii) the Trustee's and Co-Trustee's rights under all insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any related Insurance Proceeds, (iv) the Certificate Insurance Policies, (v) Liquidation Proceeds and (vi) Released Mortgaged Property Proceeds, including all earnings thereon and proceeds thereof. The Mortgage Loans included from time to time in the Trust Fund shall be divided into four separate sub-trusts, one for the Pool I Mortgage Loans, one for the Pool II Mortgage Loans, one for the Pool III Mortgage Loans and one for the Pool IV Mortgage Loans.

     TRUSTEE: The Bank of New York, or its successor in interest, or any successor trustee appointed as herein provided.

     TRUSTEE'S MORTGAGE FILE: The documents delivered to the Trustee or the Custodian pursuant to Section 2.04.

     TWO FAMILY HOUSE: Two dwelling units under one roof.


                                   ARTICLE II

                      SALE AND CONVEYANCE OF THE TRUST FUND

                 Section 2.01        SALE AND CONVEYANCE OF TRUST FUND;
                                     PRIORITY AND SUBORDINATION OF OWNERSHIP
                                     INTERESTS.

     (a) The Originators do hereby sell, transfer, assign, set over and convey to the Trustee (or, with respect to the Pool III Mortgage Loans and the Reserve Amount, the Co-Trustee) without recourse and for the benefit of the Certificateholders of the related Pool, subject to the terms of this Agreement, all of the right, title and interest of the Originators in and to the Initial Pool I, Initial Pool II, Initial Pool III and Initial Pool IV Mortgage Loans, all rights under the Reserve Amount relating to the Pool III Mortgage Loans and all other assets included or to be included in the Trust Fund. The Mortgage Loans that from time to time constitute part of the Trust Fund shall be divided into four separate sub-trusts, one for the Pool I Mortgage Loans, one for the Pool II Mortgage Loans, one for the Pool III Mortgage Loans and one for the Pool IV Mortgage Loans.

     (b) The rights of the Certificateholders to receive payments with respect to the Mortgage Loans in respect of the Certificates, and all ownership interests of the Certificateholders in such payments, shall be as set forth in this Agreement. In this regard, all rights of the Class R Certificateholders to receive payments in respect of the Class R Certificates and all ownership interests of the Class R Certificateholders in and to such payments, are subject and subordinate to the preferential rights of the Class A Certificateholders, to receive payments in respect of the Class A Certificates and the ownership interests of the Class A Certificateholders in such payments, to the extent set forth herein. In accordance with the foregoing, the ownership interest of the Class R Certificateholders in amounts deposited in the Principal and Interest Account and any Account from time to time shall not vest unless and until such amounts are distributed in respect of the Class R Certificates in accordance with the terms of this Agreement.

     Section 2.02 POSSESSION OF MORTGAGE FILES.

     (a) Upon the issuance of the Certificates, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File relating to the Initial Mortgage Loans is, and upon each Subsequent Transfer Date the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File relating to the applicable Subsequent Mortgage Loans will be, vested in the Trustee (or, with respect to the Pool III Mortgage Loans, the Co- Trustee) for the benefit of the Certificateholders of the related Pool.

     (b) Pursuant to Section 2.04, the Originators have delivered or caused to be delivered each Trustee's Mortgage File relating to the Initial Mortgage Loans to the Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian) and on each Subsequent Transfer Date the Originators will deliver or cause to be delivered each Trustee's Mortgage File relating to the related Subsequent Mortgage Loans to the Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian).

     Section 2.03 BOOKS AND RECORDS.

     The sale of each Mortgage Loan shall be reflected on the Originator's balance sheets and other financial statements as a sale of assets by each Originator. Nothing in this Agreement, however, shall be deemed to create a transfer of an FHA Loan in violation of Title I or the FHA Regulations. The Originators shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Trustee for the benefit of the Certificateholders.

     Section 2.04 DELIVERY OF MORTGAGE LOAN DOCUMENTS.

     Each Originator, (i) contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian) the Certificate Insurance Policies and each of the following documents for each Initial Mortgage Loan and (ii) on each Subsequent Transfer Date, will deliver or cause to be delivered to the Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian) each of the following documents for each Subsequent Mortgage Loan originated by such
Originator:

     (a) The original Mortgage Note, endorsed "Pay to the order of holder" or "Pay to the order of __________________" and signed, by facsimile or manual signature, in the name of the Person delivering the note by a Responsible Officer, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to such Person;

     (b) Either: (i) the original Mortgage, with evidence of recording thereon,
(ii) a copy of the Mortgage certified as a true copy by a Responsible Officer where the original has been transmitted for recording until such time as the original is returned by the public recording office or (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

     (c) Either: (i) the original Assignment of Mortgage from the Person delivering such Assignment to "The Bank of New York, as Trustee under the Pooling and Servicing Agreement dated as of May 31, 1996, 1996-B" (or, with respect to the Pool III Mortgage Loans, to "First Bank (N.A.), as Co-Trustee under the Pooling and Servicing Agreement dated as of May 31, 1996, 1996-B") with evidence of recording thereon (provided, however, that where permitted under the laws of the jurisdiction wherein the Mortgaged Property is located, the Assignment of Mortgage may be effected by one or more blanket assignments for Mortgage Loans secured by Mortgaged Properties located in the same county), or (ii) a copy of such Assignment of Mortgage certified as a true copy by a Responsible Officer where the original has been transmitted for recording (provided, however, that where the original Assignment of Mortgage is not being delivered to the Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee), each such Responsible Officer may complete one or more blanket certificates attaching copies of one or more Assignments of Mortgage relating to the Mortgages originated by the related Originator);

     (d) (X) Except with respect to the FHA Loans (i) The original policy of title insurance or, if such policy has not yet been delivered by the insurer, the commitment or binder to issue same, or if the original principal balance of the Mortgage Loan was less than or equal to $15,000 or the Mortgage Loan was not originated by the Originators, other evidence of the status of title, which shall consist of an attorney's opinion of title or certificate of title, a preliminary title report, a property search, a title search, a lot book report, a property information report or a report entitled "prelim" or "PIRT" (property information report), and (ii) proof of hazard insurance in the form of a hazard insurance policy or hazard insurance policy endorsement that names the related Originator, its successors and assigns, as a mortgagee/loss payee, and, if such endorsement does not show the amount insured by the related hazard insurance policy, some evidence of such amount and (Y) with respect to the FHA Loans, the written Mortgage Loan application, title report, credit reconciliation worksheet, credit investigation receipts and approval sheet;

     (e) Either: (i) originals of all intervening assignments, if any, showing a complete chain of title from the originator to the Person delivering such assignment, including warehousing assignments, with evidence of recording thereon if such assignments were recorded, (ii) copies of any assignments certified as true copies by a Responsible Officer where the originals have been submitted for recording until such time as the originals are returned by the public recording officer, or (iii) copies of any assignments certified by the public recording office in any instances where the original recorded assignments have been lost;

     (f) Originals of all assumption and modification agreements, if any; and

     (g) Except with respect to the FHA Loans and certain Mortgage Loans with original principal balances of less than $15,000, the appraisal made in connection with the origination of the related Mortgage Loan with photographs of the subject property and of comparable properties (if available), constituting evidence sufficient to indicate that the Mortgaged Property relates to a Residential Dwelling (or, with respect to Multifamily Loans, a Multifamily Property) and identifying the type thereof.

     The Originator shall, within five Business Days after the receipt thereof, and in any event, within one year of the Closing Date (or with respect to the Subsequent Mortgage Loans, within one year of the related Subsequent Transfer
Date), deliver or cause to be delivered to the Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian): (a) the original recorded Mortgage in those instances where a copy thereof certified by a Responsible Officer was delivered to the Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian); (b) the original recorded Assignment of Mortgage to the Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee), which, together with any intervening assignments of Mortgage, evidences a complete chain of title from the originator to the Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee) in those instances where copies thereof certified by a Responsible Officer were delivered to the Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian); (c) any intervening assignments of Mortgage in those instances where copies thereof certified by a Responsible Officer were delivered to the Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian); and (d) except with respect to the Pool III Mortgage Loans, the title insurance policy, or, where no such policy is required to be provided, the other evidence of title and hazard insurance required in clause (d) above. Notwithstanding anything to the contrary contained in this
Section 2.04, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Originator shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian) of a copy of such Mortgage, Assignment of Mortgage or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof. From time to time the Originator may forward or cause to be forwarded to the Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian) additional original documents evidencing an assumption or modification of a Mortgage Loan. All Mortgage Loan documents held by the Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian) as to each Mortgage Loan are referred to herein as the "Trustee's Mortgage File."

     All recording required pursuant to this Section 2.04 shall be accomplished by and at the expense of the Servicer.

     Section 2.05 ACCEPTANCE BY TRUSTEE AND CUSTODIAN OF THE TRUST FUND; CERTAIN SUBSTITUTIONS; CERTIFICATION BY TRUSTEE AND CUSTODIAN.

     (a) The Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian, as agent for the Co-Trustee) agrees to execute and deliver on the Closing Date with respect to the Initial Mortgage Loans, and on each Subsequent Transfer Date with respect to the related Subsequent Mortgage Loans, an acknowledgment of receipt of, for each Mortgage Loan, an Assignment of Mortgage or certified copy thereof, and a Mortgage Note, in the form attached as Exhibit F hereto, and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of the Trust Fund and delivered to the Trustee, as Trustee in trust upon (or, with respect to the Pool III Mortgage Loans, to the Custodian, as agent for the Co-Trustee) and subject to the conditions set forth herein for the benefit of the Certificateholders. The Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian) agrees, for the benefit of the Certificateholders, to review each Trustee's Mortgage File relating to the Initial Mortgage Loans delivered to it within 60 days after the Closing Date and each Trustee's Mortgage File relating to the Subsequent Mortgage Loans delivered to it within 60 days after the related Subsequent Transfer Date (or, with respect to any Qualified Substitute Mortgage Loan, within 45 days after the assignment thereof) and, on each such date, to deliver to the Representative, the Servicer and the Certificate Insurer a certification in the form attached hereto as Exhibit F-1 to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), with such exceptions, if any, as identified therein (i) all documents required to be delivered to it pursuant to this Agreement are in its possession (other than items listed in Section 2.04(d)(ii)), (ii) such documents (other than items listed in Section 2.04(d)(ii)) have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing documents, the information set forth on the Mortgage Loan Schedule accurately reflects the information set forth in the Trustee's Mortgage File, and (iv) each Mortgage Note has been endorsed as provided in Section 2.04 of this Agreement. Further, for each Mortgage Loan (other than the Pool III Mortgage Loans) with an original principal balance in excess of $15,000 for which the documents in the possession of the Trustee indicate that the related Originator conducted a drive-by appraisal pursuant to FHLMC Form 704 or alternative FNMA Form in connection with originating such Mortgage Loan, the Trustee shall verify whether the Trustee's Mortgage File shows that such Mortgage Loan, (A) had an original principal balance not in excess of $35,000, and (B) has a Loan-to Value Ratio less than 50% (based solely on the LTV included on the Mortgage Loan Schedule) and/or an appraisal on FNMA/FHLMC Form 1004 was performed by the related Originator within one year prior to the origination of such Mortgage Loan. The Trustee and the Custodian shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face. Within 375 days after the Closing Date, the Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian) shall deliver to the Servicer, the Representative, the Certificate Insurer and any Certificateholder who requests a copy from the Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian) a final certification in the form attached hereto as Exhibit G evidencing, if such be the case, the completeness of the Trustee's Mortgage Files (other than items listed in Section 2.04(d)(ii)).

     (b) If the Certificate Insurer or the Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian) during the process of reviewing the Trustee's Mortgage Files finds any document constituting a part of a Trustee's Mortgage File which is not properly executed, has not been received, is unrelated to a Mortgage Loan identified in the Mortgage Loan Schedule, or does not conform in a material respect to the requirements of Section 2.04 or the description thereof as set forth in the Mortgage Loan Schedule, the Certificate Insurer or the Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian) shall promptly so notify the Servicer, the Representative and the Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian) or the Certificate Insurer, respectively. In performing any such review, the Trustee and the Custodian may conclusively rely on the related Originator as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's (or, with respect to the Pool III Mortgage Loans, the Custodian's) review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.04 (other than the items listed in Section 2.04(d)(ii)) appear on their face to have been executed and received and to relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and to verify that each Mortgaged Property appears from the information contained in the Trustee's Mortgage File to be a Residential Dwelling (or, with respect to the Multifamily Loans, a Multifamily Property). The Representative agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Mortgage File of which it is so notified by the Certificate Insurer, the Trustee or the Custodian. If, however, within 60 days after the Trustee's or the Custodian's notice to it respecting such defect the Representative has not remedied the defect and the defect materially and adversely affects the interest of the Certificate- holders in the related Mortgage Loan or the interests of the Certificate Insurer, the Representative will (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan in the manner and subject to the conditions set forth in Section
3.03 or (ii) purchase such Mortgage Loan at a purchase price equal to the Principal Balance of the Mortgage Loan as of the date of purchase, before the occurrence of Realized Losses, if any, plus 30 days' interest (or, in the case of a Pool II Mortgage Loan, the actual number of days during the related interest period for the Pool II Certificates) on such Principal Balance, computed at the weighted average Class Adjusted Mortgage Loan Remittance Rates for the Pool I Certificates with respect to a Pool I Mortgage Loan, the weighted average Class Adjusted Mortgage Loan Remittance Rates for the Pool II Certificates, with respect to a Pool II Mortgage Loan, the weighted average Class Adjusted Mortgage Loan Remittance Rates for the Pool III Certificates, with respect to a Pool III Mortgage Loan or the Class Adjusted Mortgage Loan Remittance Rate for the Pool IV Certificates with respect to a Pool IV Mortgage Loan, as the case may be, as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees, Contingency Fees, Monthly Advances and Servicing Advances reimbursable to the Servicer, plus the interest portion of any unreimbursed Insured Payments made by the Certificate Insurer related to such Mortgage Loan, which purchase price shall be deposited in the applicable Principal and Interest Account on the next succeeding Determination Date except for the amount described above relating to unreimbursed Insured Payments, which shall be paid directly by the Representative to the Certificate Insurer.

     (c) Upon receipt by the Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian) of a certification of a Servicing Officer of the Servicer of such substitution or purchase and the deposit of the amounts described above in the applicable Principal and Interest Account (which certification shall be in the form of Exhibit J hereto), the Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian) shall release to the Servicer for release to the Representative the related Trustee's Mortgage File and the Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee) shall execute, without recourse, and deliver such instruments of transfer necessary to transfer such Mortgage Loan to the Representative including, without limitation, for each FHA Loan, an FHA Transfer of Note Report to be filed with the FHA. All costs of any such transfer shall be borne by the Servicer.

     If requested by either the Representative, the Servicer or the Certificate Insurer, on the Remittance Date in June of each year, commencing 1997, the Trustee (and, with respect to the Pool III Mortgage Loans, the Custodian) shall deliver to the Representative, the Servicer and the Certificate Insurer a certification detailing all transactions with respect to the Mortgage Loans for which the Trustee or the Custodian holds a Trustee's Mortgage File pursuant to this Agreement during the prior calendar year. Such certification shall list all Trustee's Mortgage Files which were released by or returned to the Trustee or the Custodian during the prior calendar year, the date of such release or return, the reason for such release or return, and the person to whom the Trustee's Mortgage File was released or the person who returned the Trustee's Mortgage File.

     Section 2.06 DESIGNATIONS UNDER REMIC PROVISIONS; DESIGNATION OF STARTUP
DAY.

     (a) As of the Startup Day, the Class A Certificates are hereby designated as the "regular interests" in the REMIC Trust Fund. The Class R Certificates are designated the single class of "residual interests" in the REMIC Trust Fund for the purposes of the REMIC Provisions.

     (b) The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

     (c) The latest possible maturity dates of the Class A Certificates are as follows:

         CLASS                              LATEST POSSIBLE MATURITY DATE

         Class A-1                                   February 15, 2010
         Class A-2                                   November 15, 2004
         Class A-3                                   February 15, 2010
         Class A-4                                   March 15, 2011
         Class A-5                                   December 15, 2014
         Class A-6                                   March 15, 2017
         Class A-7                                   February 15, 2020
         Class A-8                                   May 15, 2024
         Class A-9                                   October 15, 2027
         Class A-10                                  October 15, 2027
         Class A-11                                  October 15, 2027
         Class A-12                                  January 15, 2002
         Class A-13                                  April 15, 2010
         Class A-14                                  April 15, 2012
         Class A-15                                  October 15, 2022
         Class A-16                                  July 15, 2027

     (d) The Servicer, at the direction of the Originators, shall acquire and retain a .01% Percentage Interest in the Class R Certificates so long as it shall act as Tax Matters Person of the Trust Fund, except that, when the Trustee is acting as successor Servicer, the Representative will hold the Tax Matters Person Residual Interest until an entity is appointed to succeed the Trustee as Servicer.

     (e) Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust Fund shall be resolved in a manner that preserves the validity of the election that the REMIC Trust Fund be treated as a REMIC.

     Section 2.07 AUTHENTICATION OF CERTIFICATES.

     The Trustee acknowledges the assignment to it of the Mortgage Loans (other than the Pool III Mortgage Loans) and the delivery to it of the Trustee's Mortgage Files relating to the Initial Mortgage Loans (other than the Pool III Mortgage Loans), the Co-Trustee acknowledges the assignment to it of the Pool III Mortgage Loans and the delivery to the Custodian of the Trustee's Mortgage Files relating to the Initial Pool III Mortgage Loans and, concurrently with such delivery, the Trustee has authenticated or caused to be authenticated and delivered to or upon the order of the Representative on behalf of the Originators, in exchange for the Initial Mortgage Loans, the Certificate Insurance Policies, the Trustee's Mortgage Files and the other assets included in the definition of the Trust Fund, Certificates duly authenticated by the Trustee in authorized denominations evidencing the entire ownership of the Trust Fund.

     Section 2.08 FEES AND EXPENSES OF THE TRUSTEE AND CO-TRUSTEE.

     The fees and expenses of the Trustee and Co-Trustee including (i) the annual fees of the Trustee and Co-Trustee, payable annually in advance, and subject to rebate to the Servicer as additional servicing compensation hereunder for any fraction of a year in which this Agreement terminates, (ii) any other fees and expenses to which the Trustee or Co-Trustee is entitled, and (iii) reimbursements to the Servicer for any advances made by the Servicer to the applicable Expense Accounts pursuant to Section 6.03 hereof, shall be paid from the Expense Accounts in the manner set forth in Section 6.03 hereof; PROVIDED, HOWEVER, that the Representative shall be liable for any expenses of the Trust Fund incurred prior to the Closing Date. The Servicer, the Trustee and the Co-Trustee hereby covenant with the Certificateholders that every material contract or other material agreement entered into by the Trustee, the Co-Trustee or the Servicer, acting as attorney-in- fact for the Trustee or the Co-Trustee, on behalf of the Trust Fund shall expressly state therein that no Certificateholder shall be personally liable in its capacity as such in connection with such contract or agreement.

     Section 2.09 SALE AND CONVEYANCE OF THE SUBSEQUENT MORTGAGE LOANS.

     (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Trustee's delivery on the related Subsequent Transfer Dates to or upon the order of the Representative of all or a portion of the balance of funds in the Pre-Funding Account, the Originators shall on any Subsequent Transfer Date sell, transfer, assign, set over and otherwise convey without recourse, to the Trustee (or, with respect to the Subsequent Pool III Mortgage Loans, the Co-Trustee) all right, title and interest of the applicable Originators in and to each Subsequent Mortgage Loan listed on the Mortgage Loan Schedule delivered by the Representative on such Subsequent Transfer Date, all their right, title and interest in and to principal collected and interest accruing on each such Subsequent Mortgage Loan on and after the related Subsequent Cut-Off Date and all their right, title and interest in and to all Insurance Policies; PROVIDED, HOWEVER, that the Originators reserve and retain all their right, title and interest in and to principal (including Principal Prepayments) collected and interest accruing on each such Subsequent Mortgage Loan prior to the related Subsequent Cut-Off Date. The transfer by the Originators of the Subsequent Mortgage Loans set forth on the Mortgage Loan Schedule to the Trustee (or, with respect to the Subsequent Pool III Mortgage Loans, the Co- Trustee) shall be absolute and shall be intended by all parties hereto to be treated as a sale by the Originators.

     The amount released from the Pre-Funding Account shall be one-hundred percent (100%) of the aggregate principal balances as of the related Subsequent Cut-Off Dates of the Subsequent Mortgage Loans so transferred; provided, however, that the amount released from the Pre-Funding Account for a Low Interest Mortgage Loan shall be the percentage set forth on Exhibit T attached hereto of the aggregate principal balance thereof as of the related Subsequent Cut-Off Date.

     (b) The Originators shall transfer to the Trustee (or, with respect to the Subsequent Pool III Mortgage Loans, the Co- Trustee) the Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph
(a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                           (i) the Representative shall have provided the
                  Trustee (or, with respect to the Subsequent Pool III Mortgage Loans, the Trustee, the Co-Trustee and the Custodian) and the Certificate Insurer with a timely Addition Notice and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Mortgage Loans;

                      (ii) the Originators shall have delivered to the Trustee
                  (or, with respect to the Subsequent Pool III Mortgage Loans, the Co-Trustee and the Custodian) a duly executed written assignment (including an acceptance by the Trustee (or, with respect to the Subsequent Pool III Mortgage Loans, the Co-Trustee and the Custodian)) that shall indicate whether such Subsequent Mortgage Loan is a Subsequent Pool I Mortgage Loan, a Subsequent Pool II Mortgage Loan, a Subsequent Pool III or a Subsequent Pool IV Mortgage Loan and which shall include Mortgage Loan Schedules, listing the Subsequent Mortgage Loans and any other exhibits listed thereon;

                     (iii) the Originators shall have deposited in the Principal and Interest Account all collections in respect of the Subsequent Mortgage Loans received on or after the related Subsequent Cut-Off Date;

                      (iv) as of each Subsequent Transfer Date, none of the
                  related Originator, the Servicer or the Representative was insolvent nor will any of them have been made insolvent by such transfer nor is any of them aware of any pending insolvency;

                           (v) such addition will not result in a material adverse tax consequence to the Trust Fund or the Holders of the Certificates;

                      (vi)  the Pre-Funding Period shall not have
                  terminated;

                     (vii) the Representative shall have delivered to the
                  Trustee and, if Subsequent Pool III Mortgage Loans are being transferred on such Subsequent Transfer Date, the Co-Trustee, an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b) and in the related Subsequent Transfer Agreement;

                    (viii) the Representative shall have delivered to the
                  Certificate Insurer, the Rating Agencies and the Trustee and, if Subsequent Pool III Mortgage Loans are being transferred on such Subsequent Transfer Date, the Co- Trustee, Opinions of Counsel with respect to the transfer of the Subsequent Mortgage Loans substantially in the form of the Opinions of Counsel delivered to the Certificate Insurer, the Trustee and the Co-Trustee on the Startup Day (bankruptcy, corporate and tax opinions); and

                     (ix) the Representative shall have deposited into the
                  Spread Account the amount, if any, required by the Certificate Insurer.

     (c) The obligation of the Trust Fund to purchase a Subsequent Pool I Mortgage Loan, a Subsequent Pool II Mortgage Loan, a Subsequent Pool III Mortgage Loan or a Subsequent Pool IV Mortgage Loan, as the case may be, on any Subsequent Transfer Date is subject to the requirement, as evidenced by a certificate from a Responsible Officer of the Representative, that such Subsequent Pool I Mortgage Loan, Subsequent Pool II Mortgage Loan, Subsequent Pool III Mortgage Loan or Subsequent Pool IV Mortgage Loan, as the case may be, conforms in all material respects to the representations and warranties concerning the individual Initial Pool I Mortgage Loans, Initial Pool II Mortgage Loans, Initial Pool III Mortgage Loans or Initial Pool IV Mortgage Loans, as the case may be (including, if such Subsequent Pool III Mortgage Loan is an FHA Loan, the representations and warranties concerning the FHA Loans), set forth in Sections 3.01 and 3.02 (except that any reference therein to the Cut-Off Date shall be deemed a reference to the applicable Subsequent Cut-Off
Date) and that the inclusion of all Subsequent Pool I Mortgage Loans, Subsequent Pool II Mortgage Loans, Subsequent Pool III Mortgage Loans or Subsequent Pool IV Mortgage Loans, as the case may be, being transferred to the Trust Fund on such Subsequent Transfer Date will not change, in any material respect, the characteristics of the Initial Pool I Mortgage Loans, Initial Pool II Mortgage Loans, Initial Pool III Mortgage Loans or Initial Pool IV Mortgage Loans, as the case may be, in the aggregate, set forth in Sections 3.01 and 3.02 or in the Prospectus Supplement dated June 21, 1996 forming a part of the Registration Statement under the headings "Summary of Terms -- The Pools -- Pool I and Pool II," "-- Pool III," "-- Pool IV" and "The Loan Pools -- Home Equity Loans," "-- Home Improvement Loans" and "-- Multifamily Loans."

     (d) In connection with the transfer and assignment of the Subsequent Mortgage Loans, the Representative agrees to satisfy the conditions set forth in Sections 2.01, 2.02, 2.03, 2.04 and 2.05.

     (e) In connection with each Subsequent Transfer Date, on the Remittance Dates in July, August and September 1996 and the Special Remittance Date, the Representative shall determine, and the Trustee shall cooperate with the Representative in determining (i) the amount and correct dispositions of the Capitalized Interest Requirement for each Pool, the Overfunded Interest Amounts for each Pool, the Pool Pre-Funding Earnings for each Pool, the amounts of Pre-Funding Account moneys allocated to each Pool and (ii) any other necessary matters in connection with the administration of the Pre-Funding Account and of the Capitalized Interest Account. If any amounts are incorrectly released to the Holders of the Class R Certificates from the Pre-Funding Account or from the Capitalized Interest Account, such Holders or the Representative shall immediately repay such amounts to the Trustee.

     (f) In connection with the transfer of any Subsequent Mortgage Loans to the Trust Fund, the Representative, the Servicer and the Trustee may, with the prior written consent of the Certificate Insurer, amend the definition of "Specified Subordinated Amount" (or any component of the definition thereof) with respect to the related Pool for the purpose of changing the related Specified Subordinated Amount (or any component of the definition thereof); PROVIDED, HOWEVER, that any such amendment, other than an amendment increasing the Pool I, Pool II, Pool III or Pool IV Initial Specified Subordinated Amount (or any component of the definition thereof), as the case may be, and accompanied by a cash deposit into the Spread Account pursuant to Section 6.05, must comply with the provisions of Section 13.02 hereof.

     (g) Each Subsequent Mortgage Loan shall have been originated and identified by the applicable Originator on or prior to the Closing Date; PROVIDED, HOWEVER, that if a mortgage loan that was identified as a Subsequent Mortgage Loan does not satisfy the representations and warranties referenced in Subsection (c) above, the applicable Originator may substitute for such loan another Loan that satisfies the representations and warranties referenced in Subsection (c) above.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Section 3.01 REPRESENTATIONS OF REPRESENTATIVE, SERVICER, CLAIMS ADMINISTRATOR AND ORIGINATORS.

                  (a) The Representative, the Servicer and the Claims Administrator (for the purposes of this Section 3.01(a), "The Money Store Inc.") hereby represent and warrant to the Trustee, the Co- Trustee and the Certificateholders as of the Closing Date:

                           (i) The Money Store Inc. is a corporation duly
                  organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each Mortgaged Property State if the laws of such state require licensing or qualification in order to conduct business of the type conducted by The Money Store Inc. and perform its obligations hereunder; The Money Store Inc. has corporate power and authority to execute and deliver this Agreement and each Subservicing Agreement and to perform in accordance herewith and therewith; the execution, delivery and performance of this Agreement and each Subservicing Agreement (including all instruments of transfer to be delivered pursuant to this Agreement and each Subservicing Agreement) by The Money Store Inc. and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action; this Agreement and each Subservicing Agreement evidences the valid, binding and enforceable obligation of The Money Store Inc.; The Money Store Inc. is a Permitted Transferee; and all requisite corporate action has been taken by The Money Store Inc. to make this Agreement and each Subservicing Agreement valid, binding and enforceable upon The Money Store Inc. in accordance with the respective terms of each, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity, none of which will affect the ownership of the Mortgage Loans by the Trustee, as trustee;

                      (ii) All actions, approvals, consents, waivers,
                  exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc., under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which The Money Store Inc. makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by The Money Store Inc. of the documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and each Subservicing Agreement and the other documents on the part of The Money Store Inc. and the performance by The Money Store Inc. of its obligations under this Agreement and each Subservicing Agreement and such of the other documents to which it is a party;

                     (iii) The consummation of the transactions contemplated by this Agreement and each Subservicing Agreement will not result in the breach of any terms or provisions of the certificate of incorporation or by-laws of The Money Store Inc. or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which The Money Store Inc. or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which The Money Store Inc.
                  or its property is subject;

                      (iv) Neither this Agreement or any Subservicing Agreement
                  nor any statement, report or other document furnished or to be furnished pursuant to this Agreement and each Subservicing Agreement or in connection with the transactions contemplated hereby and thereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                           (v) The Money Store Inc. does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agree-ment;

                      (vi) Except as set forth on Schedule I, there is no
                  action, suit, proceeding or investigation pending or, to the best of The Money Store Inc.'s knowledge, threatened against The Money Store Inc. which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of The Money Store Inc. or in any material impairment of the right or ability of The Money Store Inc. to carry on its business substantially as now conducted, or in any material liability on the part of The Money Store Inc. or which would draw into question the validity of this Agreement and each Subservicing Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of The Money Store Inc. contemplated herein, or which would be likely to impair materially the ability of The Money Store Inc. to perform under the terms of this Agreement and each Subservicing Agreement;

                     (vii) The Trust Fund will not constitute an "investment
                  company" within the meaning of the Investment Company Act of 1940, as amended;

                    (viii) The Money Store Inc. is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of The Money Store Inc. or its properties or might have consequences that would materially and adversely affect its performance hereunder or under any Subservicing Agreement;

                      (ix) The statements contained in the Registration
                  Statement which describe The Money Store Inc. or matters or activities for which The Money Store Inc. is responsible in accordance with the Registration Statement, this Agreement and all documents referred to therein or delivered in connection therewith, or which are attributable to The Money Store Inc. therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to The Money Store Inc. and does not omit to state a material fact necessary to make the statements contained therein with respect to The Money Store Inc. not misleading. The Money Store Inc. is not aware that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading. There is no fact peculiar to The Money Store Inc. or the Mortgage Loans and known to The Money Store Inc. that materially adversely affects or in the future may (so far as The Money Store Inc. can now reasonably foresee) materially adversely affect The Money Store Inc. or the Mortgage Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement;

                           (x) Each Originator received fair consideration and
                  reasonably equivalent value in exchange for the sale of the interest in the Initial Mortgage Loans, and will receive fair consideration and reasonably equivalent value in exchange for the sale of the interest in the Subsequent Mortgage Loans, evidenced by the Certificates;

                      (xi) No Originator sold any interest in any Initial
                  Mortgage Loan, and no Originator will sell any interest in any Subsequent Mortgage Loan, evidenced by the Certificates, as provided in the Agreements, with any intent to hinder, delay or defraud any of its respective creditors;

                     (xii) The Originators are solvent and the Originators
                  ors will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Trust Fund or the sale of the Certificates; and

                    (xiii) No Certificateholder is subject to state
                  licensing requirements solely by virtue of holding the Certificates.

     (b) Each Originator hereby represents and warrants to the Certificateholders, the Trustee and the Co-Trustee as of the Closing Date:

                           (i) Such Originator is a corporation duly organized,
                  validly existing, and in good standing under the laws of the jurisdiction of its incorporation and, except as set forth below, has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each Mortgaged Property State if the laws of such state require licensing or qualification in order to conduct business of the type conducted by such Originator and perform its obligations hereunder; such Originator has corporate power and authority to execute and deliver this Agreement and the Subservicing Agreement to which it is a party and to perform in accordance herewith and therewith; the execution, delivery and performance of this Agreement and the Subservicing Agreement to which it is a party (including all instruments of transfer to be delivered pursuant to this Agreement and the Subservicing Agreement to which it is a party) by such Originator and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action; this Agreement and the Subservicing Agreement to which it is a party evidences the valid, binding and enforceable obligation of such Originator; such Originator is a Permitted Transferee; and all requisite corporate action has been taken by such Originator to make this Agreement and the Subservicing Agreement to which it is a party valid, binding and enforceable upon such Originator in accordance with the respective terms of each such agreement, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity, none of which will affect the ownership of the Mortgage Loans by the Trustee, as trustee, or the Co- Trustee, as the case may be.

                      (ii) No approval of the transactions contemplated by this
                  Agreement and the Subservicing Agreement to which it is a party from any state or federal regulatory authority having jurisdiction over such Originator is required or, if required, such approval has been or will, prior to the Closing Date, be obtained;

                     (iii) The consummation of the transactions contemplated by this Agreement and the Subservicing Agreement to which it is a party will not result in the breach of any terms or provisions of the certificate of incorporation or by-laws of such Originator or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which such Originator or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which such Originator or its property is subject;

                      (iv) Such Originator is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of such Originator or its properties or might have consequences that would materially and adversely affect its performance hereunder or under the Subservicing Agreement to which it is a party;

                           (v) Except as set forth on Schedule I, there is no
                  action, suit, proceeding or investigation pending or, to the best of such Originator's knowledge, threatened against such Originator which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, condition (financial or other), properties or assets of such Originator or in any material impairment of the right or properties or assets of such Originator to carry on its business substantially as now conducted, or in any material liability on the part of such Originator or which would draw into question the validity of this Agreement or the Subservicing Agreement to which it is a party or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of such Originator contemplated herein, or which would be likely to impair materially the ability of such Originator to perform under the terms of this Agreement or the Subservicing Agreement to which it is a party;

                      (vi) Neither this Agreement or the Subservicing Agreement
                  to which it is a party nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or the Subservicing Agreement to which it is a party or in connection with the transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading;

                     (vii) The statements contained in the Registration
                  Statement which describe such Originator or matters or activities for which such Originator is responsible in accordance with the Registration Statement, this Agreement and all documents referred to therein or delivered in connection therewith, or which are attributable to such Originator therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to such Originator or the Mortgage Loans and does not omit to state a material fact necessary to make the statements contained therein with respect to such Originator or the Mortgage Loans not misleading. Such Originator is not aware that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading. There is no fact peculiar to such Originator or the Mortgage Loans and known to such Originator that materially and adversely affects or in the future may (so far as such Originator can now reasonably foresee) materially and adversely affect such Originator or the Mortgage Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement;

                    (viii) Upon the receipt of each Trustee's Mortgage File by the Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian on behalf of the Co- Trustee) under this Agreement, the Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee) will have good and marketable title on behalf of the related Trust Fund to each Mortgage Loan and such other items comprising the corpus of the related Trust Fund free and clear of any lien (other than liens which will be simultaneously released);

                      (ix) All actions, approvals, consents, waivers,
                  exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which such Originator makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution and delivery by such Originator of the documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the Subservicing Agreement to which it is a party and the other documents on the part of such Originator and the performance by such Originator of its obligations under this Agreement and the Subservicing Agreement to which it is a party and such of the other documents to which it is a party;

                           (x) The transfer, assignment and conveyance of the
                  Mortgage Notes and the Mortgages by the Originators pursuant to this Agreement are not or, with respect to the Subsequent Mortgage Loans, will not be, subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;


                      (xi) The origination and collection practices used by each
                  Originator and the primary servicer with respect to each Mortgage Note and Mortgage relating to the Initial Mortgage Loans have been, and the origination and collection practices to be used by each Originator and the primary servicer with respect to each Mortgage Note and Mortgage relating to the Subsequent Mortgage Loans will be, in all material respects legal, proper, prudent and customary in the mortgage origination and servicing business;

                     (xii) Each Initial Mortgage Loan was selected, and each
                  Subsequent Mortgage Loan will be selected, from among the existing Mortgage Loans in the respective Originator's portfolio at the date hereof or, in the case of the Subsequent Mortgage Loans, at the related Subsequent Cut-off Date, in a manner not designed to adversely affect the Certificateholders;

                    (xiii) Such Originator does not believe, nor does it have
                  any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement and the Subservicing Agreement to which it is a party;

                     (xiv) Such Originator received fair consideration and
                  reasonably equivalent value or, in the case of the Subsequent Mortgage Loans, will receive fair consideration and reasonably equivalent value, in exchange for the sale of the interest in the Mortgage Loans evidenced by the Certificates;

                      (xv) Such Originator did not sell or, in the case of the
                  Subsequent Mortgage Loans, will not sell, any interest in any Mortgage Loan evidenced by the Certificates with any intent to hinder, delay or defraud any of its respective creditors;

                     (xvi) Such Originator is solvent, and such Originator will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Trust Fund or the sale of the Certificates;

                    (xvii) No Certificateholder is subject to state licensing requirements solely by virtue of holding the Certificates;

                   (xviii) The Subservicing Agreement to which the Originator is a party conforms to the requirements for a Subservicing Agreement contained in this Agreement;

                     (xix) Each FHA Loan was selected from among the existing
                  FHA-insured Title I loans in such Originator's portfolio at the date hereof in a manner not designed to adversely affect the Certificateholders; and

                      (xx) Each Originator of an FHA Loan is authorized and
                  approved by the FHA for participation in the FHA Title I loan program and holds a valid Contract of Insurance from the FHA for such purpose.

     Section 3.02 INDIVIDUAL MORTGAGE LOANS.

     Each Originator hereby represents and warrants to the Trustee, the Co-Trustee and the Certificateholders, with respect to each Initial Mortgage Loan, as of the Closing Date and, with respect to each Subsequent Mortgage Loan, as of the related Subsequent Transfer Date:

     (a) The information with respect to each Mortgage Loan set forth in the Mortgage Loan Schedule is true and correct;

     (b) All of the original or certified documentation set forth in Section
2.04 (including all material documents related thereto) has been or will be delivered to the Trustee or to the Custodian on the Closing Date or, with respect to the Subsequent Mortgage Loans, on the related Subsequent Transfer Date, or as otherwise provided in Section 2.04;

     (c) Each Initial Mortgage Loan being transferred to the Trust Fund is, and each Subsequent Mortgage Loan to be transferred will be, a Qualified Mortgage;

     (d) Each Mortgaged Property (other than the Multifamily Properties) is improved by a Residential Dwelling, which, to the best of the Originator's knowledge, does not include cooperatives or mobile homes attached to a foundation or otherwise and does not constitute other than real property under state law; provided, however, that up to $2,000,000 aggregate principal balance of Mortgage Loans in each of Pool I and Pool II may be secured by Mortgaged Properties that are cooperatives or mobile homes.

     (e) Each Initial Mortgage Loan has been, and each Subsequent Mortgage Loan will be, originated and underwritten, or purchased and re-underwritten, by an Originator in accordance with the Representative's underwriting criteria set forth in the Registration Statement and is being, or with respect to the Subsequent Mortgage Loans, will be, serviced by the Servicer or one or more Subservicers and, with respect to each Initial Mortgage Loan originated by an Originator, there is, and with respect to each Subsequent Mortgage Loan, there will be, only one originally executed Mortgage Note not stamped as a duplicate copy with respect to each such Mortgage Loan;

     (f) The Mortgage Note with respect to each Initial Mortgage Loan bears, and with respect to each Subsequent Mortgage Loan will bear, a fixed Mortgage Interest Rate with respect to the Initial Pool I Mortgage Loans, Initial Pool III Mortgage Loans and Initial Pool IV Mortgage Loans and an adjustable rate with respect to the Initial Pool II Mortgage Loans, which rate shall at least equal the sum of (i) the Class Adjusted Mortgage Loan Remittance Rate for Class A-9 in the case of the Initial Pool I Mortgage Loans, the initial Class Adjusted Mortgage Loan Remittance Rate for Class A-10 in the case of the Initial Pool II Mortgage Loans, the Class Adjusted Mortgage Loan Remittance Rate for Class A-15 in the case of the Initial Pool III Mortgage Loans, and the Class Adjusted Mortgage Loan Remittance Rate for Class A-16 in the case of the Initial Pool IV Mortgage Loans, (ii) the rate used in calculating the Servicing Fee and (iii) the rate used in calculating the Contingency Fee; provided, however, that (A) up to $15,547,236.91 aggregate principal amount of the Initial Pool I Mortgage Loans may be Low Interest Pool I Mortgage Loans, (B) up to $46,568.04 aggregate principal amount of the Initial Pool III Mortgage Loans may be Low Interest Pool III Mortgage Loans, (C) up to $0 aggregate principal amount of the Initial Pool IV Mortgage Loans may be Low Interest Pool IV Mortgage Loans and (D) in connection with FHA Loans, if the related Mortgagor pays the FHA Insurance Premium as a separate amount in addition to the Monthly Payment, such extra amount shall be sufficient to pay the related FHA Insurance Premium;

     (g) (i) Except with respect to 16.5% of the Initial Pool I Mortgage Loans and approximately 16.5% of the Subsequent Pool I Mortgage Loans, each Mortgage Note relating to the Pool I Mortgage Loans will provide for a schedule of substantially level and equal Monthly Payments which are, if timely paid, sufficient to fully amortize the principal balance of such Mortgage Note on or before its maturity date, (ii) except with respect to 0% of the Initial Pool II Mortgage Loans and approximately 0% of the Subsequent Pool II Mortgage Loans, each Mortgage Note relating to the Pool II Mortgage Loans will provide for a schedule of Monthly Payments which are, if timely paid as adjusted, sufficient to fully amortize the principal balance of such Mortgage Note on or before its maturity date, (iii) each Mortgage Note relating to the Pool III Mortgage Loans will provide for a schedule of substantially level and equal Monthly Payments which are, if timely paid, sufficient to fully amortize the principal balance of such Mortgage Note on or before its maturity date and (iv) each Mortgage Note relating to the Pool IV Mortgage Loans will provide for a schedule of substantially level and equal Monthly Payments which are, if timely paid, sufficient to fully amortize the principal balance of such Mortgage Note on or before its maturity date.

     (h) Each Mortgage is, with respect to the Initial Mortgage Loans, and will be with respect to the Subsequent Mortgage Loans, a valid and subsisting first or second lien of record on the Mortgaged Property (except that the Mortgages relating to no more than approximately 0.5% of the Mortgage Loans in Pool III measured by Pool Principal Balances as of the Cut-Off Date may be more junior liens) subject, in the case of any second or more junior Mortgage Loan, only to any applicable Prior Liens on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy or the other evidence of title enumerated in Section 2.04(d), with respect to the related Mortgage Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

     (i) Immediately prior to the transfer and assignment herein contemplated, the Originator held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by the Originator subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in Section 3.02(h) or other liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee) will hold good and indefeasible title, to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in Section 3.02(h) or other liens which will be released simultaneously with such transfer and assignment;

     (j) As of the Cut-Off Date, no Initial Mortgage Loan is 59 days or more delinquent in payment and, except as provided in the next sentence, no Initial Mortgage Loan has been delinquent 59 days or more as measured at the end of any month during the 12 months immediately preceding the Cut-Off Date. None of the Mortgage Loans in Pool I or Pool II were 59 days or more delinquent as measured at the end of any month preceding the Cut-Off Date. As of the related Subsequent Cut-Off Date, no Subsequent Mortgage Loan shall be 30 or more days delinquent;

     (k) To the best of the Originator's knowledge, there is no delinquent tax or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of material damage and is in good repair;

     (l) The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

     (m) Except with respect to the Pool III Loans as to which no representation is made, there is no mechanics' lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in Section 3.02(o) below;

     (n) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws;

     (o) With respect to each Mortgage Loan with an original principal balance greater than $15,000 other than any Initial Mortgage Loan which was not originated by an Originator and other than the Pool III Mortgage Loans, a lender's title insurance policy, issued in standard American Land Title Association, California Land Title Association, New York Board of Title Underwriters form, or other form acceptable in a particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, together with a condominium endorsement, if applicable, in an amount at least equal to the original principal balance of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record on the real property described in the Mortgage, subject only to exceptions of the character referred to in Section 3.02(h) above, or, with respect to any Mortgage Loan with an original principal balance less than or equal to $15,000 or any Mortgage Loan which was not originated by an Originator (other than the FHA Loans), some other evidence of the status of title, or other evidence of title as enumerated in Section 2.04(d), was effective on the date of the origination of such Mortgage Loan, and, as of the Closing Date, such policy will be valid and thereafter such policy shall continue in full force and effect;

     (p) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in Sections 5.07 and 5.08;

     (q) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Sections 5.07 and 5.08;

     (r) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), none of which will prevent the ultimate realization of the security provided by the Mortgage, and all parties to each Mortgage Loan had full legal capacity to execute all Mortgage Loan documents and convey the estate therein purported to be conveyed;

     (s) The Servicer, at the direction of the related Originator, has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Trustee and the Co-Trustee in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee and the Co- Trustee, and the Originator of any FHA Loan has the authority and power to transfer to the Co-Trustee the FHA Reserve Amount relating to the Mortgage Loans;

     (t) No more than approximately 1.0%, 1.0%, 1.0% and 7.0% of the Principal Balances of the Initial Pool I, Pool II, Pool III or Pool IV Mortgage Loans, respectively, are secured by Mortgaged Properties located within any single zip code area;

     (u) Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Originator (or, subject to Section 2.04 hereof, are in the process of being recorded);

     (v) Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, to the description thereof set forth in the Registration Statement;

     (w) [Reserved]

     (x) Approximately 34.0% and 66.0% of the Initial Pool III Mortgage Loans (measured by outstanding principal balance as of the Closing Date) were FHA Loans and Conventional Home Improvement Loans, respectively;

     (y) All of the Initial Pool I, Initial Pool II and Initial Pool III Mortgage Loans are Single-Family Loans (provided, however, that no more than approximately 1.0% of the Initial Pool III Mortgage Loans, measured by Pool Principal Balances of the CutOff Date, may be Multifamily Loans); and, when measured by outstanding principal balance as of the Closing Date, no more than approximately 6.0%, 4.0% and 3.0% of the Initial Pool I, Initial Pool II and Initial Pool III Mortgage Loans, respectively, are secured by vacation homes, secondary residences, or investment properties, less than approximately 1.0%, 1.0% and 1.0% of the Initial Pool I, Initial Pool II and Initial Pool III Mortgage Loans, respectively, are secured by individual units in Low-Rise Condominiums, no more than approximately 8.0%, 5.0% and 1.0% of the Initial Pool I, Initial Pool II and Initial Pool III Mortgage Loans, respectively, are secured by Two-, Three- or Four-Family Houses, and none of the Initial Pool I, Initial Pool II and Initial Pool III Mortgage Loans are secured by individual units of other types including High-Rise Condominiums and Mixed-Use Buildings. No Initial Mortgage Loan is secured by a mobile home or co-op;

     (z) Each Pool IV Mortgage Loan is a Multifamily Loan with respect to which no less than approximately 90% of the related Mortgaged Property, measured by square footage, number of units and projected rent, being allocated to residential units;

     (aa) The terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the Certificateholders and which has been delivered to the Trustee or, with respect to the Pool III Mortgage Loans, the Custodian. The substance of any such alteration or modification is reflected on the Mortgage Loan Schedule and has been approved by the primary mortgage guaranty insurer, if any;

     (bb) No instrument of release or waiver has been executed in connection with the Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee or, with respect to the Pool III Mortgage Loans, the Custodian;

     (cc) There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Servicer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

     (dd) There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

     (ee) Other than with respect to the Pool III Mortgage Loans, as to which no representation is made, all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property unless any such improvements are (except with respect to those Mortgage Loans with original principal balances which were less than $15,000 or not originated by a Originator) stated in the title insurance policy and affirmatively insured;

     (ff) To the best of the Originator's knowledge there do not exist any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can be reasonably expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or adversely affect the value or marketability of the Mortgage Loan;

     (gg) Other than with respect to the Pool III Mortgage Loans, as to which no representation is made, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

     (hh) The proceeds of the Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording the Mortgage Loans were paid;

     (ii) The related Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

     (jj) No Initial Mortgage Loan was, and no Subsequent Mortgage Loan will be, originated under a buydown plan;

     (kk) Except for the related FHA Premium Account in connection with any FHA Loan, there is no obligation on the part of the Originator or any other party to make payments in addition to those made by the Mortgagor;

     (ll) No statement, report or other document signed by the Originator constituting a part of the Mortgage File contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

     (mm) The origination and collection practices used by the Originator with respect to the Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage lending and servicing business and, in the case of FHA Loans, legal, proper, prudent and customary in the Title I mortgage lending and servicing business;

     (nn) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

     (oo) No Initial Mortgage Loan has, and no Subsequent Mortgage Loan will have, a shared appreciation feature, or other contingent interest feature;

     (pp) With respect to each Mortgage Loan that is not a first mortgage loan, the related Prior Lien requires equal monthly payments, or if it bears an adjustable interest rate, the monthly payments for the related Prior Lien may be adjusted no more frequently than monthly; at the time of the origination of the Mortgage Loan, the related Prior Lien was not 30 or more days delinquent;

     (qq) With respect to each Mortgage Loan that is not a first mortgage loan, either (i) no consent for the Mortgage Loan is required by the holder of the related Prior Lien or (ii) such consent has been obtained and is contained in the Mortgage File;

     (rr) Other than with respect to the Pool III Mortgage Loans, as to which no representation is made, with respect to each Mortgage Loan that is not a first mortgage loan, to the best of the Originator's knowledge, the related Prior Lien does not provide for negative amortization;

     (ss) With respect to each Mortgage Loan that is not a first mortgage loan, the maturity date of the Mortgage Loan is prior to the maturity date of the related Prior Lien if such Prior Lien provides for a balloon payment;

     (tt) The Mortgaged Property is located in the State identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a Residential Dwelling erected thereon (or, with respect to any Multifamily Loans, a Multifamily Property erected thereon);

     (uu) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or
(D) not doing business in such state;

     (vv) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

     (ww) Any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. The Mortgage Note does not permit or obligate the Servicer to make future advances to the Mortgagor at the option of the Mortgagor;

     (xx) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

     (yy) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Servicer nor the Originator has waived any default, breach, violation or event of acceleration;

     (zz) All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

     (aaa) The Initial Mortgage Loan was not, and the Subsequent Mortgage Loan will not be, selected for inclusion under this Agreement from its portfolio of comparable loans, including, in the case of FHA Loans, comparable Title I loans, on any basis which would have a material adverse effect on a Certificateholder;

     (bbb) All amounts received after the Cut-Off Date with respect to the Initial Mortgage Loans have been deposited and all amounts received after the Subsequent Cut-off Date with respect to the Subsequent Mortgage Loans will be deposited into the applicable Principal and Interest Account and are, as of the Closing Date with respect to the Initial Mortgage Loans, in the applicable Principal and Interest Account;

     (ccc) With respect to each Mortgage Loan (other than the Pool III Mortgage Loans) originated by an Originator with an original principal balance in excess of $15,000 for which the Originator conducted a drive-by appraisal pursuant to FHLMC Form 704 or alternative FNMA Form in connection with the origination thereof, such deposited Mortgage Loan (i) had an original principal balance not in excess of $35,000, and (ii) has a Loan-to-Value Ratio less than 50% and/or an appraisal on FNMA/FHLMC Form 1004 was performed by the related Originator within one year prior to the origination of such Mortgage Loan; and

     (ddd) At the applicable dates of origination of the Mortgage Loans, (i) none of the Pool I, Pool II or Pool IV Mortgage Loans, had a Loan-to-Value Ratio which exceeded 100.0%, 100.0% and 69.0%, respectively, and (ii) for each Pool III Mortgage Loan, after giving effect to all improvements to be made on the related Mortgaged Property with the proceeds of such Pool III Mortgage Loan, and based upon representations of the related Mortgagor, the value of the related Mortgaged Property will at least be equal to the amount of such Pool III Mortgage Loan and the outstanding amount of all other loans secured by Prior Liens on such Mortgaged Property;

     (eee) No more than approximately 22.0% and 20.0% of the Initial Pool I and Initial Pool II Mortgage Loans, respectively (measured by outstanding principal balance as of the Closing Date), had a Debt-to-Income Ratio exceeding 44.0%. "Debt-to-Income Ratio" is that ratio, stated as a percentage, which results from dividing a Mortgagor's monthly debt by his gross monthly income. "Monthly debt" includes (i) the monthly payment under the Prior Liens (which generally includes an escrow for real estate taxes), (ii) the related Mortgage Loan Monthly Payment (which, with respect to the Initial Pool II Mortgage Loans, is calculated with interest based on a rate equal to the Lifetime Cap), (iii) other installment debt service payments, including, in respect of revolving credit debt, the required monthly payment thereon, or, if no such payment is specified, 5.0% of the balance as of the date of calculation. "Monthly debt" does not include any of the debt (other than revolving credit debt) described above that matures within less than 10 months from the date of the calculation;

     (fff) At the applicable dates of origination, each Mortgage Loan had an original term to maturity of no greater than 30 years;

     (ggg) Each Subsequent Mortgage Loan will comply with the representations and warranties respecting Subsequent Mortgage Loans set forth in Section 3.01(d) of the Insurance Agreement, which representations and warranties are incorporated herein;

     (hhh) Each Initial Pool I, Initial Pool III and Initial Pool IV Mortgage Loan bears, and each Subsequent Pool I, Subsequent Pool III and Subsequent Pool IV Mortgage Loan will bear, a fixed rate of interest and each Initial Pool II Mortgage Loan bears, and each Subsequent Pool II Mortgage Loan will bear, an adjustable rate of interest;

     (iii) As of the Cut-off Date, for each Pool II Mortgage Loan, the Lifetime Cap is not lower than approximately 10.25% per annum, the Lifetime Floor is not lower than approximately 1.00% per annum, the Gross Margin is not less than approximately 1.00%, the related Mortgage Note does not provide for negative amortization, limits in the amount of monthly payments or a conversion feature, the Mortgage Interest Rate is subject to adjustment on each Change Date to equal the sum of the LIBOR Index, or Treasury Index, as the case may be, plus the applicable Gross Margin, subject to rounding, the Periodic Rate Cap, the applicable Lifetime Floor and the applicable Lifetime Cap on each Change Date, the Mortgagor's new monthly payment will be adjusted to an amount equal to the payment which, when paid in substantially equal installments during the then remaining term of the Pool II Mortgage Loan, would amortize fully the unpaid principal balance of such Pool II Mortgage Loan at the then applicable Mortgage Interest Rate without extension of the original maturity date which maturity date is not more than 360 months after the original Due Date therefor;

     (jjj) With respect to each Initial Pool II Mortgage Loan, all of the terms of the Mortgage and Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable, such adjustments will not affect the priority of the Mortgage lien, and all of the interest rate calculations have been properly calculated, recorded, reported and applied in accordance with the Mortgage and Mortgage Note;

     (kkk) Each Initial FHA Loan is, and each Subsequent FHA Loan will be, an FHA Title I property improvement loan (as defined in the FHA Regulations) underwritten in accordance with applicable FHA requirements and submitted to the FHA for insurance;

     (lll) Each Initial FHA Loan has been, and each Subsequent FHA Loan will be, submitted to the FHA for insurance pursuant to the FHA Title I loan program and, except for no more than 30% of the Initial FHA Loans (measured by outstanding principal balance as of the Closing Date) (the "Non-Acknowledged FHA Loans"), each Initial FHA Loan has been acknowledged by the FHA for the FHA Title I loan program; each Non-Acknowledged FHA Loan will be acknowledged by the FHA within 180 days of the Closing Date and each Subsequent FHA Loan will be acknowledged by the FHA within 180 days after the Funding Period; within 165 days of the Closing Date or, with respect to the Subsequent FHA Loans, within 165 days after the Funding Period, the Originators will inform the Certificate Insurer, in writing, which Non-Acknowledged FHA Loans have subsequently been acknowledged by the FHA and which have not;

     (mmm) The Reserve Amount with respect to each Initial FHA Loan will be transferred to the Co-Trustee's FHA Reserve Account within 180 days after the Closing Date, the Reserve Amount with respect to each Subsequent FHA Loan will be transferred to the Co- Trustee's FHA Reserve Account within 180 days after the Funding Period, and the Originators will give the Certificate Insurer, the Trustee, the Co-Trustee and the Rating Agencies prompt notice of their receipt of confirmation of such transfers;

     (nnn) Assuming sufficient coverage remains available in the Reserve Amount, each Claim filed by the Claims Administrator with respect to a 90 Day Delinquent FHA Loan will be honored by the FHA in accordance with the FHA Regulations;

     (ooo) Substantially all the proceeds of each Pool III Mortgage Loan (including each Subsequent Pool III Mortgage Loan) have been or will be used to acquire or to improve or protect an interest in real property that, at the origination date of such Pool III Mortgage Loan, was the only security for such Pool III Mortgage Loan; and

     (ppp) Each Subsequent Mortgage Loan will have been identified and originated on or prior to the Closing Date.

     Section 3.03 PURCHASE AND SUBSTITUTION.

     It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive delivery of the Certificates to the Certificateholders. Upon discovery by the Representative, the Servicer, any Subservicer, any Custodian, the Trustee, the Co-Trustee or the Certificate Insurer of a breach of any of such representations and warranties (or, in the case of any Subsequent Mortgage Loan, any additional representation or warranty set forth in Section 3.01(d) of the Insurance Agreement) which materially and adversely affects the value of the Mortgage Loans or the interest of the Certificateholders, or which materially and adversely affects the interests of the Certificate Insurer, or the Certificateholders in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (notwithstanding that such representation and warranty was made to the Representative's or Originators' best knowledge), the party discovering such breach shall give prompt written notice to the others. Within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, the Representative shall (a) promptly cure such breach in all material respects, (b) purchase such Mortgage Loan by depositing in the applicable Principal and Interest Account, on the next succeeding Determination Date, an amount in the manner specified in Section 2.05(b), or (c) remove such Mortgage Loan from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans, provided such substitution is effected not later than the date which is two years after the Startup Day or at such later date, if the Trustee and the Certificate Insurer receive an Opinion of Counsel that such substitution would not constitute a Prohibited Transaction or cause the Trust Fund to fail to qualify as a REMIC at any time any Certificates are outstanding.

     As to any Deleted Mortgage Loan for which the Representative substitutes a Qualified Substitute Mortgage Loan or Loans, the Servicer shall effect such substitution by delivering to the Trustee (or, with respect to the Pool III Mortgage Loans, the Co- Trustee) a certification in the form attached hereto as Exhibit J, executed by a Servicing Officer and the documents constituting the Trustee's Mortgage File for such Qualified Substitute Mortgage Loan or Loans.

     The Servicer shall deposit in the applicable Principal and Interest Account all payments received in connection with such Qualified Substitute Mortgage Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Mortgage Loans on or before the date of substitution will be retained by the Representative on behalf of the related Originator. The Trust Fund will own all payments received on the Deleted Mortgage Loan on or before the date of substitution, and the Representative on behalf of the Originators shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Servicer shall give written notice to the Trustee, the Representative and the Certificate Insurer that such substitution has taken place and shall amend the applicable Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, including Sections 2.04 and 2.05, and the Representative and the Originator shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01 and 3.02. On the date of such substitution, the Representative will remit to the Servicer, and the Servicer will deposit into the applicable Principal and Interest Account an amount equal to the Substitution Adjustment.

     In addition to the cure, purchase and substitution obligation in Section
2.05 and this Section 3.03, the Representative shall indemnify and hold harmless the Trust Fund, the Trustee, the Co-Trustee, the Custodian, the Certificateholders and the Certificate Insurer against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Representative's or any Originator's representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Representative or any Originator set forth in Sections 2.05 and 3.03 to cure, purchase or substitute for a defective Mortgage Loan and to indemnify the Certificateholders, the Trustee, the Co-Trustee, the Custodian, and the Certificate Insurer as provided in Sections 2.05 and 3.03 constitute the sole remedies of the Trustee, the Co-Trustee, the Custodian, the Certificate Insurer and the Certificateholders respecting a breach of the foregoing representations and warranties.

     Any cause of action against any Originator, the Servicer or the Representative relating to or arising out of the breach of any representations and warranties made in Sections 2.05, 3.01 or 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by any party and notice thereof to the Representative or notice thereof by the Representative to the Trustee (and, with respect to the Pool III Mortgage Loans, the Co-Trustee), (ii) failure by the Representative to cure such breach or purchase or substitute such Mortgage Loan as specified above, and (iii) demand upon the Representative by the Trustee (and, with respect to the Pool III Mortgage Loans, the Co-Trustee) for all amounts payable in respect of such Mortgage Loan.

     For as long as the Trust Fund shall exist, the Servicer, the Trustee and the Co-Trustee shall act in accordance herewith to assure continuing treatment of the Trust Fund as a REMIC. In particular, the Trustee and the Co-Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any Permitted Instrument unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee (or, with respect to a Pool III Mortgage Loan, the Trustee and the Co-Trustee) has received an Opinion of Counsel to the effect that such sale (i) is in accordance with a qualified liquidation as defined in Section 860F(a)(4) of the Code and as described in Section 11.01 hereof, or (ii) would not be treated as a prohibited transaction within the meaning of Section 860F(a)(2) of the Code; and (b) except for the cash deposits into the Spread Account pursuant to Section 6.05, accept any contribution to the Trust Fund after the Startup Day without an Opinion of Counsel that such contribution is included within the exceptions provided in
Section 860G(d)(2) of the Code and therefore will not be subject to the tax imposed by Section 860G(d)(1) of the Code.


                                   ARTICLE IV

                                THE CERTIFICATES

     Section 4.01 THE CERTIFICATES.

     The Certificates shall be substantially in the forms annexed hereto as Exhibits B-1, B-2 and B-3 and shall, upon original issue, be executed and delivered by the Servicer to the Trustee for authentication and redelivery to or upon the order of the Representative, on behalf of the Originators, upon receipt by the Trustee of the documents specified in Section 2.04. All Certificates shall be executed on behalf of the Servicer by its President, one of its Executive Vice Presidents or Vice Presidents, or by its Treasurer, in the denominations specified in the definition of Percentage Interest, and shall be authenticated on behalf of the Trustee by one of its authorized signatories. Certificates bearing the signatures of individuals who were at the time of the execution or authentication of the Certificates the proper officers of the Servicer or an authorized signatory of the Trustee, as the case may be, shall bind the Servicer or the Trustee, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates issued hereunder shall be dated the date of their authentication.

     Section 4.02 REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

     (a) The Trustee shall cause to be kept at its office, or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, it shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Certificate Register shall contain the name, remittance instructions, Class and Percentage Interest of each Certificate- holder. The Bank of New York is initially appointed Certificate Registrar for the purpose of registering Certificates and transfer and exchanges of Certificates as herein provided (the "Certificate Registrar").

     (b) It is intended that the Class A Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. Each Class of Class A Certificates shall initially be issued in the form of a single fully registered Certificate of such Class. The Class A Certificates shall have an aggregate denomination equal to the following:

                  CLASS                              DENOMINATION
                  -----                              ------------
                  Class A-1                          $ 168,932,000
                  Class A-2                          $  84,260,000
                  Class A-3                          $  84,673,000
                  Class A-4                          $  95,170,000
                  Class A-5                          $ 157,038,000
                  Class A-6                          $  65,967,000
                  Class A-7                          $  98,867,000
                  Class A-8                          $ 107,254,000
                  Class A-9                          $  67,839,000
                  Class A-10                         $ 125,000,000
                  Class A-11                         $  75,000,000
                  Class A-12                         $  18,958,000
                  Class A-13                         $  46,341,000
                  Class A-14                         $  14,337,000
                  Class A-15                         $  20,364,000
                  Class A-16                         $  20,000,000

Upon initial issuance, the ownership of such Class A Certificates shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

     The Representative and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

     (c) With respect to Class A Certificates registered in the Register in the name of Cede & Co., as nominee of the Depository, the Representative and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Class A Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Representative and the Trustee shall have no responsibility or obligation with respect to (a) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Class A Certificates, (b) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Holder of a Class A Certificate or (c) the payment to any Direct or Indirect Participant or any other Person, other than a registered Holder of a Class A Certificate as shown in the Register, of any amount with respect to any distribution of principal or interest on the Class A Certificates. No Person other than a registered Holder of a Class A Certificate as shown in the Register shall receive a certificate evidencing such Class A Certificate.

     (d) Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of distributions by the mailing of checks or drafts to the registered Holders of Class A Certificates appearing as registered Owners in the Certificate Register on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

     (e) In the event that (i) the Depository or the Representative advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Representative is unable to locate a qualified successor or (ii) the Representative at its sole option elects to terminate the book-entry system through the Depository, the Class A Certificates shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Representative may determine that the Class A Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Representative, or such depository's agent or designee but, if the Representative does not select such alternative global book-entry system, then the Class A Certificates may be registered in whatever name or names registered Holders of Class A Certificates transferring Class A Certificates shall designate, in accordance with the provisions hereof.

     (f) Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A Certificates are registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal and interest on such Class A Certificates and all notices with respect to such Class A Certificates shall be made and given, respectively, in the manner provided in the Representation Letter.

     (g) The Class R Certificates have not been registered or qualified under the 1933 Act, or any state securities law. No transfer, sale, pledge or other disposition of any Class R Certificate shall be made unless such disposition is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is to be made in reliance upon an exemption from the 1933 Act, the Trustee or the Certificate Registrar may require, in order to assure compliance with the 1933 Act, that the Class R Certifi- cateholder desiring to effect such disposition and such Class R Certificateholder's prospective transferee each certify to the Trustee or the Certificate Registrar in writing the facts surrounding such disposition. Unless the Trustee requests otherwise, such certification shall be substantially in the form of Exhibit D hereto. In the event that such certification of facts does not on its face establish the availability of an exemption under Rule 144A of the 1933 Act or under Section 4(2) or a comparable provision of the 1933 Act, the Trustee shall require an Opinion of Counsel satisfactory to it that such transfer may be made pursuant to an exemption from the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or of the Trust Fund. The Representative is not obligated under this Agreement to register the Class R Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of Class R Certificates without such registration or qualification.

     (h) Each Person who has or who acquires any Percentage Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Percentage Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Representative or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Percentage Interest in a Class R Certificate are expressly subject to the following provisions:

               (i) Each Person holding or acquiring any Percentage Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Representative of any change or impending change in its status as a Permitted Transferee.

               (ii) No Percentage Interest in a Class R Certificate may be transferred (including the sale to the initial holder) and the Trustee shall not register the transfer of a Class R Certificate unless the Trustee and the Representative shall have been furnished with (A) an affidavit (a "Transfer Affidavit") of the proposed transferee in the form attached as Exhibit K (and if required by the Transfer Affidavit, the opinion of counsel, as therein referenced) and (B) a certificate (a "Transfer Certificate") of the transferor to the effect that such transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee.

               (iii) Each Person holding or acquiring any Percentage Interest in a Class R Certificate shall agree (A) to require a Transfer Affidavit from any other Person to whom such Person attempts to transfer its Percentage Interest in a Class R Certificate, (B) to require a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any transfer of a Class R Certificate, (C) to deliver a Transfer Certificate to the Trustee and the Representative in connection with any such attempted transfer and
          (D) not to transfer its Percentage Interest in a Class R or to cause the transfer of a Percentage Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

               (iv) Any attempted or purported transfer of any Percentage Interest in a Class R Certificate in violation of the provisions of this Section 4.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 4.02, then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall notify the Representative upon knowledge of a Responsible Officer that the registration of transfer of a Class R Certificate was not in fact permitted by this Section
          4.02. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section 4.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered after receipt of the related Transfer Affidavit and Transfer Certificate. The Trustee shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate.

               (v) If any purported transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 4.02, then the Representative or its designee shall, without notice to the Holder or any prior Holder of such Class R Certificate, sell such Class R Certificate to a purchaser selected by the Representative or its designee on such reasonable terms as the Representative or its designee may choose. Such purchaser may be the Representative itself or any affiliate of the Representative. The proceeds of such sale, net of commissions, expenses and taxes due, if any, will be remitted by the Representative to the last preceding purported transferee of such Class R Certificate, except that in the event that the Representative determines that the Holder or any prior Holder of such Class R Certificate may be liable for any amount due under this Section 4.02 or any other provision of this Agreement, the Representative may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Representative or its designee, and it shall not be liable to any Person having a Percentage Interest in a Class R Certificate as a result of its exercise of such discretion.

               (vi) Upon the occurrence of an Early Termination Event and the related required purchase of the Mortgage Loans and liquidation of the Trust Fund pursuant to Article XI, each Person holding or acquiring any Percentage Interest in a Class R Certificate shall be required to remit to the Trustee for deposit in the applicable Certificate Account, no later than the Remittance Date immediately following such Early Termination Event, an amount equal to the product of (X) such Percentage Interest and (Y) the then applicable Termination Price.

     No Class R Certificate or Certificates or any interest therein shall be acquired by or on behalf of a "benefit plan investor" described in or subject to the plan asset regulations set forth at 29 C.F.R. 2510.3-101, unless an Opinion of Counsel is provided to the Representative and the Trustee which establishes to their satisfaction that the transfer and/or the holding of such Class R Certificates will not result in the assets of the Trust Fund being deemed to be "plan assets" within the meaning of Department of Labor Regulations ss. 2510.3-101; subject the Trustee, the Representative or the underwriter of the Class A Certificates, or any of their affiliates, to the prohibited transaction rules under ERISA or excise taxes under Section 4975 of the Code; or cause the fiduciary investment standards of ERISA to apply to the assets of the Trust Fund.

     Subject to the preceding paragraphs, upon surrender for registration of transfer of any Certificate at such office, the Representative shall execute in the name of the designated transferee or transferees, a new Certificate of the same Class and Percentage Interest and dated the date of authentication by the Trustee. The Certificate Registrar shall notify the Representative and the Trustee of any such transfer.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of the same Class in authorized denominations of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Servicer shall execute, and the Trustee shall authenticate, the Certificates which the Certificateholder making the exchange is entitled to receive.

     (i) No service charge shall be made for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be marked canceled by the Trustee.


     Section 4.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

     If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Servicer, the Trustee and the Certificate Registrar such security or indemnity (which may include a letter of indemnity delivered by an insurance company) as may be required by each of them to save each of them harmless, then, in the absence of notice to the Servicer, the Trustee and the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Servicer shall execute and deliver, and the Trustee shall authenticate, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section 4.03, the Servicer and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate issued pursuant to this
Section 4.03 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

     Section 4.04 PERSONS DEEMED OWNERS.

     Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Representative, the Trustee, the Certificate Insurer and the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 6.07 and for all other purposes whatsoever, and the Representative, the Servicer, the Trustee, the Certificate Insurer and the Certificate Registrar shall not be affected by notice to the contrary.


                                    ARTICLE V

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

     Section 5.01 DUTIES OF THE SERVICER.

     (a) It is intended that the REMIC Trust Fund formed hereunder shall constitute, and that the affairs of the REMIC Trust Fund shall be conducted so as to qualify as a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Servicer covenants and agrees that it shall act as agent (and the Servicer is hereby appointed to act as agent) on behalf of the REMIC Trust Fund and as Tax Matters Person on behalf of the REMIC Trust Fund, and that in such capacities it shall: (i) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form
1066) and any other Tax Return required to be filed by the REMIC Trust Fund, using a calendar year as the taxable year for the REMIC Trust Fund and using the accrual method of accounting, including, without limitation, information reports relating to "original issue discount," as defined in the Code, based upon the Prepayment Assumption and calculated by using the issue price of the Certificates; (ii) make, or cause to be made, an election, on behalf of the REMIC Trust Fund, to be treated as a REMIC on the federal tax return of the REMIC Trust Fund for its first taxable year; (iii) prepare and forward, or cause to be prepared and forwarded, to the Trustee, the Certificateholders and to the Internal Revenue Service and any other relevant governmental taxing authority all information returns or reports as and when required to be provided to them in accordance with the REMIC Provisions and any other provision of federal, state or local income tax laws; (iv) to the extent that the affairs of the REMIC Trust Fund are within its control, conduct such affairs at all times that any Certificates are outstanding so as to maintain the status of the REMIC Trust Fund as a REMIC under the REMIC Provisions and any other applicable federal, state and local laws; (v) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC Trust Fund or that would cause the imposition of a prohibited transaction tax or a tax on contributions to the REMIC Trust Fund; (vi) pay the amount of any and all federal, state, and local taxes, including, without limitation, prohibited transaction taxes as defined in Section 860F of the Code imposed on the REMIC Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (vii) ensure that any such returns or reports filed on behalf of the REMIC Trust Fund are properly executed by the appropriate person; (viii) represent the REMIC Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the REMIC Trust Fund, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any item of the REMIC Trust Fund and otherwise act on behalf of the REMIC Trust Fund in relation to any tax matter involving the REMIC Trust Fund; (ix) as provided in Section 5.11 hereof, make available information necessary for the computation of any tax imposed (1) on transferors of residual interests to transferees that are not Permitted Transferees or (2) on pass-through entities, any interest in which is held by an entity which is not a Permitted Transferee; and (x) in connection with any FHA Loan, timely pay to the FHA the FHA Insurance Premium required to be paid for each FHA Loan. The Trustee will cooperate with the Servicer in the foregoing matters and will sign, as Trustee, any and all Tax Returns required to be filed by the REMIC Trust Fund. Notwithstanding the foregoing, at such time as the Trustee becomes the successor Servicer, the Representative shall serve as Tax Matters Person and as such shall perform the duties described in this
Section 5.01(a) until such time as an entity is appointed to succeed the Trustee as Servicer. The Servicer shall indemnify the Trustee and the REMIC Trust Fund for any liability it may incur in connection with this Section 5.01(a) including reimbursement to the Certificate Insurer for any Insured Payments made by the Certificate Insurer in connection with such liability, if any, which indemnification shall survive the termination of the REMIC Trust Fund; provided, however, that the Servicer shall not indemnify the Trustee for its negligence or wilful misconduct.

     With respect to any Mortgage Note (other than a Mortgage Note relating to a Pool III Mortgage Loan) released by the Trustee to the Servicer or to any Subservicer in accordance with the terms of this Agreement, other than a release or satisfaction pursuant to Section 7.02, prior to such release, the Trustee shall (a) complete all endorsements in blank so that the endorsement reads "Pay to the order of The Bank of New York, as Trustee under the Pooling and Servicing Agreement dated as of May 31, 1996, 1996-B" and (b) complete a restrictive endorsement that reads "The Bank of New York is the holder of the mortgage note for the benefit of the Certificateholders under the Pooling and Servicing Agreement dated as of May 31, 1996, 1996-B" with respect to those Mortgage Notes (other than a Mortgage Note relating to a Pool III Mortgage Loan) currently endorsed "Pay to the order of holder."

     With respect to any Mortgage Note relating to a Pool III Mortgage Loan released by the Co-Trustee to the Servicer or any Subservicer in accordance with the terms of this Agreement, other than a release or satisfaction pursuant to
Section 7.02 or a release to the Claims Administrator pursuant to Section 5.15(b), prior to such release, the Co-Trustee shall (a) complete all endorsements in blank so that the endorsement reads "Pay to the order of First Bank (N.A.), as Co-Trustee under the Pooling and Servicing Agreement dated as of May 31, 1996, 1996-B" and (b) complete a restrictive endorsement that reads "First Bank (N.A.) is the holder of the mortgage note for the benefit of the Certificateholders under the Pooling and Servicing Agreement dated as of May 31, 1996, 1996-B" with respect to those Mortgage Notes relating to Pool III Mortgage Loans currently endorsed "Pay to the order of Holder."

     (b) The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer may enter into Subservicing Agreements for any servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and (x) has (i) been designated an approved Seller-Servicer by FHLMC or FNMA for first and second mortgage loans and (ii) has a net worth of at least $5,000,000 or (y) is an Originator or another affiliate of the Servicer. The Servicer shall give notice to the Certificate Insurer of the appointment of any Subservicer. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either itself directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

     (c) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee, the Certificateholders and the Certificate Insurer for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when any Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     (d) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 5.01(e).

     (e) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Default), the Trustee or its designee shall, subject to Section 10.02 hereof, thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the Trustee is then permitted and elects to terminate any Subservicing Agreement in accordance with its terms. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements. The Servicer at its expense and without right of reimbursement therefor, shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

     (f) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Class A Certificateholders or the Certificate Insurer, provided, however, that (unless (x) the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, imminent and the Servicer obtains written consent of the Certificate Insurer and (y) the Servicer determines that any modification would not be considered a new mortgage loan for federal income tax purposes) the Servicer may not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer (subject to Section 5.12), or forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan), or extend the final maturity date on such Mortgage Loan. No costs incurred by the Servicer or any Subservicer in respect of Servicing Advances shall for the purposes of distributions to Certificateholders be added to the amount owing under the related Mortgage Loan. Without limiting the generality of the foregoing, and subject to the consent of the Certificate Insurer, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of the Trustee and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

     The Servicer, in servicing and administering the Mortgage Loans, shall employ or cause to be employed procedures (including collection, foreclosure and REO Property management procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted second mortgage servicing practices (or, in the case of FHA Loans, in accordance with accepted Title I servicing practices or, in the case of Multifamily Loans, in accordance with accepted multifamily loan servicing practices) of prudent lending institutions and giving due consideration to the Certificate Insurer's and the Certificateholders' reliance on the Servicer.

     (g) On and after such time as the Trustee and the Co- Trustee receive the resignation of, or notice of the removal of, the Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to
Section 9.04, after receipt of the Opinion of Counsel required pursuant to
Section 9.04, the Trustee or its designee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee or its designee) shall assume all of the rights and obligations of the Servicer, subject to Section 10.02 hereof. The Servicer shall, upon request of the Trustee but at the expense of the Servicer, deliver to the Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian) all documents and records (including computer tapes and diskettes) relating to the Mortgage Loans and an accounting of amounts collected and held by the Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

     (h) In the event that any tax is imposed on the Trust Fund, such tax shall be charged against amounts otherwise distributable to the Holders of the Class R Certificates. Notwithstanding anything to the contrary contained herein, the Servicer is hereby authorized to retain from the Pool Remaining Amount Available for the respective Pool sufficient funds to reimburse the Servicer for the payment of such tax (to the extent that the Servicer has paid any such tax and has not been previously reimbursed or indemnified therefor). The Servicer agrees to first seek indemnification for any such tax payment from any indemnifying parties before reimbursing itself from amounts otherwise distributable to the Holders of the Class R Certificates.

     (i) After the Closing Date, the Servicer shall confirm, or cause to be confirmed, whether all on-site or off-site improvements on the Mortgaged Properties relating to FHA Loans have been completed and, if such improvements have not been completed, to submit the appropriate filings to the FHA.

     Section 5.02 LIQUIDATION OF MORTGAGE LOANS.

     In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 5.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interests of the Certificate Insurer and the Certificateholders, as the case may be. The Servicer shall foreclose upon or otherwise comparably effect the ownership in the name of the Trustee for the benefit of the Certificateholders, as the case may be, of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments in accordance with the provisions of Section 5.10 and, in the case of FHA Loans, for which a Claim is not required to be submitted to the FHA pursuant to Section 5.15. In connection with such foreclosure or other conversion, the Servicer shall exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use as it would exercise or use under the circumstances in the conduct of its own affairs. The Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of a Mortgaged Property. Any amounts advanced in connection with such foreclosure or other action shall constitute "Servicing Advances."

     After a Mortgage Loan has become a Liquidated Mortgage Loan, the Servicer shall promptly prepare and forward to the Trustee, the Certificate Insurer and, upon request, any Certificateholder, a Liquidation Report, in the form attached hereto as Exhibit N, detailing the Liquidation Proceeds received from the Liquidated Mortgage Loan, expenses incurred with respect thereto, and any Realized Loss incurred in connection therewith.

     Section 5.03 ESTABLISHMENT OF PRINCIPAL AND INTEREST ACCOUNTS; DEPOSITS IN PRINCIPAL AND INTEREST ACCOUNTS.


     (a) The Servicer shall cause to be established and maintained one or more Principal and Interest Accounts for the Trust Fund, in one or more Designated Depository Institutions, in the form of time deposit or demand accounts, which may be interest-bearing or such accounts may be trust accounts wherein the moneys therein are invested in Permitted Instruments, titled "The Money Store Inc., in trust for the registered holders of The Money Store Asset Backed Certificates, 1996-B, Class A, Class R and various Mortgagors." Each such Principal and Interest Account shall be insured by the BIF or SAIF administered by the FDIC to the maximum extent provided by law. The creation of any Principal and Interest Account shall be evidenced by a letter agreement in the form of Exhibit C hereto.

     A copy of such letter agreement shall be furnished to the Trustee, the Certificate Insurer and, upon request, any Certifi- cateholder.

     (b) The Servicer and each Subservicer shall deposit without duplication (within 24 hours of receipt thereof) in the applicable Principal and Interest Account and retain therein:

               (i) all payments received after the Cut-Off Date on account of principal on the Pool I, Pool II, Pool III or Pool IV Mortgage Loans, as the case may be, including all Excess Payments, Principal Prepayments and Curtailments received after the Cut-Off Date and all payments in respect of the applicable FHA Insurance Premium;

               (ii) all payments received after the Cut-Off Date on account of interest on the Pool I, Pool II, Pool III or Pool IV Mortgage Loans, as the case may be;

               (iii) all Net Liquidation Proceeds received with respect to the Pool I, Pool II, Pool III or Pool IV Mortgage Loans, as the case may be;

               (iv) all Insurance Proceeds received with respect to the Pool I, Pool II, Pool III or Pool IV Mortgage Loans, as the case may be (other than amounts to be applied to the restoration or repair of the related Mortgaged Property, or to be released to the Mortgagor in accordance with customary second mortgage servicing procedures);

               (v) all Released Mortgaged Property Proceeds received with respect to the Pool I, Pool II, Pool III or Pool IV Mortgage Loans, as the case may be;

               (vi) any amounts paid in connection with the purchase of any Pool I, Pool II, Pool III or Pool IV Mortgage Loan, as the case may be, and the amount of any Substitution Adjustment received with respect to the Pool I, Pool II, Pool III or Pool IV Mortgage Loans, as the case may be, paid pursuant to Sections 2.05 and 3.03;

               (vii) any amount required to be deposited in the applicable Principal and Interest Account pursuant to Section 5.04, 5.08, 5.10 or 5.15(c); and

               (viii) the amount of any credit life insurance premium refund which is not due to the related Mortgagor.

     Also, for each Mortgage Loan delivered to the Trustee or Co-Trustee on the Closing Date that was originated on or after June 1, 1996, the Servicer shall deposit in the applicable Principal and Interest Account 30 days' interest on the original principal balance of each such Mortgage Loan calculated at the applicable Mortgage Interest Rate.

     (c) The foregoing requirements for deposit in the Principal and Interest Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, the Servicing Fee and the Contingency Fee with respect to each Mortgage Loan, and payments in the nature of prepayment penalties or premiums, late payment charges and assumption fees, to the extent received and permitted by Sections 7.01 and 7.03, together with the difference between any Liquidation Proceeds and the related Net Liquidation Proceeds, need not be deposited by the Servicer in the Principal and Interest Account.

     (d) Any interest earnings on funds held in the Principal and Interest Account paid by a Designated Depository Institution shall be for the account of the Servicer and may only be withdrawn from the applicable Principal and Interest Account by the Servicer immediately following its monthly remittance of the Pool Available Remittance Amounts for the related Pool to the Trustee. Any reference herein to amounts on deposit in the Principal and Interest Account shall refer to amounts net of such investment earnings.

     Section 5.04 PERMITTED WITHDRAWALS FROM THE PRINCIPAL AND INTEREST
ACCOUNTS.

     The Servicer shall withdraw funds from the Principal and Interest Accounts for the following purposes:

     (a) to effect the remittance to the Trustee on each Determination Date as follows: the portion of the Excess Spread relating to the Mortgage Loans of the related Pool and the portion of the Pool Available Remittance Amounts of the related Pool, that are net of Compensating Interest and Monthly Advances for the related Remittance Date to the Trustee for deposit in the Certificate Account. For the purposes of this Section 5.04(a), the calculation of the Pool Available Remittance Amounts shall be made without reference to the actual deposit of funds in the respective Certificate Accounts;

     (b) to reimburse itself for any accrued unpaid Servicing Fees, unpaid Contingency Fees, unreimbursed Monthly Advances and for unreimbursed Servicing Advances to the extent that funds relating to such amount have been deposited in the applicable Principal and Interest Account (and not netted from Monthly Payments received). The Servicer's right to reimbursement for unpaid Servicing Fees, unpaid Contingency Fees and, except as provided in the following sentence, Servicing Advances and Monthly Advances shall be limited to Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Servicer's right to reimbursement for Servicing Advances and Monthly Advances in excess of such amounts shall be limited to any late collections of interest received on the related Pool of Mortgage Loans, generally, including Liquidation Proceeds, Released Mortgaged Property Proceeds and Insurance Proceeds and any other amounts which would otherwise be distributed to the Class R Certificateholders; PROVIDED, however, that the Servicer's right to such reimbursement pursuant hereto shall be subordinate to the rights of the applicable Class A Certificateholders and the right of the Certificate Insurer to receive the Pool Carry-Forward Amount of the related Pool;

     (c) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

     (d) (i) to make investments in Permitted Instruments and (ii) to pay to itself, as permitted by Section 5.03(d), interest paid in respect of Permitted Instruments or by a Designated Depository Institution on funds deposited in the applicable Principal and Interest Account;

     (e) to withdraw any funds deposited in the applicable Principal and Interest Account that were not required to be deposited therein or were deposited therein in error;

     (f) (i) to pay itself servicing compensation pursuant to Section 7.03 hereof or interest as permitted under the definition of Excess Proceeds or (ii) to pay the Remainder Excess Spread Amount with respect to any Remittance Date to itself and/or the Representative for any Reimbursable Amounts and the remainder to the Trustee for remittance to the Class R Certificateholders, as the case may be;

     (g) to withdraw amounts required to be deposited into the Servicing Account pursuant to Section 6.15(b).

     (h) to clear and terminate each Principal and Interest Account upon the termination of the related Trust Fund.

     So long as no default or Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, the Principal and Interest Account shall either be maintained as an interest-bearing accounts meeting the requirements set forth in Section 5.03(a), or the funds held therein may be invested by the Servicer (to the extent practicable) in Permitted Instruments. In either case, funds in the Principal and Interest Account must be available for withdrawal without penalty, and any Permitted Instruments must mature not later than the Business Day immediately preceding the Determination Date next following the date of such investment (except that if such Permitted Instrument is an obligation of the institution that maintains such account, then such Permitted Instrument shall mature not later than such Determination Date) and shall not be sold or disposed of prior to its maturity. All Permitted Instruments must be held by or registered in the name of "The Money Store Inc. in trust for the registered holders of The Money Store Asset Backed Certificates, Series 1996-B." All interest or other earnings from funds on deposit in the Principal and Interest Account (or any Permitted Instruments thereof) shall be the exclusive property of the Servicer, and may be withdrawn from either Principal and Interest Account pursuant to clause (d)(ii) above. The amount of any losses incurred in connection with the investment of funds in the applicable Principal and Interest Account in Permitted Instruments shall be deposited in the applicable Principal and Interest Account by the Servicer from its own funds immediately as realized without reimbursement therefor.

     Section 5.05 PAYMENT OF TAXES, INSURANCE AND OTHER CHARGES.

     With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting fire and hazard insurance coverage.

     With respect to each Mortgage Loan which is a first Mortgage Loan, or as to which the Servicer has advanced the outstanding principal balance of any Prior Lien pursuant to Section 5.14 or as to which the Servicer maintains escrow accounts, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage (provided, however, that to the extent the Servicer advances its own funds, such advances shall constitute "Servicing Advances"). To the extent that a Mortgage does not provide for escrow payments, the Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. Notwithstanding anything contained herein to the contrary, the Servicer may choose not to make the payments described above on a timely basis, provided that collections on the related Mortgage Loan that are required to be remitted to the Trust Fund would not be reduced, as a result of such failure to timely pay, from the amount that would otherwise be remitted to the Trust Fund; provided further, however, that this provision shall not have the effect of permitting the Servicer to take, or fail to take, any action in respect of the payments described herein that would adversely affect the interest of the Trust Fund in any Mortgaged Property.

     Section 5.06 TRANSFER OF ACCOUNTS.

     The Servicer may, upon written prior notice to the Trustee and the Certificate Insurer, transfer the Principal and Interest Account to a different Designated Depository Institution.

     Section 5.07 MAINTENANCE OF HAZARD INSURANCE.

     The Servicer shall cause to be maintained, subject to the provisions of
Section 5.08 hereof, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the least of (a) the outstanding principal balance owing on the Mortgage Loan and any Prior Lien, (b) the full insurable value of the premises securing the Mortgage Loan and (c) the minimum amount required to compensate for damage or loss on a replacement cost basis. If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan and any Prior Lien, (ii) the full insurable value of the Mortgaged Property, or (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Servicer shall also maintain, to the extent such insurance is available, on REO Property, fire and hazard insurance in the amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in an amount equal to that required above. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary second mortgage servicing procedures) shall be deposited in the applicable Principal and Interest Account, subject to withdrawal pursuant to Section 5.04. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with losses payable to the Servicer.

     Section 5.08 MAINTENANCE OF MORTGAGE IMPAIRMENT INSURANCE POLICY.

     In the event that the Servicer shall obtain and maintain a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Trustee or the Co-Trustee on behalf of the Cer- tificateholders as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of Section 5.07, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section 5.07, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 5.07, and there shall have been a loss which would have been covered by such policy, deposit in the applicable Principal and Interest Account from the Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with Section 5.07 and the amount paid under such blanket policy. Upon the request of the Certificate Insurer, the Trustee, the Co-Trustee or any Certificateholder, the Servicer shall cause to be delivered to the Trustee, the Co-Trustee or such Certificateholder, as the case may be, a certified true copy of such policy. The current issuer of such policy is Lloyds of London.

     Section 5.09 FIDELITY BOND.

     The Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, in a minimum amount equal to $1,500,000, and a maximum deductible of $100,000, if commercially available, with coverage on all employees acting in any capacity requiring them to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees"). The fidelity bond shall insure the Trustee, the Co-Trustee and their respective officers, and employees, against losses resulting from forgery, theft, embezzlement or fraud, by such Servicer Employees. The errors and omissions policy shall insure against losses resulting from the errors, omissions and negligent acts of such Servicer Employees. No provision of this Section 5.09 requiring such fidelity bond and errors and omissions insurance shall relieve the Servicer from its duties as set forth in this Agreement. Upon the request of the Trustee, the Co-Trustee, the Certificate Insurer or any Certificateholder, the Servicer shall cause to be delivered to the Trustee, the Co-Trustee, the Certificate Insurer or such Cer- tificateholder a certified true copy of such fidelity bond and insurance policy. The current issuer of such fidelity bond and insurance policy is National Union Fire Insurance Company of Pittsburgh, Pennsylvania.

     Section 5.10 TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY.

     In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (an "REO Property"), the deed or certificate of sale shall be taken in the name of the Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee) for the benefit of the Class A Certificateholders.

     The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the Certificate Insurer solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificate Insurer and the Pool I, Pool II, Pool III or Pool IV Certificateholders, as the case may be.

     The Servicer shall cause to be deposited in the applicable Principal and Interest Account, no later than five Business Days after the receipt thereof, all revenues received with respect to the conservation and disposition of the related REO Property net of funds necessary for the proper operation, management and maintenance of the REO Property and the fees of any managing agent acting on behalf of the Servicer.

     The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interest of the Pool I, Pool II, Pool III or Pool IV Certificateholders, as the case may be and the Certificate Insurer. The proceeds of sale of the REO Property shall be promptly deposited in the Principal and Interest Account as received from time to time and, as soon as practicable thereafter, the expenses of such sale shall be paid, the Servicer shall, subject to Section 5.04, reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees, unpaid Contingency Fees and unreimbursed Monthly Advances, and the Servicer shall deposit in the Principal and Interest Account the net cash proceeds of such sale to be distributed to the Pool I, Pool II, Pool III or Pool IV Certificateholders, as the case may be, in accordance with Section 6.08 hereof.

     In the event any Mortgaged Property is acquired as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property within two years after its acquisition unless the Servicer shall have received an Opinion of Counsel also addressed to the Certificate Insurer to the effect that the holding of such Mortgaged Property subsequent to two years after its acquisition will not result in the imposition of taxes on "prohibited transactions" as defined in section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time that any Class A Certificates are outstanding. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Servicer pursuant to this Section shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund, and no construction shall take place on such Mortgaged Property, in such a manner or pursuant to any terms that would cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" which is subject to taxation within the meaning of Sections 860G(c) and 857(b)(4)(B) of the Code. If a period greater than two years is permitted under this Agreement and is necessary to sell any REO Property, the Servicer shall give appropriate notice to the Trustee and the Certificate Insurer (and, with respect to a Pool III Mortgage Loan, the Co-Trustee) and shall report monthly to the Trustee (and, with respect to a Pool III Mortgage Loan, the Co- Trustee) as to the progress being made in selling such REO Property.

     Section 5.11 CERTAIN TAX INFORMATION.

     The Servicer shall furnish (a) any information which may be required under the Code including the computation of the present value of the "excess inclusions" (as defined in Section 860E of the Code) with respect to any transfer of a Class R Certificate, and, upon request, shall provide such information to any Holder of a Class R Certificate and to the Internal Revenue Service within 60 days of such request for a reasonable fee and (b) the information required to be furnished pursuant to Sections 1.860F-4 and 1.6049-7 of the Regulations.

     Section 5.12 COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS.

     The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, comply with the terms and provisions of any applicable hazard insurance policy. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation and extend the due date for payments due on a Mortgage Note for a period (with respect to each payment as to which the due date is extended) not greater than 125 days after the initially scheduled due date for such payment provided that the Servicer determines such extension would not be considered a new mortgage loan for federal income tax purposes. In the event the Servicer shall consent to the deferment of the due dates for payments due on a Mortgage Note, the Servicer shall nonetheless make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred, and shall be entitled to reimbursement therefor in accordance with Section 5.04(b) hereof.

     Section 5.13 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE MORTGAGE LOANS.

     The Servicer shall provide to the Trustee, the Co- Trustee, the Certificateholders, the Certificate Insurer, the FDIC, the Office of Thrift Supervision and the supervisory agents and examiners of each of the foregoing access to the documentation regarding the Mortgage Loans required by applicable local, state and federal regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

     Section 5.14 SUPERIOR LIENS.

     The Servicer shall file of record a request for notice of any action by a superior lienholder under a Prior Lien for the protection of the Trustee's interest (or, with respect to a Pool III Mortgage Loan, the Co-Trustee), where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. The Servicer must also notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder.

     If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by any Prior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders and the Certificate Insurer, and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. The Servicer shall immediately notify the Trustee and the Certificate Insurer (and, with respect to a Pool III Mortgage Loan, the Co-Trustee) of any such action or circumstances. The Servicer will advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the Certificate Insurer and the related Certificateholders. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

     Section 5.15 DUTIES OF THE CLAIMS ADMINISTRATOR.

     (a) In connection with each FHA Loan, the Representative, the Servicer, the Claims Administrator and the Originators will comply at all times with the provisions of Title I and the rules and regulations promulgated thereunder in servicing each FHA Loan and making claims for reimbursement with respect to each FHA Loan, and will at all times hold a valid Contract of Insurance from the FHA for such purposes (unless such Contract of Insurance is terminated so as not to affect the obligation of FHA to provide insurance coverage with respect to the FHA Loans).

     (b) If any FHA Loan becomes a 90 Day Delinquent Pool III Loan, and if sufficient coverage is available in the Reserve Amount to make an FHA Payment with respect to such FHA Loan, the Claims Administrator may, in its sole discretion, during any subsequent Due Period, determine to file a Claim with the FHA with respect to such 90 Day Delinquent Pool III Loan. If the Claims Administrator determines to file such a Claim, the Claims Administrator will notify the Co-Trustee and the Custodian no later than the Determination Date following such determination by an Officer's Certificate in the form of Exhibit J-1 hereto and shall request delivery of the related Trustee's Mortgage File. Upon receipt of such certification and request, the Custodian shall, no later than the related Remittance Date, release to the Claims Administrator the related Trustee's Mortgage File and the Co-Trustee and the Custodian shall execute and deliver such instruments necessary to enable the Claims Administrator to file a Claim with the FHA on behalf of the Co-Trustee. Within 120 days of its receipt of the related Trustee's Mortgage File, the Claims Administrator shall, in its sole discretion, either file a Claim with the FHA for an FHA Payment with respect to such 90 Day Delinquent Pool III Loan or, if the Claims Administrator determines not to file such a Claim, return to the Custodian on behalf of the Co-Trustee the related Trustee's Mortgage File.

     (c) With respect to any 90 Day Delinquent Pool III Loan transferred to the Claims Administrator pursuant to clause (b) above, the Claims Administrator shall deposit (or, if the Claims Administrator is not also the Servicer, the Claims Administrator shall instruct the Servicer to deposit) in the Principal and Interest Account within 24 hours of receipt the following amounts (such amounts to be net of any amounts that would be reimbursable to the Servicer under Section 5.04(b) with respect to amounts in the Principal and Interest Account): (i) any FHA Payments; (ii) the amount, if any, by which the FHA Payment was reduced in accordance with FHA Regulations due to the Claims Administrator enforcing a lien on the Mortgaged Property prior to the lien of the related 90 Day Delinquent Pool III Loan; and (iii) any principal and interest payments received with respect to a 90 Day Delinquent Pool III Loan after the Due Period in which the FHA Loan is transferred to the Claims Administrator and before either the related FHA Payment is paid or the related Trustee's Mortgage File is returned to the Co-Trustee on behalf of the Trustee, as the case may be (the amounts referred to in (ii) and (iii) above are referenced to herein as "Related Payments").

     (d) If an FHA Loan becomes a 90 Day Delinquent Pool III Loan when there is insufficient coverage in the Reserve Amount, or if the Claims Administrator determines not to file a Claim with the FHA with respect to such 90 Day Delinquent Pool III Loan, the Co- Trustee will not transfer such FHA Loan to the Claims Administrator, no Claim will be made to the FHA and the Servicer may take other action, including the commencement of foreclosure proceedings, on the related Mortgaged Property.

     (e) If a Claim is rejected by the FHA and if the Claims Administrator is no longer The Money Store Inc., the Claims Administrator shall promptly notify the Servicer and the Representative of such rejection. Further, if a Claim is rejected by the FHA, other than as a result of depletion of the Reserve Amount, the related Originator shall be deemed to have breached its representation and warranty contained in Section 3.02 (nnn) and the Representative shall be required to repurchase the related 90 Day Delinquent Pool III Loan by depositing in the Principal and Interest Account, on the next succeeding Determination Date, an amount and in the manner specified in Section 2.05(b).

     Section 5.16 CO-TRUSTEE NOT TO HOLD OTHER FHA INSURED TITLE I LOANS.

     For so long as any Certificates remain outstanding under this Agreement, the Co-Trustee shall not own, whether as a result of its origination or by purchase, in its own name or in any trust capacity, any other loans insured by the FHA under the Title I program other than the FHA Loans; PROVIDED, HOWEVER, that the Co- Trustee may own other loans insured by the FHA under the Title I program if such loans (i) were originated or purchased by the Originators or their affiliates, (ii) are part of a pool formed for the purpose of issuing certificates and (iii) such certificates are insured by the Certificate Insurer and receive from each Rating Agency the same rating assigned to the Certificates.

                                   ARTICLE VI

                       PAYMENTS TO THE CERTIFICATEHOLDERS

     Section 6.01 ESTABLISHMENT OF CERTIFICATE ACCOUNTS; DEPOSITS IN CERTIFICATE ACCOUNTS; PERMITTED WITHDRAWALS FROM CERTIFICATE ACCOUNTS.

     (a) No later than the Closing Date, the Trustee will establish and maintain with itself in its trust department four separate trust accounts, which shall not be interest-bearing, titled "TMS Certificate Account 1996-B-I," "TMS Certificate Account 1996-B-II," "TMS Certificate Account 1996-B-III" and "TMS Certificate Account 1996-B-IV (each a "Certificate Account" and together, the "Certificate Accounts"). The Trustee shall, promptly upon receipt, deposit in the applicable Certificate Account and retain therein:

               (i) the Pool Available Remittance Amount of the related Pool (net of the amount of Monthly Advances and Compensating Interest deposited pursuant to subclause (ii), below, but including the Excess Spread and any Subordination Reduction Amounts with respect to the Mortgage Loans of the related Pool) remitted by the Servicer;

               (ii) the Compensating Interest and the portion of the Monthly Advance allocable to the Class Adjusted Mortgage Loan Remittance Rates for Class A-1 through Class A-9, in the case of Pool I, the Class Adjusted Mortgage Loan Remittance Rates for Class A-10 and Class A-11, in the case of Pool II, the Class Adjusted Mortgage Loan Remittance Rates for Class A-12 through Class A-15, in the case of Pool III, and the Class Adjusted Mortgage Loan Remittance Rate for Class A-16, in the case of Pool IV, remitted to the Trustee by the Servicer;

               (iii) amounts transferred from the Spread Account pursuant to
          Section 6.05(b)(ii) and Insured Payments received by the Trustee after a claim pursuant to Section 6.08(c);

               (iv) amounts required to be paid by the Servicer pursuant to
          Section 6.07(e) in connection with losses on investments of amounts in the applicable Certificate Account;

               (v) amounts transferred from the Pre-Funding Account and the Capitalized Interest Account on the Special Remittance Date pursuant to Sections 6.02(c) and (h), respectively; and

               (vi) amounts required to be deposited pursuant to Section 3.01(d)(ii) of the Insurance Agreement.

     (b) Amounts on deposit in each Certificate Account shall be withdrawn on each Remittance Date by the following parties in the following order of priority (provided that only amounts on deposit in the Certificate Account relating to Pool III shall be withdrawn pursuant to subclause (ii) below and only amounts on deposit in the Certificate Account relating to Pool II shall be withdrawn pursuant to subclause (iii) below):

               (i) by the Trustee, to make deposits in the applicable Insurance Account pursuant to Section 6.04(a)(i);

               (ii) by the Trustee, to make deposits in the FHA Premium Account pursuant to Section 6.06(a)(i);

               (iii) by the Trustee, to pay the Auction Agent the required Auction Agent Fee pursuant to the terms of the Auction Agent Agreement;

               (iv) by the Trustee, or the Paying Agent on its behalf, to effect the applicable distributions described in Section 6.08(d);

and also, in no particular order of priority:

               (v) by the Trustee, to invest amounts on deposit in the applicable Certificate Account in Permitted Instruments pursuant to
          Section 6.07;

               (vi) by the Trustee, to pay on a monthly basis to the Servicer as additional servicing compensation interest paid and earnings realized on Permitted Instruments;

               (vii) by the Trustee, to withdraw any amount not required to be deposited in the applicable Certificate Account or deposited therein in error; and

               (viii) by the Trustee, to clear and terminate the applicable Certificate Account upon the termination of the related Trust Fund in accordance with the terms of Section 11.01 hereof.


     Section 6.02 ESTABLISHMENT OF PRE-FUNDING ACCOUNT AND CAPITALIZED INTEREST ACCOUNT; DEPOSITS IN PRE-FUNDING ACCOUNT AND CAPITALIZED INTEREST ACCOUNT; PERMITTED WITHDRAWALS FROM PRE-FUNDING ACCOUNT AND CAPITALIZED INTEREST ACCOUNT.

     (a) No later than the Closing Date, the Representative shall establish and maintain with the Trustee in its trust department a trust account, which shall not be interest-bearing, titled "TMS Pre-Funding Account 1996-B" (the "Pre-Funding Account"). The Pre-Funding Account shall constitute part of the Trust Fund but not be asset of the REMIC Trust Fund. It is an outside reserve fund, the owners of which are the Class R Certificateholders and for Federal tax purposes, amounts, if any, transferred by the REMIC Trust Fund to the Pre-Funding Account are treated as distributed by the REMIC Trust Fund to the Class R Certificateholders. The Trustee shall, promptly upon receipt, deposit into the Pre-Funding Account and retain therein the Original Pre-Funded Amount in an amount equal to the sum of (i) $233,390,831.49 from the proceeds of the sale of the Pool I Certificates, (ii) $46,706,082.11 from the proceeds of the sale of the Pool II Certificates, (iii) $21,179,970.05 from the proceeds of the sale of the Pool III Certificates and (iv) $4,619,530.11 from the proceeds of the sale of the Pool IV Certificates.

     (b) On each Subsequent Transfer Date, the Representative shall instruct the Trustee to withdraw from the Pre-Funding Account an amount equal to 100% of the aggregate Principal Balances of the Subsequent Mortgage Loans (or, with respect to the Low Interest Mortgage Loans, an amount equal to the product of the percentage set forth on Exhibit T attached hereto determined by referring to the columns entitled "Coupon" and "Remaining Term" and the aggregate Principal Balances of such Subsequent Mortgage Loans) sold to the Trust Fund on such Subsequent Transfer Date and pay such amount to or upon the order of the Representative with respect to such transfer; in connection with such instruction, the Representative shall additionally inform the Trustee whether such Subsequent Mortgage Loans are being transferred in respect of Pool I, Pool II, Pool III or Pool IV. In no event shall the Representative be permitted to instruct the Trustee to release from the Pre-Funding Account with respect to subsequent Mortgage Loans to be transferred to Pool I, Pool II, Pool III or Pool IV an amount in excess of $233,390,831.49, $46,706,082.11, $21,179,970.05 or
$4,619,530.11, respectively.

     (c) If at the end of the Funding Period amounts still remain in the Pre-Funding Account, the Servicer shall instruct the Trustee to withdraw from the Pre-Funding Account on the immediately following Remittance Date and deposit in the appropriate Certificate Account any Pre-Funded Amount relating to the Pool I, Pool II, Pool III and Pool IV Mortgage Loans, as the case may be, then remaining in the Pre-Funding Account. However, if at the close of business on September 25, 1996, amounts still remain in the Pre-Funding Account, the Servicer shall instruct the Trustee to withdraw from the Pre-Funding Account on the Special Remittance Date and deposit in the applicable Certificate Account any Pre- Funded Amount then remaining in the Pre-Funding Account.

     (d) On the Remittance Dates occurring in July, August and September 1996, the Trustee shall transfer from the Pre-Funding Account to the appropriate Certificate Account the Pool Pre-Funding Earnings for the related Pool, if any, applicable to each such Remittance Date.

     (e) No later than the Closing Date, the Representative shall establish and maintain with the Trustee in its trust department a trust account, which shall not be interest-bearing, titled "TMS Capitalized Interest Account 1996-B" (the "Capitalized Interest Account"). The Capitalized Interest Account shall constitute part of the Trust Fund but not a part of the REMIC Trust Fund. It is an outside reserve fund, the owners of which are the Class R Certificateholders and for Federal tax purposes amounts, if any, transferred by the REMIC Trust Fund to the Capitalized Interest Account are treated as distributed by the REMIC Trust Fund to the Class R Certificateholders. The Trustee shall, promptly upon receipt, deposit into the Capitalized Interest Account $3,712,961.00. If prior to the end of the Funding Period the funds on deposit in the Pre-Funding Account are invested in a guaranteed investment contract, repurchase agreement or other arrangement acceptable to the Certificate Insurer, that constitutes a Permitted Instrument, the Trustee shall, within one Business Day of its receipt of written notification from the Certificate Insurer, withdraw from the Capitalized Interest Account and pay to the Owners of the Class R Certificates the amount set forth in such written notification.

     (f) On each Subsequent Transfer Date the Representative may instruct the Trustee to withdraw from the Capitalized Interest Account and pay on such Subsequent Transfer Date to the Owners of the Class R Certificates the Overfunded Interest Amount for such Subsequent Transfer Date, as calculated by the Representative pursuant to Section 2.09(h) hereof.

     (g) On the Remittance Dates occurring in July, August and September 1996, the Trustee shall transfer from the Capitalized Interest Account to the appropriate Certificate Account the Pool Capitalized Interest Requirement for the related Pool, if any, for such Remittance Dates.

     (h) On the Special Remittance Date, the Trustee shall transfer from the Capitalized Interest Account to the Certificate Account the Capitalized Interest Requirement, if any, for such Special Remittance Date. Any amounts remaining in the Capitalized Interest Account after taking into account such transfer shall be paid on such Special Remittance Date to the Holders of the Class R Certificates, and the Capitalized Interest Account shall be closed.

     Section 6.03 ESTABLISHMENT OF EXPENSE ACCOUNTS; DEPOSITS IN EXPENSE ACCOUNTS; PERMITTED WITHDRAWALS FROM EXPENSE ACCOUNTS.

     (a) No later than the Closing Date, the Trustee will establish with itself in its trust department four separate trust accounts, which shall not be interest-bearing, titled "TMS Expense Account 1996-B-I," "TMS Expense Account 1996-B-II," "TMS Expense Account 1996-B-III" and "TMS Expense Account 1996-B-IV" (each, an "Expense Account" and together the "Expense Accounts"). The Trustee shall deposit into the applicable Expense Account:

               (i) on each Remittance Date from the amounts on deposit in the applicable Certificate Account an amount equal to one-twelfth of that portion of the Annual Expense Escrow Amount relating to the Pool I, Pool II, Pool III or Pool IV Mortgage Loans, as the case may be, subject to the provisions of Section 6.08(d); and

               (ii) upon receipt, amounts required to be paid by the Servicer pursuant to Section 6.07(e) in connection with losses on investments of amounts in the applicable Expense Account.

If, at any time the aggregate amount then on deposit in the Expense Accounts shall be insufficient to pay in full the fees and expenses of the Trustee and the Co-Trustee then due with respect to the Trust Fund, the Trustee shall make demand on the Servicer to advance the amount of such insufficiency, and the Servicer shall promptly advance such amount to the Trustee for deposit in the Expense Accounts, pro rata in accordance with the amounts then on deposit in each such Expense Account. Thereafter, the Servicer shall be entitled to reimbursement from the applicable Expense Account for the amount of any such advance from any excess funds available pursuant to subclause (c)(ii) below. Without limiting the obligation of the Servicer to advance such insufficiency, in the event the Servicer does not advance the full amount of such insufficiency by the Business Day immediately preceding the Determination Date, the amount of such insufficiency shall be deposited into the applicable Expense Account for payment to the Trustee or the Co-Trustee, as the case may be, pursuant to
Section 6.08(d)(ii), to the extent of available funds in the applicable Certificate Account.

     (b) The Trustee may invest amounts on deposit in each Expense Account in Permitted Instruments pursuant to Section 6.07 hereof, and the Trustee shall withdraw amounts on deposit in the applicable Expense Account to:

               (i) pay the Trustee's and Co-Trustee's fees and expenses with respect to the Trust Fund as described in Section 2.08 hereof (amounts shall be withdrawn from each Expense Account pro rata in accordance with the then aggregate Principal Balances of the Pool I, Pool II, Pool III and Pool IV Mortgage Loans);

               (ii) pay on a monthly basis to the Servicer as additional servicing compensation interest paid and earnings realized on Permitted Instruments;

               (iii) to withdraw any amounts not required to be deposited in the applicable Expense Account or deposited therein in error; and

               (iv) to clear and terminate the applicable Expense Account upon the termination of the Trust Fund in accordance with Section 11.01 hereof.

     (c) On the twelfth Remittance Date following the Closing Date, and on each twelfth Remittance Date thereafter, the Trustee shall determine that all payments required to be made during the prior twelve month period pursuant to subclauses (b)(i), (b)(ii) and (b)(iii) above, have been made, and, if all such payments have been made, from the amounts remaining in the applicable Expense Account, the Trustee shall (in the following order of priority):

               (i) reimburse the Servicer and/or the Represent- ative, for reimbursable advances made pursuant to Section 9.01;

               (ii) reimburse the Servicer for advances made by it pursuant to the last paragraph of subclause (a) above; and

               (iii) remit to the Servicer as additional servicing compensation any amounts remaining in either Expense Account after payments made pursuant to subclauses (b)(i), (b)(ii), (b)(iii), (c)(i) and (c)(ii), above.

     Section 6.04 ESTABLISHMENT OF INSURANCE ACCOUNTS; DEPOSITS IN INSURANCE ACCOUNTS; PERMITTED WITHDRAWALS FROM INSURANCE ACCOUNTS.

     (a) No later than the Closing Date, the Trustee will establish with itself in its trust department four separate trust accounts for the benefit of the Certificate Insurer, titled "TMS MBIA Insurance Account 1996-B-I," "TMS MBIA Insurance Account 1996- B-II," "TMS MBIA Insurance Account 1996-B-III" and "TMS MBIA Insurance Account 1996-B-IV" (each an "Insurance Account, and together, the "Insurance Accounts"). The Trustee shall deposit into the applicable Insurance
Account:

               (i) on each Remittance Date, prior to making the remittances required pursuant to Section 6.08(d), from the applicable Certificate Account an amount equal to the Premium Deposit Amount relating to the Pool I, Pool II, Pool III or Pool IV Certificates, as the case may be; and

               (ii) upon receipt, amounts required to be paid by the Servicer pursuant to Section 6.07(e) in connection with losses on investments of amounts in the applicable Insurance Account.

If at any time that a Monthly Premium is due, the aggregate amount then on deposit in the Insurance Accounts is insufficient to pay in full the Monthly Premium then due with respect to the Pool I, Pool II, Pool III and Pool IV Certificates pursuant to the terms of the Insurance Agreement, the Certificate Insurer shall make demand on the Servicer to advance the amount of such insufficiency, and the Servicer shall promptly advance such amount to the Trustee for deposit in the Insurance Accounts, pro rata in accordance with the amounts then on deposit in each such Insurance Account. Thereafter, the Servicer shall be entitled to reimbursement from the applicable Insurance Account for the amount of any such advance from moneys on deposit therein not related to the Premium Deposit Amount necessary to make timely payment of the next Monthly Premium.

     (b) The Trustee may invest amounts on deposit in each Insurance Account in Permitted Instruments pursuant to Section 6.07, and the Trustee shall withdraw amounts on deposit in the applicable Insurance Account to:

               (i) remit on a monthly basis sufficient funds to the Insurance Paying Agent to pay the Certificate Insurer the Monthly Premium with respect to the Pool I, Pool II, Pool III or Pool IV Certificates, as the case may be, on each Remittance Date commencing in July 1996 as required by the Insurance Agreement;

               (ii) pay on a monthly basis to the Servicer as additional servicing compensation interest paid and earnings realized on Permitted Instruments;

               (iii) withdraw amounts not required to be deposited in the applicable Insurance Account or deposited therein in error; and

               (iv) reimburse the Servicer for advances made by it pursuant to the last paragraph of subclause (a) above to the extent such funds are not needed to pay the Monthly Premium.

     If sufficient funds are available in the Insurance Account to timely pay the Monthly Premium, the Trustee has received from the Servicer any information necessary to determine the amount of the Monthly Premium and the Trustee and the Insurance Paying Agent (if the Insurance Paying Agent and the Trustee are the same party) fail to timely remit the Monthly Premium to the Certificate Insurer from funds on deposit in the Insurance Account in accordance with subsections
(a) and (b) above, the Trustee shall, contemporaneous with the payment of the Monthly Premium, pay to the Certificate Insurer from its own funds, for which reimbursement shall not be available, interest on the Monthly Premium at the Prime Rate published in the most recent Wall Street Journal plus 3.0% for each day that the Monthly Premium is not paid to the Certificate Insurer.

     Section 6.05 ESTABLISHMENT OF SPREAD ACCOUNT; DEPOSITS IN SPREAD ACCOUNT; PERMITTED WITHDRAWALS FROM SPREAD ACCOUNT.

     (a) The Representative shall, no later than the Closing Date, establish and maintain with the Trustee in its trust department a trust account, which shall not be interest-bearing, titled "TMS Spread Account 1996-B" (the "Spread Account"). If during or after the Funding Period the Certificate Insurer determines to increase the Pool I, Pool II, Pool III or Pool IV Initial Specified Subordinated Amount pursuant to the terms of the Insurance Agreement, the Representative shall give the Trustee written notice thereof, which notice shall include the new Pool I, Pool II, Pool III or Pool IV Initial Specified Subordinated Amount for the related Pool. The Trustee shall, promptly upon receipt, deposit into the Spread Account:

               (i) on the Closing Date, an amount equal to $14,175,000 ($6,975,000 of which will be allocated to Pool I, $6,000,000 of which will be allocated to Pool III and $1,200,000 of which will be allocated to Pool IV);

               (ii) up to the difference, if any, between the revised Pool I, Pool II, Pool III or Pool IV Initial Specified Subordinated Amount and the original Pool I, Pool II, Pool III or Pool IV Initial Specified Subordinated Amount, as the case may be;

               (iii) amounts, if any, received pursuant to the last paragraph of
          Section 6.14(b) upon the occurrence of a Pool III Delinquency Period;

               (iv) amounts, if any, received pursuant to Section 6.05(d);

               (v) amounts, if any, received pursuant to Section 2.09(b)(ix);
          and

               (vi) amounts, if any, received pursuant to Section 6.14(b)(iii).

     (b) The Trustee may invest amounts on deposit in the Spread Account in Permitted Instruments pursuant to Section 6.07, and the Trustee shall withdraw amounts on deposit in the Spread Account to:

               (i) deposit in the FHA Premium Account the lesser of (a) the amount on deposit in the Spread Account and (b) the amount of any insufficiency in the FHA Premium Account which the Servicer failed to advance pursuant to Section 6.06(a);

               (ii) deposit in the applicable Certificate Account on any Remittance Date an amount equal to (x) the amount of any Insured Payment otherwise required with respect to such Remittance Date and
          (y) the lesser of the Reallocated Pool III Spread Account Portion for such Remittance Date and the aggregate Subordinated Deficiency Amounts for Pool I, Pool II and Pool IV for such Remittance Date (to be allocated pro rata based upon such amounts);

               (iii) on any Remittance Date for which the Pool Subordinated Amount for each Pool exceeds its respective Specified Subordinated Amount, including any increases thereto during or after the Funding Period, and the amount deposited into the Spread Account pursuant to
          Section 6.14(b)(iii) equals the full amount required to be deposited pursuant thereto, distribute to the Holders of the Class R Certificates the excess, if any, of the aggregate Pool Subordinated Amounts for each Pool for such Remittance Date over the aggregate Pool I, Pool II, Pool III and Pool IV Specified Subordinated Amounts, including any increases thereto after the Funding Period, for such Remittance Date (provided, however, that any such excess attributable to a Pool II Mortgage Loan shall be applied first to the payment of any Certificateholders' Interest Carryover, pro rata based upon the amount of Certificateholders' Interest Carryover allocable to each Class of Pool II Certificates);

               (iv) distribute to the Holders of the Class R Certificates such amounts then on deposit in the Spread Account as the Certificate Insurer may consent to in writing;

               (v) withdraw any amounts not required to be deposited in the Spread Account or deposited therein in error; and

               (vi) subject to subsection (c) below, distribute to the Holders of the Class R Certificates any amounts remaining in the Spread Account upon the termination of this Agreement in accordance with
          Section 11.01 hereof.

     Notwithstanding the foregoing, during any Pool III Delinquency Period amounts may be released from the Spread Account pursuant to clause (iii) above only if, after giving effect to such release, the amount on deposit in the Spread Account (less the amount deposited therein pursuant to Section 6.05(a)(i) and (ii)), is at least equal to the then current Pool Principal Balance for Pool III.

     (c) If Claims filed by the Claims Administrator with respect to the FHA Loans exceed 10% of the aggregate Principal Balances of the FHA Loans measured as of the Cut-Off Date or related Subsequent Cut-Off Date, as the case may be, at the termination of the Trust, the Trustee shall withdraw from the Spread Account the lesser of (x) the Excess Claim Amount and (y) the amount remaining in the Spread Account and deposit such amount on behalf of the Class R Certificateholders as directed by the Certificate Insurer into the spread account(s) for the remaining outstanding TMS Title I transactions which are insured by the Certificate Insurer. The "Excess Claim Amount" will equal 90% of the excess of (x) the total Claims filed with respect to the FHA Loans over (y) 10% of the aggregate Principal Balances of the FHA Loans measured as of the Cut-Off Date or related Subsequent Cut-Off Date, as the case may be.

     (d) At the direction of the Class R Certificateholders, the Trustee shall immediately deposit into the Spread Account any Excess Claim Amounts received from any other TMS Title I transaction which is insured by the Certificate Insurer, provided that the Trustee receives an Opinion of Counsel at the expense of the Class R Certificateholders that such deposit will not adversely affect the REMIC status of the REMIC Trust.

     (e) The Class R Certificateholders hereby consent to funds being withdrawn from or deposited in the Spread Account at the direction of the Certificate Insurer pursuant to subsections (c) and (d) above.

     (f) The Class R Certificateholders are deemed to have directed the Trustee to withdraw funds from the Spread Account pursuant to subsection (c) above and to deposit such funds into the Spread Account pursuant to subsection (d) above.

     Section 6.06 ESTABLISHMENT OF FHA PREMIUM ACCOUNT; DEPOSITS IN FHA PREMIUM ACCOUNT; PERMITTED WITHDRAWALS FROM FHA PREMIUM ACCOUNT.

     (a) No later than the Closing Date, the Trustee will establish with itself in its trust department a trust account, which shall not be interest bearing, titled "TMS FHA Premium Account 1996-B" (the "FHA Premium Account"). The FHA Premium Account shall not be available for payment of Certificates. The Trustee shall deposit into the FHA Premium Account:

               (i) on each Remittance Date, prior to making the remittances required pursuant to Section 6.08(c), upon receipt an amount equal to the FHA Premium Amount; and

               (ii) upon receipt, amounts required to be paid by the Servicer pursuant to Section 6.07(e) in connection with losses on investments of amounts in the FHA Premium Account.

If the Servicer fails to pay the FHA Insurance Premium with respect to an FHA Loan in accordance with Section 5.01 hereof, the Trustee shall, upon written instructions from the Servicer or the Certificate Insurer, withdraw an amount from the FHA Premium Account sufficient to pay in full the FHA Insurance Premium then due. If the amount on deposit in the FHA Premium Account is insufficient to pay the FHA Insurance Premium then due, the Trustee shall transfer an amount from the Spread Account to the FHA Premium Account sufficient to pay in full the FHA Insurance Premium then due. In the event that there are insufficient funds in the Spread Account, the Trustee shall immediately notify the Certificate Insurer of the amount of the remaining insufficiency. The Certificate Insurer shall have the option to advance such insufficiency to the Trustee for payment of the FHA Insurance Premium then due.

     (b) The Trustee may invest amounts on deposit in the FHA Premium Account in Permitted Instruments pursuant to Section 6.07, and the Trustee shall withdraw amounts on deposit in the FHA Premium Account to:

               (i) remit, upon certification of payment made to the FHA, funds requested by the Servicer (including any successor to the Servicer appointed pursuant to Section 10.02) or the Certificate Insurer as reimbursement for the FHA Insurance Premiums paid by the Servicer or the Certificate Insurer, as the case may be, or remit to the FHA amounts payable in respect of FHA Insurance Premiums pursuant to the last paragraph of subclause (a) above;

               (ii) pay on a monthly basis to the Servicer as additional servicing compensation interest paid and earnings realized on Permitted Instruments;

               (iii) withdraw amounts not required to be deposited in the FHA Premium Account or deposited therein in error;

               (iv) deposit in the Spread Account for amounts withdrawn from it pursuant to the last paragraph of subclause (a) above; and

               (v) clear and terminate the FHA Premium Account upon the termination of this Agreement in accordance with the terms of Section
          11.01 hereof.

     Section 6.07 INVESTMENT OF ACCOUNTS.

     (a) So long as no default or Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account held by the Trustee shall be invested and reinvested by the Trustee as directed in writing by the Servicer, in one or more Permitted Instruments bearing interest or sold at a discount. No such investment in the Certificate Accounts shall mature later than the Business Day immediately preceding the next Remittance Date and no such investment in the Insurance Accounts, Expense Accounts, Pre-Funding Account, Capitalized Interest Account, FHA Premium Account or Spread Account shall mature later than the Business Day immediately preceding the date such funds will be needed to pay fees or premiums or be transferred to the applicable Certificate Account, as the case may be; PROVIDED, HOWEVER, the Trustee or any affiliate thereof may be the obligor on any investment which otherwise qualifies as a Permitted Instrument and any investment on which the Trustee is the obligor may mature on such Remittance Date or date when needed, as the case may be.

     (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Trustee shall not be liable for any investment loss or other charge resulting therefrom.

     (c) Subject to Section 12.01 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Permitted Instrument included therein (except to the extent that the Trustee is the obligor thereon).

     (d) The Trustee shall invest and reinvest funds in the Accounts held by the Trustee to the fullest extent practicable, in such manner as the Servicer shall from time to time direct in writing, but only in one or more Permitted Instruments.

     (e) All income or other gain from investments in any Account held by the Trustee shall be deposited in such Account, immediately on receipt, and the Trustee shall notify the Servicer of any loss resulting from such investments. The Servicer shall remit the amount of any such loss from its own funds, without reimbursement therefor, to the Trustee for deposit in the Account from which the related funds were withdrawn for investment by the next Determination Date following receipt by the Servicer of such notice.

     Section 6.08 PRIORITY AND SUBORDINATION OF DISTRIBUTIONS.

     (a) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund, and all ownership interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. In this regard, all rights of the Class R Certificateholders to receive distributions in respect of the Class R Certificates, and all ownership interests of the Class R Certificateholders in and to such distributions, shall be subject and subordinate to the preferential rights of the Class A Certificateholders, to receive distributions in respect of the Class A Certificates, and the ownership interests of the Class A Certificateholders in such distributions, as described herein. In accordance with the foregoing, the ownership interests of the Class R Certificateholders in amounts deposited in the applicable Principal and Interest Account or in any Accounts from time to time shall not vest unless and until such amounts are distributed in respect of the Class R Certificates in accordance with the terms of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the Class R Certificateholders shall not be required to refund any amount properly distributed on the Class R Certificates pursuant to Section 6.08(d)(v).

     (b) [Reserved]

     (c) As soon as possible, and in no event later than 10:00 a.m. New York time on the Business Day immediately preceding each Remittance Date, the Trustee shall furnish the Certificate Insurer and the Servicer with a completed notice in the form set forth as Exhibit L (the "Notice") hereto, which will be based upon the information set forth in the Servicer's Certificate, in the event that an Event of Nonpayment will occur with respect to such Remittance Date. The Notice shall specify the total amount of the Insured Payment to be paid on the applicable Remittance Date, stated separately for each Class of Class A Certificates, and shall constitute a claim for an Insured Payment pursuant to the applicable Certificate Insurance Policy. The Certificate Insurer shall remit or cause to be remitted to the Insurance Paying Agent the amount of the Insured Payment. Upon receipt of such Insured Payment by the Insurance Paying Agent on behalf of the Holders of the respective Class of Class A Certificates under the applicable Certificate Insurance Policy, it shall remit such amounts to the Trustee who shall deposit such Insured Payment in the applicable Certificate Account and shall distribute such Insured Payment in accordance with Sections 6.08(d) and (e) hereof.

     Notwithstanding the foregoing, if an Event of Nonpayment will occur with respect to a Remittance Date and funds are on deposit in the Spread Account, the amount of the Insured Payment shall be reduced up to the amount then on deposit in the Spread Account. Pursuant to Section 6.05(b)(ii), the Trustee shall, on such Remittance Date, transfer such amount to the applicable Certificate Account from the Spread Account.

     The Trustee shall serve as Insurance Paying Agent hereunder for so long as a Certificate Insurance Policy shall remain in effect; PROVIDED, HOWEVER, that the Insurance Paying Agent may be located in another jurisdiction with the written consent of the Certificate Insurer. The Insurance Paying Agent shall act as the agent of the Trustee and shall (i) pay amounts required by Section 6.04(b)(i) hereof to the Certificate Insurer, (ii) pay Insured Payments received from the Certificate Insurer as the Trustee shall direct and (iii) take such other actions with respect to the Certificate Insurer and the Certificate Insurance Policies as the Trustee shall direct. The Trustee shall act initially as the Insurance Paying Agent.

     The Trustee shall receive through the Insurance Paying Agent, as attorney-in-fact of each Holder of Class A Certificates, any Insured Payment from the Certificate Insurer and disburse the same to each Holder of Class A Certificates in accordance with the provisions of this Section 6.08. Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policies shall not be considered payment by the Trust Fund nor shall such payments discharge the obligation of the Trust Fund with respect to such Class A Certificates, and the Certificate Insurer shall become the owner of such unpaid amounts due from the Trust Fund in respect of Class A Certificates. The Trustee hereby agrees on behalf of each Holder of Class A Certificates for the benefit of the Certificate Insurer that it recognizes that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Insurance Paying Agent), to the Class A Certificateholders, the Certificate Insurer will be subrogated to the rights of the Class A Certificateholders with respect to such Insured Payment, shall be deemed to the extent of the payments so made to be a registered Certificateholder of the related Class, and shall receive the Pool Carry-Forward Amounts of the related Pools in accordance with Sections 6.08(d) below until all such Insured Payments by the Certificate Insurer have been fully reimbursed. To evidence such subrogation, the Trustee shall, or shall cause the Certificate Registrar to, note the Certificate Insurer's rights as subrogee on the registration books maintained by the Trustee or the Certificate Registrar upon receipt from the Certificate Insurer of proof of payment of any Insured Payment.

     Each Class A Certificateholder shall promptly (i) notify the Trustee in writing upon the receipt of a court order to the effect that any amounts described in Clause (iv) of the definition of Pool Remittance Amount constitute a voidable preference pursuant to the United States Bankruptcy Code and (ii) shall enclose a certified copy of such order with such notice to the Trustee.

     (d) On each Remittance Date, and after making the allocations set forth in
Section 6.14, the Trustee shall withdraw from the applicable Certificate Account the sum of (i) the Pool Available Amount for each Pool and (ii) the Remainder Excess Spread Amount for each Pool, net of reimbursements to the Servicer or the Representative for Reimbursable Advances pursuant to Section 5.04(f), and make distributions thereof in the following order of priority:

               (i) to the Certificateholders of each Pool, the lesser of the Pool Available Amount for the related Pool and the Pool Remittance Amount for the related Pool;

               (ii) then to each Expense Account, an amount equal to one-twelfth of the Annual Expense Escrow Amount with respect to the Mortgage Loans of the related Pool, plus any amount required to be paid to the Trustee or the Co- Trustee pursuant to Section 6.03(a) resulting from insufficiencies in the applicable Expense Account;

               (iii) then to the Servicer and/or the Representative, an amount, if any, equal to the Reimbursable Amounts with respect to the applicable Pool to the extent the Servicer has not previously netted such amounts from Monthly Payments;

               (iv) then to the Pool II Certificateholders, any Certificateholders' Interest Carryover (but only with respect to distributions relating to Pool II Mortgage Loans), allocated pro rata among each Class of Pool II Certificates based upon the amount of Certificateholders' Interest Carryover allocated to each such Class; and

               (v) then to the Class R Certificateholders, an amount equal to the Class R Remittance Amount.

     On each Remittance Date, the amount to be distributed to the Pool I Certificates pursuant to clause (i) above will be allocated in the following order of priority:

     (A) first, concurrently to the Certificateholders of each Class of Pool I Certificates, the applicable Class Current Interest Requirements for such Remittance Date, pro rata in accordance with such amounts; and

     (B) second, concurrently to the Class A-1 and Class A-2 Certificateholders, in the proportions of 49.999852011% and 50.000147989%, respectively, the excess, if any, of the amount to be distributed to the Pool I Certificates on such Remittance Date over the amount distributed pursuant to (A) above, until the Class Principal Balance of the Class A-2 Certificates is reduced to zero and such Class A-2 Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool Remittance Amount that is recovered from such Certificateholders.

     (C) third, concurrently to the Class A-1 and Class A-3 Certificateholders, in the proportions of 49.999852011% and 50.000147989%, respectively, the excess, if any, of the amount to be distributed to the Pool I Certificates on such Remittance Date over the amount distributed pursuant to (A) and (B) above, until the Class Principal Balances of the Class A-1 and Class A-3 Certificates are reduced to zero and such Class A-1 and Class A-3 Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool Remittance Amount that is recovered from such Certificateholders; and

     (D) fourth, to the Class A-4 through Class A-9 Certificateholders, sequentially in that order, the excess, if any, of the amount to be distributed to the Pool I Certificates on such Remittance Date over the amount distributed pursuant to (A), (B) and (C) above, until the Class Principal Balance of each Class with a lower numerical designation is reduced to zero and such Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool Remittance Amount that is recovered from such Certificateholders.

     On each Remittance Date, the amount to be distributed to the Pool II Certificates pursuant to clause (i) above will be allocated in the following order of priority:

     (A) first, concurrently to the Certificateholders of each Class of Pool II Certificates, the applicable Class Current Interest Requirement for such Remittance Date, pro rata in accordance with such amounts; and

     (B) second, concurrently to the Class A-10 and Class A- 11 Certificateholders, pro rata based upon the Class Principal Balance of each such Class, the excess, if any, of the amount to be distributed to the Pool II Certificates on such Remittance Date over the amount distributed pursuant to (A) above, until the Class Principal Balance of each such Class is reduced to zero and such Certificateholders have recovered an amount equal to the amount described in clause (iv) of the definition of Pool Remittance Amount that is recovered from such Certificateholders.

     On each Remittance Date, the amount to be distributed to the Pool III Certificates pursuant to clause (i) above will be allocated in the following order of priority:

     (A) first, concurrently to the Certificateholders of each Class of Pool III Certificates, the applicable Class Current Interest Requirement for such Remittance Date; and

     (B) second, to the Class A-12 through Class A-15 Certificateholders, sequentially in that order, the excess, if any, of the amount to be distributed to the Pool III Certificates on such Remittance Date over the amount distributed pursuant to (A) above, until the Class Principal Balance of each Class with a lower numerical designation is reduced to zero and such Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool Remittance Amount that is recovered from such Certificateholders.

     On each Remittance Date, the amount to be distributed to the Pool IV Certificates pursuant to clause (i) above will be allocated in the following order of priority:

     (A) first, to the Class A-16 Certificateholders, the applicable Class Current Interest Requirement for such Remittance Date; and

     (B) second, to the Class A-16 Certificateholders, the excess, if any, of the amount to be distributed to the Pool IV Certificates on such Remittance Date over the amount distributed pursuant to (A) above, until the Class Principal Balance of such Class is reduced to zero and such Certificateholders have received an amount equal to the amount described in clause (iv) of the definition of Pool Remittance Amount that is recovered from such Certificateholders.

     Additionally, on the Special Remittance Date, the Trustee shall withdraw from the Certificate Account the amount, if any, deposited therein pursuant to
Section 6.01(a)(v) and make distributions thereof as follows: (i) from amounts transferred from the Pre-Funding Account, distributions of principal to the Classes of Class A Certificates then entitled to receive distributions of principal in the priority and proportions set forth in this Section 6.07(d) and
(ii) from amounts transferred from the Capitalized Interest Account, distributions of interest to such Classes of Class A Certificates equal to the applicable Capitalized Interest Requirement. Notwithstanding the foregoing, if on the Special Remittance Date the amount of principal allocated to a Class of Auction Rate Certificates is not equal to $25,000 or an integral multiple of $25,000 in excess thereof, the entire amount (if less than $25,000) or the amount exceeding an integral multiple of $25,000 will, instead, be distributed to the Adjustable Rate Certificates.

     (e) All distributions made to the Certificateholders on each Remittance Date and the Special Remittance Date will be made on a pro rata basis (except with respect to payments of principal to the Auction Rate Certificateholders) among the Certificateholders of the respective Class of record on the next preceding Record Date based on the Percentage Interest represented by their respective Certificates, and shall, except for the final payment on such Certificates, be made by wire transfer of immediately available funds to the account of such Certificate- holder as shall appear on the Certificate Register without the presentation or surrender of the Certificate or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, at the expense of each such Certificateholder unless such Certificateholder shall own of record Certificates which have original principal amounts aggregating (i) at least $5,000,000 or (ii) one of the two highest outstanding amounts less than $5,000,000.

     (f) Notwithstanding the foregoing, principal payments will be made to each Class of Auction Rate Certificates only in amounts equal to $25,000 and integral multiples in excess thereof. If the amount in the Certificate Account for Pool II otherwise required to be applied as a payment of principal on the Auction Rate Certificates either (i) is less than $25,000 or (ii) exceeds an integral multiple of $25,000, then, in the case of (i), such entire amount or, in the case of (ii), such excess amount, will not be paid as principal on the upcoming Remittance Date, but will be retained in the Certificate Account for Pool II until the amount therein available for payment of principal on the Auction Rate Certificates equals $25,000 or any integral multiple thereof. In no event, however, shall amounts remain in the Certificate Account for Pool II more than 13 months after the related payments are deposited into the Trust Fund. The amount being distributed to a Class of Auction Rate Certificates as principal will be allocated to the specific Certificates of such Class selected no later than 5 Business Days prior to the related Remittance Date by lot or such other manner as may be determined, which allocations will be made only in amounts equal to $25,000 and integral multiples of $25,000 in excess thereof.

     Section 6.09 ALLOCATION OF REALIZED LOSSES.

     Prior to each Determination Date, the Servicer shall determine the total amount of Realized Losses, if any, that occurred in the related Due Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate, stated separately for each Pool of Mortgage Loans, and, to the extent paid by the Certificate Insurer as an Insured Payment, shall constitute a Pool Carry-Forward Amount for the related Pool. Any Realized Losses relating to the Mortgage Loans of a Pool shall be allocated to each outstanding Class of Certificates of such Pool pro rata in accordance with the respective Class Principal Balances of each such Class, but only if and to the extent that the Certificateholders of such Pool did not receive Insured Payments in connection with the related Unrecovered Pool Portions on the Remittance Date on which a Subordination Deficit occurs. Further, any allocation of Realized Losses among a Class of Certificates shall be made on a pro rata basis among the Certificateholders of record of such Class on the next preceding Record Date based on the Percentage Interest represented by their respective Certificates by reducing their respective Principal Balances by the amount so allocated, which allocation shall be deemed to have occurred on the related Remittance Date.

     Section 6.10 STATEMENTS.

     Each month for so long as a Class of Auction Rate Certificates is Outstanding, not later than 12:00 noon New York time on the Auction Reporting Date, the Servicer shall deliver to the Certificate Insurer and the Trustee, by telecopy, the receipt and legibility of which shall be confirmed telephonically, with hard copy thereof to be delivered on the Business Day following the Determination Date, a certificate signed by a Servicing Officer stating the date (day, month and year), the Series number of the Certificates, the date of this Agreement, and the amount to be distributed on the upcoming Remittance Date to each Class of Auction Rate Certificates as a payment of principal.

     Each month, not later than 12:00 noon New York time on the Determination Date, the Servicer shall deliver to the Certificate Insurer and to the Trustee, by telecopy, for distribution to the Certificateholders, the receipt and legibility of which shall be confirmed telephonically, with hard copy thereof and the Serv- icer's Monthly Computer Tape in the form attached hereto as Exhibit R (both in hard copy and in computer tape form) to be delivered on the Business Day following the Determination Date, a certificate signed by a Servicing Officer (a "Servicer's Certificate") stating the date (day, month and year), the Series number of the Certificates, the date of this Agreement, and the following:

               (i) the Pool Available Remittance Amounts for each Pool for the related Remittance Date;

               (ii) the Class Principal Balances for each Class of Class A Certificates as reported in the prior Servicer's Certificate pursuant to subclause (xv) below, or, in the case of the first Determination Date, the Original Principal Balance for each Class of Class A Certificates;

               (iii) the Pool Principal Distribution Amounts for each Pool for the related Remittance Date, in the aggregate and listed separately for the portions relating to each Class of Class A Certificates;

               (iv) the total amount of any Insured Payments included in the Pool Available Remittance Amount for each Pool for the related Remittance Date;

               (v) the Subordinated Amount and Specified Subordinated Amount for the related Remittance Date, listed separately for each Pool;

               (vi) the number and Principal Balances of all Loans in each Pool which were the subject of Principal Prepayments during the Due Period;

               (vii) the amount of all Curtailments which were received during the Due Period, stated separately for each Pool;

               (viii) the aggregate amount of all Excess Payments and the amounts of Monthly Payments in respect of principal received during the Due Period, stated separately for each Pool;

               (ix) the amount of interest received on the Mortgage Loans, stated separately for each Pool;

               (x) the amount of the Monthly Advances to be made on the Determination Date, the portion of the Monthly Advances to be deposited in the Certificate Accounts pursuant to Section 6.01(a)(ii), and the Compensating Interest payment to be made on the Determination Date, in each case stated separately for each Pool;

               (xi) the delinquency and foreclosure information set forth in the form attached hereto as Exhibit O, stated separately for each Pool;

               (xii) the amount of any Realized Losses incurred during the related Due Period, stated separately for each Pool;

               (xiii) the Pool Remittance Amounts for each Pool for the Remittance Date, in the aggregate and by component and listed separately for the portions relating to each Class of Class A Certificates in the related Pool and, with respect to the Auction Rate Certificates, the amount otherwise required to be distributed thereon with respect to principal and retained in the Certificate Account for Pool II pursuant to Section 6.08 (f);

               (xiv) the Reimbursable Amounts and the Class R Remittance Amount payable pursuant to Section 6.08(d)(iii) and (iv) with respect to the Remittance Date;

               (xv) the Class Principal Balance for each Class of Class A Certificates and the Pool Principal Balance for each Pool after giving effect to the distribution to be made on the Remittance Date and after allocation of Realized Losses made on such Remittance Date;

               (xvi) the Monthly Excess Spread Percentage, the Excess Spread, and the Remainder Excess Spread Amount allocable to Reimbursable Amounts and Class R Certificateholders pursuant to Section 5.04(f) (in each case, in the aggregate and stated separately for each Pool);

               (xvii) the Cumulative Realized Losses, stated separately for each Pool, with respect to the Remittance Date;

               (xviii) the weighted average maturity and weighted average Interest Rate, stated separately for each Pool;

               (xix) the Servicing Fees, the Contingency Fees, the Auction Agent Fees and amounts to be deposited to the Expense Accounts, the Insurance Accounts and the FHA Premium Account, in each case, as applicable, stated separately for each Pool;

               (xx) the amount of all payments and reimbursements to the Servicer pursuant to Section 5.04(b), (c), (d)(ii), (e) and (f)(i), stated separately with respect to each Pool;

               (xxi) the Class Pool Factor for each Class determined using the balances in subclause (xv) above;

               (xxii) the weighted average Mortgage Interest Rate and Adjusted Mortgage Interest Rate of the Mortgage Loans for each Pool and the weighted average Class Adjusted Loan Remittance Rates for each Pool, in each case for the related Remittance Date, and the weighted average Mortgage Interest Rate for the prior three month period;

               (xxiii) the Class A-10 and Class A-11 Remittance Rates with respect to the Remittance Date and if either the Class A-10 or Class A-11 Remittance Rate was based on the Net Funds Cap, what it would have been if based on LIBOR plus the applicable Margin or the Auction Rate, as the case may be;

               (xxiv) the rate of LIBOR and the Auction Rate with respect to the Remittance Date;

               (xxv) the Net Funds Cap applicable to each Class of Pool II Certificates with respect to the Remittance Date;

               (xxvi) if the Remittance Rate for a Class of Pool II Certificates for such Remittance Date is based on the Net Funds Cap, the amount of any Certificateholders' Interest Carryover for such Class for such Remittance Date;

               (xxvii) the amount of the distribution, if any, allocable to Certificateholders' Interest Carryover and the amount of any Certificateholders' Interest Carryover for all prior Remittance Dates after giving effect to such distribution (in each case, stated separately by Class and in the aggregate);

               (xxviii) The amount to be deposited into the FHA Premium Account on the related Remittance Date and the amount reimbursable to the Servicer and/or the Certificate Insurer from the FHA Premium Account pursuant to Section 6.06(b)(i);

               (xxix) The amount of FHA Payments and Related Payments received during the related Due Period;

               (xxx) The Reserve Amount for the related Remittance Date;

               (xxxi) Claims filed during the Due Period;

               (xxxii) Claims paid during the Due Period;

               (xxxiii) Claims denied by the FHA during the Due Period;

               (xxxiv) Claims pending payment by the FHA during the Due Period; and

               (xxxv) Such other information as the Certificate Insurer and the Certificateholders may reasonably require.

     The Trustee shall forward such report to the Certificate- holders and the Certificate Insurer on the Remittance Date, together with a separate report indicating the amount of funds deposited in each Certificate Account pursuant to
Section 6.01(a)(iv); and the amounts which are reimbursable to the Servicer or the Representative, as appropriate, pursuant to Sections 6.03(c)(i), 6.03(c)(ii), 6.04(b)(iv) and 6.08(d)(iii) (all reports prepared by the Trustee of such withdrawals and deposits will be based in whole or in part upon the information provided to the Trustee by the Servicer or the Claims Administrator).

     To the extent that there are inconsistencies between the telecopy of the Servicer's Certificate and the hard copy thereof, the Trustee shall be entitled to rely upon the telecopy. In the case of information furnished pursuant to subclauses (ii), (vi), (vii), (viii), (xiii), (xv) and (xxii), above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class per $1,000 (or, in the case of the Auction Rate Certificates, per $25,000) original dollar amount as of the Cut-Off Date.

     Additionally, on the Special Remittance Date the Trustee shall, based upon information received from the Servicer, forward to the Certificateholders, the Certificate Insurer and the Rating Agencies, a report setting forth the amount of principal and interest, if any, being paid to each Class of Class A Certificates on the Special Remittance Date.

     (a) Within a reasonable period of time after the end of each calendar year, the Servicer shall furnish to the Trustee for distribution to each Person who at any time during the calendar year was a Class A Certificateholder such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (ix), (xiii), (xix) and
(xxxv), above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certifi- cateholder. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as from time to time are in force.

     (b) On each Remittance Date and the Special Remittance Date, the Trustee shall forward to the Class R Certificateholders a copy of the report forwarded to the Certificateholders of each Pool in respect of such Remittance Date or the Special Remittance Date, as the case may be, and a statement setting forth the amounts actually distributed to the Class R Certificateholders, on such Remittance Date together with such other information as the Servicer provides and deems necessary or appropriate.

     (c) Within a reasonable period of time after the end of each calendar year, the Servicer shall furnish to the Trustee for distribution to each Person who at any time during the calendar year was a Class R Certificateholder such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Class R Certificateholder. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Code as from time to time in force.

     (d) Upon reasonable advance notice in writing, the Servicer will provide to each Class A Certificateholder which is a savings and loan association, bank or insurance company certain reports and access to information and documentation regarding the Mortgage Loans sufficient to permit such Class A Certificateholder to comply with applicable regulations of the Office of Thrift Supervision or other regulatory authorities with respect to investment in the Class A Certificates.

     (e) The Servicer shall furnish to each Certificateholder and the Certificate Insurer, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Certificateholder or the Certificate Insurer, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Certificateholder or the Certificate Insurer may reasonably require; provided, that the Servicer shall be entitled to be reimbursed by such Certificateholder or the Certificate Insurer for the Servicer's actual expenses incurred in providing such reports if such reports are not producible in the ordinary course of the Servicer's business.

     Section 6.11 ADVANCES BY THE SERVICER.

     Not later than the close of business on each Determination Date, the Servicer shall remit to the Trustee for deposit in the applicable Certificate Account an amount (as indicated in the Servicer's Certificate prepared pursuant to Section 6.10), to be distributed on the related Remittance Date pursuant to
Section 6.08, equal to the amount, if any, by which (a) the sum of (i) the amount equal to 30 days' interest (or, with respect to the Pool II Certificates, the actual number of days since the last Remittance Date or, in the case of the July 1996 Remittance Date, from June 15, 1996 with respect to the Adjustable Rate Certificates and from the Closing Date with respect to the Auction Rate Certificates) at the weighted average Class Adjusted Mortgage Loan Remittance Rates for the applicable Pool on the related Pool Principal Balance immediately prior to the related Remittance Date plus (ii) the Monthly Excess Spread relating to the Mortgage Loans of the related Pool with respect to such Remittance Date exceeds (b) the amount received by the Servicer as of the related Record Date in respect of interest on the Mortgage Loans of the related Pool (and, with respect to the Remittance Dates in July, August and September 1996, the sum of (i) all funds to be transferred to the applicable Certificate Account from the Capitalized Interest Account for such Remittance Date pursuant to Section 6.02(g) and (ii) the related Pool Pre-Funding Earnings for the applicable Remittance Date). The sum of such excess calculated for each Pool is defined herein as the "Monthly Advance." The Servicer may reimburse itself for Monthly Advances made pursuant to Section 5.04.

     Section 6.12 COMPENSATING INTEREST.

     The Certificateholders shall be entitled to a full month's interest for each Mortgage Loan for any month during which a Principal Prepayment or Curtailment is received on such Mortgage Loan. Not later than the close of business on each Determination Date, with respect to each Mortgage Loan for which a Principal Prepayment or Curtailment was received during the related Due Period, the Servicer shall remit to the Trustee for deposit in the applicable Certificate Account from amounts otherwise payable to it as servicing compensation, an amount (such amount required to be delivered to the Trustee is referred to herein as "Compensating Interest") (as indicated in the Servicer's Certificate prepared pursuant to Section 6.10) equal to the difference between
(a) 30 days' interest (or, with respect to a Pool II Loan, the actual number of days since the last Remittance Date to but not including the upcoming Remittance Date or, with respect to the July 1996 Remittance Date, from June 15, 1996 with respect to the Adjustable Rate Certificates and from the Closing Date with respect to the Auction Rate Certificates) at the then weighted average Class Adjusted Mortgage Loan Remittance Rates for the applicable Pool on the Principal Balance of each such Mortgage Loan and (b) the amount of interest actually received on each such Mortgage Loan for such Due Period as of the beginning of the Due Period applicable to the Remittance Date on which such amount will be distributed.

     Section 6.13 REPORTS OF FORECLOSURE AND ABANDONMENT OF MORTGAGED PROPERTY.

     Each year the Trustee shall make the reports of foreclosures and abandonments of any Mortgaged Property required by Section 6050J of the Code. In order to facilitate this reporting process, the Servicer, on or before January 15th of each year, shall provide to the Trustee and the Certificate Insurer reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trust Fund acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of the Mortgage Loan, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. The reports from the Servicer shall be in form and substance sufficient to enable the Trustee to meet the reporting requirements imposed by such Section 6050J. The Servicer will deliver to the Trustee an aggregate summary of all information needed by the Trustee to prepare such Section 6050J reports.

     Section 6.14. ALLOCATION OF TOTAL MONTHLY EXCESS CASHFLOW.

     (a) On each Remittance Date, for each Pool of Mortgage Loans the Trustee shall, based upon information provided in the related Servicer's Certificate delivered pursuant to Section 6.10, allocate an amount equal to the sum of (x) the Monthly Excess Spread with respect to each such Pool and Remittance Date plus (y) any Subordination Reduction Amount with respect to each such Pool and Remittance Date plus (z) any Pool Available Remittance Amount Surplus with respect to each such Pool (such sum being the "Total Monthly Excess Cashflow" with respect to such Pool and Remittance Date), in the following order of priority:

               (i) first, to the related Pool in an amount up to the Pool Available Remittance Amount Shortfall for such Pool;

               (ii) second, to the other Pools, any Pool Available Remittance Amount Shortfall remaining after the application described in clause
          (i), allocated among Pools pro rata, based upon the applicable Pool Available Remittance Amount Shortfall remaining after the application described in clause (i) above;

               (iii) third, to the Certificate Insurer in respect of amounts owed on account of any Insured Payments theretofore made with respect to the related Pool of Mortgage Loans (any such amount so owed to the Certificate Insurer and not theretofore paid, together with accrued interest thereon, the "Insurer Reimbursable Amount" with respect to the related Pool of Mortgage Loans); and

               (iv) fourth, to the Certificate Insurer in respect of any Insurer Reimbursable Amount with respect to any other Pool, allocated among Pools, pro rata, based upon the applicable Insurer Reimbursable Amount remaining after the applications described in clauses (i), (ii) and
          (iii) above.

     Total Monthly Excess Cashflow allocable pursuant to clauses (ii) and (iv) above shall be allocated first from Pool I, Pool III and Pool IV, pro rata based upon the Total Monthly Excess Cashflow available from each such Pool, and second from Pool II.

     (b) The amount, if any, of the Total Monthly Excess Cashflow with respect to a Pool of Mortgage Loans on a Remittance Date remaining after the allocations described in (a) above is the "Net Monthly Excess Cashflow" with respect to such Pool for such Remittance Date; such amount is required to be applied in the following order of priority:

               (i) first, to the related Pool, in an amount up to the Subordinated Deficiency Amount for such Pool as of such Remittance Date;

               (ii) second, to the other Pools, in an amount up to any Subordinated Deficiency Amounts with respect to such other Pool remaining after the allocation described in (i) above, allocated among Pools, pro rata, based upon the applicable Subordinated Deficiency Amount after giving effect to all other distributions to be made on such Remittance Date;

               (iii) third, to the Spread Account until the sum of the amount deposited therein pursuant to this Section 6.14(b)(iii) equals $1,500,000, or such lesser amount as may be consented to by the Certificate Insurer;

               (iv) fourth, to the Servicer to the extent of any unreimbursed Servicing Advances and accrued and unpaid Servicing Fees;

               (v) fifth, to the Pool II Certificateholders to the extent of any Certificateholders' Interest Carryover owing for such Remittance Date and all prior Remittance Dates (to the extent such Net Monthly Excess Cashflow is attributable to Pool II Mortgage Loans); and

               (vi) sixth, any excess to the Holders of the Class R
          Certificates.

     Net Monthly Excess Cashflow allocable pursuant to clauses (ii), (iii) and
(iv) above shall be allocated first from Pool I, Pool III and Pool IV, pro rata based upon the Net Monthly Excess Cashflow available from each such Pool, and second from Pool II.

     Notwithstanding the foregoing, for any period commencing on a Remittance Date for which the sum of (i) the three-month moving average of 75% of the Principal Balance of all 90 Day Delinquent Pool III Loans and (ii) the amount of all Claims filed in the Due Period immediately preceding the then current Remittance Date is greater than the current Excess Spread for the Pool III Loans for such Remittance Date, and ending on the first Remittance Date thereafter for which the six-month moving average of the sum of (a) 75% of the Principal Balance of all 90 Day Delinquent Pool III Loans and (b) the amount of all Claims filed in the Due Period immediately preceding the then current Remittance Date is less than the Excess Spread for the Pool III Mortgage Loans for three consecutive Remittance Dates (such period, the "Pool III Delinquency Period"), all Total Monthly Excess Cashflow with respect to the Pool III Mortgage Loans for each Remittance Date remaining after the application described in clause (i) above shall be deposited into the Spread Account pursuant to Section 6.05(a)(iii) until the amount on deposit in the Spread Account (less the amounts deposited therein with respect to Pools I, II and IV and Section 6.05(a)(vi)) equals the then current Pool Principal Balance for Pool III.

     Section 6.15 ESTABLISHMENT OF SERVICING ACCOUNTS; COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS.

     (a) The Servicer shall establish and maintain, or cause to be established and maintained, one or more Servicing Accounts. The Servicer will deposit and retain, or cause to be deposited and retained, therein all collections from the Mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Mortgagors.

     (b) The deposits in the Servicing Accounts shall be held in a Designated Depository Institution in an account designated as a "Mortgage Loan Servicing Account," held in trust by the Servicer or a Subservicer acting on its own behalf and as agent for holders of various pass-through securities and other interests in mortgage loans sold by it. The amount at any time credited to a Servicing Account must be fully insured by FDIC, or, to the extent that such deposits exceed the limits of such insurance, such excess must be (i) transferred to another fully insured account in another Designated Depository Institution or (ii) if permitted by applicable law, invested in Permitted Investments held in trust by the Servicer or a Subservicer. Withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related Servicer or Subservicer for any advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Accounts, to pay the related Servicer or Subservicer the remainder of any income on balances in the Servicing Accounts or to clear and terminate the Servicing Accounts at or any time after the termination of this Agreement.


                                   ARTICLE VII

                           GENERAL SERVICING PROCEDURE

     Section 7.01 ASSUMPTION AGREEMENTS.

     When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or if such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. In such event, the Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. The Servicer is also authorized with the prior approval of the Certificate Insurer to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. The Servicer shall notify the Trustee (and, with respect to Pool III Mortgage Loans, the Co-Trustee and the Custodian) and the Certificate Insurer that any such substitution or assumption agreement has been completed by forwarding to the Trustee (and, with respect to the Pool III Mortgage Loans, the Custodian) the original of such substitution or assumption agreement and a duplicate thereof to the Certificate Insurer, which original shall be added by the Trustee (and, with respect to the Pool III Mortgage Loans, the Custodian) to the related Trustee's Mortgage File and shall, for all purposes, be considered a part of such Trustee's Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this Section 7.01, the Servicer shall not change the Mortgage Interest Rate or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Mortgage Loan. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, (i) the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever; and (ii) the Servicer shall not take any action which would adversely affect the coverage of an FHA Loan for insurance by the FHA under Title I.

     Section 7.02 SATISFACTION OF MORTGAGES AND RELEASE OF MORTGAGE FILES.

     The Servicer shall not grant a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or otherwise prejudice any right the Certificateholders may have under the mortgage instruments, subject to Section 5.01 hereof. The Servicer shall maintain the Fidelity Bond as provided for in Section 5.09 insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

     Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee (and, with respect to the Pool III Mortgage Loans, the Custodian), by an Officers' Certificate in the form of Exhibit J attached hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the applicable Principal and Interest Account pursuant to Section
5.03 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Trustee's Mortgage File. Upon receipt of such certification and request, the Trustee (and, with respect to the Pool III Mortgage Loans, the Custodian) shall promptly release the related Trustee's Mortgage File to the Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable only from and to the extent of servicing compensation and shall not be chargeable to the Principal and Interest Account or the Certificate Accounts.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any primary mortgage guaranty insurance policy, the Trustee (and, with respect to the Pool III Mortgage Loans, the Custodian) shall, upon request of the Servicer and delivery to the Trustee (and, with respect to the Pool III Mortgage Loans, the Custodian) of a certification in the form of Exhibit J attached hereto signed by a Servicing Officer, release the related Trustee's Mortgage File to the Servicer, and the Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian and the Co-Trustee) shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such servicing receipt shall obligate the Servicer to return the Mortgage File to the Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian) when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the applicable Principal and Interest Account and remitted to the Trustee for deposit in the applicable Certificate Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non- judicially, and the Servicer has delivered to the Trustee (and, with respect to the Pool III Mortgage Loans, the Custodian) a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian) to the Servicer.

     The Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee) shall execute and deliver to the Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee) a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee) and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. The Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee) shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee) by the Servicer or take any other action requested in such request, that is, in the opinion of the Servicer as evidenced by such request, required by any state or other jurisdiction to discharge the lien of a Mortgage upon the satisfaction thereof and the Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee) will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five Business Days of the Trustee's (or, with respect to the Pool III Mortgage Loans, the Co-Trustee's) receipt of such certificate or documents. Such certificate or documents shall establish to the Trustee's (or, with respect to the Pool III Mortgage Loans, the Co-Trustee's) satisfaction that the related Mortgage Loan has been paid in full by or on behalf of the Mortgagor and that such payment has been deposited in the applicable Principal and Interest Account.

     Section 7.03 SERVICING COMPENSATION AND CONTINGENCY FEE.

     (a) As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the applicable Principal and Interest Account or to retain from interest payments on the Mortgage Loans the Servicer's Servicing Fee. Additional servicing compensation in the form of assumption and other administrative fees, prepayment penalties and premiums, interest paid on funds on deposit in the Principal and Interest Account, interest paid and earnings realized on Permitted Instruments, amounts remitted pursuant to Sections 6.03(c)(iii) and 6.04(b)(ii) and late payment charges shall be retained by or remitted to the Servicer to the extent not required to be remitted to the Trustee for deposit in the applicable Certificate Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

     (b) The Servicer shall be entitled to withdraw from the applicable Principal and Interest Account or to retain from interest payments on the Mortgage Loans the Contingency Fee. In the event that The Money Store Inc. is terminated as Servicer pursuant to this Agreement, any duly appointed successor to the Servicer shall also be entitled to withdraw from the applicable Principal and Interest Account or to retain from interest payments on the Mortgage Loans the successor Servicer's Contingency Fee.

     Section 7.04 ANNUAL STATEMENT AS TO COMPLIANCE.

     The Servicer will deliver to the Certificate Insurer, the Trustee, the Co-Trustee and each of the Rating Agencies, on or before March 31 of each year beginning March 31, 1997, an Officers' Certificate stating that (i) the Servicer has fully complied with the provisions of Articles V and VII and the Claims Administrator has fully complied with Section 5.15, (ii) a review of the activities of the Servicer and the Claim Administrator during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof and the action being taken by the Servicer and the Claims Administrator, as applicable, to cure such default.

     Section 7.05 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.

     On or before March 31 of each year beginning March 31, 1997, the Servicer, at its expense, shall cause a firm of independent public accountants reasonably acceptable to the Trustee and the Certificate Insurer to furnish a letter or letters to the Certificate Insurer, the Trustee, the Co-Trustee and the Rating Agencies to the effect that such firm has with respect to the Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

     Section 7.06 TRUSTEE'S, CO-TRUSTEE'S AND CERTIFICATE INSURER'S RIGHT TO EXAMINE SERVICER RECORDS AND AUDIT OPERATIONS.

     The Trustee, the Co-Trustee and the Certificate Insurer shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required, to examine and audit any and all of the books, records or other information of the Servicer and the Claims Administrator, whether held by the Servicer or by another on behalf of the Servicer and the Claims Administrator, which may be relevant to the performance or observance by the Servicer and the Claims Administrator of the terms, covenants or conditions of this Agreement. The Certificate Insurer shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required to perform ongoing diligence of the Servicer's operations through loans reviews, re-appraisals or other reasonable review of Servicer operations. No amounts payable in respect of the foregoing shall be paid from the Trust Fund.

     Section 7.07 REPORTS TO THE TRUSTEE AND THE CERTIFICATE INSURER; PRINCIPAL AND INTEREST ACCOUNT STATEMENTS.

     Not later than 20 days after each Record Date, the Servicer shall forward to the Trustee and the Certificate Insurer a statement, certified by a Servicing Officer, setting forth the status of each Principal and Interest Account as of the close of business on the preceding Record Date and showing, for the period covered by such statement, the aggregate of deposits into each Principal and Interest Account for each category of deposit specified in Section 5.03, the aggregate of withdrawals from each Principal and Interest Account for each category of withdrawal specified in Section 5.04, the aggregate amount of permitted withdrawals not made in the related Due Period, and the amount of any Monthly Advances or payments of Compensating Interest, in each case, for the related Due Period.

                                  ARTICLE VIII

                       REPORTS TO BE PROVIDED BY SERVICER

     Section 8.01 FINANCIAL STATEMENTS.

     The Servicer understands that, in connection with the transfer of the Certificates, Certificateholders may request that the Servicer make available to prospective Certificateholders annual audited financial statements of the Servicer for one or more of the most recently completed five fiscal years for which such statements are available, which request shall not be unreasonably denied.


                                   ARTICLE IX

                                  THE SERVICER

     Section 9.01 INDEMNIFICATION; THIRD PARTY CLAIMS.

     (a) The Servicer agrees to indemnify and hold the Trustee, the Co-Trustee, the Certificate Insurer and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Co-Trustee, the Certificate Insurer and any Certificateholder may sustain in any way related to the failure of the Servicer and the Claims Administrator to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Servicer shall immediately notify the Trustee, the Co-Trustee, the Certificate Insurer and each Certificateholder if a claim is made by a third party with respect to this Agreement, and the Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Claims Administrator, the Trustee, the Certificate Insurer and/or Certificateholder in respect of such claim. The Trustee may reimburse the Servicer from the related Expense Account pursuant to Section 6.03(c)(i), and, if necessary, from amounts otherwise payable to the Holders of the Class R Certificates from the Pool Remaining Amount Available with respect to each Pool for all amounts advanced by it pursuant to the preceding sentence with respect to the Trust Fund except when the Claim relates directly to the failure of the Servicer or the Claims Administrator to service and administer the Mortgages in compliance with the terms of this Agreement.

     (b) The Representative agrees to indemnify and hold the Trustee, the Co-Trustee, the Certificate Insurer and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Co-Trustee, the Certificate Insurer and any Certificateholder may sustain in any way related to the failure of the Servicer, if it is an affiliate thereof, or the failure of the Representative to perform their respective duties in compliance with the terms of this Agreement and in the best interests of the Certificate Insurer and the Certificateholders. The Representative shall immediately notify the Trustee, the Certificate Insurer and each Certificate-holder if a claim is made by a third party with respect to this Agreement, and the Representative shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Representative, the Trustee, the Co-Trustee, the Certificate Insurer and/or Certificateholder in respect of such claim. The Trustee may reimburse the Representative from the related Expense Account pursuant to Section 6.03(c)(i), and, if necessary, from amounts otherwise payable to the Holders of the Class R Certificates from the Pool Remaining Amount Available with respect to each Pool for all amounts advanced by it pursuant to the preceding sentence with respect to the Trust Fund except when the claim relates directly to the Representative's indemnification pursuant to Section 2.05 and Section 3.03 or to the failure of the Servicer, if it is an affiliate of the Representative to perform its obligations to service and administer the Mortgages in compliance with the terms of this Agreement, or the failure of the Representative to perform its duties in compliance with the terms of this Agreement and in the best interests of the Certificate Insurer and the Certificateholders.

     Section 9.02 MERGER OR CONSOLIDATION OF THE REPRESENTATIVE, THE SERVICER AND THE CLAIMS ADMINISTRATOR.

     The Servicer, the Representative and the Claims Administrator will each keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

     Any Person into which the Servicer, the Representative may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer, the Representative or the Claims Administrator shall be a party, or any Person succeeding to the business of the Servicer, the Representative or the Claims Administrator, shall be an established mortgage loan servicing institution that has a net worth of at least $15,000,000 and a valid Contract of Insurance and shall be the successor of the Servicer, the Representative or the Claims Administrator, as applicable, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Servicer, the Representative or the Claims Administrator shall send notice of any such merger or consolidation to the Trustee, the Co-Trustee and the Certificate Insurer.

     Section 9.03 LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS.

     The Servicer and the Claims Administrator and any director, officer, employee or agent of the Servicer and the Claims Administrator may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Section 9.01 herein, the Servicer and the Claims Administrator shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to the Servicer's duty to service the Mortgage Loans in accordance with this Agreement.


     Section 9.04 SERVICER AND CLAIMS ADMINISTRATOR NOT TO RESIGN.

     The Servicer and the Claims Administrator shall not assign this Agreement nor resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Claims Administrator, the Certificate Insurer, the Trustee and the Majority Certificateholders, or upon the determination that the Servicer's or Claims Administrator's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer or the Claims Administrator. Any such determination permitting the resignation of the Servicer and the Claims Administrator shall be evidenced by a written Opinion of Counsel (who may be counsel for the Servicer and the Claims Administrator) to such effect delivered to the Trustee, the Co-Trustee, the Certificate Insurer and to each Certificateholder, which Opinion of Counsel shall be in form and substance acceptable to the Trustee and the Certificate Insurer. No such resignation shall become effective until a successor has assumed the Servicer's or the Claims Administrator's responsibilities and obligations hereunder in accordance with Section 10.02.

     Section 9.05 APPOINTMENT OF ASSISTANT CLAIMS ADMINISTRATOR.

     The Claims Administrator hereby appoints TMS Mortgage Inc., a New Jersey corporation, as Assistant Claims Administrator and, in such capacity, the Assistant Claims Administrator shall have all the rights, powers, obligations and duties of the Claims Administrator in acting in such capacity. Notwithstanding such appointment, the Claims Administrator shall remain obligated to the Trustee, the Co-Trustee and the Certificateholders in accordance with the provisions of this Agreement.

     Section 9.06 RIGHT OF CERTIFICATE INSURER TO REPLACE SERVICER AND CLAIMS ADMINISTRATOR.

     From and after the occurrence of a Servicing Delinquency Trigger, the Certificate Insurer may, upon written notice to the Trustee, the Co-Trustee and the Rating Agencies, replace the Servicer and/or the Claims Administrator with a successor. No such replacement shall become effective until a successor has assumed the Servicer's and/or the Claims Administrator's responsibilities and obligations hereunder in accordance with Section 10.02.


                                    ARTICLE X

                                     DEFAULT

     Section 10.01 EVENTS OF DEFAULT.

     (a) In case one or more of the following Events of Default shall occur and be continuing, that is to say:

               (i) (A) an Event of Nonpayment; (B) the failure by the Servicer to make any required Servicing Advance, to the extent such failure materially and adversely affects the interests of the Certificate Insurer or the Certificateholders; (C) the failure by the Servicer to make any required Monthly Advance; (D) the failure by the Servicer to remit any Compensating Interest; (E) the failure by the Servicer to pay the FHA Insurance Premium relating to any FHA Loan or (F) any failure by the Servicer or the Claims Administrator to remit to Certificateholders, or to the Trustee for the benefit of the Certificateholders, any payment required to be made under the terms of this Agreement which, except with respect to FHA Payments to which no grace period shall apply, continues unremedied after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Certificateholder or the Certificate Insurer; or

               (ii) failure by the Servicer, the Claims Administrator or the Representative duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer, the Claims Administrator or the Representative as set forth in this Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, the Claims Administrator or the Representative, as the case may be, by the Trustee or to the Servicer, the Claims Administrator or the Representative, as the case may be, and the Trustee by any Certificateholder or the Certificate Insurer; or

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Claims Administrator and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

               (iv) the Servicer or the Claims Administrator shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or the Claims Administrator or of or relating to all or substantially all of the Servicer's or the Claims Administrator's property; or

               (v) the Servicer or the Claims Administrator shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

     (b) then, and in each and every such case, so long as an Event of Default shall not have been remedied, and in the case of clause (i) above (except for clause (i)(C) or, with respect to FHA Payments, clause (i)(F)), if such Event of Default shall not have been remedied within 30 days after the Servicer or the Claims Administrator has received notice of such Event of Default, (x) with respect solely to clause (i)(C) above, if such Monthly Advance is not made earlier than 4:00 p.m. New York time on the Determination Date, the Trustee shall give immediate telephonic notice of such failure to a Servicing Officer of the Servicer or the Claims Administrator, as the case may be, and, unless such failure is cured, either by receipt of payment or receipt of evidence satisfactory to the Certificate Insurer (E.G., a wire reference number communicated by the sending bank) that such funds have been sent, by 12:00 Noon New York time on the following Business Day, the Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee) shall immediately assume, pursuant to Section 10.02 hereof, the duties of a successor Servicer and the Claims Administrator; and (y) in the case of clauses (i)(A), (i)(B), (i)(D), (i)(E),
(i)(F), (ii), (iii), (iv) and (v), the Certificate Insurer or the Majority Certificateholders, subject to the prior written consent of the Certificate Insurer, which consent may not be unreasonably withheld, by notice in writing to the Servicer and the Claims Administrator, may, in addition to whatever rights such Certificateholders or the Certificate Insurer may have at law or equity including damages, injunctive relief and specific performance, in each case commence termination of all the rights and obligations of the Servicer and the Claims Administrator under this Agreement and in and to the Mortgage Loans and the proceeds thereof, as Servicer and the Claims Administrator. Upon receipt by the Servicer and the Claims Administrator of a second written notice from the Certificate Insurer or the Majority Certificateholders stating that they or it intend to terminate the Servicer and the Claims Administrator as a result of such Event of Default, all authority and power of the Servicer and the Claims Administrator under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall, subject to Section 10.02, pass to and be vested in the Trustee or its designee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee or its designee) and the Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee) is hereby authorized and empowered to execute and deliver, on behalf of the Servicer and the Claims Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents. The Servicer and the Claims Administrator agree to cooperate with the Trustee and the Co-Trustee in effecting the termination of the Servicer's and the Claims Administrator's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all amounts which shall at the time be credited by the Servicer to each Principal and Interest Account or thereafter received with respect to the Mortgage Loans.

     Section 10.02 TRUSTEE AND CO-TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

     On and after the time the Servicer or the Claims Administrator receives a notice of termination pursuant to Section 10.01 or the Trustee receives the resignation of the Servicer and the Claims Administrator evidenced by an Opinion of Counsel pursuant to Section 9.04 or the Servicer and the Claims Administrator are removed as servicer and claims administrator pursuant to this Article X, the Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee) shall be the successor in all respects to the Servicer in its capacity as servicer and the Claims Administrator in its capacity as claims administrator under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer and the Claims Administrator by the terms and provisions hereof, provided, however, that the Trustee and the Co-Trustee shall not be liable for any actions of any servicer or claims administrator prior to it, and that the Trustee and the Co-Trustee shall not be obligated to make advances or payments pursuant to Sections 6.03, 6.04, 6.11, 6.12, 5.05, 5.10 or 5.14 but
only to the extent the Trustee or the Co-Trustee, as the case may be, determines reasonably and in good faith that such advances would not be recoverable, such determination to be evidenced with respect to each such advance by a certification of a Responsible Officer of the Trustee or the Co- Trustee, as the case may be. As compensation therefor, the Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee) shall be entitled to all funds relating to the Mortgage Loans which the Servicer and Claims Administrator would have been entitled to receive from the Principal and Interest Account pursuant to Section
5.04 if the Servicer had continued to act as servicer and claims administrator hereunder, together with other servicing compensation in the form of assumption fees, late payment charges, the Contingency Fee or otherwise as provided in Sections 7.01 and 7.03.

     Notwithstanding the above, the Trustee or the Co-Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Majority Certificateholders or the Certificate Insurer so request in writing to the Trustee or the Co-Trustee, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the Certificate Insurer, which acceptance shall not be unreasonably withheld, that has a net worth of not less than $15,000,000 and which is approved as a servicer by FNMA and FHLMC (and, in the case of FHA Loans, is a Title I approved lender pursuant to FHA Regulations) as the successor to the Servicer and the Claims Administrator hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer and the Claims Administrator hereunder. Any collections received by the Servicer and the Claims Administrator after removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee or, at the direction of the Trustee, to the successor servicer. The compensation of any successor servicer and claims administrator (including, without limitation, the Trustee and Co- Trustee) so appointed shall be the aggregate Servicing Fees, together with the Contingency Fee and other servicing compensation in the form of assumption fees, late payment charges or otherwise. In the event the Trustee or Co-Trustee is required to solicit bids as provided herein, the Trustee or Co-Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor servicer and claims administrator shall be entitled to, with respect to the Mortgage Loans each would be servicing, the full amount of the aggregate Servicing Fees and Contingency Fee relating to such Mortgage Loans as servicing compensation, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise. Within thirty days after any such public announcement, the Trustee or Co- Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee or Co-Trustee shall deduct from any sum received by the Trustee or Co-Trustee from the successor to the Servicer and Claims Administrator in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unreimbursed Servicing Advances and Monthly Advances. After such deductions, the remainder of such sum shall be paid by the Trustee or Co-Trustee to the Servicer and Claims Administrator at the time of such sale, transfer and assignment to the Servicer's and Claims Administrator's successor. The Trustee or Co-Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer and Claims Administrator agree to cooperate with the Trustee or Co-Trustee and any successor servicer and claims administrator in effecting the termination of the Servicer's and Claims Administrator's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or Co-Trustee or such successor servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's and Claims Administrator's functions hereunder and shall promptly also transfer to the Trustee or Co-Trustee or such successor servicer and claims administrator, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest Account or Spread Account by the Servicer and Claims Administrator or which are thereafter received with respect to the Mortgage Loans. Neither the Trustee, the Co-Trustee nor any other successor servicer or claims administrator shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer and Claims Administrator to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer and Claims Administrator hereunder. No appointment of a successor to the Servicer and Claims Administrator hereunder shall be effective until written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder and the Certificate Insurer, and the Trustee shall have consented thereto. Neither the Trustee nor the Co-Trustee shall resign as servicer until a successor servicer reasonably acceptable to the Certificate Insurer has been appointed.

     Pending appointment of a successor to the Servicer and the Claims Administrator hereunder, the Trustee and the Co-Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee and the Co- Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer and Claims Administrator pursuant to
Section 7.03 or otherwise as provided in this Agreement. The Servicer, the Claims Administrator, the Trustee, the Co-Trustee, any Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     Section 10.03 WAIVER OF DEFAULTS.

     The Certificate Insurer or the Majority Certificate- holders may, on behalf of all Certificateholders, and subject to the consent of the Certificate Insurer, which consent may not be unreasonably withheld, waive any events permitting removal of the Servicer and the Claims Administrator as servicer pursuant to this Article X, provided, however, that the Majority Certificateholders or the Certificate Insurer may not waive a default in making a required distribution on a Certificate without the consent of the holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

     Section 10.04 TRANSFER OF TAX MATTERS PERSON RESIDUAL INTEREST.

     Upon any termination of, or appointment of any successor to, the Servicer hereunder, the Servicer shall promptly upon the request of the Trustee transfer all of the Tax Matters Person Residual Interest to the Representative, for such time as the Trustee shall serve as successor Servicer and thereafter the Representative shall transfer such Tax Matters Person Residual Interest to the entity that is appointed to succeed the Trustee as Servicer.

     Section 10.05. CONTROL BY MAJORITY CERTIFICATEHOLDERS.

     The Certificate Insurer or the Majority Certificate- holders with the consent of the Certificate Insurer, which consent may not be unreasonably withheld, may direct the time, method and place of conducting any proceeding relating to the Trust Fund or the Certificates or for any remedy available to the Trustee or the Co-Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee or the Co-Trustee with respect to the Certificates or the Trust Fund PROVIDED THAT:

               (i) such direction shall not be in conflict with any rule of law or with this Agreement;

               (ii) the Trustee or the Co-Trustee, as the case may be, shall have been provided with indemnity satisfactory to it; and

               (iii) the Trustee and the Co-Trustee may take any other action deemed proper by the Trustee and the Co- Trustee which is not inconsistent with such direction; PROVIDED, HOWEVER, that the Trustee and the Co-Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Holders not so directing.


                                   ARTICLE XI

                                   TERMINATION

     Section 11.01 TERMINATION.

     Subject to Section 11.03, this Agreement shall terminate upon notice to the Trustee of either: (a) the latter of the final payment or other liquidation of the last Mortgage Loan or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder, or (b) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing; provided, however, that in no event shall the Trust established by this Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of Joseph P. Kennedy, late Ambassador of the United States to the Court of St. James, alive as of the date hereof.

     Subject to Section 11.03, the Servicer may, at its option, and in the absence of the exercise thereof by the Servicer, the Certificate Insurer may, at its option, on any date on which (i) the aggregate Principal Balance of the Mortgage Loans is less than ten percent the sum (i) of the aggregate original Pool Principal Balances of each Pool and (ii) the Original Pre-Funded Amount (such date, the "Optional Servicer Termination Date"), purchase on the next succeeding Remittance Date, all of the Mortgage Loans and any related REO Properties at a price equal to the sum of (x) 100% of the Principal Balances of the Mortgage Loans before the occurrence of Realized Losses, and any related REO Property, and including the portion of the principal balance of each 90 Day Delinquent FHA Loan for which the Certificateholders have not received payment and for which a Claim was submitted to the FHA (y) 30 days' interest thereon (or, with respect to the Pool II Mortgage Loans, interest for the actual number of days since the last Remittance Date to but not including the upcoming Remittance Date) at the weighted average Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Remittance Rates in the case of the Pool I Mortgage Loans, the weighted average Class A-10 and Class A-11 Remittance Rates in the case of the Pool II Mortgage Loans, the weighted average Class A- 12, Class A-13, Class A-14 and Class A-15 Remittance Rates in the case of the Pool III Mortgage Loans and the Class A-16 Remittance Rate in the case of the Pool IV Mortgage Loans, and (z) the interest portion of any unreimbursed Insured Payments made by the Certificate Insurer (the "Termination Price").

     On any Remittance Date on or after the Cross-Over Date when Mortgage Loans with aggregate original Principal Balances that equal or exceed 25% of the sum of (i) the aggregate original Pool Principal Balances of each Pool and (ii) the Original Pre-Funded Amount have become Liquidated Mortgage Loans, the Certificate Insurer may determine to purchase and may cause the purchase from the Trust Fund of all Mortgage Loans and REO Properties at a price equal to the sum of the Termination Price with respect to the Trust Fund and the outstanding and unpaid fees and expenses of the Trustee and the Servicer. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the applicable Principal and Interest Account for deposit to the applicable Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

     In connection with any purchase pursuant to this Section 11.01, the Certificate Insurer shall provide to the Trustee and the Co-Trustee an opinion of counsel experienced in federal income tax matters in form and substance satisfactory to the Trustee and the Co-Trustee to the effect that such purchase constitutes a "Qualified Liquidation," as such term is defined in the REMIC Provisions.

     Notice of any termination, specifying the Remittance Date upon which the Trust Fund will terminate and the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation shall be given promptly by the Servicer or the Certificate Insurer by letter to the Certificateholders mailed during the month of such final distribution before the Determination Date in such month, specifying (i) the Remittance Date upon which final payment of the Certificates will be made upon presentation and surrender of such Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable, payments being made only upon presentation and surrender of such Certificates at the office of the Trustee therein specified. The Servicer shall give such notice to the Trustee therein specified. The Servicer shall give such notice to the Trustee at the time such notice is given to Certificateholders. The obligations of the Certificate Insurer hereunder with respect to the Trust Fund shall terminate upon the deposit by the Servicer or the Certificate Insurer with the Trustee of the Termination Price with respect to the Trust Fund. Any obligation of the Servicer to pay amounts due to the Certificate Insurer and the Trustee shall survive the termination of the Trust Fund.

     In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Servicer shall give a second written notice to such remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto and shall at the expense of the Trust Fund cause to be published once, in the eastern edition of THE WALL STREET JOURNAL notice that such money remains unclaimed. If within six months after the second notice all of such Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If within the period then specified in the escheat laws of the State of New York after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Trustee upon transfer of such funds subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Certificateholders shall look to the Class R Certificateholders for payment.

     Section 11.02. TERMINATION UPON LOSS OF REMIC STATUS.

     (a) Following a final determination by the Internal Revenue Service, or by a court of competent jurisdiction, in either case, from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC Trust Fund does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination, (i) the Majority Certificateholders may direct the Trustee and the Co- Trustee on behalf of the REMIC Trust Fund to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a)(4) of the Code) and (ii) the Certificate Insurer may notify the Trustee of the Certificate Insurer's determination to purchase from the REMIC Trust Fund all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the REMIC Trust Fund at a price equal to the Termination Price for the REMIC Trust Fund. Upon receipt of such direction by the Majority Certificateholders or of such notice from the Certificate Insurer, the Trustee shall notify the Class R Certificateholders of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the Percentage Interest of the Class R Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the REMIC Trust Fund all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the REMIC Trust Fund at a purchase price equal to the Termination Price for the REMIC Trust Fund.

     (b) If, during the Purchase Option Period, the Class R Certificateholders have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Majority Certificateholders have given the Trustee and the Co-Trustee the direction described in clause (a)(i) above, the Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee) shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the REMIC Trust Fund in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the REMIC Trust Fund, the distribution of the proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 60th day, or such later day as the Class A Certificateholders shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Certificate Insurer has given the Trustee notice of the Certificate Insurer's determination to purchase the REMIC Trust Fund described in clause (a)(ii) preceding, the Certificate Insurer shall so purchase the REMIC Trust Fund within 60 days after the expiration of the Purchase Option Period. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

     (c) Following a Final Determination, the Holders of a majority of the Percentage Interest of the Class R Certificates then outstanding may, at their option and upon delivery to the Class R Certificateholders and the Certificate Insurer of an opinion of nationally recognized tax counsel selected by the Holders of the Class R Certificates which opinion shall be reasonably satisfactory in form and substance to the Majority Certificateholders and the Certificate Insurer to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the REMIC Trust Fund will be subject to federal taxation, purchase from the REMIC Trust Fund all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the REMIC Trust Fund at a purchase price equal to the Termination Price for the REMIC Trust Fund. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the applicable Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Majority Certificateholders give the Holders of a majority of the Percentage Interest of the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

     Section 11.03 ADDITIONAL TERMINATION REQUIREMENTS.

     (a) In the event the Servicer or the Certificate Insurer exercises its purchase option as provided in Section 11.01 or 11.02, the REMIC Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the REMIC Trust Fund to comply with the requirements of this
Section 11.03 will not (i) result in the imposition of taxes on "prohibited transactions" of the REMIC Trust Fund as defined in Section 860F of the Code, or
(ii) cause the REMIC Trust Fund to fail to qualify as a REMIC at any time that any Class A Certificates are outstanding:

               (i) Within 90 days prior to the final Remittance Date the holders of the Class R Certificates shall adopt a plan of complete liquidation of the REMIC Trust Fund meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder;

               (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Remittance Date, the Trustee (or, with respect to the Pool III Mortgage Loans the Co-Trustee) shall sell for cash all of the assets of the REMIC Trust Fund to the Servicer, the Certificate Insurer or the Certificate Insurer's designee; and

               (iii) At the time of the making of the final payment on the Certificates, the Trustee shall (x) deposit into and withdraw from the Certificate Accounts the amount of such final payment and shall distribute or credit, or cause to be distributed or credited, to the Certificateholders of each Class, the related Class Principal Balance, plus 30 days' interest thereon (or, with respect to the Pool II Certificates, interest on the actual number of days since the last Remittance Date up to but not including the upcoming Remittance Date) at the related Class Remittance Rate, (y) satisfy, from any remaining amounts held in any Account and (z) to the Class R Certificateholders, distribute all cash on hand after such payment to the respective Class A Certificate- holders and the REMIC Trust Fund shall terminate at such time.

     (b) By their acceptance of the Class R Certificates the holders thereof hereby (i) agree to adopt such a plan of complete liquidation upon the written request of the Servicer or Certificate Insurer and to take such other action in connection therewith as may be reasonably requested by the Servicer and (ii) appoint the Servicer as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation.

     Section 11.04 [omitted]

     Section 11.05 ACCOUNTING UPON TERMINATION OF SERVICER AND CLAIMS ADMINISTRATOR.

     Upon termination of the Servicer and Claims Administrator under Article X hereof, the Servicer and Claims Administrator shall:

     (a) deliver to its successor or, if none shall yet have been appointed, to the Trustee the funds in any Principal and Interest Account;

     (b) deliver to its successor or, if none shall yet have been appointed, to the Trustee (or, with respect to the Pool III Mortgage Loans, the Custodian) all Mortgage Files and related documents and statements held by it hereunder and a Mortgage Loan portfolio computer tape;

     (c) deliver to its successor or, if none shall yet have been appointed, to the Trustee and, upon request, to the Certificateholders a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for the payments or charges with respect to the Mortgage Loans; and

     (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Mortgage Loans and administering of the Claims to their successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer and the Claims Administrator under this Agreement.


                                   ARTICLE XII

                                   THE TRUSTEE

     Section 12.01 DUTIES OF TRUSTEE.

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement, provided, however that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, the Representative, the Claims Administrator or any Originator hereunder. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or the Class A Certificateholders, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

               (iv) In the absence of actual knowledge of an Event of Default other than an Event of Nonpayment, the Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless the Trustee shall be specifically notified in writing by the Servicer or the Certificate Insurer or any of the Class A Certificateholders. In the absence of actual knowledge or receipt of such notice, the Trustee may conclusively assume that there is no default or Event of Default; and

               (v) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 12.02 CERTAIN MATTERS AFFECTING THE TRUSTEE.

     (a) Except as otherwise provided in Section 12.01:

               (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

               (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend by litigation hereunder or in relation hereto at the request, order or direction of the Certificate Insurer or any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer, as applicable, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

               (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer, Holders of Class A Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Class A Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand from the Servicer's own funds;

               (vi) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

               (vii) The Trustee shall not be required to give any bond or surety in respect of the execution of the trust created hereby or the powers granted hereunder; and

               (viii) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

     (b) Following the Startup Day, except for deposits into the Spread Account pursuant to Section 6.05, the Trustee shall not knowingly accept any contribution of assets to the Trust Fund, unless the Trustee shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the Trust Fund to any tax under the REMIC Provisions or other applicable provisions of federal, New York State or New York City law or ordinances.

     Section 12.03 TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Servicer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Principal and Interest Account by the Servicer. The Trustee shall not be responsible for the legality or validity of the Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.

     Section 12.04 TRUSTEE MAY OWN CERTIFICATES.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

     Section 12.05 SERVICER TO PAY TRUSTEE'S FEES AND EXPENSES.

     The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith, provided that the Trustee shall have no lien on the Trust Fund, other than the Expense Accounts, for the payment of its fees and expenses. To the extent that actual fees and expenses of the Trustee exceed the amount available for payment thereof on deposit in the Expense Accounts as of the date such fees and expenses are due and payable, the Servicer shall reimburse the Trustee for such shortfall out of its own funds without reimburse-ment therefor, except as provided in Section 6.03. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Servicer and held harmless against any loss, liability or expense (i) incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, and (ii) resulting from any error in any tax or information return prepared by the Servicer. The obligations of the Servicer under this Section 12.05 shall survive payment of the Certificates, and shall extend to any co-trustee appointed pursuant to this Article XII.

     Section 12.06 ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

     The Trustee hereunder shall at all times be a banking association organized and doing business under the laws of any state or the United States of America,
(i) authorized under such laws to exercise corporate trust powers, (ii) having a combined capital and surplus of at least $30,000,000, (iii) except in the case of The Bank of New York, whose unsecured and unguaranteed long-term debt obligations shall be rated at least "A" by S&P, or such other rating as is acceptable to the Certificate Insurer, (iv) subject to supervision or examination by federal or state authority, and (v) is reasonably acceptable to the Certificate Insurer. If such banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign, upon the request of the Certificate Insurer or the Majority Certificateholders, in the manner and with the effect specified in Section 12.07.

     Section 12.07 RESIGNATION AND REMOVAL OF THE TRUSTEE.

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Certificate Insurer and to all Certificateholders. Upon receiving such notice of resignation, the Servicer shall with the consent of the Certificate Insurer promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateho-lders by the Servicer. Unless a successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. If the resigning Trustee fails to petition an appropriate court, the Certificate Insurer may, after such 60 day period, petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 12.06 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and appoint, subject to the approval of the Certificate Insurer, a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders by the Servicer.

     The Majority Certificateholders with the consent of the Certificate Insurer, which consent will not be unreasonably withheld, or the Certificate Insurer may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 12.08.

     Section 12.08 SUCCESSOR TRUSTEE.

     Any successor trustee appointed as provided in Section 12.07 shall execute, acknowledge and deliver to the Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 12.06.

     Upon acceptance of appointment by a successor trustee as provided in this Section, the Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Servicer.


     Section 12.09 MERGER OR CONSOLIDATION OF TRUSTEE.

     Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 12.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 12.10 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

     Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee, and the Certificate Insurer pursuant to the procedure set forth below, to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 12.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 12.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 12.08 hereof. Any co- trustee with respect to the FHA Loans must at all times have a valid FHA Contract of Insurance. The Trustee shall notify the Certificate Insurer prior to the appointment of any co-trustee(s) or separate trustee(s) and the Certificate Insurer shall have four Business Days from its receipt of such notice to notify the Trustee whether it, in its reasonable judgment, disapproves of such co- trustee(s) or separate trustee(s). If the Certificate Insurer does not notify the Trustee within such time frame, it will be deemed to have approved such co-trustee(s) or separate trustee(s). If the Certificate Insurer notifies the Trustee within such time frame that it, in its reasonable judgment, disapproves of such co- trustee(s) or separate trustee(s) (which notice shall be accompanied by the name(s) of the Certificate Insurer's alternative proposed co-trustee(s) or separate trustee(s)), such appointments shall not be effective.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 12.10, all rights, powers, duties and obligations conferred or imposed upon the trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     The Servicer and the Trustee hereby appoint First Bank (N.A.) as Co-Trustee with respect to all Pool III Mortgage Loans that constitute, or may in the future constitute, part of the Trust Fund. Except as otherwise specifically provided herein, whenever action, consent, approval or delivery to or from the Trustee is required under this Agreement in connection with a Pool III Mortgage Loan, such action, consent, approval or delivery to or from shall be taken or made by the Co-Trustee. Also, any obligations of or benefits, protection and indemnities provided to, the Trustee with respect to the Mortgage Loans shall be obligations of, and benefits, protection and indemnities provided to, the Co-Trustee with respect to the Pool III Mortgage Loans.

     Notwithstanding any contrary provision contained herein, the Co-Trustee shall be responsible hereunder solely for the express duties and functions specified for it herein with respect to the acceptance, ownership, servicing compliance oversight, FHA Title I insurance coverage, substitution, sale, release and discharge of Pool III Mortgage Loans, and shall not be responsible for, and shall incur no liability in connection with, the actions, duties and functions of the Trustee, including without limitation the payment of Certificates or the oversight of servicing compliance for Mortgage Loans not constituting Pool III Mortgage Loans.

     Section 12.11 AUTHENTICATING AGENT.

     Upon the request of the Servicer, the Trustee shall appoint an Authenticating Agent, with power to act on the Trustee's behalf and subject to its direction in the authentication and delivery of the Certificates in connection with transfers and exchanges under Section 4.02, as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by that Section to authenticate and deliver Certificates. For all purposes of this Agreement, the authentication and delivery of Certificates by the Authenticating Agent pursuant to this Section shall be deemed to be the authentication and delivery of Certificates by the Trustee. Such Authenticating Agent shall at all times be a Person meeting the requirements for the Trustee set forth in Section 12.06, other than Section 12.06(iv).

     Any corporation or national banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation or national banking association succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation or national banking association is otherwise eligible under this Section, without the execution or filing of any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

     Any Authenticating Agent may at any time resign by giving notice of resignation to the Trustee and the Servicer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Servicer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to all Certificateholders as their names and addresses appear on the Certificate Register. The Servicer agrees to pay to the Authenticating Agent from time to time reasonable compensation for its services. The provisions of Sections 4.04 and 12.03 shall be applicable to any Authenticating Agent.

     Section 12.12 TAX RETURNS AND REPORTS.

     The Trustee, upon request, will furnish the Servicer with all such information as may be reasonably required in connection with the Servicer's preparation of all Tax Returns of the REMIC Trust Fund and, upon request within five (5) Business Days after its receipt thereof, shall (i) sign on behalf of the REMIC Trust Fund any Tax Return that the Trustee is required to sign pursuant to applicable federal, state or local tax laws, and (ii) cause such Tax Return to have been returned to the Servicer for filing.

     For Federal income tax purposes, the taxable year of the Trust Fund shall be a calendar year and the Servicer shall maintain or cause the maintenance of the books of the REMIC Trust Fund on the accrual method of accounting.

     The Servicer shall prepare and file or cause to be filed with the Internal Revenue Service Federal tax information returns with respect to the REMIC Trust Fund and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby. In connection with the foregoing, the Servicer shall provide the name, address and telephone number of the person who can be contacted to obtain information required to be reported to the holders of regular interests in the REMIC Trust Fund (the "REMIC Reporting Agent") as required by IRS Form 8811. The Servicer shall indicate the election to treat the REMIC Trust Fund as a REMIC (which election shall apply to the taxable period ending December 31, 1995 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code, and in doing so shall rely entirely upon, and shall have no liability for information provided by, or calculations provided by, the Servicer. The Representative is hereby designated as the Tax Matters Person (within the meaning of Section 1.860F-4(d) of the Regulations) for the REMIC Trust Fund. Any Holder of a Class R Certificate will by acceptance thereof so appoint the Representative as agent and attorney-in-fact for the purpose of acting as Tax Matters Person. In the event that the Code or applicable Treasury Regulations prohibit the Trustee from signing tax or information returns or other statements, or the Representative from acting as Tax Matters Person (as an agent or otherwise), the Trustee or the Representative shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of a Class R Certificate to sign such returns or act as tax matters person. Each Holder of a Class R Certificate shall be bound by this Section.

     The Trustee shall provide upon request such information as required in
Section 860D(a)(6)(B) of the Code to the Internal Revenue Service and any Person purporting to transfer a Class R Certificate.

     Section 12.13 APPOINTMENT OF CUSTODIANS.

     The Trustee may (or, with respect to the Pool III Mortgage Loans, the Co-Trustee may), with the consent of the Servicer, appoint one or more Custodians to hold all or a portion of the Trustee's Mortgage Files as agent for the Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee), by entering into a Custodial Agreement. Subject to this Article XII, the Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee) agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders and the Certificate Insurer. The Trustee (or, with respect to the Pool III Mortgage Loans, the Co-Trustee) shall be liable for the fees of any Custodian appointed hereunder. Each Custodian (other than First Trust National Association) shall be a depository institution subject to supervision by federal or state authority, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

     The Co-Trustee and the Servicer hereby appoint First Trust National Association as Custodian with respect to the Trustee's Mortgage Files relating to all Pool III Mortgage Loans that constitute, or may in the future constitute, part of the Trust Fund. The Custodian shall be responsible hereunder solely for the express duties and functions specified for it herein with respect to the custody, review and confirmation, safekeeping, substitution and release of the Trustee's Mortgage Files relating to the Pool III Mortgage Loans.

     Section 12.14. PROTECTION OF TRUST FUND.

     (a) The Trustee will hold the Trust Fund in trust for the benefit of the Holders and the Certificate Insurer and, upon request of the Certificate Insurer, or, with the consent of the Certificate Insurer, at the request of the Representative, will from time to time execute and deliver all such supplements and amendments hereto pursuant to Section 13.02 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request as it deems reasonably necessary or advisable, to:

               (i) more effectively hold in trust all or any portion of the Trust Fund;

               (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

               (iii) enforce any of the Mortgage Loans; or

               (iv) preserve and defend title to the Trust Fund and the rights of the Trustee, and the ownership interests of the Owners represented thereby, in the Trust Fund against the claims of all Persons and parties.

     The Trustee shall send copies of any request received from the Certificate Insurer or the Representative to take any action pursuant to this Section 12.14 to the others.

     (b) Subject to Article X hereof, the Trustee shall have the power to enforce, and shall enforce the obligations of the other parties to this Agreement and of the Certificate Insurer, by action, suit or proceeding at law or equity, and shall also have the power to enjoin, by action or suit in equity, any acts or occurrences which may be unlawful or in violation of the rights of the Holders; provided, however, that nothing in this Section 12.14 shall require any action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it and (ii) when required by this Agreement, have been requested to take such action by the Majority Certificateholders, the Certificate Insurer or the Representative in accordance with the terms of this Agreement.

     (c) The Trustee shall execute any instrument required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Trustee's fiduciary duties.

     Section 12.15. CALCULATION OF LIBOR.

     (a) On each Interest Determination Date, the Trustee will determine LIBOR based on the rate for one-month U.S. dollar deposits (the "One Month Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date in determining the Class A-10 Remittance Rate for the Remittance Date in the following month. If such LIBOR rate does not appear on Telerate Page 3750, the LIBOR rate for that day will be determined on the basis of the rates at which deposits in United States dollars, having the One-Month Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market by the Reference Banks. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks having a One-Month Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period.

     (b) If on the July 11, 1996 Interest Determination Date, the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (a) above, LIBOR shall be 5.46%.

     Neither the Representative, Servicer nor the Trustee shall have any liability or responsibility to any Person for the selection of any Reference Bank for the purpose of determining LIBOR. In determining LIBOR and the Class A-10 Remittance Rate, the Trustee may conclusively rely and shall be protected in relying upon the rates appearing on Telerate Page 3750 or the offered quotations (whether written, oral or on Telerate Page 3750) from Reference Banks, as appropriate, in effect from time to time. Neither of the Representative, the Servicer, the Certificate Insurer nor the Trustee shall have liability or responsibility to any Person for (i) the Trustee's selection of Reference Banks for purposes of determining LIBOR or (ii) the Trustee's or the Servicer's inability, as applicable, following a good-faith reasonable effort, to obtain such quotations from Reference Banks or such New York City banks or to determine such arithmetic mean, all as provided for in this Section 12.15.

     The establishment of LIBOR and the Class A-10 Remittance Rate by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate, the Representative, the Servicer and the Certificate Insurer.

     The Trustee is not responsible for determining (or for the failure of the Servicer to determine) the Net Funds Cap.

     Section 12.16. LUXEMBOURG REPORTS AND NOTICES.

     For so long as a Class of Global Certificates is Outstanding, the Trustee will publish or will cause to be published following each Remittance Date in an Approved Luxembourg Newspaper a notice to the effect that the information set forth in the Servicer's Certificate delivered pursuant to Section 6.10 will be available for review at the main office of the Listing Agent for the Global Certificates in Luxembourg City, Luxembourg. The Trustee also will send such statement directly to the Luxembourg Stock Exchange. The main office of the Listing Agent is Kredietbank S.A. Luxembourgeois, 43 Boulevard Royal, L-2955, Luxembourg, or such other address as the representative may advise the Trustee in writing.

     In the event that Definitive Global Certificates are issued, notices to Global Certificateholders will also be given by the Trustee by mail to the addresses of such holders as they appear in the Certificate Register.


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

     Section 13.01 ACTS OF CERTIFICATEHOLDERS.

     Except as otherwise specifically provided herein, whenever Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders agree to take such action or give such consent or approval.

     Section 13.02 AMENDMENT.

     (a) This Agreement may be amended from time to time by the Servicer and the Trustee by written agreement, upon the prior written consent of the Certificate Insurer, without the notice to or consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, any Custodial Agreement or the Insurance Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the interests of any Certificateholder in any material respect or any other party and further provided that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party.

     (b) This Agreement may be amended from time to time by the Originators, the Representative, the Servicer and the Trustee, with the prior written consent of the Certificate Insurer, the Majority Certificateholders and the Holders of the majority of the Percentage Interest in the Class R Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the REMIC Trust Fund as a REMIC or cause a tax to be imposed on the REMIC Trust Fund, and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or reduce the percentage for each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of each Class of Certificates affected thereby.

     (c) It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

     Section 13.03 RECORDATION OF AGREEMENT.

     To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction of the Majority Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

     Section 13.04 DURATION OF AGREEMENT.

     This Agreement shall continue in existence and effect until terminated as herein provided.

     Section 13.05 GOVERNING LAW.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

     Section 13.06 NOTICES.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to (i) in the case of the Representative, the Servicer, the Claims Administrator, and each Originator, The Money Store Inc., 2840 Morris Avenue, Union, New Jersey 07083,
Attention: Executive Vice President, or such other addresses as may hereafter be furnished to the Certificateholders in writing by the Representative and the Servicer, (ii) in the case of the Trustee, The Bank of New York, 101 Barclay Street, 12th Floor East, New York, New York 10286, Attention: Corporate Trust MBS Administration, (iii) in the case of the Certificateholders, as set forth in the Certificate Register, (iv) in the case of Moody's, to Moody's Investors Service, Home Equity Group, 99 Church Street, 4th Floor, New York, New York 10007, (v) in the case of S&P, to Standard & Poor's Corporation, 25 Broadway, 20th Floor, New York, New York 10004, Attention: Residential Mortgages and, (vi) in the case of the Co-Trustee, c/o First Trust National Association, 180 East Fifth Street, St. Paul, Minnesota 55101, Attention: Corporate Trust Department. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Certificateholders shall be effective upon mailing or personal delivery.

     Section 13.07 SEVERABILITY OF PROVISIONS.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

     Section 13.08 NO PARTNERSHIP.

     Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Certificateholders.

     Section 13.09 COUNTERPARTS.

     This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

     Section 13.10 SUCCESSORS AND ASSIGNS.

     This Agreement shall inure to the benefit of and be binding upon the Representative, the Servicer, the Originators, the Trustee and the Certificateholders and their respective successors and assigns.

     Section 13.11 HEADINGS.

     The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     Section 13.12 THE CERTIFICATE INSURER.

     Any right conferred to the Certificate Insurer shall be suspended during any period in which the Certificate Insurer is in default in its payment obligations under a Certificate Insurance Policy. At such time as the Certificates are no longer outstanding hereunder, and no amounts owed to the Certificate Insurer hereunder remain unpaid, the Certificate Insurer's rights hereunder shall terminate. The notice address of the Certificate Insurer is MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention:
Surveillance Department (The Money Store).

     Section 13.13 PAYING AGENT.

     The Trustee may, subject to the eligibility requirements for the Trustee set forth in Section 12.06 hereof, other than Section 12.06(iv), appoint one or more successor Paying Agents.

     Each Paying Agent, immediately upon such appointment, shall signify its acceptance of the duties and obligations imposed upon it by this Agreement by written instrument of acceptance deposited with the Trustee.

     Each such Paying Agent other than the Trustee shall execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of Section 6.06, that such Paying Agent will:

               (1) allocate all sums received for distribution to the Holders of Certificates of each Class for which it is acting as Paying Agent on each Remittance Date among such Holders in the proportion specified by the Trustee; and

               (2) hold all sums held by it for the distribution of amounts due with respect to the Certificates in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

     Any Paying Agent other than the Trustee may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days written notice to the Trustee. Any such Paying Agent may be removed at any time by an instrument filed with such Paying Agent signed by the Trustee.

     In the event of the resignation or removal of any Paying Agent other than the Trustee such Paying Agent shall pay over, assign and deliver any moneys held by it as Paying Agent to its successor, or if there be no successor, to the Trustee.

     Upon the appointment, removal or notice of resignation of any Paying Agent, the Trustee shall notify the Certificate Insurer and the Certificateholders by mailing notice thereof to their addresses appearing on the Certificate Register.

     Section 13.14 NOTIFICATION TO RATING AGENCIES.

     The Trustee shall give prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has received notice: (1) any modification or amendment to this Agreement, (2) any appointment of a Custodian (other than First Trust National Association), (3) any change of the Trustee or the Servicer (4) any Event of Default, and (5) the final payment of all the Certificates. The Servicer shall promptly deliver to the Rating Agencies a copy of each of the Servicer's Certificates. Further, the Representative shall give prompt notice to the Rating Agencies if the Representative or any of its affiliates acquire any Class A Certificates, which notice shall acknowledge that the Representative, or such affiliate understands that such Class A Certificates so acquired will not be entitled to the benefits of the Certificate Insurance Policy and, accordingly, will not be rated by the Rating Agencies so long as such Class A Certificates are owned by the Representative or any such affiliate.

     Section 13.15 THIRD PARTY RIGHTS.

     The Trustee, the Representative, the Servicer and each of the Originators listed herein agree that the Certificate Insurer shall be deemed a third-party beneficiary of this Agreement entitled to all the rights and benefits set forth herein as fully as if it were a party hereto.

     IN WITNESS WHEREOF, the Representative, the Servicer, the Claims Administrator, the Trustee and each Originator have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                            THE MONEY STORE INC., as
                            Representative, Servicer
                            and Claims Administrator



                            By:/s/ Morton Dear
                               -------------------------------
                               Name: Morton Dear
                               Title: Executive Vice President

                            THE BANK OF NEW YORK, as Trustee



                            By:/s/ Doug Badaszewski
                               -------------------------------
                               Name:  Doug Badaszewski
                               Title: Assistant Vice President

                            The Originators

                            The Money Store/Minnesota Inc.
                            The Money Store/D.C. Inc.
                            The Money Store/Kentucky Inc.
                            The Money Store Home Equity Corp.
                            TMS Mortgage Inc.


                            By:/s/ Morton Dear
                               -------------------------------
                               Name: Morton Dear
                               Title: Executive Vice President

                  ACCEPTANCE OF ASSISTANT CLAIMS ADMINISTRATOR

     TMS Mortgage Inc., a New Jersey corporation, hereby accepts its appointment pursuant to Section 9.05 of the within instrument to serve as Assistant Claims Administrator. In connection therewith, TMS Mortgage Inc. agrees to be bound by all applicable provisions of such instrument.

                                      TMS MORTGAGE INC.,
                                       as Assistant Claims
                                       Administrator


                                       By: /s/ Morton Dear
                                           -------------------------------
                                           Name: Morton Dear
                                           Title: Executive Vice President

                            ACCEPTANCE OF CO-TRUSTEE

     First Bank (N.A.) hereby accepts its appointment pursuant to Section 12.10 of the within instrument to serve as Co-Trustee with respect to the Pool III Mortgage Loans. In connection therewith, First Bank (N.A.) agrees to be bound by all applicable provisions of such instrument.

                        FIRST BANK (N.A.), as Co-Trustee



                        By:/s/ Kathi Mohammad Zadah
                           --------------------------
                           Name:  Kathi Mohammad Zadah
                           Title: Trust Officer

                             ACCEPTANCE OF CUSTODIAN

     First Trust National Association hereby accepts its appointment pursuant to
Section 12.13 of the within instrument to serve as Custodian with respect to the Pool III Mortgage Loans. In connection therewith, First Trust National Association agrees to be bound by all applicable provisions of such instrument.

                                 FIRST TRUST NATIONAL ASSOCIATION, as
                                 Custodian


                                 By: /s/ Kathi Mohammad Zadah
                                     ------------------------------
                                     Name:  Kathi Mohammad Zadah
                                     Title: Trust Officer

STATE OF NEW YORK )
                  : ss.:
COUNTY OF NEW YORK)

     On the 27th day of June 1996 before me, a Notary Public in and for said State, personally appeared Doug Badaszewski known to me to be an officer of The Bank of New York, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said New York banking corporation, and acknowledged to me that such New York banking corporation, executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                 Notary Public


                            My Commission expires

STATE OF NEW YORK )
                  : ss.:
COUNTY OF NEW YORK)

     On the 27th day of June 1996 before me, a Notary Public in and for the State of New York, personally appeared Morton Dear known to me to be the Executive Vice President of The Money Store Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  Notary Public


                              My Commission expires


STATE OF NEW YORK )
                  : ss.:
COUNTY OF NEW YORK)

     On the 27th day of June 1996 before me, a Notary Public in and for the State of New York, personally appeared Morton Dear known to me to be the Executive Vice President of each Originator listed on Exhibit I to the within instrument, and also known to me to be the person who executed it on behalf of each such corporation, and acknowledged to me that each such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                  Notary Public


                               My Commission expires

                                   SCHEDULE I


                        DESCRIPTION OF CERTAIN LITIGATION


                None.

                                   SCHEDULE II

                               AUCTION PROCEDURES


                                    ARTICLE I


          Except as otherwise specified herein, or as the context may require, capitalized terms used but not not defined herein are defined in the Pooling and Servicing Agreement dated as May 31, 1996 (the "Pooling and Servicing Agreement") among the Bank of New York, as trustee, The Money Store Inc., as representative, servicer and claims administrator and the Originators listed therein.

          SECTION 1.1 DEFINITIONS.

          "ALL HOLD RATE" means ninety percent (90%) of One-Month LIBOR.

          "AUCTION" means the implementation of the Auction Procedures on an Auction Date.

          "AUCTION AGENT" means the Initial Auction Agent under the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the Substitute Auction Agent.

          "AUCTION AGENT AGREEMENT" means the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such Substitute Auction Agent Agreement.

          "AUCTION AGENT FEE" has the meaning set forth in the Auction Agent Agreement.

          "AUCTION AGENT FEE RATE" has the meaning set forth in the Auction Agent Agreement.

          "AUCTION DATE" means, initially, July 12, 1996, and thereafter, the Business Day immediately preceding the first day of each Auction Period for each Class of Auction Rate Certificates, other than:

               a. each Auction Period commencing after the ownership of such Class of Auction Rate Certificates is no longer maintained in Book-Entry Form by the Depository;

               b. each Auction Period commencing after and during the continuance of a Certificate Insurer Default; or

               c. each Auction Period commencing less than two Business Days after the cure or waiver of a Certificate Insurer Default.

          "AUCTION PERIOD" means, with respect to each Class of Auction Rate Certificates, the Interest Period applicable to such Class of Certificates during which time the related Class Remittance Rate is determined pursuant to
Section 2.1.1 hereof, which Auction Period (after the Initial Period for such Class) initially shall commence on each Remittance Date and shall continue through the day immediately preceding the next Remittance Date.

          "AUCTION PROCEDURES" means the procedures set forth in Section 2.1.1 hereof by which the Auction Rate is determined.

          "AUCTION RATE" means the rate of interest per annum that results from implementation of the Auction Procedures and is determined as described in
Section 2.1.1(c)(ii) hereof.

          "AUCTION RATE CERTIFICATES" means the Class A-11 Certificates.

          "AUTHORIZED DENOMINATIONS" means, with respect to the Auction Rate Certificates, $25,000 and integral multiples of $25,000 in excess thereof.

          "AVAILABLE AUCTION RATE CERTIFICATES" has the meaning set forth in
Section 2.1.1(c)(i)(A) hereof.

          "BID" has the meaning set forth in Section 2.1.1(a)(i) hereof.

          "BID AUCTION RATE" has the meaning set forth in Section 2.1.1(c)(i) hereof.

          "BIDDER" has the meaning set forth in Section 2.1.1(a)(i) hereof.

          "BOOK-ENTRY FORM" or "BOOK-ENTRY SYSTEM" means a form or system under which (i) the beneficial right to principal and interest may be transferred only through a book entry, (ii) physical securities in registered form are issued only to a Depository or its nominee as registered owner, with the securities "immobilized" to the custody of the Depository, and (iii) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

          "BROKER-DEALER" means Lehman Brothers or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the Representative pursuant to Section 2.1.6 hereof and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

          "BROKER-DEALER AGREEMENT" means each agreement between the Auction Agent and a Broker-Dealer, and approved by the Representative, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented. Each Broker-Dealer Agreement shall be in substantially the form of the Broker-Dealer Agreement dated as of June 27, 1996 between Bankers Trust Company, as Auction Agent, and Lehman Brothers, as Broker-Dealer.

          "BROKER-DEALER FEE" has the meaning set forth in the Auction Agent Agreement.

          "BROKER-DEALER FEE RATE" has the meaning set forth in the Auction Agent Agreement.

          "CERTIFICATE INSURER DEFAULT" means a payment default by the Certificate Insurer under the Certificate Insurance Policy relating to the Auction Rate Certificates.

          "CLASS INITIAL RATE" means 5.46% per annum.

          "CLASS INITIAL RATE ADJUSTMENT DATE" means, with respect to the Auction Rate Certificates, July 15, 1996.

          "CLASS REMITTANCE RATE LIMITATION" means a per annum rate equal to 14.5%.

          "CLASS RATE ADJUSTMENT DATE" means the date on which a Class Remittance Rate is effective, and means, with respect to the Auction Rate Certificates, the date of commencement of each related Auction Period.

          "CLASS RATE DETERMINATION DATE" means, with respect to any Class of Auction Rate Certificates, the related Auction Date, or if no Auction Date is applicable to such Auction Rate Certificates, the Business Day immediately preceding the date of commencement of the related Auction Period.

          "CLASS REMITTANCE RATE" means, with respect to the Initial Period, the Class Initial Rate, and thereafter, each variable rate of interest per annum borne by a Class of Auction Rate Certificates for each Interest Period and determined in accordance with the provisions of Sections 1.2 and 2.1 hereof; provided, however, that in the event of a Certificate Insurer Default, the Class Remittance Rate shall equal the Non-Payment Rate; provided, further, however, that such Class Remittance Date shall in no event exceed the Class Remittance Rate Limitation.

          "EXISTING CERTIFICATEHOLDER" means (i) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Certificateholder Registry at the close of business on the Business Day immediately preceding such Auction and (ii) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of any Class of Auction Rate Certificates.

          "EXISTING CERTIFICATEHOLDER REGISTRY" means the registry of Persons who are owners of the Auction Rate Certificates, maintained by the Auction Agent as provided in the Auction Agent Agreement.

          "FINAL MATURITY DATE" means October 15, 2027 with respect to the Auction Rate Certificates.

          "HOLD ORDER" has the meaning set forth in Section 2.1.1(a)(i) hereof.

          "INITIAL AUCTION AGENT" means Bankers Trust Company, a New York banking corporation, its successors and assigns.

          "INITIAL AUCTION AGENT AGREEMENT" means the Auction Agent Agreement dated as of June 27, 1996, by and among the Trustee and the Initial Auction Agent, including any amendment thereof or supplement thereto.

          "INITIAL PERIOD" means, with respect to any Class of Auction Rate Certificates, the period commencing on the Closing Date and continuing through the day immediately preceding the Class Initial Rate Adjustment Date.

          "INTEREST PERIOD" means, with respect to a Class of Auction Rate Certificates, the applicable Initial Period and each period commencing on a Class Rate Adjustment Date for such Class and ending on the day before (i) the next Class Rate Adjustment Date for such Class or (ii) the Final Maturity Date of such Class, as applicable.

          "LIBOR DETERMINATION DATE" means, with respect to a Class of Auction Rate Certificates, the date which is both a Business Day and a London Banking Day prior to the commencement of each related Interest Period.

          "LONDON BANKING DAY" means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

          "MARKET AGENT" means Lehman Brothers, in such capacity hereunder, or any successor to it in such capacity hereunder.

          "MAXIMUM AUCTION RATE" means, with respect to the Auction Rate Certificates, either (A) One-Month LIBOR plus 0.60% (if both ratings assigned by the Rating Agencies to the Auction Rate Certificates are "Aa3" or "AA-" or better) or (B) One-Month LIBOR plus 1.00% (if any one of the ratings assigned by the Rating Agencies to the Auction Rate Certificates is less than "Aa3" or "AA-"). For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement.

          "MINIMUM AUCTION RATE" means One-Month LIBOR less 0.20%.

          "NON-PAYMENT RATE" means One-Month LIBOR plus 0.60%.

          "NOTICE OF FEE RATE CHANGE" means a notice of a change in the Auction Agent Fee Rate or the Broker-Dealer Fee Rate substantially in the form of Exhibit E to the Auction Agent Agreement.

          "ONE-MONTH LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Auction Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Auction Agent, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR in effect for the applicable Interest Period will be One-Month LIBOR in effect for the previous Interest Period.

          "ORDER" has the meaning set forth in Section 2.1.1(a)(i) hereof.

          "OUTSTANDING" means, as of the date of determination, all Auction Rate Certificates theretofore authenticated and delivered under the Pooling and Servicing Agreement except:

          (i) Auction Rate Certificates theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

          (ii) Auction Rate Certificates or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Certificateholders thereof; and

          (iii) Auction Rate Certificates in exchange for or in lieu of other Auction Rate Certificates which have been authenticated and delivered pursuant to the Pooling and Servicing Agreement unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser.

          "PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "POTENTIAL CERTIFICATEHOLDER" means any Person (including an Existing Certificateholder that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Auction Rate Certificates (or, in the case of an Existing Certificateholder thereof, an additional principal amount of Auction Rate Certificates).

          "REFERENCE BANKS" means leading banks selected by the Auction Agent and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

          "SELL ORDER" has the meaning set forth in Section 2.1.1(a)(i) hereof.

          "SUBMISSION DEADLINE" means 12:30 p.m., eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

          "SUBMITTED BID" has the meaning set forth in Section 2.1.1(c)(i) hereof.

          "SUBMITTED HOLD ORDER" has the meaning set forth in Section 2.1.1(c)(i) hereof.

          "SUBMITTED ORDER" has the meaning set forth in Section 2.1.1(c)(i) hereof.

          "SUBMITTED SELL ORDER" has the meaning set forth in Section 2.1.1(c)(i) hereof.

          "SUBSTITUTE AUCTION AGENT" means the Person with whom the Trustee enters into a Substitute Auction Agent Agreement.

          "SUBSTITUTE AUCTION AGENT AGREEMENT" means an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by Section 2.1.5 of these Auction Procedures agrees with the Trustee and the Representative to perform the duties of the Auction Agent under this Agreement.

          "SUFFICIENT BIDS" has the meaning set forth in Section 2.1.1(c)(i) hereof.

          "TELERATE PAGE 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

          SECTION 1.2 GENERAL PROVISIONS.

          During the Initial Period, the Auction Rate Certificates shall bear interest at the Class Initial Rate. Thereafter, the Auction Rate Certificates shall bear interest at a Class Remittance Rate, as determined pursuant to this
Section 1.2 and Section 2.1 hereof.

          For the Initial Period and each Auction Period thereafter, interest at the Class Remittance Rate shall accrue daily and shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

          The Class Remittance Rate to be borne by the Auction Rate Certificates after such Initial Period for each Auction Period shall be determined as herein described. Each such Auction Period shall commence on and include the first day following the expiration of the immediately preceding Auction Period and terminate on and include the day immediately preceding the next Remittance Day; provided, however, that in the case of the Auction Period that immediately follows the Initial Period for the Certificates, such Auction Period shall commence on and include the Initial Rate Adjustment Date. The Class Remittance Rate for each Auction Period shall be the lesser of the (i) applicable Net Funds Cap in effect for such Auction Period and (ii) the Auction Rate in effect for such Auction Period as determined in accordance with Section 2.1.1 hereof; provided that if, on any Class Rate Determination Date, an Auction is not held for any reason, then the Class Remittance Rate on the Auction Rate Certificates for the next succeeding Auction Period shall be the lesser of (A) the Maximum Auction Rate or (B) the Net Funds Cap applicable to the Auction Rate Certificates, but in no event exceeding the Class Remittance Rate Limitation.

          Notwithstanding the foregoing:

          a) if the ownership of the Auction Rate Certificates is no longer maintained in Book-Entry Form, the Class Remittance Rate for any Interest Period commencing after the delivery of certificates representing such Certificates shall equal the lesser of (i) the Maximum Auction Rate and (ii) the applicable Net Funds Cap on the Business Day immediately preceding the first day of such subsequent Interest Period; or

          b) if a Certificate Insurer Default shall have occurred, the Class Remittance Rate on the Auction Rate Certificates for the Interest Period commencing on or immediately after such Certificate Insurer Default, and for the Interest Period thereafter, to and including the Interest Period, if any, during which, or commencing less than two Business Days after, such Certificate Insurer Default is cured, shall equal the Non-Payment Rate on the first day of each such Interest Period.

          The Auction Agent shall promptly give written notice to the Trustee, the Representative and the Certificate Insurer of the Class Remittance Rate (unless the Class Remittance Rate is the Non-Payment Rate) and either the Auction Rate or the Net Funds Cap, as the case may be, when such rate is not the Class Remittance Rate. The Trustee shall notify the Certificateholders of the Class Remittance Rate applicable to the Auction Rate Certificates for each Auction Period on the second Business Day of such Auction Period.

          Notwithstanding any other provision of the Auction Rate Certificates or the Pooling and Servicing Agreement and except for the occurrence of a Certificate Insurer Default, interest payable on the Auction Rate Certificates for an Auction Period shall never exceed for such Auction Period the amount of interest payable at the applicable Net Funds Cap (subject to the Class Remittance Rate Limitation) in effect for such Auction Period.

          If the Auction Rate for the Auction Rate Certificates is greater than the applicable Net Funds Cap, then the Class Remittance Rate applicable to such Class of Certificates for that Interest Period will be the Net Funds Cap (subject to the Class Remittance Rate Limitation). If the Class Remittance Rate applicable to such Class of Certificates for any Interest Period is the Net Funds Cap, the Trustee shall determine the Certificateholders' Interest Carryover, if any, with respect to such Certificates. Such Certificateholders' Interest Carryover shall bear interest calculated at a rate equal to the then applicable Class Remittance Rate, without giving effect to the Net Funds Cap, but in no event exceeding the Class Remittance Rate Limitation, from the Remittance Date for the Interest Period with respect to which such Certificateholders' Interest Carryover was calculated, until paid. For purposes of the Pooling and Servicing Agreement, any reference to "principal" or "interest" herein shall not include within the meaning of such words Certificateholders' Interest Carryover or any interest accrued on any such Certificateholders' Interest Carryover.

          In the event that the Auction Agent no longer determines, or fails to determine, when required, the Class Remittance Rate with respect to the Auction Rate Certificates, or, if for any reason such manner of determination shall be held to be invalid or unenforceable, the Class Remittance Rate for the next succeeding Interest Period for the Auction Rate Notes shall be the applicable Net Funds Cap for such next succeeding Auction Period.



                                   ARTICLE II

                               AUCTION PROCEDURES

          SECTION 2.1. CLASS REMITTANCE RATE.

          SECTION 2.1.1. DETERMINING THE CLASS REMITTANCE RATE FOR THE AUCTION RATE CERTIFICATES.

          By purchasing Auction Rate Certificates, whether in an Auction or otherwise, each purchaser of the Auction Rate Certificates, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed
(i) to participate in Auctions on the terms described herein, (ii) to have its beneficial ownership of the Auction Rate Certificates maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership and (iii) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request.

          So long as the ownership of a Class of Auction Rate Certificates is maintained in Book-Entry Form, an Existing Certificateholder may sell, transfer or otherwise dispose of Auction Rate Certificates only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Auction Rate Certificates through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Certificateholder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions shall be conducted on each Auction Date, if there is an Auction Agent on such Auction Date, in the following manner:

               (a) (i) Prior to the Submission Deadline on each Auction Date relating to a Class of the Auction Rate Certificates:

               (A) each Existing Certificateholder of the applicable Class of Auction Rate Certificates may submit to a Broker-Dealer by telephone or otherwise any information as to:

                    (1) the principal amount of Outstanding Auction Rate Certificates of such Class, if any, owned by such Existing Certificateholder which such Existing Certificateholder desires to continue to own without regard to the Class Remittance Rate for the next succeeding Auction Period;

                    (2) the principal amount of Outstanding Auction Rate Certificates of such Class, if any, which such Existing
          Certificateholder offers to sell if the Class Remittance Rate for the next succeeding Auction Period shall be less than the rate per annum specified by such Existing Certificateholder; and/or

                    (3) the principal amount of Outstanding Auction Rate Certificates of such Class, if any, owned by such Existing Certificateholder which such Existing Certificateholder offers to sell without regard to the Class Remittance Rate for the next succeeding Auction Period;

              and

               (B) one or more Broker-Dealers may contact Potential Certificateholders to determine the principal amount of Auction Rate Certificates of such Class which each Potential Certificateholder offers to purchase, if the Class Remittance Rate for the next succeeding Auction Period shall not be less than the rate per annum specified by such Potential Certificateholder.

          The statement of an Existing Certificateholder or a Potential Certificateholder referred to in (A) or (B) of this paragraph (i) is herein referred to as an "Order," and each Existing Certificateholder and each Potential Certificateholder placing an Order is herein referred to as a "Bidder"; an Order described in clause (A)(1) is herein referred to as a "Hold Order"; an Order described in clauses (A)(2) and (B) is herein referred to as a "Bid"; and an Order described in clause (A)(3) is herein referred to as a "Sell Order."

               (ii) (A) Subject to the provisions of Section 2.1.1(b) hereof, a Bid by an Existing Certificateholder shall constitute an irrevocable offer to sell:

                    (1) the principal amount of Outstanding Auction Rate Certificates specified in such Bid if the Class Remittance Rate determined as provided in this Section 2.1.1 shall be less than the rate specified therein; or

                    (2) such principal amount, or a lesser principal amount of Outstanding Auction Rate Certificates to be determined as set forth in
          Section 2.1.1(d)(i)(D) hereof, if the Class Remittance Rate determined as provided in this Section 2.1.1 shall be equal to the rate specified therein; or

                    (3) such principal amount, or a lesser principal amount of outstanding Auction Rate Certificates to be determined as set forth in
          Section 2.1.1(d)(ii)(C) hereof, if the rate specified therein shall be higher than the Class Remittance Rate and Sufficient Bids have not been made.

               (B) Subject to the provisions of Section 2.1.1(b) hereof, a Sell Order by an Existing Certificateholder shall constitute an irrevocable offer to sell:

                    (1) the principal amount of Outstanding Auction Rate Certificates specified in such Sell Order; or

                    (2) such principal amount, or a lesser principal amount of Outstanding Auction Rate Certificates set forth in Section 2.1.1(d)(ii)(C) hereof, if Sufficient Bids have not been made.

               (C) Subject to the provisions of Section 2.1.1(b) hereof, a Bid by a Potential Certificateholder shall constitute an irrevocable offer to purchase:

                    (1) the principal amount of Outstanding Auction Rate Certificates specified in such Bid if the Class Remittance Rate determined as provided in this Section 2.1.1 shall be higher than the rate specified in such Bid; or

                    (2) such principal amount, or a lesser principal amount of Outstanding Auction Rate Certificates set forth in Section 2.1.1(d)(i)(E) hereof, if the Class Remittance Rate determined as provided in this Section 2.1.1 shall be equal to the rate specified in such Bid.

               (b) (i) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

               (A) the name of the Bidder placing such Order;

               (B) the aggregate principal amount and Class of Auction Rate Certificates that are the subject of such Order;

               (C) to the extent that such Bidder is an Existing
     Certificateholder:

                    (1) the principal amount and Class of Auction Rate Certificates, if any, subject to any Hold Order placed by such Existing Certificateholder;

                    (2) the principal amount and Class of Auction Rate Certificates, if any, subject to any Bid placed by such Existing Certificateholder and the rate specified in such Bid; and

                    (3) the principal amount and Class of Auction Rate Certificates, if any, subject to any Sell Order placed by such Existing Certificateholder;

          and

               (D) to the extent such Bidder is a Potential Certificateholder, the rate specified in such Potential Certificateholder's Bid.

                    (ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next higher one thousandth (.001) of one percent.

                    (iii) If an Order or Orders covering all Outstanding Auction Rate Certificates of the applicable Class owned by an Existing Certificateholder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Certificateholder covering the principal amount of Outstanding Auction Rate Certificates of such Class owned by such Existing Certificateholder and not subject to an Order submitted to the Auction Agent.

                    (iv) Neither the Representative, the Trustee nor the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Certificateholder or Potential Certificateholder.

                    (v) If any Existing Certificateholder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of the Class of Outstanding Auction Rate Certificates owned by such Existing Certificateholder, such Orders shall be considered valid as follows and in the following order of priority:

                    (A) All Hold Orders shall be considered valid, but only up to the aggregate principal amount of the Class of Outstanding Auction Rate Certificates owned by such Existing Certificateholder, and if the aggregate principal amount of the Class of Auction Rate Certificates subject to such Hold Orders exceeds the aggregate principal amount of the Class of Auction Rate Certificates owned by such Existing Certificateholder, the aggregate principal amount of the Class of Auction Rate Certificates subject to each such Hold Order shall be reduced pro rata so that the aggregate principal amount of the Class of Auction Rate Certificates subject to such Hold Order equals the aggregate principal amount of the Class of Outstanding Auction Rate Certificates owned by such Existing Certificateholder.

                    (B) (1) any Bid shall be considered valid up to an amount equal to the excess of the principal amount of the Class of Outstanding Auction Rate Certificates owned by such Existing Certificateholder over the aggregate principal amount of the Class of Auction Rate Certificates subject to any Hold Order referred to in clause (A) of this paragraph (v);

                         (2) subject to subclause (1) of this clause (B), if
                    more than one Bid with the same rate is submitted on behalf of such Existing Certificateholder and the aggregate principal amount of the Class of Outstanding Auction Rate Certificates subject to such Bids is greater than such excess, such Bids shall be considered valid up to an amount equal to such excess;

                         (3) subject to subclauses (1) and (2) of this clause
                    (B), if more than one Bid with different rates are submitted on behalf of such Existing Certificateholder, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess; and

                         (4) in any such event, the amount of the Class of
                    Outstanding Auction Rate Certificates, if any, subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Certificateholder at the rate therein specified; and

                    (C) All Sell Orders shall be considered valid up to an amount equal to the excess of the principal amount of the Class of Outstanding Auction Rate Certificates owned by such Existing Certificateholder over the aggregate principal amount of the Class of Auction Rate Certificates subject to Hold Orders referred to in clause (A) of this paragraph (v) and valid Bids referred to in clause (B) of this paragraph (v).

                    (vi) If more than one Bid for a Class of Auction Rate Certificates is submitted on behalf of any Potential Certificateholder, each Bid submitted shall be a separate Bid with the rate and principal amount therein specified.

                    (vii) An Existing Certificateholder of a Class of Auction Rate Certificates that offers to purchase additional Auction Rate Certificates is, for purposes of such offer, treated as a Potential Certificateholder.

                    (viii) Any Bid or Sell Order submitted by an Existing Certificateholder covering an aggregate principal amount of a Class of Auction Rate Certificates not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Certificateholder covering an aggregate principal amount of a Class of Auction Rate Certificates not equal to an Authorized Denomination shall be rejected.

                    (ix) Any Bid specifying a rate higher than the Maximum Auction Rate will (a) be treated as a Sell Order if submitted by an Existing Certificateholder and (b) not be accepted if submitted by a Potential Certificateholder.

                    (x) Any Bid submitted by an Existing Certificateholder or a Potential Certificateholder specifying a rate lower than the Minimum Auction Rate shall be treated as a Bid specifying the Minimum Auction Rate.

                    (xi) Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent at the Submission Deadline on any Auction Date shall be irrevocable.

               (c) (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being herein referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order," and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine for the applicable Class of Auction Rate
Certificates:

                    (A) the excess of the total principal amount of Outstanding Auction Rate Certificates of such Class over the sum of the aggregate principal amount of Outstanding Auction Rate Certificates of such Class subject to Submitted Hold Orders (such excess being herein referred to as the "Available Auction Rate Certificates" of such Class), and

                    (B) from the Submitted Orders whether:

                         (1) the aggregate principal amount of Outstanding
               Auction Rate Certificates of such Class subject to Submitted Bids by Potential Certificateholders specifying one or more rates equal to or lower than the Maximum Auction Rate;

     exceeds or is equal to the sum of:

                         (2) the aggregate principal amount of Outstanding
               Auction Rate Certificates of such Class subject to Submitted Bids by Existing Certificateholders specifying one or more rates higher than the Maximum Auction Rate; and

                         (3) the aggregate principal amount of Outstanding
               Auction Rate Certificates of such Class subject to submitted Sell Orders;

     (in the event such excess or such equality exists, other than because all of the Outstanding Auction Rate Certificates of such Class are subject to Submitted Hold Orders, such Submitted Bids described in subclause (1) above shall be referred to collectively as "Sufficient Bids"); and

               (C) if Sufficient Bids exist, the "Bid Auction Rate", which shall be the lowest rate specified in such Submitted Bids such that if:

                    (1) (x) each Submitted Bid from Existing Certificateholders specifying such lowest rate and (y) all other Submitted Bids from Existing Certificateholders specifying lower rates were rejected, thus entitling such Existing Certificateholders to continue to own the principal amount of Auction Rate Certificates of such Class subject to such Submitted Bids; and

                    (2) (x) each such Submitted Bid from Potential
               Certificateholders specifying such lowest rate and (y) all other Submitted Bids from Potential Certificateholders specifying lower rates were accepted;

     the result would be that such Existing Certificateholders described in subclause (1) above would continue to own an aggregate principal amount of Outstanding Auction Rate Certificates of the applicable Class which, when added to the aggregate principal amount of Outstanding Auction Rate Certificates of such Class to be purchased by such Potential Certificateholders described in subclause (2) above, would equal not less than the Available Auction Rate Certificates of such Class.

               (ii) Promptly after the Auction Agent has made the determinations pursuant to Section 2.1.1(c)(i) hereof, the Auction Agent shall advise the Trustee of the applicable Net Funds Cap (as provided by the Servicer pursuant to Section 2.1.3 hereof), the Maximum Auction Rate and the All Hold Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding Interest Period for such Class of Auction Rate Certificates as follows:

               (A) if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Period for such Class shall be equal to the Bid Auction Rate so determined;

               (B) if Sufficient Bids do not exist (other than because all of the Outstanding Auction Rate Certificates of such Class are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period shall be equal to the Maximum Auction Rate; or

               (C) if all Outstanding Auction Rate Certificates of such Class are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period shall be equal to the All Hold Rate.

               (iii) Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent shall determine and advise the Trustee of the applicable Class Remittance Rate, which rate shall be the lesser of (a) the Auction Rate and (b) the applicable Net Funds Cap; provided, however, that in no event shall the Class Remittance Rate exceed the Class Remittance Rate Limitation.

               (d) Existing Certificateholders shall continue to own the principal amount of Auction Rate Certificates of such Class that are subject to Submitted Hold Orders. If the applicable Net Funds Cap is equal to or greater than the Bid Auction Rate and if Sufficient Bids have been received by the Auction Agent, the Bid Auction Rate will be the Class Remittance Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph
(i).

                    If the applicable Net Funds Cap is less than the Auction Rate, the Net Funds Cap will be the Class Remittance Rate. If the Auction Rate and the Net Funds Cap are both greater than the Class Remittance Rate Limitation, the Class Remittance Rate shall be equal to the Class Remittance Rate Limitation. If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding Auction Rate Certificates of such Class are subject to Submitted Hold Orders), the Class Remittance Rate will be the lesser of the Maximum Auction Rate and the applicable Net Funds Cap. In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph
(ii).

                    (i) if Sufficient Bids have been made and the Net Funds Cap is equal to or greater than the Bid Auction Rate (in which case the Class Remittance Rate shall be the Bid Auction Rate), all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (iv) and (v) of this Section 2.1.1(d), Submitted Bids shall be accepted or rejected as follows in the following order of priority, and all other Submitted Bids shall be rejected:

                    (A) Existing Certificateholders' Submitted Bids specifying any rate that is higher than the Class Remittance Rate shall be accepted, thus requiring each such Existing Certificateholder to sell the aggregate principal amount of Auction Rate Certificates subject to such Submitted Bids;

                    (B) Existing Certificateholders' Submitted Bids specifying any rate that is lower than the Class Remittance Rate shall be rejected, thus entitling each such Existing Certificateholder to continue to own the aggregate principal amount of Auction Rate Certificates subject to such Submitted Bids;

                    (C) Potential Certificateholders' Submitted Bids specifying any rate that is lower than the Class Remittance Rate shall be accepted;

                    (D) Each Existing Certificateholders' Submitted Bid specifying a rate that is equal to the Class Remittance Rate shall be rejected, thus entitling such Existing Certificateholder to continue to own the aggregate principal amount of Auction Rate Certificates subject to such Submitted Bid, unless the aggregate principal amount of Outstanding Auction Rate Certificates subject to all such Submitted Bids shall be greater than the principal amount of Auction Rate Certificates of the applicable Class (the "remaining principal amount") equal to the excess of the Available Auction Rate Certificates of such Class over the aggregate principal amount of Auction Rate Certificates of such Class subject to Submitted Bids described in clauses (B) and (C) of this Section 2.1.1(d)(i), in which event such Submitted Bid of such Existing Certificateholder shall be rejected in part, and such Existing Certificateholder shall be entitled to continue to own the principal amount of such Class of Auction Rate Certificates subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Auction Rate Certificates of such Class obtained by multiplying the remaining principal amount by a fraction, the numerator of which shall be the principal amount of Outstanding Auction Rate Certificates of such Class owned by such Existing Certificateholder subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Auction Rate Certificates of such Class subject to such Submitted Bids made by all such Existing Certificateholders that specified a rate equal to the Class Remittance Rate; and

                    (E) Each Potential Certificateholder's Submitted Bid specifying a rate that is equal to the Class Remittance Rate shall be accepted, but only in an amount equal to the principal amount of Auction Rate Certificates of the applicable Class obtained by multiplying the excess of the aggregate principal amount of Available Auction Rate Certificates of such Class over the aggregate principal amount of Auction Rate Certificates of such Class subject to Submitted Bids described in clauses (B), (C) and (D) of this Section 2.1.1(d)(i) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Auction Rate Certificates of such Class subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Auction Rate Certificates of such Class subject to Submitted Bids made by all such Potential Certificateholders that specified a rate equal to the Class Remittance Rate.

                    (ii) If Sufficient Bids have not been made (other than because all of the Outstanding Auction Rate Certificates of the applicable Class are subject to submitted Hold Orders), or if the applicable Net Funds Cap is less than the Bid Auction Rate (in which case the Class Remittance Rate shall be the Net Funds Cap), or if the Class Remittance Rate Limitation applies, subject to the provisions of Section 2.1.1(d)(iv) hereof, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                    (A) Existing Certificateholders' Submitted Bids specifying any rate that is equal to or lower than the Class Remittance Rate shall be rejected, thus entitling such Existing Certificateholders to continue to own the aggregate principal amount of Auction Rate Certificates subject to such Submitted Bids;

                    (B) Potential Certificateholders' Submitted Bids specifying
     (1) any rate that is equal to or lower than the Class Remittance Rate shall be accepted and (2) any rate that is higher than the Class Remittance Rate shall be rejected; and

                    (C) each Existing Certificateholder's Submitted Bid specifying any rate that is higher than the Class Remittance Rate and the Submitted Sell Order of each Existing Certificateholder shall be accepted, thus entitling each Existing Certificateholder that submitted any such Submitted Bid or Submitted Sell Order to sell the Auction Rate Certificates subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Auction Rate Certificates of the applicable Class obtained by multiplying the aggregate principal amount of Auction Rate Certificates subject to Submitted Bids described in clause (B) of this Section 2.1.1(d)(ii) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Auction Rate Certificates of such Class owned by such Existing Certificateholder subject to such submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of Outstanding Auction Rate Certificates of such Class subject to all such Submitted Bids and Submitted Sell Orders.

                    (iii) If all Outstanding Auction Rate Certificates of such Class are subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

                    (iv) If, as a result of the procedures described in paragraph (i) or (ii) of this Section 2.1.1(d), any Existing Certificateholder would be entitled or required to sell, or any Potential Certificateholder would be entitled or required to purchase, a principal amount of Auction Rate Certificates of the applicable Class that is not equal to an Authorized Denomination, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the principal amount of Auction Rate Certificates to be purchased or sold by any Existing Certificateholder or Potential Certificateholder so that the principal amount of Auction Rate Certificates purchased or sold by each Existing Certificateholder or Potential Certificateholder shall be equal to an Authorized Denomination or an integral multiple of $25,000 in excess thereof.

                    (v) If, as a result of the procedures described in paragraph
     (ii) of this Section 2.1.1(d), any Potential Certificateholder would be entitled or required to purchase less than an Authorized Denomination of Auction Rate Certificates of the applicable Class, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Auction Rate Certificates of such Class for purchase among Potential Certificateholders so that only Auction Rate Certificates of such Class in Authorized Denominations or integral multiples of $25,000 in excess thereof are purchased by any Potential Certificateholder, even if such allocation results in one or more of such Potential Certificateholders not purchasing any Auction Rate Certificates of such Class.

               (e) Based on the result of each Auction, the Auction Agent shall determine the aggregate principal amount of Auction Rate Certificates of the applicable Class to be purchased and the aggregate principal amount of Auction Rate Certificates of the applicable Class to be sold by Potential Certificateholders and Existing Certificateholders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Auction Rate Certificates of the applicable Class to be sold differs from such aggregate principal amount of Auction Rate Certificates of the applicable Class to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Auction Rate Certificates of the applicable Class.

               (f) Any calculation by the Auction Agent, the Servicer or the Trustee, as applicable, of the Class Remittance Rate, One-Month LIBOR, the Maximum Auction Rate, the All Hold Rate, the Net Funds Cap and the Non-Payment Rate shall, in the absence of manifest error, be binding on all other parties.

               SECTION 2.1.2. CERTIFICATE INSURER DEFAULT; AUCTION AGENT FEES AND EXPENSES.

               (a) The Trustee shall determine not later than 2:00 p.m., eastern time, on the Business Day next succeeding a Remittance Date, whether a Certificate Insurer Default has occurred. If a Certificate Insurer Event has occurred, the Trustee shall, not later than 2:15 p.m., eastern time, on such Business Day, send a notice thereof in substantially the form of Annex A attached hereto to the Auction Agent, the Representative and the Certificate Insurer by telecopy or similar means and, if such Certificate Insurer Default is cured, the Trustee shall immediately send a notice in substantially the form of Annex B attached hereto to the Auction Agent, the Representative and the Certificate Insurer by telecopy or similar means.

               (b) Not later than 2:00 p.m., eastern time, on the first Remittance Date for any Class of Certificates occurring in each month, the Trustee shall pay to the Auction Agent, in immediately available funds out of amounts in the Expense Account an amount equal to the Auction Agent Fee (which shall include the Broker-Dealer Fee) as calculated in the Auction Agent Agreement. The Representative shall from time to time at the request of the Auction Agent reimburse the Auction Agent for its reasonable expenses as provided in the Auction Agent Agreement.

               SECTION 2.1.3. CALCULATION OF MAXIMUM AUCTION RATE, ALL HOLD RATE, NET FUNDS CAP, ONE-MONTH LIBOR AND NON-PAYMENT RATE. The Servicer shall calculate the Net Funds Cap applicable to the Auction Rate Certificates and inform the Auction Agent thereof in writing no later than the Business Day preceding each Auction Date. The Auction Agent shall calculate the Maximum Auction Rate, the All Hold Rate and One-Month LIBOR, on each Auction Date and shall notify the Trustee, the Representative and the Broker-Dealers of the Net Funds Cap, the Maximum Auction Rate, the All Hold Rate and One-Month LIBOR, as provided in the Auction Agent Agreement. If the ownership of the Auction Rate Certificates is no longer maintained in Book-Entry Form by the Depository, the Trustee shall calculate the Maximum Auction Rate, and the Servicer will report to the Trustee in writing the Net Funds Cap, on the Business Day immediately preceding the first day of each Interest Period commencing after the delivery of certificates representing the Auction Rate Certificates. If a Certificate Insurer Default shall have occurred, the Trustee shall calculate the Non-Payment Rate on the Class Rate Determination Date for (i) each Interest Period commencing after the occurrence and during the continuance of such Certificate Insurer Default and (ii) any Interest Period commencing less than two Business Days after the cure of any Certificate Insurer Default. The Auction Agent shall determine One-Month LIBOR for each Interest Period other than the first Interest Period; provided, that if the ownership of the Auction Rate Certificates is no longer maintained in Book-Entry Form, or if a Certificate Insurer Default has occurred, then the Trustee shall determine One-Month LIBOR for each such Interest Period. The determination by the Trustee or the Auction Agent, as the case may be, of One-Month LIBOR shall (in the absence of manifest error) be final and binding upon all parties. If calculated or determined by the Auction Agent, the Auction Agent shall promptly advise the Trustee and the Representative of One-Month LIBOR.

               SECTION 2.1.4. NOTIFICATION OF RATES, AMOUNTS AND REMITTANCE
DATES.

               Promptly after the Closing Date and after the beginning of each subsequent Interest Period relating to each Class of Auction Rate Certificates, and in any event at least 10 days prior to any Remittance Date relating to a Class of Auction Rate Certificates, the Trustee shall confirm with the Auction Agent, so long as no Certificate Insurer Default has occurred and is continuing and the ownership of the Auction Rate Certificates is maintained in Book-Entry Form by the Depository, (1) the date of such next Remittance Date relating to a Class of Auction Rate Certificates and (2) the amount payable to the Auction Agent on the Auction Date pursuant to Section 2.1.2(b) hereof.

               If any day scheduled to be a Remittance Date shall be changed after the Trustee shall have given the notice or confirmation referred to in the preceding sentence, the Trustee shall, not later than 9:15 a.m., eastern time, on the Business Day next preceding the earlier of the new Remittance Date or the old Remittance Date, by such means as the Trustee deems practicable, give notice of such change to the Auction Agent, so long as no Certificate Insurer Default has occurred and is continuing and the ownership of the Auction Rate Certificates is maintained in Book-Entry Form by the Depository.

               SECTION 2.1.5. AUCTION AGENT.

               (a) Bankers Trust Company is hereby appointed as Initial Auction Agent to serve as agent for the Representative in connection with Auctions. The Trustee will, and the Trustee is hereby directed to, enter into the Initial Auction Agent Agreement with Bankers Trust Company, as the Initial Auction Agent. Any Substitute Auction Agent shall be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee and the Market Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement and approved by the Certificate Insurer in writing. The Auction Agent may at any time resign and be discharged of the duties and obligations created by these Auction Procedures by giving at least 90 days' notice to the Trustee, the Representative, the Certificate Insurer and the Market Agent. The Auction Agent may be removed at any time by the Trustee upon the written direction of the Certificate Insurer, or with the consent of the Certificate Insurer, the Certificateholders of 66-2/3% of the aggregate principal amount of the Auction Rate Certificates then Outstanding, and if by such Certificateholders, by an instrument signed by the Certificate Insurer or such Certificateholders or their attorneys and filed with the Auction Agent, the Representative, the Market Agent and the Trustee upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Certificate Insurer, the Certificateholders of 66-2/3% of the aggregate principal amount of the Auction Rate Certificates then outstanding or by the Market Agent, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Trustee, the Representative, the Certificate Insurer and the Market Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

               (b) If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee, at the direction of the Representative and the Certificate Insurer (after receipt of a certificate from the Market Agent confirming that any proposed Substitute Auction Agent meets the requirements described in the immediately preceding paragraph), shall use its best efforts to appoint a Substitute Auction Agent.

               (c) The Auction Agent is acting as agent for the Representative in connection with Auctions. In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted in good faith or for any error of judgment made by it in the performance of its duties under the Auction Agent Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining the pertinent facts.

               (d) In the event of a change in the Auction Agent Fee Rate pursuant to Section 6.4(b) of the Auction Agent Agreement, the Auction Agent shall give a Notice of Fee Rate Change to the Trustee, the Certificate Insurer and the Representative in accordance with the Auction Agent Agreement.

               SECTION 2.1.6. BROKER-DEALERS.

               (a) The Auction Agent will enter into a Broker-Dealer Agreement with Lehman Brothers, as the initial Broker-Dealer. A Responsible Officer of the Representative may, from time to time, with the written consent of the Certificate Insurer, approve one or more additional persons to serve as Broker-Dealers under Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Trustee, the Certificate Insurer and the Auction Agent, provided, however that while Lehman Brothers is serving as a Broker-Dealer, Lehman Brothers shall have the right to consent to the approval of any additional Broker-Dealers, which consent will not be unreasonably withheld. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

               (b) Any Broker-Dealer may be removed at any time, at the request of a Responsible Officer of the Representative, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such.

               SECTION 2.1.7. CHANGES IN THE AUCTION DATE. The Market Agent, with the written consent of a Responsible Officer of the Representative, and the written consent of the Certificate Insurer, may specify an earlier or later Auction Date (but in no event more than five Business Days earlier or later) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in Article I of these Auction Procedures with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the Class Remittance Rate borne on a Class of Auction Rate Certificates. The Market Agent shall deliver a written request for consent to such change in the length of the Auction Date to the Representative and the Certificate Insurer not less than three days nor more than 20 days prior to the effective date of such change together with a certificate demonstrating the need for change in reliance on such factors. The Market Agent shall provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Representative, the Rating Agencies, the Certificate Insurer and the Depository. Such notice shall be substantially in the form of, or contain substantially the information contained in, Annex C to these Auction Procedures.

               In connection with any change described in this Section 2.1.7, the Auction Agent shall provide such further notice to such parties as is specified in Section 2.5 of the Auction Agent Agreement.

               SECTION 2.2. ADDITIONAL PROVISIONS REGARDING THE CLASS REMITTANCE RATES ON THE AUCTION RATE CERTIFICATES. The determination of a Class Remittance Rate by the Auction Agent, the Trustee or any other Person pursuant to the provisions of the applicable Section of this Article II shall be conclusive and binding on the Certificateholders of the Class of Auction Rate Certificates to which such Class Remittance Rate applies, and the Representative and the Trustee may rely thereon for all purposes.

               In no event shall the cumulative amount of interest paid or payable on a Class of Auction Rate Certificates (including interest calculated as provided herein, plus any other amounts that constitute interest on the Auction Rate Certificates of such Class under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Auction Rate Certificates of such Class or related documents) calculated from the date of issuance of the Auction Rate Certificates of such Class through any subsequent day during the term of the Auction Rate of such Class or otherwise prior to payment in full of the Auction Rate Certificates of such Class exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Auction Rate Certificates of such Class or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Auction Rate Certificates of such Class, or if the acceleration of the maturity of the Auction Rate Certificates of such Class results in payment to or receipt by the Certificateholder or any former Certificateholder of the Auction Rate Certificates of such Class of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Auction Rate Certificates of such Class or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Auction Rate Certificates of such Class shall be credited on the principal balance of the Auction Rate Certificates of such Class (or, if the Auction Rate Certificates of such Class have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Auction Rate Certificates of such Class and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Auction Rate Certificates of such Class and under the related documents.

               SECTION 2.3. QUALIFICATIONS OF MARKET AGENT. The Market Agent shall be a member of the National Association of Securities Dealers, Inc., have a capitalization of at least $50,000,000 and be authorized by law to perform all the duties imposed upon it by these Auction Procedures. The Market Agent may resign and be discharged of the duties and obligations created by these Auction Procedures by giving at least 30 days' notice to the Representative and the Trustee, provided that such resignation shall not be effective until the appointment of a successor market agent by the Representative and the acceptance of such appointment by such successor market agent. The Market Agent may be replaced at the direction of the Representative, by an instrument signed by an officer of the Representative, filed with the Market Agent and the Trustee at least 30 days before the effective date of such replacement, provided that such replacement shall not be effective until the appointment of a successor market agent by the Representative and the acceptance of such appointment by such successor market agent.

               In the event that the Market Agent shall be removed or be dissolved, or if the property or affairs of the Market Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and there is no Market Agent and the Representative shall not have appointed its successor as Market Agent, the Trustee, notwithstanding the provisions of the first paragraph of this Section, shall be deemed to be the Market Agent for all purposes of these Auction Procedures until the appointment by the Representative of the successor Market Agent. Nothing in this Section shall be construed as conferring on the Trustee additional duties other than as set forth herein.

                                     ANNEX A

                    THE MONEY STORE ASSET BACKED CERTIFICATES
                            SERIES 1996-B, CLASS A-11


                      NOTICE OF CERTIFICATE INSURER DEFAULT

               NOTICE IS HEREBY GIVEN that a Certificate Insurer Default has occurred and is continuing with respect to the Certificates identified above. The next Auction for the Series 1996-B, Class A-11 Certificates will not be held. The Auction Rate for the Series 1996-B, Class A-11 Certificates for the next succeeding Interest Period shall be the Non-Payment Rate.


                                     THE BANK OF NEW YORK,
                                     as Trustee


Dated:                               By:______________________________
                                     Name:
                                        Title:

                                     ANNEX B

                    THE MONEY STORE ASSET BACKED CERTIFICATES
                            SERIES 1996-B, CLASS A-11

                  NOTICE OF CURE OF CERTIFICATE INSURER DEFAULT


               NOTICE IS HEREBY GIVEN that an Certificate Insurer Default with respect to the Certificates identified above has been waived or cured. The next Remittance Date is __________________________ and the next Auction Date is
______________________________.


                                      THE BANK OF NEW YORK,
                                      as Trustee



Dated:                                By:
                                         Name:
                                         Title:

                                     ANNEX C

                    THE MONEY STORE ASSET BACKED CERTIFICATES
                            SERIES 1996-B, CLASS A-11


                        NOTICE OF CHANGE IN AUCTION DATE

               Notice is hereby given by LEHMAN BROTHERS, as Market Agent for the captioned Certificates, that with respect to the captioned Certificates, the Auction Date is hereby changed as follows:

               l. With respect to the captioned Certificates, the definition of "Auction Date" shall be deemed amended by substituting "_________________ (number) Business Day" in the second line thereof.

               2. This change shall take effect on ______________ which shall be the Auction Date for the Auction Period commencing on ______________.

               3. The Auction Date for the captioned Certificates shall be subject to further change hereafter as provided in the Auction Procedures.

               4. Terms not defined in this Notice shall have the meanings set forth in the Auction Procedures relating to the captioned Certificates.

                                             LEHMAN BROTHERS, as Market Agent


Dated:                                       By:
                                                  Name:

                                    EXHIBIT A

                            CONTENTS OF MORTGAGE FILE

               With respect to each Mortgage Loan, the Mortgage File shall include a copy of any of the following items delivered to the Trustee (or the Co-Trustee, in the case of Pool III Mortgage Loans) and an original of any of the other following items, all of which shall be available for inspection by the Certificateholders:

               1. The original Mortgage Note, endorsed "Pay to the order of holder" or "Pay to the order of ______________" and signed in the name of the Person delivering the note by a Responsible Officer, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to such Person;

               2. Either: (i) the original recorded Mortgage, with evidence of recording thereon, (ii) a copy of the Mortgage certified as a true copy by a Responsible Officer where the original has been transmitted for recording until such time as the original is returned by the public recording office or (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost.

               3. Either (i) the original Assignment of Mortgage from the Person delivering such Assignment to "The Bank of New York, as Trustee under the Pooling and Servicing Agreement dated as of May 31, 1996, Series 1996-B" or, in the case of the Pool III Mortgage Loans, to "First Bank (N.A.), as Co-Trustee under the Pooling and Servicing Agreement dated as of May 31, 1996, Series 1996-B" with evidence of recording thereon (provided, however, that where permitted under the laws of the jurisdiction wherein the Mortgaged Property is located, the Assignment of Mortgage may be effected by one or more blanket assignments for Mortgage Loans secured by Mortgaged Properties located in the same county) or (ii) a copy of the Assignment of Mortgage certified as a true copy by a Responsible Officer of the Originator where the original was transmitted for recording (provided, however, that where the original Assignment of Mortgage is not being delivered to the Trustee (or the Co-Trustee, in the case of Pool III Mortgage Loans), each such Responsible Officer may complete one or more blanket certificates attaching copies of one or more of such Assignments of Mortgage relating to the Mortgages originated by the related Originator).

               4. The original policy of title insurance or, if such policy has not yet been delivered by the insurer, the commitment or binder to issue same, or if the original principal balance of the Mortgage Loan was less than or equal to $15,000 or the Mortgage Loan was not originated by a Originator, other evidence of the status of title, which shall consist of an attorney's opinion of title or certificate of title, a preliminary title report, a property search, a title search, a lot book report, a property information report or a report entitled "prelim" or "PIRT" (property information report), and (ii) proof of hazard insurance in the form of a hazard insurance policy or hazard insurance policy endorsement that names the related Originator, its successors and assigns, as a mortgagee/loss payee, and, if such endorsement does not show the amount insured by the related hazard insurance policy, some evidence of such amount.

               5. Originals of all assumption and modification agreements, if any.

               6. Either: (i) original intervening assignments, if any, showing a complete chain of title from the originator to the Person delivering such Assignment, including warehousing assignments, with recording information thereon, if such assignments were recorded, (ii) copies of any assignments certified as true copies by a Responsible Officer of the Originator where the original has been transmitted for recording until such time as the originals are returned by the public recording office, or (iii) copies of any assignments certified by the public recording office in those instances where the original recorded assignments have been lost.

               7. Mortgage Loan closing statement and any other truth-in-lending or real estate settlement procedure forms required by law.

               8.   Residential loan application.

               9. Verification of employment and income, and tax returns, if any.

               10.  Credit report on the mortgagor.

               11. Except with respect to certain Mortgage Loans with original principal balances of less than $15,000, the appraisal made in connection with the origination of the related Mortgage Loan with photographs of the subject property and of comparable properties (if available), constituting evidence sufficient to indicate that the Mortgaged Property relates to a Residential Dwelling and identifying the type thereof.

               12.  Copy of any Prior Lien.

               13. All other papers and records developed or originated by the Originator or others, required to document the Mortgage Loan or to service the Mortgage Loan.

                                   EXHIBIT B-1

                    [FORM OF CLASS A-1, CLASS A-2, CLASS A-3,
             CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7, CLASS A-8,
                 CLASS A-9, CLASS A-12, CLASS A-13, CLASS A-14,
                     CLASS A-15 AND CLASS A-16 CERTIFICATES]

                          THE MONEY STORE TRUST 1996-B
                 [ %] THE MONEY STORE ASSET BACKED CERTIFICATES
                                    CLASS A-_

                       Representing Certain Interests in a
                        Trust containing certain Mortgage
                                 Loans formed by

                              THE MONEY STORE INC.

               SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

               Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

               (This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, The Money Store Inc. or any of its subsidiaries. This Certificate represents a fractional ownership interest in the Trust described herein.)

No.:  A-_-1                                        JUNE 27, 1996
                                                   Startup Day

$
  Original Principal Amount                        Final Scheduled        CUSIP
                                                   Distribution

                                   CEDE & CO.

                                Registered Holder

               The registered Holder named above is the registered Holder of a fractional interest in a trust fund (the "Trust Fund"), the trust estate of which consists primarily of four sub-trusts, including two pools ("Pool I" and "Pool II") of one-to four-family ("single family") residential first and second mortgage loans, having fixed rates, in the case of Pool I, and adjustable rates, in the case of Pool II (the "Pool I Home Equity Loans" and "Pool II Home Equity Loans"), one pool ("Pool III") of fixed rate single family residential first, second and more junior home improvement mortgage loans (the "Pool III Home Improvement Loans") and one pool ("Pool IV") of fixed rate five or more unit residential or mixed-use residential and commercial ("multifamily") first mortgage loans ("Pool IV Multifamily Loans") and certain related assets. The Certificates are issued pursuant to a Pooling and Servicing Agreement, dated as of May 31, 1996 (the "Pooling and Servicing Agreement"), among The Money Store Inc. (the "Representative," "Servicer" and "Claims Administrator"), certain subsidiaries of the Representative (the "Originators") and The Bank of New York, as trustee (the "Trustee").

               The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-_ Certificates on June 27, 1996 (the "Startup Day"), which aggregate amount on June 27, 1996 was $__________. The Holder hereof is entitled to principal payments on each Remittance Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Remittance Date of the Class A-_ Certificates. Therefore, the actual outstanding principal amount of this Certificate may, on any date subsequent to the Remittance Date in July 1996 (the first Remittance Date) be less than the Original Principal Amount set forth above.

               THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

               NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS, OTHER THAN THE FHA LOANS INCLUDED IN POOL III, ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

               This Certificate is one of a Class of duly-authorized Certificates designated as The Money Store Trust 1996-B, Asset Backed Certificates, Class A-_ (the "Class A-_ Certificates"), and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of acceptance hereof assents and by which such Holder is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as The Money Store Trust 1996-B, Asset Backed Certificates, Class A-_ (the "Class A-_ Certificates"), The Money Store Trust 1996-B, Asset Backed Certificates, Class A-_ (the "Class A-_ Certificates"), The Money Store Trust 1996-B, Asset Backed Certificates, Class A-_ (the "Class A-_ Certificates"), The Money Store Trust 1996-B, Asset Backed Certificates, Class A-_ (the "Class A-_ Certificates"), The Money Store Trust 1996-B, Asset Backed Certificates, Class A- (the "Class A- Certificates"), The Money Store Trust 1996-B, Asset Backed Certificates, Class A-_ (the "Class A-_ Certificates"), The Money Store Trust 1996-B, Asset Backed Certificates, Class A-_ (the "Class A-_ Certificates"), The Money Store Trust 1996-B, Asset Backed Certificates, Class A-_ (the "Class A-_ Certificates), The Money Store Trust 1996-B, Asset Backed Certificates, Class A-_ (the "Class A-_ Certificates"), The Money Store Trust 1996-B, Asset Backed Certificates, Class A-_ (the "Class A-_ Certificates"), The Money Store Trust 1996-B, Asset Backed Certificates, Class A-_ (the "Class A-_ Certificates"), The Money Store Trust 1996-B, Asset Backed Certificates, Class A-_ (the "Class A-_ Certificates"), The Money Store Trust 1996-B, Asset Backed Certificates, Class A-_ (the "Class A-_ Certificates") and The Money Store Trust 1996-B, Asset Backed Certificates, Class A-_ (the "Class A-_ Certificates" and together with the Class A-_, Class A-_, Class A-_, Class A-_, Class A-_, Class A-_, Class A- _, Class A-_, Class A-_, Class A-_, Class A-_, Class A-_, Class A-_ and Class A-_ Certificates, the "Class A Certificates") and Certificates designated as The Money Store Trust 1996-B, Asset Backed Certificates, Class R (the "Class R Certificates"). The Class A Certificates and the Class R Certificates are together referred to herein as the "Certificates."

               Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

               On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Remittance Date"), commencing July 1996, the Holders of the Class A-_ Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which such Remittance Date occurs (the "Record Date") will be entitled to receive that portion of the Pool [I][III][IV] Remittance Amount relating to such Remittance Date as described in the Agreement. Except for the final distribution, distributions will be made in immediately available funds to Holders of the Class A-_ Certificates, by wire transfer or otherwise, to the account of a Holder at a domestic bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

               Each Holder of record of a Class A-_ Certificate will be entitled to receive such Holder's Percentage Interest in the amounts due on such Remittance Date to the Holders of the Class A-_ Certificates. The Percentage Interest of each Class A-_ Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-_ Certificate by $__________.

               The Pool [I][III][IV] Remittance Amount for any Remittance Date will be an amount equal to the sum of (i) the Pool [I][III][IV] Current Interest Requirement, (ii) the Pool [I][III][IV] Principal Distribution Amount, (iii) the Pool [I][III][IV] Carry-Forward Amount and (iv) any amount received by the Trustee from the Servicer or an Originator and paid to the Holders of the Pool [I][II][IV] Certificates that constitutes a Monthly Advance and that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code, as amended from time to time (11 U.S.C.), in accordance with a final, nonappealable order of a court having competent jurisdiction.

               In the event that any amounts referenced in subclause (iv) above constitute Insured Payments or any portion thereof, payment of such amounts shall be disbursed to the trustee in bankruptcy named in the final order of the court exercising jurisdiction and not directly to any Pool [I][III][IV] Certificateholder unless such Pool [I][III][IV] Certificateholder has returned principal or interest paid on the Pool [I][III][IV] Certificates to such trustee in bankruptcy, in which case payment shall be disbursed to such Class A Certificateholder.

               The Mortgage Loans will be serviced by The Money Store Inc. (the "Servicer") pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Subservicing Agreements with certain institutions eligible for appointment as Subservicers for the servicing and administration of certain Mortgage Loans. No appointment of any Subservicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

               This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, The Money Store Inc. or any of its subsidiaries or affiliates and, other than the FHA Loans included in Pool III, are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Certificate Account, and payments received by the Trustee pursuant to the related MBIA Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

               No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

               Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Holder of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Holder.

               The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier to occur of (i) the distribution to the Certificateholders of all amounts required to be distributed to them thereunder and (ii) at any time when a Qualified Liquidation of the Trust is effected; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the survivor of the last lineal descendant of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the Startup Date.

               Written notice of the final distribution to be made with respect to the Class A-_ Certificates shall be given by the Trustee to the Class A-_ Certificateholders after the Trustee determines that a final distribution is required to be made, specifying (i) the final Remittance Date upon which final distribution on the Class A-_ Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated,
(ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable.

               The final distribution on any Certificate shall only be made upon presentation of such Certificate to the Trustee.

               The Holders of a majority of the Percentage Interests represented by the Class A-_, Class A-_, Class A-_, Class A-_, Class A-_, Class A-_, Class A-_, Class A-_, Class A-_, Class A- _, Class A-_, Class A-_ and Class A-_ Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Fund.

               As provided in the Pooling and Servicing Agreement, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of like Class, tenor and a like aggregate fractional undivided interest in the Trust Fund will be issued to the designated transferee or transferees.

               The Trustee is required to furnish certain information on each Remittance Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

               The Class A-_ Certificates are issuable only as registered Certificates in the minimum Percentage Interest corresponding to a minimum denomination of $1,000 original principal amount and integral multiples of $1,000. As provided in the Pooling and Servicing Agreement, Class A-_ Certificates are exchangeable for new Class A-_ Certificates of authorized denominations evidencing the same aggregate Percentage Interest.

               No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.


                             STATEMENT OF INSURANCE

               The MBIA Insurance Corporation (the "Insurer") has issued a policy containing the following provisions, such policy being on file at The Bank of New York, as trustee (the "Trustee"), New York, New York.

               The Insurer in consideration of the payment of the premium and subject to the terms of the policy hereby unconditionally and irrevocably guarantees to any Owner (as described below) that an amount equal to each full and complete Insured Payment (as described below) will be received by the Trustee or its successor, on behalf of the Owners from the Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations hereunder with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations (as that term is described below) unless such acceleration is at the sole option of the Insurer.

               Notwithstanding the foregoing paragraph, the policy does not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). Additionally, the policy does not guaranty payment of any Certificateholder's LIBOR Interest Carryover.

               "Obligations" shall mean:

               [$930,000,000 The Money Store Asset Backed Certificates, Series 1996-B, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9.]

               [$100,000,000 The Money Store Asset Backed Certificates, Series 1996-B, Class A-12, Class A-13, Class A-14 and Class A-15.]

               [$20,000,000 The Money Store Asset Backed Certificates, Series 1996-B, Class A-16.]

               The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of such order, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and
(iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

               The Insurer will pay any other amount payable under the policy no later than 12:00 noon New York City time on the later of the Remittance Date on which the related Remittance Amount is due or the Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A. as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim hereunder it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

               Insured Payments due hereunder unless otherwise stated herein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

               The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the policy.

               As used herein, the following terms shall have the following meanings:

               "Agreement" means the Pooling and Servicing Agreement dated as of May 31, 1996, among The Money Store Inc., as Representative, Servicer and Claims Administrator, the Originators listed therein and the Trustee, as trustee without regard to any amendment or supplement thereto.

               "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

               "Deficiency Amount" means, with respect to any Remittance Date,
(i) the excess, if any, of (a) the Pool [I][III][IV] Current Interest Requirement over (b) the sum of the Pool [I][II][IV] Available Remittance Amount (minus amounts withdrawn to pay required premiums to the Insurer), and the Monthly Excess Spread and the Subordination Reduction Amount, plus (ii) the Subordination Deficit for Pool [I][II][IV], if any, with respect to such Remittance Date.

               "Insured Payment" means (i) as of any Remittance Date, any Deficiency Amount and (ii) any Preference Amount.

               "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Remittance Date.

               "Owner" means each [Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9][Class A-12, Class A-13, Class A-14 and Class A-15][Class A- 16] Certificateholder (as defined in the Agreement)(other than the Servicer, the Originators or the Trustee) who, on the applicable Remittance Date, is entitled under the terms of the applicable [Class A-1, Class A-2, Class A-3, Class A-4, Class A- 5, Class A-6, Class A-7, Class A-8 and Class A-9][Class A-12, Class A-13, Class A-14 and Class A-15][Class A-16] Certificate to payment thereunder.

               "Preference Amount" means any amount previously distributed to an Owner on the Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

               Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of the policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

               Any notice hereunder or service of process on the Fiscal Agent of the Insurer may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

               The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

               The policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

               The insurance provided by the policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

               The policy is not cancelable for any reason. The premium on the policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Obligations.

               Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Servicer has caused this Certificate to be duly executed on behalf of the Trust Fund.


                                       THE MONEY STORE INC.,
                                         as Servicer


                                       By:    ________________________
                                       Title: Executive Vice President


This is one of the Class A-_
Certificates referred to
in the within-mentioned
Pooling and Servicing
Agreement.

THE BANK OF NEW YORK
  as Trustee


By:________________________
   Authorized Signatory

Date:  June 27, 1996

                                   EXHIBIT B-2

                [FORM OF CLASS A-10 AND CLASS A-11 CERTIFICATES]


                          THE MONEY STORE TRUST 1996-B
            ADJUSTABLE RATE THE MONEY STORE ASSET BACKED CERTIFICATES
                                    CLASS A-_

                       Representing Certain Interests in a
                        Trust containing certain Mortgage
                                 Loans formed by

                              THE MONEY STORE INC.

               SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

               [THIS CLASS A-__ CERTIFICATE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) EMPLOYEE BENEFIT PLANS, RETIREMENT ARRANGEMENTS, INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (2) ENTITIES (INCLUDING INSURANCE COMPANY GENERAL ACCOUNTS) WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY SUCH PLAN'S ARRANGEMENTS OR ACCOUNT'S INVESTMENT IN SUCH ENTITIES. FURTHER, THIS TRUST CERTIFICATE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.]

               Unless this Certificate is presented by an authorized representative of The Depository Trust Company to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

(This Certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, The Money Store Inc. or any of its subsidiaries. This Certificate represents a fractional ownership interest in the Trust described herein.)

No.:  A-_-1                                        JUNE 27, 1996
                                                   Startup Day

$
Original Principal Amount    Final Scheduled        CUSIP
                             Distribution

                          CEDE & CO.

                       Registered Holder

The registered Holder named above is the registered Holder of a fractional interest in a trust fund (the "Trust Fund"), the trust estate of which consists primarily of four sub-trusts, including two pools ("Pool I" and "Pool II") of one- to four-family ("single family") residential first and second mortgage loans, having fixed rates, in the case of Pool I, and adjustable rates, in the case of Pool II (the "Pool I Home Equity Loans" and "Pool II Home Equity Loans"), one pool ("Pool III") of fixed rate single family residential first, second and more junior home improvement mortgage loans (the "Pool III Home Improvement Loans") and one pool ("Pool IV") of fixed rate five or more unit residential or mixed-use residential and commercial ("multifamily") first mortgage loans ("Pool IV Multifamily Loans") and certain related assets. The Certificates are issued pursuant to a Pooling and Servicing Agreement, dated as of May 31, 1996 (the "Pooling and Servicing Agreement"), among The Money Store Inc. (the "Representative," "Servicer" and "Claims Administrator"), certain subsidiaries of the Representative (the "Originators") and The Bank of New York, as trustee (the "Trustee").

               The Original Principal Amount set forth above is equal to the product of (i) the Percentage Interest represented by this Certificate and (ii) the aggregate original principal amount of the Class A-_ Certificates on June 27, 1996 (the "Startup Day"), which aggregate amount on June 27, 1996 was $_____________. The Holder hereof is entitled to principal payments on each Remittance Date, as hereinafter described, which will fully amortize such Original Principal Amount over the period from the date of initial delivery hereof to the final Remittance Date of the Class A-_ Certificates. Therefore, the actual outstanding principal amount of this Certificate may, on any date subsequent to the Remittance Date in July 1996 (the first Remittance Date), be less than the Original Principal Amount set forth above.

               THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

               NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS, OTHER THAN THE FHA LOANS INCLUDED IN POOL III, ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

               This Certificate is one of a Class of duly-authorized Certificates designated as The Money Store Trust 1996-B, Asset Backed Certificates, Class A-_ (the "Class A-_ Certificates"), and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of acceptance hereof assents and by which such Holder is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as The Money Store Trust 1996-B, Asset Backed Certificates, Class A-1 (the "Class A-1 Certificates"), The Money Store Trust 1996-B, Asset Backed Certificates, Class A-2 (the "Class A-2 Certificates"), The Money Store Trust 1996-B, Asset Backed Certificates, Class A-3 (the "Class A-3 Certificates"), The Money Store Trust 1996-B, Asset Backed Certificates, Class A-4 (the "Class A-4 Certificates"), The Money Store Trust 1996-B, Asset Backed Certificates, Class A-5 (the "Class A-5 Certificates"), The Money Store Trust 1996-B, Asset Backed Certificates, Class A-6 (the "Class A-6 Certificates"), The Money Store Trust 1996-B Asset Backed Certificates, Class A-7 (the "Class A-7 Certificates"), The Money Store Trust 1996-B Asset Backed Certificates, Class A-8 (the "Class A-8 Certificates"), The Money Store Trust 1996-B Asset Backed Certificates, Class A-9 (the "Class A-9 Certificates"), The Money Store Trust 1996-B Asset Backed Certificates, Class A-11 (the "Class A-11 Certificates"), The Money Store Trust 1996-B, Asset Backed Certificates, Class A-12 (the "Class A-12 Certificates") and The Money Store Trust 1996-B, Asset Backed Certificates, Class A-13 (the "Class A-13 Certificates"), The Money Store Trust 1996-B, Class A-14 (the "Class A-14 Certificates"), The Money Store Trust 1996-B, Class A-15 (the "Class A-15 Certificates") and The Money Store Trust 1996-B, Class A-16 (the "Class A-16 Certificates," and together with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14 and Class A-15 Certificates, the "Class A Certificates") and Certificates designated as The Money Store Trust 1996-B, Asset Backed Certificates, Class R (the "Class R Certificates"). The Class A Certificates and the Class R Certificates are together referred to herein as the "Certificates."

               Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

               On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Remittance Date"), commencing July 1995, the Holders of the Class A-__ Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which such Remittance Date occurs (the "Record Date") will be entitled to receive that portion of the Pool II Remittance Amount relating to such Remittance Date as described in the Agreement. Except for the final distribution, distributions will be made in immediately available funds to Holders of the Class A-__ Certificates, by wire transfer or otherwise, to the account of a Holder at a domestic bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

               Each Holder of record of a Class A-__ Certificate will be entitled to receive such Holder's Percentage Interest in the amounts due on such Remittance Date to the Holders of the Class A-__ Certificates. The Percentage Interest of each Class A-__ Certificate as of any date of determination will be equal to the percentage obtained by dividing the Original Principal Amount set forth on such Class A-__ Certificate by $_____________.

               The Pool II Remittance Amount for any Remittance Date will be an amount equal to the sum of (i) the Pool II Current Interest Requirement, (ii) the Pool II Principal Distribution Amount, (iii) the Pool II Carry-Forward Amount and (iv) any amount received by the Trustee from the Servicer or an Originator and paid to the Holders of the Pool II Certificates that constitutes a Monthly Advance and that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code, as amended from time to time (11 U.S.C.), in accordance with a final, nonappealable order of a court having competent jurisdiction.

               With respect to the Remittance Date occurring in July 1996, the Class A-10 Remittance Rate will be ______% per annum. For each Remittance Date thereafter, the Class A-10 Remittance Rate will equal, subject to a maximum rate equal to the Net Funds Cap, a per annum rate equal to [the sum of the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR"), determined as described in the Pooling and Servicing Agreement and ____% (or ____% for each Remittance Date occurring after the Optional Servicer Termination Date).][the annual rate of interest determined according to the Auction Procedures.] [In no event will the Class A-__ Remittance Rate exceed 14.50%.]

               If on any Remittance Date, the Class A-__ Remittance Rate is based upon the Net Funds Cap, the excess of (i) the amount of interest Class A-__ would be entitled to receive on such Remittance Date at a rate equal to [LIBOR plus the applicable margin][the rate determined according to the Auction Procedures] (but in no event greater than 14.5%) over (ii) the amount of interest Class A-__ will receive on such Remittance Date at the Net Funds Cap, together with the unpaid portion of any such excess from prior Remittance Dates (and interest accrued thereon at the then applicable Class A-__ Remittance Rate without giving effect to the Net Funds Cap, but in no event exceeding 14.50% per annum) is referred to herein as the "Certificateholders' Interest Carryover." Any Certificateholders' Interest Carryover will be paid on future Remittance Dates as set forth in the Agreement. No Certificateholders' Interest Carryover will be paid to the Class A-__ Certificates after the related principal balance is reduced to zero. The ratings of the Class A-__ Certificates do not address the likelihood of the payment of the amount of any Certificateholders' Interest Carryover and the policy issued by the Certificate Insurer does not guaranty payment of any such amounts.

               In the event that any amounts referenced in subclause (iv) above constitute Insured Payments or any portion thereof, payment of such amounts shall be disbursed to the trustee in bankruptcy named in the final order of the court exercising jurisdiction and not directly to any Pool II Certificateholder unless such Pool II Certificateholder has returned principal or interest paid on the Pool II Certificates to such trustee in bankruptcy, in which case payment shall be disbursed to such Class A Certificateholder.

               The Mortgage Loans will be serviced by The Money Store Inc. (the "Servicer") pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Subservicing Agreements with certain institutions eligible for appointment as Subservicers for the servicing and administration of certain Mortgage Loans. No appointment of any Subservicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

               This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, The Money Store Inc. or any of its subsidiaries or affiliates and, other than the FHA Loans included in Pool III, are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Certificate Account, and payments received by the Trustee pursuant to the related MBIA Policy, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

               No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

               Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Holder of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Holder.

               The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier to occur of (i) the distribution to the Certificateholders of all amounts required to be distributed to them thereunder and (ii) at any time when a Qualified Liquidation of the Trust is effected; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the survivor of the last lineal descendant of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the Startup Date.

               Written notice of the final distribution to be made with respect to the Class A-__ Certificates shall be given by the Trustee to the Class A-__ Certificateholders after the Trustee determines that a final distribution is required to be made, specifying (i) the final Remittance Date upon which final distribution on the Class A-__ Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated,
(ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable.

               The final distribution on any Certificate shall only be made upon presentation of such Certificate to the Trustee.

               The Holders of a majority of the Percentage Interests represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A- 10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15 and Class A-16 Certificates, upon compliance with the requirements set forth in the Pooling and Servicing Agreement, have the right to exercise any trust or power set forth in the Pooling and Servicing Agreement with respect to the Certificates or the Trust Fund.

               As provided in the Pooling and Servicing Agreement, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of like Class, tenor and a like aggregate fractional undivided interest in the Trust Fund will be issued to the designated transferee or transferees.

               The Trustee is required to furnish certain information on each Remittance Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

               The Class A-__ Certificates are issuable only as registered Certificates in the minimum Percentage Interest corresponding to a minimum denomination of $[1,000][25,000] original principal amount and integral multiples of $[1,000][25,000]. As provided in the Pooling and Servicing Agreement, Class A-__ Certificates are exchangeable for new Class A-__ Certificates of authorized denominations evidencing the same aggregate Percentage Interest.

               No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.


                             STATEMENT OF INSURANCE

               The MBIA Insurance Corporation (the "Insurer") has issued a policy containing the following provisions, such policy being on file at The Bank of New York, as trustee (the "Trustee"), New York, New York.

               The Insurer in consideration of the payment of the premium and subject to the terms of the policy hereby unconditionally and irrevocably guarantees to any Owner (as described below) that an amount equal to each full and complete Insured Payment (as described below) will be received by the Trustee or its successor, on behalf of the Owners from the Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations hereunder with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations (as that term is described below) unless such acceleration is at the sole option of the Insurer.

               Notwithstanding the foregoing paragraph, the policy does not cover shortfalls, if any, attributable to the liability of the Trust, and REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). Additionally, the policy does not guaranty payment of any Certificateholder's LIBOR Interest Carryover.

               "Obligations" shall mean:

               $200,000,000 The Money Store Asset Backed Certificates, Series 1996-B, Class A-10 and Class A-11.

               The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of such order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

               The Insurer will pay any other amount payable under the policy no later than 12:00 noon New York City time on the later of the Remittance Date on which the related Remittance Amount is due or the Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A. as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim hereunder it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

               Insured Payments due hereunder unless otherwise stated herein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

               The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the policy.

               As used herein, the following terms shall have the following meanings:

               "Agreement" means the Pooling and Servicing Agreement dated as of May 31, 1996, among The Money Store Inc., as Representative, Servicer and Claims Administrator, the Originators listed therein and the Trustee, as trustee without regard to any amendment or supplement thereto.

               "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

               "Deficiency Amount" means, with respect to any Remittance Date,
(i) the excess, if any, of (a) the Pool II Current Interest Requirement over (b) the sum of the Pool II Available Remittance Amount (minus amounts withdrawn to pay required premiums to the Insurer), and the Monthly Excess Spread and the Subordination Reduction Amount, plus (ii) the Subordination Deficit for Pool II, if any, with respect to such Remittance Date.

               "Insured Payment" means (i) as of any Remittance Date, any Deficiency Amount and (ii) any Preference Amount.

               "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Remittance Date.

               "Owner" means each Class A-10 and Class A-11 Certificateholder (as defined in the Agreement)(other than the Servicer, the Originators or the Trustee) who, on the applicable Remittance Date, is entitled under the terms of the applicable Class A-10 and Class A-11 Certificate to payment thereunder.

               "Preference Amount" means any amount previously distributed to an Owner on the Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

               Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of the policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

               Any notice hereunder or service of process on the Fiscal Agent of the Insurer may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

               The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

               The policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

               The insurance provided by the policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

               The policy is not cancelable for any reason. The premium on the policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Obligations.

               Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Servicer has caused this Certificate to be duly executed on behalf of the Trust Fund.


                                   THE MONEY STORE INC.,
                                            as Servicer


                                   By:    ______________________
                                   Title: Executive Vice President


This is one of the Class A-__
Certificates referred to
in the within-mentioned
Pooling and Servicing
Agreement.

THE BANK OF NEW YORK
  as Trustee


By:________________________
   Authorized Signatory

Date:  June 27, 1996

                                   EXHIBIT B-3

                          THE MONEY STORE TRUST 1996-B
                            ASSET BACKED CERTIFICATE
                                     CLASS R


                    Representing Certain Interests in a Trust
                           containing certain Mortgage
                                 Loans formed by

                              THE MONEY STORE INC.


               (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, The Money Store Inc. or any of its subsidiaries. This Certificate represents a fractional ownership interest in the Trust Fund described herein.)

No.:  R-_                     JUNE 27, 1996
                              Startup Day
[.01%]
[99.99%] Percentage Interest _________________________________
                             Final Scheduled
                             Distribution


_______________________________________________________________________________
                                Registered Holder

                The registered Holder named above is the registered Holder of a fractional interest in a trust fund (the "Trust Fund"), the trust estate of which consists primarily of for sub-trusts, including two pools ("Pool I" and "Pool II") of one- to four-family ("single family") residential first and second mortgage loans, having fixed rates, in the case of Pool I, and adjustable rates, in the case of Pool II (the "Pool I Home Equity Loans" and "Pool IV Home Equity Loans"), one pool ("Pool III") of fixed rate single family residential first, second and more junior home improvement mortgage loans (the "Pool III Home Improvement Loans") and one pool ("Pool IV") of fixed rate five or more unit residential or mixed-use residential and commercial ("multifamily") first mortgage loans ("Pool IV Multifamily Loans") and certain related assets. The Certificates are issued pursuant to a Pooling and Servicing Agreement, dated as of May 31, 1996 (the "Pooling and Servicing Agreement"), among The Money Store Inc. (the "Representative," "Servicer" and "Claims Administrator"), certain subsidiaries of the Representative (the "Originators") and The Bank of New York, as trustee (the "Trustee").

               THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

               NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS, OTHER THAN THE FHA LOANS INCLUDED IN POOL III, ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

               This Certificate is one of a Class of duly-authorized Certificates designated as The Money Store Trust 1996-B, Asset-Backed Certificates, Class R (the "Class R Certificates"), and issued under and subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of acceptance hereof assents and by which such Holder is bound. Also issued under the Pooling and Servicing Agreement in connection with the Trust Fund are Certificates designated as The Money Store Trust 1996-B, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A- 9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15 and Class A-16 Certificates (collectively, the "Class A Certificates"). The Class A Certificates and Class R Certificates are together referred to herein as the "Certificates."

               Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

               On the 15th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Remittance Date"), commencing in July 1996, the Holders of the Class R Certificates as of the close of business on the Startup Day with respect to the first Remittance Date and, with respect to each Remittance Date thereafter, on the last day of the calendar month immediately preceding the calendar month in which such Remittance Date occurs (the "Record Date") will be entitled to receive the amounts due on such Remittance Date to the Holders of the Class R Certificates. Except for the final distribution, distributions will be made in immediately available funds to Holders of Certificates, by wire transfer or otherwise, to the account of a Holder at a domestic bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

               Each Holder of record of a Class R Certificate will be entitled to receive such Holder's Percentage Interest in the amounts due on such Remittance Date to the Holders of the Class R Certificates. The amounts due on each Remittance Date are limited to certain residual amounts remaining after all amounts due to the Holders of the Class A Certificates have been paid on such Remittance Date.

               The Mortgage Loans will be serviced by The Money Store Inc. (the "Servicer") pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Subservicing Agreements with certain institutions eligible for appointment as Subservicers for the servicing and administration of certain Mortgage Loans. No appointment of any Subservicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

               This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans, other than the FHA Loans included in Pool III, insured or guaranteed by, The Money Store Inc. or any of its subsidiaries or affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Certificate Account all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

               No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

               Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Holder of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Holder.

               The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier to occur of (i) the distribution to the Certificateholders of all amounts required to be distributed to them thereunder and (ii) at any time when a Qualified Liquidation of the Trust is effected; provided, however, that in no event shall the trust created thereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the Startup Date.

               Written notice of the final distribution to be made with respect to the Class R Certificates shall be given by the Trustee to the Class R Certificateholders, mailed promptly after the Trustee determines that a final distribution is required to be made, specifying (i) the final Remittance Date upon which final distribution on the Class R Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable.

               The final distribution on any Certificate shall only be made upon presentation of such Certificate to the Trustee.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of like Class, tenor and a like aggregate fractional undivided interest in the Trust Fund will be issued to the designated transferee or transferees.

               The Trustee is required to furnish certain information on each Remittance Date to the Holder of this Certificate, as more fully described in the Pooling and Servicing Agreement.

               As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class R Certificates are exchangeable for new Class R Certificates evidencing the same aggregate Percentage Interest.

               No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary.

               Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Servicer has caused this Certificate to be duly executed on behalf of the Trust Fund.


                                            THE MONEY STORE INC.,
                                                     as Servicer


                                            By:    ______________________
                                           Title: Executive Vice President



This is one of the Class R-_
Certificates referred
to in the within-mentioned
Pooling and Servicing Agreement


THE BANK OF NEW YORK,
  as Trustee


By:____________________________
   Authorized Signatory


Date:  June 27, 1996

               SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN THE ONLY "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G and 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

               THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

               TRANSFER OF THIS CLASS R CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS R CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(e)(5) OF THE CODE. SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMERS' COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS R CERTIFICATE WILL BE REGISTERED BY THE CERTIFICATE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

               A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THRU ENTITY THAT HOLDS THIS CLASS R CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD HOLDER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF (A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THRU ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THRU" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES TO WHICH PART I OF SUBCHAPTER T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

                IN ADDITION, THE TAX SIMPLIFICATION ACT OF 1991 (H.R. 2777 AND
S. 1394), INTRODUCED ON JUNE 26, 1991, PROVIDES THAT EACH PARTNER IN A "LARGE PARTNERSHIP" HOLDING A RESIDUAL INTEREST IN A REMIC SHALL BE TREATED AS A DISQUALIFIED ORGANIZATION FOR PURPOSES OF THE TAX IMPOSED ON PASS-THRU ENTITIES UNDER SECTION 860E(e)(6) OF THE CODE. IF ENACTED, THIS DEFINITION WOULD BE EFFECTIVE FOR A PASS-THRU ENTITY'S TAXABLE YEARS ENDING ON OR AFTER DECEMBER 31, 1992. NO PREDICTION CAN BE MADE REGARDING WHETHER SUCH LEGISLATION WILL BE ENACTED OR IF SO, WHAT THE ULTIMATE EFFECTIVE DATE WILL BE.

                                    EXHIBIT C

                 PRINCIPAL AND INTEREST ACCOUNT LETTER AGREEMENT

                                  June 27, 1996

               To:   First Union National Bank of North Carolina
                     One First Union Center, TW-19
                     Charlotte, N.C. 28288 (the "Depository")

               As "Servicer" under the Pooling and Servicing Agreement, dated as of May 31, 1996, The Money Store Asset Backed Certificates, Series 1996-B, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16 and Class R (the "Agreement"), we hereby authorize and request you to establish an account, as a Principal and Interest Account pursuant to Section 5.03 of the Agreement, to be designated as "The Money Store Inc., in trust for the registered holders of The Money Store Asset Backed Certificates, Series 1996-B, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16 and Class R, and various Mortgagors." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                                        The Money Store Inc.


 By:_________________________
                                                                Name:
                                                                Title:

                         The undersigned, as Depository, hereby certifies
that the above described account has been established under Account Number ________________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above. The amounts deposited at any time in the account will be insured to the maximum amount provided by applicable law by the Federal Deposit Insurance Corporation through the Bank Insurance Fund.


                                         First Union National Bank of
                                           North Carolina
                                         (Name of Depository)


                                         By:___________________________
                                            Name:
                                            Title:

                                    EXHIBIT D

                              RESALE CERTIFICATION


                              _______________, 19__





[Representative]
[Servicer]
[Trustee]
[Co-Trustee]
[Certificate Insurer]
[Certificate Registrar]



                Re: Class R Certificate issued under the Pooling and Servicing Agreement, The Money Store Asset Backed Certificates, Series 1996-B dated as of May 31, 1996, among The Bank of New York, as Trustee, The Money Store Inc. (the "Representative"), and CERTAIN SUBSIDIARIES OF THE REPRESENTATIVE

Dear Sirs:

               ___________________________________________ ("Seller") intends to transfer the captioned Certificate to _______________ ("Purchaser"), for registration in the name of _______________________.

               1. In connection with such transfer, and in accordance with
Section 4.02 of the captioned Agreement, Seller hereby certifies to you the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Certificate under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

               2. The Purchaser warrants and represents to, and covenants with, the Seller, the Trustee and the Servicer pursuant to Section 4.02 of the Pooling and Servicing Agreement that:

                    a. The Purchaser agrees to be bound, as Certifi- cateholder, by all of the terms, covenants and conditions of the Pooling and Servicing Agreement, the Certificate and the Custodial Agreement, and from and after the date hereof, the Purchaser assumes for the benefit of each of the Servicer and the Seller all of the Seller's obligations as Certificateholder thereunder;

                    b. The Purchaser understands that the Certificate has not been registered under the 1933 Act or the securities laws of any state;

                    c. The Purchaser is acquiring the Certificate for investment for its own account or the account of another qualified institutional buyer (within the meaning of Rule 144A) only and not for any other person;

                    d. The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Certificate;

                    e. The Purchaser has been furnished with all information regarding the Certificate that it has requested from the Seller, the Trustee or the Servicer; and

                    f. Neither the Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from, or otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with, any person (other than a qualified institutional buyer within the meaning of Rule 144A) in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Certificate under the 1933 Act or which would render the disposition of the Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Certificate.

               [The following is to be completed if transfer is being made pursuant to Rule 144A].

               3. The Purchaser understands and agrees with the Seller that the Seller is transferring the Certificate pursuant to the exemption from registration under the 1933 Act provided by Rule 144A thereunder ("Rule 144A") and the Purchaser hereby represents and warrants to the Seller, the Trustee and the Servicer that the Purchaser is a "qualified institutional buyer" as defined in Rule 144A because (i) the Purchaser owned and/or invested on a discretionary basis $_________* in securities (except for the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Purchaser satisfies the criteria in the category marked below.

[    ]    CORPORATION, ETC. The Purchaser is a corporation other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

[    ]    BANK. The Purchaser (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
          (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

[   ]     SAVINGS AND LOAN. The Purchaser (a) is a savings and loan
          association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

[   ]     BROKER-DEALER. The Purchaser is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934.

[   ]     INSURANCE COMPANY. The Purchaser is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

               The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Purchaser, (ii) securities that are part of an unsold allotment to or subscription by the Purchaser (if the Purchaser is a dealer), (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participation, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

               For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser used the cost of such securities to the Purchaser and did not include any of the securities referred to in the preceding paragraph.

               Further, in determining such aggregate amount, the Purchaser may have included securities owned by subsidiaries of the Purchaser, but only if such subsidiaries are consolidated with the Purchaser in its financial statements prepared in accordance with generally accepted accounting principles and if the investment of such subsidiaries are managed under the Purchaser's direction. However, such securities were not included if the Purchaser is a majority owned, consolidated subsidiary of another enterprise and the Purchaser is not itself a reporting company under the Securities Exchange Act of 1934.

               The Purchaser acknowledges that it is familiar with Rule 144A and understands that you are and will continue to rely on the statements made herein.

               The Purchaser agrees to notify you of any changes in the information and conclusions herein. Until such notice is given to you, the Purchaser's purchase of the Certificate will constitute a reaffirmation of the foregoing certifications and acknowledgments as of the date of such purchase.

               Further, if the Purchaser is a bank or savings and loan as provided above, the Purchaser agrees that it will furnish the Seller with updated annual financial statements promptly after they become available.

               4. The Purchaser warrants and represents to, and covenants with, the Seller, the Servicer, the Trustee and the Representative that:

                    a. The Purchaser agrees to be bound, as Certifi- cateholder, by the restrictions on transfer contained in the Pooling and Servicing Agreement; and

                    b. Either: (1) the Purchaser is not an employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), ("Plan") or a plan within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code") (also a "Plan"), and the Purchaser is not directly or indirectly purchasing the Certificates on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan; or (2) Purchaser shall deliver the opinion of counsel required pursuant to Section 4.02(c) of the Pooling and Servicing Agreement.

               5. This Certification may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

               IN WITNESS WHEREOF, the parties have caused this Resale Certification to be executed by their duly authorized officers as of the date first above written.


______________________________,          _____________________________________,
Seller                                   Purchaser


By:____________________________           By:__________________________________
Its:___________________________           Its:_________________________________

Taxpayer                                  Taxpayer
Identification No._____________           Identification No.___________________

     --------

* The Purchaser must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                    EXHIBIT E

                                   ASSIGNMENT

               THIS ASSIGNMENT dated as of the ____ day of __________, 19__, by and between _________________________, ("Assignor") and
_________________________ ("Assignee"), provides:

               That for and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

               1. Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Certificateholder, in, to and under that certain Pooling and Servicing Agreement, The Money Store Asset Backed Certificates, Series 1996-B, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16 and Class R (the "Pooling and Servicing Agreement"), dated as of May 31, 1996 by and among The Bank of New York, as Trustee ("Trustee") and The Money Store Inc., as Representative, Servicer and Claims Administrator, and the Originators, and that certain Certificate, Class R No. __ Series 1996-B (the "Certificate") issued thereunder by the Servicer.

               2. For the purpose of inducing Assignee to purchase the Certificate from Assignor, Assignor warrants and represents that:

               a. Assignor is the lawful owner of the Certifi- cate with the full right to transfer the Certificate free from any and all claims and encumbrances whatsoever;

               b. The Assignor has not received notice, and has no knowledge, of any offsets, counterclaims or other defenses available to the Servicer with respect to the Pooling and Servicing Agreement or the Certificate; and

               c. The Assignor has no knowledge of and has not received notice of any amendments to the Pooling and Servicing Agreement or the Certificate.

               3. By execution hereof Assignee agrees to be bound, as Certificateholder, by all of the terms, covenants and conditions of the Pooling and Servicing Agreement, and the Certificate and from and after the date hereof Assignee assumes for the benefit of each of the Servicer, the Representative, the Trustee and the Assignor all of Assignor's obligations as Certificateholder thereunder.

               4. The Assignee warrants and represents to, and covenants with, the Assignor, the Representative and the Servicer that:

               a. The Assignee agrees to be bound, as Certificateholder, by the restrictions on transfer contained in the Pooling and Servicing Agreement; and

               b. Either: (1) the Assignee is not an employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), ("Plan") or a plan within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code") (also a "Plan"), and the Assignee is not directly or indirectly purchasing the Certificates on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan; or (2) Assignee shall deliver the opinion of counsel required pursuant to Section 4.02(c) of the Pooling and Servicing Agreement.

               5. This Assignment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

                WITNESS the following signatures.



________________________________     _________________________________________
By______________________________     By_______________________________________
  Its___________________________       Its____________________________________

Taxpayer                               Taxpayer
Identification No._____________        Identification No._____________________

                                  EXHIBIT E(1)

                            WIRING INSTRUCTIONS FORM


                                                          _______________, 19__


[Paying Agent]
[Trustee]
- ------------------------
- ------------------------

                Re: The Money Store Asset Backed Certificates, Series 1996-B [Class A-1][Class A-2][Class A-3][Class A-4][Class A-5][Class A-6][Class A-7] [Class A- 8][Class A-9][Class A-10][Class A-11][Class A- 12][Class A-13][Class A-14][Class A-15][Class A- 16][Class R], Number ___ Issued by The Money Store Inc., as Servicer

Dear Sir:

               In connection with the sale of the above-captioned Certificate by ___________________________________ to ____________________________________,
("Transferee") you, as Paying Agent with respect to the related Mortgages Loans, are instructed to make all remittances to Transferee as Certificateholder as of ____________, 19__ by wire transfer. For such wire transfer, the wiring instructions are as follows:

               ---------------------------
               ---------------------------
               ---------------------------



                                               --------------------------------
                                                          Transferee



Certificateholder's mailing address:


Name:

Address:

                                    EXHIBIT F

               FORM OF [TRUSTEE] [CUSTODIAN] INITIAL CERTIFICATION

                                     , 1996

MBIA Insurance Corporation
113 King Street
Armonk, New York  10504

The Money Store, Inc.
2840 Morris Avenue
Union, New Jersey  07083

TMS Special Holdings, Inc.
2840 Morris Avenue
Union, New Jersey  07083

Lehman Brothers Inc., as
  representative of the Underwriters
3 World Financial Center
New York, New York  10285-1200

        Re:      Pooling and Servicing Agreement The Money Store
                 Asset Backed Certificates, Series 1996-B, dated as of May 31, 1996 among The Money Store Inc. as
                 Representative, Servicer and Claims
                 Administrator, the Originators and The Bank of New York, as TRUSTEE

Gentlemen:

                In accordance with Section 2.05 of the above-captioned Pooling and Servicing Agreement, the undersigned, as [Trustee] [Custodian], hereby certifies that, except as noted on the attachment hereto, if any (the "Loan Exception Report"), it has received an Assignment of Mortgage, or a certified copy thereof, and a Mortgage Note with respect to each [Initial] [Subsequent] [Mortgage Loan] [Pool III Mortgage Loan] listed in the Mortgage Loan Schedule and the documents contained therein appear to bear original signatures.

                The [Trustee] [Custodian] has made no independent examination of any such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The [Trustee] [Custodian] makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents or any of the [Mortgage Loans] [Pool III Mortgage Loans] identified on the Mortgage Loan Schedule, or
(ii) the collectability, insurability, effectiveness or suitability of any such [Mortgage Loan] [Pool III Mortgage Loan].

                Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                             [THE BANK OF NEW YORK,
                                               as Trustee]


                                             [FIRST TRUST NATIONAL ASSOCIATION,
                                               as Custodian]


                                             By:
                                             Name:
                                             Title:

                                   EXHIBIT F-1

               FORM OF [TRUSTEE] [CUSTODIAN] INTERIM CERTIFICATION



_______________, 1995


MBIA Insurance Corporation
113 King Street
Armonk, New York  10504

The Money Store Inc.
2840 Morris Avenue
Union, New Jersey  07083

TMS Special Holdings, Inc.
2840 Morris Avenue
Union, New Jersey  07083

Lehman Brothers Inc., as
  representative of the Underwriters
3 World Financial Center
New York, New York  10285-1200

      Re:      Pooling and Servicing Agreement The Money Store
               Asset Backed Certificates, Series 1996-B, dated as of May 31, 1996 among The Money Store Inc. as
               Representative, Servicer and Claims
               Administrator, the Originators and The Bank of New York, as
               TRUSTEE

Gentlemen:

               In accordance with Section 2.05 of the above-referenced Pooling and Servicing Agreement, the undersigned, as [Trustee] [Custodian], hereby certifies that as to each [Initial] [Subsequent] [Mortgage Loan] [Pool III Mortgage Loan] listed in the Mortgage Loan Schedule (other than any [Initial] [Subsequent] [Mortgage Loan] [Pool III Mortgage Loan] paid in full or any [Initial] [Subsequent] [Mortgage Loan] [Pool III Mortgage Loan] listed on the attachment hereto), it has reviewed the documents delivered to it pursuant to
Section 2.04 (other than items listed in Section 2.04(d)(ii)) of the Pooling and Servicing Agreement and has determined that (i) all such documents are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such [Mortgage Loan] [Pool III Mortgage Loan], (iii) based on its examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule respecting such [Initial] [Subsequent] [Mortgage Loan] [Pool III Mortgage Loan] is correct and (iv) each Mortgage Note has been endorsed as provided in Section 2.04 of the Pooling and Servicing Agreement. Further, [except for Mortgaged Properties relating to [Mortgage Loans] [Pool III Mortgage Loans] identified on the Mortgage Loan Schedule by an account number beginning with __________ or ________, each Mortgaged Property is a Residential Dwelling of the type set forth in the appraisal obtained in connection with the origination of the related [Mortgage Loan] [Pool III Mortgage Loan], and for each [Mortgage Loan] [Pool III Mortgage Loan] with an original principal balance in excess of $15,000 for which the documents in the possession of the [Trustee] [Custodian] indicate that the related Originator conducted a drive-by appraisal pursuant to FHLMC Form 704 or alternative FNMA Form in connection with originating such [Mortgage Loan] [Pool III Mortgage Loan], such [Mortgage Loan] [Pool III Mortgage Loan] (A) had an original principal balance not in excess of $35,000, and (B) has a Loan-to-Value Ratio less than 50% (based solely on the LTV included on the Mortgage Loan Schedule) and/or an appraisal on FNMA/FHLMC Form 1004 was performed by the related Originator within one year prior to the origination of such [Mortgage Loan] [Pool III Mortgage Loan]. The [Trustee] [Custodian] has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The [Trustee] [Custodian] makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the [Mortgage Loans] [Pool III Mortgage Loans] identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such [Mortgage Loan] [Pool III Mortgage Loan].

               Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                                   [THE BANK OF NEW YORK
                                     as Trustee]

                                   [FIRST TRUST NATIONAL ASSOCIATION,
                                     as Custodian]


                                   By:______________________________________
                                   Name:____________________________________
                                   Title:___________________________________

                                    EXHIBIT G

                FORM OF [TRUSTEE] [CUSTODIAN] FINAL CERTIFICATION

                                     [date]


[Certificate Insurer]


[Servicer]


[Certificateholders]


[Representative]


    Re:      Pooling and Servicing Agreement dated as of May
             31, 1996 among The Money Store Inc. as
             Representative, Servicer and Claims
             Administrator, the Originators and The Bank of New York, as Trustee, The Money Store Asset Backed
             CERTIFICATES, SERIES 1996-B

Gentlemen:

               In accordance with Section 2.05 of the above-captioned Pooling and Servicing Agreement, the undersigned, as [Trustee] [Custodian], hereby certifies that, except as noted on the attachment hereto, as to each [Mortgage Loan] [Pool III Mortgage Loan] listed in the Mortgage Loan Schedule (other than any [Mortgage Loan] [Pool III Mortgage Loan] paid in full or listed on the attachment hereto) it has reviewed the documents delivered to it pursuant to
Section 2.04 (other than items listed in Section 2.04(d)(ii)) of the Pooling and Servicing Agreement and has determined that (i) all such documents are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such [Mortgage Loan] [Pool III Mortgage Loan], (iii) based on its examination, and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule respecting such [Mortgage Loan] [Pool III Mortgage Loan] is correct and (iv) each Mortgage Note has been endorsed as provided in Section
2.04 of the Pooling and Servicing Agreement. Further, [except for Mortgaged Properties relating to [Mortgage Loans] [Pool III Mortgage Loans] identified on the Mortgage Loan Schedule by an account number beginning with _______ or _______,] each Mortgaged Property is a Residential Dwelling of the type set forth in the appraisal obtained in connection with the origination of the related [Mortgage Loan] [Pool III Mortgage Loan], and for each [Mortgage Loan] [Pool III Mortgage Loan] with an original principal balance in excess of $15,000 for which the documents in the possession of the [Trustee] [Custodian] indicate that the related Originator conducted a drive-by appraisal pursuant to FHLMC Form 704 or alternative FNMA Form in connection with originating such [Mortgage Loan] [Pool III Mortgage Loan], such [Mortgage Loan] [Pool III Mortgage Loan]
(A) had an original principal balance not in excess of $35,000, and (B) has a Loan-to-Value Ratio less than 50% (based solely on the LTV included on the Mortgage Loan Schedule) and/or an appraisal on FNMA/FHLMC Form 1004 was performed by the related Originator within one year prior to the origination of such [Mortgage Loan] [Pool III Mortgage Loan]. The [Trustee] [Custodian]has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The [Trustee] [Custodian]makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the [Mortgage Loans] [Pool III Mortgage Loans] identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such [Mortgage Loan] [Pool III Mortgage Loan].

               Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                                       [THE BANK OF NEW YORK
                                         as Trustee]

                                       [FIRST TRUST NATIONAL ASSOCIATION,
                                         as Custodian]

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                    EXHIBIT H

                          POOL I MORTGAGE LOAN SCHEDULE

                          [To Be Delivered to Trustee]

                                   EXHIBIT H-1

                         POOL II MORTGAGE LOAN SCHEDULE

                          [To Be Delivered to Trustee]

                                   EXHIBIT H-2

                         POOL III MORTGAGE LOAN SCHEDULE

                          [To Be Delivered to Co-Trustee]

                                   EXHIBIT H-3

                         POOL IV MORTGAGE LOAN SCHEDULE

                          [To Be Delivered to Trustee]

                                    EXHIBIT I

                               LIST OF ORIGINATORS




The Money Store/Minnesota Inc.
The Money Store/D.C. Inc.
The Money Store/Kentucky Inc.
The Money Store Home Equity Corp.
TMS Mortgage Inc.

                                    EXHIBIT J

                        REQUEST FOR RELEASE OF DOCUMENTS



To:  [Trustee]


     [Custodian]


           Re: Pooling and Servicing Agreement, The Money Store Asset Backed Certificates, Series 1996-B, dated as OF MAY 31, 1996


               In connection with the administration of the pool of Mortgage Loans held by you as [Trustee] [Custodian] for the Certificateholders, we request the release, and acknowledge receipt, of the (Trustee's Mortgage File/[specify document]) for the Mortgage Loan described below, for the reason indicated.

MORTGAGOR'S NAME, ADDRESS & ZIP CODE:


MORTGAGE LOAN NUMBER:


REASON FOR REQUESTING DOCUMENTS (check one)
____ 1.           Mortgage Loan Paid in Full
                   (Servicer hereby certifies that all amounts received in connection therewith have been credited to the Principal and Interest Account and remitted to the Trustee for deposit into the Certificate Account pursuant to the Pooling and Servicing Agreement.)

____ 2.           Mortgage Loan Liquidated
                    (Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Principal and Interest Account and remitted to the Trustee for deposit into the Certificate Account pursuant to the Pooling and Servicing Agreement.)

____ 3.           Mortgage Loan in Foreclosure

_____4. Mortgage Loan Purchased Pursuant to Section 11.01 of the Pooling and Servicing Agreement.

_____5.           Mortgage Loan Repurchased or Substituted Pursuant to
                  Article II or III of the Pooling and Servicing Agreement (Servicer hereby certifies that the repurchase price or Substitution Adjustment has been credited to the Principal and Interest Account and remitted to the Trustee for deposit into the Certificate Account pursuant to the Pooling and Servicing Agreement.)

____ 6.           Other (explain)  ____________________________
                                   ----------------------------

               If box 1 or 2 above is checked, and if all or part of the Trustee's Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

               If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as [Trustee] [Custodian], please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                                 THE MONEY STORE INC.


                                                 By:___________________________
                                                 Name:_________________________
                                                 Date:_________________________


Documents returned to [Trustee] [Custodian]:

- -------------------------------
    [Trustee] [Custodian]



By:____________________________
Date:__________________________

                                   EXHIBIT J-1

                       REQUEST FOR RELEASE OF DOCUMENTS OF
                           90 DAY DELINQUENT FHA LOANS



To:  [Custodian]



              Re: Pooling and Servicing Agreement, The Money Store Asset Backed Certificates, Series 1996-B, dated as OF MAY 31, 1996

               In connection with the administration of the pool of Mortgage Loans held by you as Custodian and agent for the Co-Trustee, we request the release, and acknowledge receipt, of the (Trustee's Mortgage File/[specify document]) for the 90 Day Delinquent FHA Loan described below, for the reason indicated.

MORTGAGOR'S NAME, ADDRESS & ZIP CODE:


MORTGAGE LOAN NUMBER:


                  Upon receipt of this request, please execute and deliver such 90 Day Delinquent FHA Loan to us.

                                             THE MONEY STORE INC.


                                             By:_______________________________
                                             Name:_____________________________
                                             Date:_____________________________


Documents returned to Custodian:

- -------------------------------
         Custodian



By:____________________________
Date:__________________________

                                    EXHIBIT K

                               TRANSFER AFFIDAVIT


STATE OF         )
                 : ss.:
COUNTY OF        )


               The undersigned, being first duly sworn, deposes and says as follows:

               1. The undersigned is a ____________________ of , the proposed transferee (the "Transferee") of a Percentage Interest in a Class R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, The Money Store Asset Backed Certificates, Series 1996-B, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16 and Class R, dated as of May 31, 1996, (the "Agreement") among The Money Store Inc., as Representative, servicer (the "Servicer") and claims administrator ("Claims Administrator"), the Originators and The Bank of New York, as Trustee. Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

               2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring its Percentage Interest in the Certificate either (i) for its own account or
(ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

               3. The Transferee has been advised of, and understands that (i) a tax will be imposed on transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

               4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass- through entity a Person that is not a Permitted Transferee is a record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

               5. The Transferee has reviewed the provisions of Section 4.02 of the Agreement (incorporated herein by reference) and understands the legal consequences of the acquisition of a Percentage Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 4.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

               6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to transfer its Percentage Interest in the Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer its Percentage Interest or cause any Percentage Interest to be transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate (a "Transfer Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the transfer is to be made is not a Permitted Transferee.

               7. The Transferee's taxpayer identification number is __________.

               8. Section references and defined terms not defined herein have the meanings ascribed thereto in the Agreement.

               IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this _____ day of __________, 19__.

                                            [NAME OF TRANSFEREE]


                                            By:_______________________________
                                               Name:
                                               Title:


[Corporate seal]

ATTEST:


- -------------------------
[Assistant] Secretary

               Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

               Subscribed and sworn before me this _____ day of __________, 19__


                                            ___________________________________
                                            NOTARY PUBLIC


                                            My Commission expires the
                                            ____ day of __________, 19__.

                                   EXHIBIT L-1
                    TO CERTIFICATE GUARANTY INSURANCE POLICY
                               NUMBER: ___________

                        NOTICE UNDER CERTIFICATE GUARANTY
                            INSURANCE POLICY NUMBER:

                                 FORM OF NOTICE

State Street Bank and Trust
  Company, N.A., as Fiscal Agent
  for MBIA Insurance Corporation
20 Exchange Place
New York, NY  10005
Attention:  Municipal Registrar and
            Paying Agency (16th Floor)

MBIA Insurance Corporation
113 King Street
Armonk, NY  10504

               The undersigned, a duly authorized officer of [Trustee], as trustee (the "Trustee"), hereby certifies to State Street Bank and Trust Company, N.A. (the "Fiscal Agent") and MBIA Insurance Corporation (the "Insurer"), with reference to Certificate Guaranty Insurance Policy Number:
_____________ (the "Policy") issued by the Insurer in respect of the $___________ The Money Store Asset Backed Certificates, Series 1996-B, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 (the "Obligations"), that:

               (i) the Trustee is the trustee under the Pooling and Servicing Agreement dated as of May 31, 1996, among The Money Store Inc., as Representative, Servicer and Claims Administrator, the Originators named therein and the Trustee, as trustee for the Owners;

               (ii) the Pool I Current Interest Requirement for the Remittance Date occurring on ____________________ (the "Applicable Remittance Date") is $_____________;

               (iii) the sum of (a) the Pool I Available Remittance Amount (including any amount transferred from the Spread Account to the Certificate Account pursuant to Section 6.01(a)(iii) of the Agreement and minus amounts withdrawn required to pay premiums to the Insurer),
          (b) the Monthly Excess Spread and (c) the Subordination Reduction Amount (the "Pool I Adjusted Available Remittance Amount") respecting the Applicable Remittance Date is $______________;

               (iv) the Subordination Deficit respecting the Applicable Remittance Date is $_______________;

               (v) the amount of any previously distributed Pool I Available Amount that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction (the "Preference Amount") is $______________;

               (vi) the amount by which the Pool I Current Interest Requirement exceeds the Pool I Adjusted Available Remittance Amount, plus any Subordination Deficit, plus any Preference Amount (the "Insured Payment") is $____________;

               (vii) the Trustee is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Payment set forth in (vi) above to be applied to the payment of the Remittance Amount for the Applicable Remittance Date in accordance with the Agreement;

               (viii) the Trustee directs that payment of the Insured Payment be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the
          Policy: [INSURANCE PAYING AGENT'S ACCOUNT].

               Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

               IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice under the Policy as of the _____ day of ____________, _____.


                                        [TRUSTEE]


                                        By_____________________________________
                                        Title__________________________________

                                   EXHIBIT L-2
                    TO CERTIFICATE GUARANTY INSURANCE POLICY
                               NUMBER: ___________

                        NOTICE UNDER CERTIFICATE GUARANTY
                            INSURANCE POLICY NUMBER:

                                 FORM OF NOTICE

State Street Bank and Trust
  Company, N.A., as Fiscal Agent
  for MBIA Insurance Corporation
20 Exchange Place
New York, NY  10005
Attention:  Municipal Registrar and
            Paying Agency (16th Floor)

MBIA Insurance Corporation
113 King Street
Armonk, NY  10504

               The undersigned, a duly authorized officer of [Trustee], as trustee (the "Trustee"), hereby certifies to State Street Bank and Trust Company, N.A. (the "Fiscal Agent") and MBIA Insurance Corporation (the "Insurer"), with reference to Certificate Guaranty Insurance Policy Number:
_____________ (the "Policy") issued by the Insurer in respect of the $_________ The Money Store Asset Backed Certificates, Series 1996-B, Class A-10 and Class A-11 (the "Obligations"), that:

               (i) the Trustee is the trustee under the Pooling and Servicing Agreement dated as of May 31, 1996, among The Money Store Inc., as Representative, Servicer and Claims Administrator, the Originators named therein and the Trustee, as trustee for the Owners;

               (ii) the Pool II Current Interest Requirement for the Remittance Date occurring on ____________________ (the "Applicable Remittance Date") is $_____________;

               (iii) the sum of (a) the Pool II Available Remittance Amount (including any amount transferred from the Spread Account to the Certificate Account pursuant to Section 6.01(a)(iii) of the Agreement and minus amounts withdrawn required to pay premiums to the Insurer),
          (b) the Monthly Excess Spread and (c) the Subordination Reduction Amount (the "Pool II Adjusted Available Remittance Amount") respecting the Applicable Remittance Date is $______________;

               (iv) the Subordination Deficit respecting the Applicable Remittance Date is $_______________;

               (v) the amount of any previously distributed Pool II Available Amount that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction (the "Preference Amount") is $______________;

               (vi) the Supplemental Interest Trust Deficiency Amount is $________________________;

               (vii) the amount by which the Pool II Current Interest Requirement exceeds the Pool II Adjusted Available Remittance Amount, plus any Subordination Deficit, plus any Preference Amount, plus any Supplemental Interest Trust Deficiency Amount (the "Insured Payment") is $____________;

               (viii) the Trustee is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Payment set forth in (vii) above to be applied to the payment of the Remittance Amount and, if applicable, Supplemental Interest Payments, for the Applicable Remittance Date in accordance with the Agreement;

               (xi) the Trustee directs that payment of the Insured Payment be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the
          Policy: [INSURANCE PAYING AGENT'S ACCOUNT].

               Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

               IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice under the Policy as of the _____ day of , ____.


                                          [TRUSTEE]


                                          By___________________________________
                                          Title________________________________

                                   EXHIBIT L-3
                    TO CERTIFICATE GUARANTY INSURANCE POLICY
                               NUMBER: ___________

                        NOTICE UNDER CERTIFICATE GUARANTY
                            INSURANCE POLICY NUMBER:

                                 FORM OF NOTICE

State Street Bank and Trust
  Company, N.A., as Fiscal Agent
  for MBIA Insurance Corporation
20 Exchange Place
New York, NY  10005
Attention:  Municipal Registrar and
            Paying Agency (16th Floor)

MBIA Insurance Corporation
113 King Street
Armonk, NY  10504

               The undersigned, a duly authorized officer of [Trustee], as trustee (the "Trustee"), hereby certifies to State Street Bank and Trust Company, N.A. (the "Fiscal Agent") and MBIA Insurance Corporation (the "Insurer"), with reference to Certificate Guaranty Insurance Policy Number:
_____________ (the "Policy") issued by the Insurer in respect of the $__________ The Money Store Asset Backed Certificates, Series 1996-B, Class A-12, Class A-13, Class A-14 and Class A-15 (the "Obligations"), that:.

               (i) the Trustee is the trustee under the Pooling and Servicing Agreement dated as of May 31, 1996, among The Money Store Inc., as Representative, Servicer and Claims Administrator, the Originators named therein and the Trustee, as trustee for the Owners;

               (ii) the Pool III Current Interest Requirement for the Remittance Date occurring on ____________________ (the "Applicable Remittance Date") is $_____________;

               (iii) the sum of (a) the Pool III Available Remittance Amount (including any amount transferred from the Spread Account to the Certificate Account pursuant to Section 6.01(a)(iii) of the Agreement and minus amounts withdrawn required to pay premiums to the Insurer and the FHA Premium), (b) the Monthly Excess Spread and (c) the Subordination Reduction Amount (the "Pool III Adjusted Available Remittance Amount") respecting the Applicable Remittance Date is $_______________;

               (iv) the Subordination Deficit respecting the Applicable Remittance Date is $_______________;

               (v) the amount of any previously distributed Pool III Available Amount that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction (the "Preference Amount") is $______________;

               (vi) the amount by which the Pool III Current Interest Requirement exceeds the Pool III Adjusted Available Remittance Amount, plus any Subordination Deficit, plus any Preference Amount (the "Insured Payment") is $____________;

               (vii) the Trustee is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Payment set forth in (vi) above to be applied to the payment of the Remittance Amount for the Applicable Remittance Date in accordance with the Agreement;

               (viii) the Trustee directs that payment of the Insured Payment be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the
          Policy: [INSURANCE PAYING AGENT'S ACCOUNT].

               Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

               IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice under the Policy as of the _____ day of __________________, ____.


                                              [TRUSTEE]


                                              By_______________________________
                                              Title____________________________

                                   EXHIBIT L-4
                    TO CERTIFICATE GUARANTY INSURANCE POLICY
                               NUMBER: ___________

                        NOTICE UNDER CERTIFICATE GUARANTY
                            INSURANCE POLICY NUMBER:

                                 FORM OF NOTICE

State Street Bank and Trust
  Company, N.A., as Fiscal Agent
  for MBIA Insurance Corporation
20 Exchange Place
New York, NY  10005
Attention:  Municipal Registrar and
            Paying Agency (16th Floor)

MBIA Insurance Corporation
113 King Street
Armonk, NY  10504

               The undersigned, a duly authorized officer of [Trustee], as trustee (the "Trustee"), hereby certifies to State Street Bank and Trust Company, N.A. (the "Fiscal Agent") and MBIA Insurance Corporation (the "Insurer"), with reference to Certificate Guaranty Insurance Policy Number:
_____________ (the "Policy") issued by the Insurer in respect of the $____________ The Money Store Asset Backed Certificates, Series 1996-B, Class A-16 (the "Obligations"), that:

               (i) the Trustee is the trustee under the Pooling and Servicing Agreement dated as of May 31, 1996, among The Money Store Inc., as Representative, Servicer and Claims Administrator, the Originators named therein and the Trustee, as trustee for the Owners;

               (ii) the Pool IV Current Interest Requirement for the Remittance Date occurring on ____________________ (the "Applicable Remittance Date") is $_____________;

               (iii) the sum of (a) the Pool IV Available Remittance Amount (including any amount transferred from the Spread Account to the Certificate Account pursuant to Section 6.01(a)(iii) of the Agreement and minus amounts withdrawn required to pay premiums to the Insurer),
          (b) the Monthly Excess Spread and (c) the Subordination Reduction Amount (the "Pool IV Adjusted Available Remittance Amount") respecting the Applicable Remittance Date is $______________;

               (iv) the Subordination Deficit respecting the Applicable Remittance Date is $_______________;

               (v) the amount of any previously distributed Pool IV Available Amount that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction (the "Preference Amount") is $______________;

               (vi) the amount by which the Pool IV Current Interest Requirement exceeds the Pool IV Adjusted Available Remittance Amount, plus any Subordination Deficit, plus any Preference Amount (the "Insured Payment") is $____________;

               (vii) the Trustee is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Payment set forth in (vi) above to be applied to the payment of the Remittance Amount for the Applicable Remittance Date in accordance with the Agreement;

               (viii) the Trustee directs that payment of the Insured Payment be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the
          Policy: [INSURANCE PAYING AGENT'S ACCOUNT].

               Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

               IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice under the Policy as of the _____ day of , ____.


                                             [TRUSTEE]


                                             By________________________________
                                             Title_____________________________

                                    EXHIBIT M

                               CUSTODIAL AGREEMENT

                             Dated __________, 1996


               THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee") and _______________________________, a
____________________________ (the "Custodian"), agree as follows:

               WHEREAS, the Trustee, the Originators and The Money Store Inc. ("The Money Store") have entered into a Pooling and Servicing Agreement dated as of May 31, 1996 relating to The Money Store Asset Backed Certificates, Series 1996-B, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16 and Class R, (the "Pooling Agreement"), the terms defined therein being used herein with the same meaning) pursuant to which the Originators transferred, assigned, set-over and otherwise conveyed to the Trustee, without recourse, all of the Originators' right, title and interest in and to the mortgage loans identified in Exhibits H, H-1, H-2 and H-3 to the Pooling Agreement (the "Mortgage Loans"); and

               WHEREAS, in connection with such transfer and assignment and pursuant to the Pooling Agreement, the Trustee holds, directly or pursuant to a custodial agreement, the Mortgage Files:

               WITNESSETH THAT:

               In consideration of the premises and of the mutual agreements herein contained, the Custodian and the Trustee agree as follows:

               1. APPOINTMENT AS CUSTODIAN; ACKNOWLEDGMENT OF Receipt. Subject to the terms and conditions herein, the Trustee hereby appoints the Custodian, and the Custodian hereby accepts such appointment, as its Custodian to maintain custody of the Trustee's Mortgage Files. The Custodian hereby acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans referred to in Section 2.04, except for the items referred to in Section 2.04(d)(ii), of the Pooling Agreement. The Trustee shall be liable for all of the Custodian's fees under this Agreement.

               2. MAINTENANCE OF OFFICE. The Custodian agrees to maintain each Trustee's Mortgage File identified in Section 2.04 of the Pooling Agreement, said Exhibit being incorporated herein by reference, at the office of the Custodian located at ________ ___________________ or at such other office of the Custodian in New York, New York as the Custodian shall designate from time to time after giving the Trustee 30 days' prior written notice.

               3. DUTIES OF CUSTODIAN. As Custodian, the Custodian shall have and perform the following powers and duties:

                    (a) SAFEKEEPING. To segregate the Trustee's Mortgage Files from all other mortgages and mortgage notes and similar records in its possession, to identify the Trustee's Mortgage Files as being held and to hold the Trustee's Mortgage Files for and on behalf of the Trustee for the benefit of all present and future Certificateholders, to maintain accurate records pertaining to each Mortgage Note and Mortgage in the Trustee's Mortgage Files as will enable the Trustee to comply with the terms and conditions of the Pooling Agreement, to maintain at all times a current inventory thereof and to conduct periodic physical inspections of the Trustee's Mortgage Files held by it under this Agreement in such a manner as shall enable the Trustee and the Custodian to verify the accuracy of such record-keeping, inventory and physical possession. The Custodian will promptly report to the Trustee any failure on its part to hold the Trustee's Mortgage Files as herein provided and promptly take appropriate action to remedy any such failure.

                    (b) RELEASE OF DOCUMENTS. To release any Mortgage Note and Mortgage in the Trustee's Mortgage Files as provided in the Pooling Agreement.

                    (c) ADMINISTRATION; REPORTS. In general, to attend to all non-discretionary details in connection with maintaining custody of the Trustee's Mortgage Files on behalf of the Trustee. In addition, the Custodian shall assist the Trustee generally in the preparation of reports to Certificateholders or to regulatory bodies to the extent necessitated by the Custodian's custody of the Trustee's Mortgage Files.

               4. ACCESS TO RECORDS. The Custodian shall permit the Trustee or its duly authorized representatives, attorneys or auditors and those persons permitted access pursuant to Section 5.13 of the Pooling Agreement to inspect the Trustee's Mortgage Files and the books and records maintained by the Custodian pursuant hereto at such times as they may reasonably request, subject only to compliance with the terms of the Pooling Agreement.

               5. INSTRUCTIONS; AUTHORITY TO ACT. The Custodian shall be deemed to have received proper instructions with respect to the Trustee's Mortgage Files upon its receipt of written instructions signed by a Responsible Officer of the Trustee. A certified copy of a resolution of the Board of Directors of the Trustee may be accepted by the Custodian as conclusive evidence of the authority of any such officer to act and may be considered as in full force and effect until receipt of written notice to the contrary by the Custodian from the Trustee. Such instructions may be general or specific in terms.

               6. INDEMNIFICATION BY THE CUSTODIAN. The Custodian agrees to indemnify the Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses, including attorneys' fees, of any kind whatsoever which may be imposed on, incurred by or asserted against the Trustee as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of the Trustee's Mortgage Files; provided, however, that the Custodian shall not be liable for any portion of any such amount resulting from the gross negligence or wilful misconduct of the Trustee.

               7. ADVICE OF COUNSEL. The Custodian and the Trustee further agree that the Custodian shall be entitled to rely and act upon advice of counsel with respect to its performance hereunder as Custodian and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of applicable Federal or State law. This paragraph shall not negate the Custodian's obligations under paragraph 6 above.

               8. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT, AND INTERPRETIVE AND ADDITIONAL PROVISIONS. This Agreement shall become effective as of the date hereof and shall continue in full force and effect until terminated as hereinafter provided, and may be amended at any time by mutual agreement of the parties hereto. This Agreement may be terminated by either party in a writing delivered or mailed, postage prepaid, to the other party, such termination to take effect no sooner than sixty (60) days after the date of such delivery or mailing. Concurrently with, or as soon as practicable after, the termination of this Agreement, the Custodian shall redeliver the Trustee's Mortgage Files to the Trustee at such place as the Trustee may reasonably designate. In connection with the administration of this Agreement, the Custodian and the Trustee may agree from time to time upon the interpretation of the provisions of this Agreement as may in their opinion by consistent with the general tenor and purposes of this Agreement, any such interpretation to be signed and annexed hereto.

               9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

               10. NOTICES. Notices and other writings shall be delivered or mailed, postage prepaid, to the Trustee at 101 Barclay Street, 12th Floor West, New York, New York 10286, Attention: Corporate Trust Administration - MBS, or to the Custodian at, _________________________________________, Attention:
__________; or to such other address as the Trustee or the Custodian may hereafter specify in writing. Notices or other writings shall be effective only upon actual receipt by the parties.

               11. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the Trustee and the Custodian and their respective successors and assigns. Concurrently with the appointment of a successor trustee as provided in Section 12.08 of the Pooling Agreement, the Trustee and the Custodian shall amend this Agreement to make said successor trustee the successor to the Trustee hereunder.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

                                            THE BANK OF NEW YORK
                                              as Trustee under the Pooling
                                              Agreement referred to above


                                            By:________________________________


                                            ________________________________, as
                                               Custodian


                                            By:_________________________________

                                   EXHIBIT M-1

                               CUSTODIAL AGREEMENT
           (The Money Store Asset Backed Certificates, Series 1996-B)


                              Dated: June 27, 1996


               FIRST BANK (N.A.), a national banking association headquartered in Milwaukee, Wisconsin, as co-trustee (the "Co-Trustee"), and FIRST TRUST NATIONAL ASSOCIATION, a national banking association headquartered in St. Paul, Minnesota, as custodian ("Custodian"), agree as follows:

               WHEREAS, the Trustee, the Originators and The Money Store Inc. ("The Money Store") have entered into a Pooling and Servicing Agreement dated as of May 31, 1996 (the "Pooling Agreement") relating to The Money Store Asset Backed Certificates, Series 1996-B, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16 and Class R, (the applicable provisions of which Pooling Agreement have been accepted and agreed to by the Co- Trustee and the Custodian in connection with The Pool III Mortgage Loans) pursuant to which the Originators transferred, assigned, set-over and otherwise conveyed to the Trustee (or, in connection with the Pool III Mortgage Loans, to the Co-Trustee), without recourse, all of the Originator's right, title and interest in and to the mortgage loans identified in Exhibits H, H-1, H-2, and H-3 to the Pooling Agreement, including the Pool III Mortgage Loans; and

               WHEREAS, the Co-Trustee wishes to appoint the Custodian to hold the Trustee's Mortgage Files relating to the Pool III Mortgage Loans as its custodian:

               WITNESSETH THAT:

               In consideration of the premises and of the mutual agreements herein contained, the Custodian and the Co-Trustee agree as follows:

               1. APPOINTMENT AS CUSTODIAN; ACKNOWLEDGEMENT OF RECEIPT. Subject to the terms and conditions herein, the Co-Trustee hereby appoints the Custodian, and the Custodian hereby accepts such appointment, as its custodian to maintain custody of the Trustee's Mortgage Loan Files relating to the Pool III Mortgage Loans. The Custodian hereby acknowledges that it has possession of the Trustee's Mortgages Files relating to the Pool III Mortgage Loans, except as noted on the document exception listing previously delivered to The Money Store or to be delivered to The Money Store and the Co-Trustee in accordance with the Pooling Agreement.

               2. CUSTODIAL ACCOUNT. The Custodian agrees to open a segregated custody account in the Co-Trustee's name with itself at its office in St. Paul, Minnesota or at such other of its offices in the State of Minnesota as shall from time to time be identified to the Co-Trustee upon 30 days' prior written notice, where the Trustee's Mortgage Files relating to the Pool III Mortgage Loans will be held on behalf of the Co-Trustee.

               3. DUTIES OF CUSTODIAN. As Custodian, the Custodian shall have and perform the following powers and duties:

               (a) SAFEKEEPING. The Custodian will hold the Trustee's Mortgage Files relating to the Pool III Mortgage Loans on behalf of the Co-Trustee. The Custodian will promptly report to the Co-Trustee any failure on its part to hold the Trustee's Mortgage Files relating to the Pool III Mortgage Loans as herein provided and promptly take appropriate action to remedy any such failure.

               (b) ACCESS TO TRUSTEE'S MORTGAGE FILES. The Custodian will, subject to security requirements of the Custodian applicable to its own employees having access to similar records held by the Custodian and such regulations as may be reasonably imposed by the Custodian, permit The Money Store, the Co-Trustee or the Servicer or any of their duly authorized representatives, attorneys or auditors to inspect the Trustee's Mortgage Files relating to the Pool III Mortgage Loans at such times as the Co-Trustee may reasonably request.

               (c) RELEASE OF DOCUMENTS. The Custodian will release any Pool III Mortgage Loan to the Servicer for servicing by the Servicer or to The Money Store for purchase by The Money Store, all as provided in the Pooling Agreement.

               (d) ADMINISTRATION; REPORTS. The Custodian will, in general, attend to all non-discretionary details in connection with maintaining custody of the Trustee's Mortgage Files relating to the Pool III Mortgage Loans on behalf of the Co-Trustee. In addition, the Custodian shall assist The Money Store, the Co- Trustee and the Servicer generally in the preparation of routine reports to Certificateholders or to regulatory bodies, if any, to the extent necessitated by the Custodian's custody of the Trustee's Mortgage Files relating to the Pool III Mortgage Loans.

               4. INSTRUCTIONS; AUTHORITY TO ACT. The Custodian shall be deemed to have received proper instructions with respect to the Trustee's Mortgage Files relating to the Pool III Mortgage Loans upon its receipt of written instructions signed by a Responsible Officer of the Co-Trustee. A certified copy of a resolution of the Board of Directors of the Co-Trustee may be received and accepted by the Custodian as conclusive evidence of the authority of any such officer to act and may be considered as in full force and effect until receipt of written notice to the contrary by the Co-Trustee. Such instructions may be general or specific in terms.

               5. CUSTODIAL FEE. For its services under this Agreement, the Custodian shall be entitled to reasonable compensation out of the Co-Trustee's fees received pursuant to the Pooling Agreement.

               6. INDEMNIFICATION BY THE CUSTODIAN. The Custodian agrees to indemnify the Co-Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses, including attorneys' fees, of any kind whatsoever which may be imposed on, incurred by or asserted against the Co-Trustee as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of the Trustee's Mortgage Files relating to the Pool III Mortgage Loans; provided, however, that the Custodian shall not be liable for any portion of any such liabilities, obligations, losses, damages, payments or costs due to the misconduct of the Co-Trustee.

               7. ADVICE OF COUNSEL. The Custodian and the Co-Trustee further agree that the Custodian shall be entitled to rely and act upon advice of counsel with respect to its performance hereunder as Custodian and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of applicable Federal or State law.

               8. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT, AND INTERPRETIVE AND ADDITIONAL PROVISIONS. This Agreement shall become effective as of the date hereof and shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by the Co-Trustee in a writing delivered or mailed to the Custodian and The Money Store, postage prepaid, such termination to take effect no sooner than sixty (60) days after the date of such delivery or mailing. Concurrently with, or as soon as practicable after any such termination, the Custodian shall assemble the Trustee's Mortgage Files relating to the Pool III Mortgage Loans and return them to the Co-Trustee at such place as the Co-Trustee may reasonably designate. In connection with the administration of this Agreement, the Custodian and the Co-Trustee may agree from time to time upon the interpretation of the provisions of this Agreement as may in their joint opinion be consistent with the general tenor and purposes of this Agreement, any such interpretation to be signed by all parties and annexed hereto.

               9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

               10. NOTICES. Notices and other writings shall be delivered or mailed, postage prepaid, to the Co-Trustee at First Bank (N.A.), 201 West Wisconsin Avenue, Milwaukee, Wisconsin, Attn: Corporate Trust Department, or to the Custodian at First Trust National Association, 180 East Fifth Street, St. Paul, Minnesota 55101, Attention: Barbara K. Armstrong, or to such other address as the Co-Trustee or the Custodian may hereafter specify in writing, shall be conclusively presumed to have been duly given hereunder to the respective party, whether or not such party receives such notice.

               11. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the Co-Trustee and the Custodian and their respective successors and assigns. Concurrently with the appointment of a successor co-trustee as provided in the Pooling Agreement, the Co-Trustee and the Custodian shall amend this Agreement to make said successor co-trustee the successor to the Co-Trustee hereunder.

               12. TERMS. Capitalized terms not otherwise defined in this Agreement shall have the respective meanings given to them in the Pooling Agreement.

                                            FIRST BANK (N.A.),
                                              as Co-Trustee under the Pooling
                                              Agreement referred to above


                                            By:_____________________________
                                            Its:____________________________

                                            By:_____________________________
                                            Its:____________________________


                                            FIRST TRUST NATIONAL ASSOCIATION
                                              as Custodian under the Pooling
                                              Agreement referred to above


                                            By:_____________________________
                                            Its:____________________________


                                            By:_____________________________
                                            Its:____________________________

                                    EXHIBIT N

                           FORM OF LIQUIDATION REPORT

Customer Name:
Account number:
Original Principal Balance:

1.   Liquidation Proceeds

        Principal Prepayment              $________
        Property Sale Proceeds             ________
        Insurance Proceeds                 ________
        Other (Itemize)                    ________

        Total Proceeds                                               $_______

2.   Servicing Advances                         $________
     Monthly Advances                            ________

         Total Advances                                              $_______

3.   Net Liquidation Proceeds                                        $_______
     (Line 1 minus Line 2)

4.   Principal Balance of the Mortgage
       Loan on date of liquidation                                    $_______

5.   Realized (Loss) or Gain                                          $_______
     (Line 3 minus Line 4)

                                    EXHIBIT O


FORM OF DELINQUENCY REPORT



DELINQUENCY AND FORECLOSURE INFORMATION


                                                                   REO                          FORECLOSURES
           OUTSTANDING       #                       # OF          # OF   OUTSTANDING        # OF    OUTSTANDING
INVESTOR   DOLLARS         ACCT   RANGES   AMOUNT   ACCTS.   PCT  ACCTS   DOLLARS       %    ACCTS    DOLLARS     %

           1 TO 29 DAYS
           30 TO 59 DAYS
           60 TO 89 DAYS

           90 AND OVER
           TOTALS

                                    EXHIBIT P


                                    [OMITTED]

                                    EXHIBIT Q

                                    [OMITTED]

                                    EXHIBIT R

                     SERVICER'S MONTHLY COMPUTER TAPE FORMAT


          The computer tape to be delivered to the Trustee pursuant to Section
6.10 shall contain the following information for each Mortgage Loan as of the related Record Date:

          1. Name of the Mortgagor, address of the Mortgaged Property and Account Number.

          2.   The LTV as of the origination date of the Mortgage Loan.

          3.   The Due Date.

          4.   The Mortgage Loan Original Principal Balance.

          5.   The Mortgage Interest Rate.

          6.   The Monthly Payment.

          7. The date on which the last payment was received and the amount of such payment segregated into the following categories; (a) total interest received (including Servicing Fee, Contingency Fee and Excess Spread); (b) Servicing Fee and Contingency Fee; (c) Excess Spread; (d) The amount equal to total interest received minus Servicing Fee, Contingency Fee and Excess Spread; (e) principal and Excess Payments received; (f) Curtailments received; and (g) Principal Prepayments received.

          8.   The Mortgage Loan Principal Balance.

          9.   The Mortgage Note maturity date.

          10. A "Delinquency Flag" noting that the Mortgage Loan is current or delinquent. If delinquent, state the date on which the last payment was received.

          11. A "Foreclosure Flag" noting that the Mortgage Loan is the subject of foreclosure proceedings.

          12.  An "REO Flag" noting that the Mortgage Loan is an REO Property.

          13. A "Liquidated Mortgage Loan Flag" noting that the Mortgage Loan is a Liquidated Mortgage Loan and the Net Liquidation Proceeds received in connection therewith.

          14.  Lifetime Cap.

          15.  Lifetime Floor.

          16.  Periodic Cap.

          17.  Net Funds Cap.

          18.  Any additional information reasonably requested by the Trustee.

                                    EXHIBIT S

                             SUB-SERVICING AGREEMENT

          THIS SUB-SERVICING AGREEMENT is made effective as of the ____ day of June 1996, by and between The Money Store Inc., a New Jersey corporation (the "Servicer") whose principal business address is 2840 Morris Avenue, Union, New Jersey 07083, and each of the entities listed on Schedule A hereto (each an "Originator", and collectively the "Originators").

                                    RECITALS

          1. Each Originator is a wholly-owned subsidiary of the Servicer.

          2. The Servicer, the Originators and The Bank of New York, as trustee (the "Trustee"), are parties to that certain Pooling and Servicing Agreement dated and effective as of May 31, 1996 (the "Pooling and Servicing Agreement").

          3. Pursuant to the terms of the Pooling and Servicing Agreement, each Originator has transferred those certain Mortgage Loans (as defined in the Pooling and Servicing Agreement) listed next to each Originator's name on Schedule B hereto to the Trustee or (in the case of the Pool III Loans Co-Trustee), for the benefit of Certificateholders (as defined in the Pooling and Servicing Agreement).

          4. The Originators desire to convey to the Servicer the right to service the Mortgage Loans. As authorized by the Pooling and Servicing Agreement, the Servicer desires to enter into a subservicing agreement with each Originator so that each Originator will perform subservicing functions for the Mortgage Loans transferred by it to the Trustee or (in the case of the Pool III Loans Co-Trustee), such subservicing functions to be rendered in compliance with the terms of the Pooling and Servicing Agreement.

          5. Each Originator desires to undertake such subservicing and supervision of the Mortgage Loans on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the agreements of the parties herein and other good and valuable consideration, the receipt and sufficiency of which each party hereby acknowledges, and in order in part to induce the Trustee to enter into the Pooling and Servicing Agreement and perform its obligations thereunder, the parties agree as follows:

          1. ASSIGNMENT OF SERVICING; SUBSERVICING AGREEMENT. Each Originator hereby assigns, transfers, conveys and sets over to the Servicer, its successors and assigns, all of such Originator's right, title and interest to service the Mortgage Loans listed next to such Originator's name on the schedule furnished by each Originator to the Servicer and dated the date hereof, to have and to hold such rights hereby assigned, conveyed and transferred to the Servicer, for its own use and benefit, and that of its successors and assigns, forever. In consideration of the foregoing assignment, the Servicer hereby appoints each Originator as subservicer with respect to the Mortgage Loans conveyed by each such Originator to the Trustee (or, in the case of the Pool III Loans, to the Co-Trustee), each such Originator to service and supervise such Mortgage Loans as provided for herein, such subservicing to commence on the effective date of this Agreement and to terminate as provided for herein. As compensation for such subservicing and supervision, each Originator shall be entitled to an annual fee for each Mortgage Loan serviced, such fee to be computed and paid as set forth on Schedule B hereto. Each Originator, as contract subservicer, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Originator may deem necessary or desirable; PROVIDED, HOWEVER, that each Originator shall conduct its servicing activities (i) in compliance with and pursuant to the servicing requirements set out in the Pooling and Servicing Agreement, as such requirements relate to subservicing rendered thereunder, and (ii) to the extent not inconsistent with such Originator's obligations as an authorized subservicer under the Pooling and Servicing Agreement, (x) in accordance with the provisions of Section 3 hereof and (y) otherwise in accordance with the standards and requirements set forth on Schedule C hereto and subject to applicable Federal, state and local laws and regulations. On or after the date hereof, each Originator shall deliver such appropriately executed and authenticated instruments of sale, assignment, transfer and conveyance to the Servicer, if any, including limited powers of attorney, as the Servicer or its counsel determine to be reasonable in order to accomplish the transfer to the Servicer of such Originator's rights with respect to the servicing.

          2. REPRESENTATIONS AND WARRANTIES. Each Originator represents and warrants as follows:

          2.1 Such Originator is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Originator is and at all relevant times has been properly licensed and qualified to transact business in all appropriate jurisdictions, to conduct all activities performed with respect to origination and servicing of the Mortgage Loans and is in good standing in each jurisdiction in which the failure to be in such good standing would have a material, adverse effect on the consummation of the transactions contemplated hereby.

          2.2 Originator has all requisite corporate power, authority and capacity to enter into this Agreement and to perform the obligations required of it hereunder. The execution and delivery of this Agreement by the Originator, and the consummation of the transactions contemplated hereby, have each been duly and validly authorized by all necessary corporate action. This Agreement constitutes the valid and legally binding agreement of Originator enforceable in accordance with its terms, and no offset, counterclaim or defense exists to the full performance of this Agreement, subject to laws respecting bankruptcy, receivership, insolvency and other laws affecting creditors' rights generally.

          2.3 The execution, delivery and performance of this Agreement by Originator, its compliance with the terms hereof and consummation of the transactions contemplated will not violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under its certificate of incorporation, bylaws, or any instrument or agreement to which it is a party or by which it is bound or which affects the servicing conveyed hereunder.

          2.4 Such Originator is the lawful owner of the servicing, has the sole right and authority to transfer the servicing as contemplated hereby, and is not contractually obligated to sell the servicing to any other party. The transfer, assignment and delivery of the servicing in accordance with the terms and conditions of this Agreement shall vest in the Servicer all rights as servicer free and clear of any and all claims, charges, defenses, offsets and encumbrances of any kind or nature whatsoever, including but not limited to those of Originator.

          2.5 With respect to each individual Mortgage Loan for which servicing rights are assigned hereunder, such Originator makes to the Servicer those representations and warranties that are contained in Section 3.02 of the Pooling and Servicing Agreement.

          3. ORIGINATOR'S DUTIES. Until the principal, interest and any other amounts due on each Mortgage Loan are paid in full, each Originator shall:

               A. Proceed diligently to collect all payments due under the terms of each Mortgage Loan as they become due.

               B. Keep a complete and accurate account of and properly apply all sums collected by it from the mortgagor on account of each such Mortgage Loan for principal and interest, and upon request, furnish evidence acceptable to the Servicer of all expenditures for taxes, assessments and other public charges and hazard insurance premiums. In the event any Mortgagor fails to make a payment to an Originator required to be made under the terms of any such Mortgage Loan, such Originator will notify the Servicer of such fact within 20 days after the same shall have become due and payable.

               C. Deposit all funds received in respect of each Mortgage Loan in an account in an institution the accounts of which are insured by an agency of the United States government. Unless directed otherwise by the Servicer such account shall be held by a Originator, which shall maintain or shall cause to be maintained detailed records to show the respective interest of each individual mortgagor in the account.

               D. Pay into the related Principal and Interest Accounts (as defined in the Pooling and Servicing Agreement) all amounts of principal and interest collected under the Mortgage Loans.

               E. Submit to the Servicer at least annually an accounting of the balances in each such account, if any.

               F. Perform such other customary duties, furnish such other reports and execute such other documents in connection with its duties hereunder as the Servicer from time to time reasonably may require.

          4. ADVANCES BY ORIGINATOR. In the event an Originator, on behalf of the Servicer, makes any advance of principal and/or interest to the holder of a mortgage serviced hereunder before such Originator has received the applicable mortgage payment from any mortgagor, or makes any other advance to protect the security of a mortgage or otherwise (including but not limited to property taxes, special assessments, and hazard insurance premiums), EXCEPT advances related to foreclosure or real estate owned losses (which are covered by Section
8), then the Servicer, promptly upon being billed therefore, shall, at its option, either (i) reimburse such Originator the full amount of all such advances, (ii) credit such amount as a set-off against amounts such Originator may then owe to the Servicer pursuant to this Agreement, (iii) use a combination of such reimbursement and crediting to fully discharge such amount or (iv) forego such reimbursement or crediting with respect to all or a portion of such amount, in which case the amount not reimbursed or offset shall be deemed currently due and payable and, until paid to such Originator, shall bear interest on the average monthly balance thereof at the underlying Mortgage Loan Rate.

          5. ORIGINATOR'S RECORDS; MONITORING OF PROPERTY. Each Originator will during regular business hours make all of its records and files relating to Mortgage Loans covered by this Agreement available for inspection by the Servicer and its authorized agents. In addition, an Originator will use ordinary diligence to ascertain, and will forthwith notify the Servicer of any of the following which might come to the attention of such Originator:

               A. The vacating of or any change in the occupancy of any premises securing a mortgage.

               B. The sale or transfer of any such premises.

               C. The death, bankruptcy, insolvency or other disability of a mortgagor which might impair ability to repay the Mortgage Loan.

               D. Any loss or damage in excess of $10,000 to any such premises, in which event, in addition to notifying the Servicer, an Originator shall see to it that the insurance companies concerned are promptly notified. For losses or damages of $10,000 or less, the Servicer hereby authorizes an Originator to endorse insurance checks or drafts on behalf of the Servicer. For losses or damages in excess of $10,000, an Originator shall make a report to the Servicer and the Servicer retains the right to endorse any insurance drafts related to such loss or damage.

               E. Any lack of repair or any other deterioration or waste suffered or committed in respect to the premises covered by any mortgage.

It is understood and agreed, however, that no notice need be given to the Servicer of any facts other than those of which an Originator has actual notice, or those of which an Originator would, except for its negligence, have had actual notice.

          6. NO WAIVER, RELEASE OR CONSENT BY ORIGINATOR. An Originator will not waive, modify, release or consent to postponement on the part of the mortgagor of any term or provision of any Mortgage Loan without the consent of the Servicer.

          7. HAZARD INSURANCE. An Originator shall cause to be maintained such fire and hazard insurance as shall be requested by the Servicer pursuant to Sections 5.07 and 5.08 of the Pooling and Servicing Agreement.

          8. FORECLOSURE AND REAL ESTATE OWNED. An Originator will assist in the foreclosure or other acquisition of the property securing any Mortgage Loan and the transfer of such property, pursuant to instruction of the Servicer given under Section 5.10 of the Pooling and Servicing Agreement.

          9. TERM; TERMINATION. This Agreement shall commence on the date hereof and shall, subject to earlier termination pursuant to the provisions of this
Section 9, terminate upon the termination of the Pooling and Servicing Agreement. This Agreement may be cancelled and terminated (i) at any time hereunder by the Servicer on 10 days notice to an Originator, or (ii) by the Trustee or the Co-Trustee on notice to an Originator, at any time after the Trustee or the Co-Trustee, as the case may be, shall have become the successor servicer with respect to the Mortgage Loans or Pool III Loans, as the case may be, pursuant to Sections 10.01 and 10.02 of the Pooling and Servicing Agreement. In addition, this Agreement may be cancelled and terminated by the Servicer, by notice to an Originator, if:

               A. An Originator fails in a material respect to perform its obligations hereunder and (i) does not cure or rectify such failure within 45 days or, (ii) if the character of such cure or rectification is such that it cannot reasonably be effected within 45 days, does not commence such cure or rectification within 45 days and complete the same within a commercially reasonable time thereafter, given the circumstances.

               B. An Originator becomes insolvent or bankrupt or is placed under conservatorship or receivership.

               C. An Originator assigns or attempts to assign its rights and obligations hereunder, without written consent of the Servicer, provided that any assignment, transfer or other conveyance of an Originator's rights and obligations hereunder that occurs as a result of a merger, consolidation, reorganization, name change or acquisition of or involving an Originator shall not be construed as an assignment (or attempted assignment) under the provisions of this Section 9.C.

Upon termination of this Agreement, an Originator will account for and turn over to the Servicer all funds collected under each Mortgage Loan for which said termination is effective, less only the compensation, fees and reimbursements then due an Originator, and will deliver to the Servicer or its designee all records and documents relating to each such mortgage.

          10. COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Each Originator will comply with, and will use all reasonable efforts to cause each Mortgagor to comply with, all applicable state and federal rules and regulations or requirements including those requiring the giving of notices.

          11. FIDELITY, ERRORS AND OMISSIONS INSURANCE, ETC. Each Originator agrees to be responsible, at no expense to the Servicer, for seeing to it that at all times, while this Agreement is in force, policies of fidelity, fire, and extended coverage, theft, forgery, and errors and omissions insurance are maintained in conformity with the Pooling and Servicing Agreement. Each Originator will, without demand therefore, provide the Servicer annually, on a date agreeable to the Servicer, a certificate or binder of insurance delineating the various types of insurance carried by such Originator.

          12. MISCELLANEOUS. This document contains the entire agreement between the parties hereto and cannot be modified in any respect except by an amendment in writing signed by each party. The invalidity of any portion of this Agreement shall in no way affect the balance thereof. Any notice permitted or required hereunder shall be in writing and shall be deemed given when hand delivered to an officer or authorized agent of, or when mailed, registered or certified mail, postage prepaid, to Servicer or an Originator at the address of the Servicer set forth above. The captions and headings used in this Agreement are for convenience only, and do not define or limit the terms and provisions of this Agreement. Notwithstanding any provision in this Agreement to the contrary, nothing contained herein shall be deemed an attempt to assign or an assignment of any servicing rights by an Originator to the Servicer if an attempted assignment of the same without the consent of any agency or instrumentality of the United States or a state thereof (a "Regulatory Authority") with jurisdiction over such assignment would constitute a breach of an applicable regulatory requirement or agreement between an Originator and such Regulatory Authority unless and until such consent shall have been obtained. In the event the consent of any Regulatory Authority is required to authorize the conveyance of any or all of the servicing to be conveyed hereunder and such consent shall not have been granted prior to the occurrence of an Event of Default under
Section 10.01 of the Pooling and Servicing Agreement, then upon the occurrence of an Event of Default, each Originator shall enter into an agreement with the Trustee (or, in the case of the Pool III Loans, the Co-Trustee), which agreement shall be in form and substance satisfactory to the Trustee (or, in the case of the Pool III Loans, the Co-Trustee) and its counsel, which recognizes the Trustee (or, in the case of the Pool III Loans, the Co-Trustee) as the successor servicer of the Mortgage Loans as provided for by such Section 10.01, and shall continue to subservice the Mortgage Loans or shall convey such subservicing at the election and upon the direction of the Trustee (or, in the case of the Pool III Loans, the Co-Trustee).

          IN WITNESS WHEREOF, each party has caused this instrument to be signed in its corporate name on its behalf by its proper officials duly authorized as of the day and year first above written.

                                     SERVICER:

ATTEST:                              The Money Store Inc.

By: ______________________           By: ______________________________
    Philip Arem                          Morton Dear
    Assistant Secretary                  Executive Vice President

                                     ORIGINATORS:

                                     The Money Store/Minnesota Inc.
                                     The Money Store/D.C. Inc.
                                     The Money Store/Kentucky Inc.
                                     The Money Store Home Equity Corp.
                                     TMS Mortgage Inc.


ATTEST:

By: _______________________          By: ______________________________
    Philip Arem                          Morton Dear
    Assistant Secretary                  Executive Vice President

                                   SCHEDULE A


The Money Store/Minnesota Inc.
The Money Store/D.C. Inc.
The Money Store/Kentucky Inc.
The Money Store Home Equity Corp.
TMS Mortgage Inc.

                                   SCHEDULE B



          Each Originator shall receive 25 basis points as compensation for servicing hereunder as well as other servicing fees as permitted.

ORIGINATORS                                         MORTGAGE LOANS TRANSFERRED

The Money Store/Minnesota Inc.
The Money Store/D.C. Inc.
The Money Store/Kentucky Inc.
The Money Store Home Equity Corp.
TMS Mortgage Inc.

                                   SCHEDULE C



1. Make telephone contact with any Mortgagor whose account is either a first payment default or delinquent 9-29 days.

2.   Confirm telephone contacts as necessary.

3.   Contact, in writing, each Mortgagor who can not be contacted.

4.   Send a "default" letter to any Mortgagor who is 30 days delinquent.

5.   Commence foreclosure proceedings after 60 days delinquency.

6. Obtain legal counsel where appropriate including in foreclosure matter commenced by prior lienholders and bankruptcy matters.

7.   Monitor all outside counsel and proceedings.

8.   Monitor loans for continuing performance.